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GIBSON ENERGY HOLDING ULC

As filed with the Securities and Exchange Commission on April 26, 2010

Registration No. 333-164885

AMENDMENT NO. 1
TO
FORM F-4
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Gibson Energy ULC (Exact name of registrant as specified in its charter)	GEP Midstream Finance Corp. (Exact name of registrant guarantor as specified in its charter)

Alberta (State or other jurisdiction of incorporation)	1389 (Primary Standard Industrial Classification Code Number)	98-0615355 (I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

1700, 440-2nd Ave S.W.
Calgary, Alberta T2P 5E9
Canada
Tel: +1.403.206.4000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, NY 10011
Tel: +1. 212.894.8641
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Marc D. Jaffe, Esq.
Patrick H. Shannon, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Tel: +1.212.906.1200

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this Registration Statement is declared effective.

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer).    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer).    ☐

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Gibson Energy (U.S.) Inc.	Delaware	1389	71-1012012	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Link Petroleum, Inc.	Washington	1389	98-0156853	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Gibson Energy Holding ULC	Alberta	1389	98-0630747	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Moose Jaw Refinery Partnership	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Moose Jaw Refinery ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Canwest Propane Partnership	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Canwest Propane ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
MP Energy Partnership	Alberta	1389	98-0569218	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
MP Energy ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Gibson Energy Partnership	Alberta	1389	98-0615168	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
GEP ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Link Petroleum Services Ltd.	British Columbia	1389	98-0151585	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Chief Hauling Contractors ULC	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Gibson GCC Inc.	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Battle River Terminal LP	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Battle River Terminal GP Inc.	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Bridge Creek Trucking Ltd.	Saskatchewan	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Johnstone Tank Trucking Ltd.	Saskatchewan	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Aarcam Propane & Construction Heat Ltd.	Alberta	1389	Not applicable	1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000
Gibson (U.S.) Acquisitionco Corp.	Delaware	1389		1700, 440-2nd Ave S.W. Calgary, Alberta T2P 5E9 Canada Tel: +1.403.206.4000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2010

PRELIMINARY PROSPECTUS

Gibson Energy ULC
GEP Midstream Finance Corp.

OFFER TO EXCHANGE

         Up to U.S.$560,000,000 aggregate principal amount of 11.75% First Lien Senior Secured Notes due 2014 issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding 11.75% First Lien Senior Secured Notes due 2014 (CUSIP Nos. 374826AA3 and C39288AA0) issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer.

         Up to U.S.$200,000,000 aggregate principal amount of 10.00% Senior Notes due 2018 issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding 10.00% Senior Notes due 2018 (CUSIP Nos. 374826AB1 and C39288AB8) issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer.

         The exchange notes will be fully and unconditionally guaranteed by our parent company, Gibson Energy Holding ULC, and certain of our domestic and foreign subsidiaries.

         We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

         Terms of the Exchange Offer:

  •
  We will exchange all initial notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of initial notes at any time prior to the expiration date of the exchange offer.

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  The exchange offer expires at 5:00 p.m., New York City time, on                    , 2010, unless extended.

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  We will not receive any proceeds from the exchange offer.

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  We believe that the exchange of initial notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Non-residents of Canada will generally not be subject to Canadian federal income tax on a disposition of the initial notes. Accordingly, even if the exchange of the initial notes for exchange notes were a taxable event, Canadian federal income tax would not generally apply. See "Certain Canadian and United States Tax Considerations," which describes when a non-resident will be exempt from Canadian federal income tax with respect to the notes.

  •
  The terms of the exchange notes are substantially identical to the unregistered notes, except that the exchange notes have been registered under the Securities Act, and transfer restrictions and registration rights relating to the unregistered notes do not apply to the exchange notes.

         All untendered initial notes will continue to be subject to the restrictions on transfer set forth in the initial notes and in the applicable indentures. In general, the initial notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the initial notes under the Securities Act.

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for the initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         See "Risk Factors" beginning on page 25 for a discussion of certain risks that you should consider before participating in the exchange offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

         The date of this prospectus is                    , 2010.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

        Following the date of this prospectus, we will be subject to reporting obligations and any filings we make will be available via the website of the United States Securities and Exchange Commission, or SEC, at www.sec.gov. You can also obtain any filed documents regarding us without charge by written or oral request to:

Gibson Energy ULC
1700, 440-2nd Ave S.W.
Calgary, Alberta T2P 5E9
Canada
Attn. Mr. T. Murray Carey
General Counsel
Tel: +1.403.206.4000

        Please note that copies of documents provided to you will not include exhibits.

        In order to receive timely delivery of requested documents in advance of the expiration date of the exchange offer, you should make your request no later than                         , 2010, which is five business days before you must make a decision regarding the exchange offer.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any of these securities to any person in any jurisdiction where it is unlawful to make this type of an offer or solicitation.

ENFORCEMENT OF FOREIGN JUDGMENTS AND SERVICE OF PROCESS

        We and most of the guarantors are organized under the laws of Canadian jurisdictions. The majority of our and the guarantors' directors and officers named in this prospectus reside outside the United States. Because most of these persons may be located outside the United States, it may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because all or a substantial portion of our assets and the assets of these persons are located outside the United States. We have been advised by Bennett Jones LLP, our Canadian counsel, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible to enforce those actions against us or our directors and officers named in this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should," or "will" or the negative thereof or other variations thereon or comparable terminology. In particular, statements about (1) general market conditions, competition and pricing; and (2) our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this prospectus under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

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  certain risks are amplified by the current economic environment;

  •
  potential future acquisitions or investments in other companies may have a negative impact on our business;

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  we may not be successful in making acquisitions to grow our truck transportation and propane marketing and distribution segments;

i

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  our marketing activities expose us to price and market risks which could adversely impact our financial condition;

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  access to credit from our suppliers could be restricted;

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  we may not successfully balance our purchases and sales of natural gas, propane, crude oil and condensate, which would increase our exposure to commodity price risks;

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  our financial results depend on the demand for the petroleum products that we transport, store, sell and distribute;

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  some of our business segments are dependent on certain major customers, and a loss of one or more major customers could have a material adverse effect on segment profitability;

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  our expansion projects may not immediately produce operating cash flows and may exceed our cost estimates;

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  we face intense competition in all areas of our business and may not be able to successfully compete with our competitors, which could lead to lower levels of profits and reduce the amount of cash we generate;

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  we experience a high level of competition in our propane marketing and distribution segment from other propane retailers and from alternative energy sources and energy efficiency and technological advances;

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  our success depends on our ability to retain the current members of our senior management team and other key personnel;

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  a material decrease in the production of crude oil for oil fields served by our pipelines and terminals could materially reduce our revenues;

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  an impairment in the carrying value of goodwill or other assets could negatively affect our consolidated results of operations; and

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  other risks and uncertainties, including those listed under the caption "Risk Factors."

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. Readers are cautioned that the foregoing list of risk factors is not exhaustive and that the forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

PRESENTATION OF INFORMATION

Corporate Organization

  •
  The term "issuers" refers to Gibson Energy ULC, an Alberta unlimited liability corporation, and GEP Midstream Finance Corp., an Alberta corporation;

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  the term "Parent" refers to Gibson Energy Holding ULC, an Alberta unlimited liability corporation and the parent of the issuers, which is also a guarantor of the notes offered hereby, and its consolidated subsidiaries;

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  the terms "Gibson," "the Company," "we," "our," "us," or like terms refer to Gibson Energy Holding ULC and its subsidiaries;

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  the term "Predecessor" refers to Gibson Energy Holdings Inc. for periods prior to the Acquisition on December 12, 2008; and

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  the term "Successor" refers to Gibson Energy Holding ULC for periods subsequent to the Acquisition at the close of business on December 12, 2008.

Financial and Other Information

        Predecessor results for periods prior to the Acquisition on December 12, 2008 ("Predecessor") have been presented separately from Successor results subsequent to the Acquisition ("Successor"). To facilitate a discussion of certain results of operations across periods, we have combined certain Predecessor results with Successor results for the year ended December 31, 2008. The combined information does not comply with Canadian generally accepted accounting principles ("Canadian GAAP") or accounting principles generally accepted in the United States of America ("U.S. GAAP") and does not include the pro forma effects of the Transactions as if they had occurred on January 1, 2008.

        The financial statements included in this prospectus are presented in Canadian dollars. In this prospectus, references to $ and "dollars" are to Canadian dollars and references to "U.S.$" and "U.S. dollars" are to United States dollars. See "Currency Presentation and Exchange Rate Information."

        Our consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they pertain to us, see note 25 to our audited consolidated financial statements.

        This prospectus includes certain financial measures that do not comply with Canadian GAAP or U.S. GAAP, such as EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA. As used in the prospectus, EBITDA represents net income before deduction of amounts for interest expense, income taxes, depreciation and amortization. Pro Forma Adjusted EBITDA is presented because certain covenants in the indentures governing the notes offered hereby include a ratio based on this measure. Pro Forma Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Pro Forma Adjusted EBITDA is defined under the indentures as consolidated net income before interest expense, income taxes, depreciation and amortization; other non-cash expenses and charges deducted in determining consolidated net income, including movement in the unrealized gains and losses on financial instruments; stock based compensation; impairment of goodwill and intangible assets; and non-cash inventory writedowns. It also takes into account, among other things, the impact of the Refinancing and the 2010 Offering on our historical financial performance, the impact of realized and unrealized foreign exchange movements in our U.S. dollar-denominated long-term debt, management fees, the pro forma effect of certain acquisitions that took place subsequent to December 31, 2008 and other adjustments that are considered non-recurring in nature, based on definitions included in the indentures governing our notes. EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA are not measures of operating performance or liquidity under Canadian GAAP or U.S. GAAP. EBITDA, as used in this prospectus, is not necessarily comparable with similarly titled measures used by other companies. Management believes that EBITDA may be useful for potential purchasers of the notes in assessing our operating performance and as an indicator of our ability to service or incur indebtedness, make capital expenditures and finance working capital requirements. Pro Forma Adjusted EBITDA may not be comparable to such calculations used in debt covenants applicable to other companies. Refer to pages 22, 23 and 24 for a reconciliation of net income to EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA. The items excluded in determining EBITDA are significant in assessing our operating results and liquidity. Therefore, EBITDA should not be considered in isolation or as an alternative to cash from operating activities or other income or cash flow data prepared in accordance with Canadian GAAP or U.S. GAAP. See note 2 under "Summary—Summary Financial Data" and "Unaudited Pro Forma Condensed Consolidated Financial Information."

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        The following chart shows, for the period from January 1, 2005 through April 16, 2010, the period end, average, high and low noon buying rates in the City of New York for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York expressed as U.S. dollars per $1.00.

	U.S. dollars per $1.00
Period	High	Low	Period average	Period end
2005	0.8690	0.7872	0.8282	0.8579
2006	0.9100	0.8528	0.8847	0.8582
2007	1.0908	0.8374	0.9419	1.0120
2008	1.0162	0.7727	0.9399	0.8170
2009	0.9719	0.7695	0.8834	0.9559
September	0.9421	0.9042	0.9246	0.9329
October	0.9719	0.9223	0.9484	0.9288
November	0.9562	0.9309	0.9441	0.9461
December	0.9615	0.9334	0.9491	0.9559
2010
January	0.9747	0.9373	0.9582	0.9388
February	0.9598	0.9315	0.9460	0.9506
March	0.9891	0.9596	0.9777	0.9846
April (through April 16, 2010)	1.0040	0.9857	0.9961	0.9857

        The above rates may differ from the actual rates used in the preparation of the financial statements and other financial data appearing in this prospectus. Our inclusion of these exchange rates is not meant to suggest that the Canadian dollar amounts actually represent such U.S. dollar amounts or that such amounts could have been converted into U.S. dollars at any particular rate, if at all.

        Unless otherwise indicated, throughout this prospectus U.S. dollar amounts have been translated into Canadian dollar amounts based on the noon buying rate in the City of New York for cable transfers of Canadian dollars on December 31, 2009 of U.S.$0.9559 = $1.00, as published by the Federal Reserve Bank of New York. On April 16, 2010 the noon buying rate was U.S.$0.9857 = $1.00.

        Canada has no system of exchange controls. There are no Canadian exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities.

MARKET AND INDUSTRY DATA

        Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including the Energy Information Administration of the U.S. Department of Energy, the National Energy Board, Standard & Poor's, the Canadian Association of Petroleum Producers and the Oil and Gas Journal. Some data are also based on our good faith estimates, which are derived from our review of internal data and information, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

 WHERE YOU CAN OBTAIN MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to the exchange notes being offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made.

        We are not currently, and prior to the effectiveness under the Securities Act of a registration statement for an exchange offer for the unregistered notes, are not expected to be, required to file reports with the SEC for the unregistered notes or to deliver an annual report to holders of the unregistered notes under the Exchange Act. However, we will be subject to the disclosure obligations described in "Description of the Senior Secured Notes—Certain Covenants—Reports" and in "Description of the Senior Notes—Certain Covenants—Reports." Under these obligations, as long as the notes are outstanding, we will furnish you with certain annual and quarterly financial information and, for as long as the notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, we will furnish you, or any prospective purchaser of the exchange notes you designate, with the information required to be delivered by Rule 144A(d)(4) under the Securities Act when we receive a written request to do so from you. Written requests for the information should be addressed to Gibson Energy ULC, 1700, 440-2nd Ave S.W., Calgary, Alberta T2P 5E9, Canada, Attn. Mr. T. Murray Carey, General Counsel.

        As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act applicable to foreign private issuers and, in accordance therewith, will file reports and other information with the SEC. As a foreign private issuer, we are not subject to the proxy rules under Section 14 or the short-swing insider profit disclosure rules under Section 16 of the Exchange Act. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

v

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the risks discussed in the "Risk Factors" section and the historical financial statements and the notes thereto before making an investment decision. This summary may not contain all of the information that may be important to you. If you are not familiar with some of the oil and gas industry terms used in this memorandum, please refer to the "Glossary of Terms" included as Appendix A to this prospectus. On December 12, 2008, Gibson Acquisition ULC, an Alberta unlimited liability corporation ("Gibson AcquisitionCo"), an indirect wholly owned subsidiary of R/C Guitar Coöperatief U.A., a Dutch co-op ("Co-op") owned by investment funds affiliated with Riverstone Holdings LLC ("Riverstone" or the "Sponsor"), acquired all of the issued and outstanding Class A Common Shares and Class B Common Shares (the "Acquisition") of Gibson Energy Holdings Inc. Following the Acquisition, Gibson Energy Holdings Inc. was converted into an unlimited liability corporation and through several amalgamations, was amalgamated with Gibson AcquisitionCo to form the surviving amalgamated unlimited liability corporation, Gibson Energy ULC, a wholly owned subsidiary of Gibson Energy Holding ULC. See "The Transactions."

Gibson Energy

        We are one of the largest independent midstream energy companies in Canada and are engaged in the transportation, storage, blending, processing, marketing and distribution of crude oil, condensate, NGLs such as propane and butane, refined products and natural gas. This business is typically referred to as the midstream energy business. Through our extensive network of integrated assets in western Canada and the northern United States, we move hydrocarbon products to market utilizing our terminals, pipelines, tank storage and truck transportation fleet, which, in concert with processing, blending and marketing capabilities, provide valuable services to both producers and consumers. We participate across the full midstream energy value chain, from the producing regions in western Canada, through our strategically located terminals in Hardisty and Edmonton, to the refineries of North America via major pipelines serving the region. Having provided market access to the energy industry in western Canada over the last 56 years, we believe we are a critical component to the future development of the substantial resources in the Western Canadian Sedimentary Basin (the "WCSB"), one of the most hydrocarbon-rich regions in the world.

        Since 1953, we have consistently been a leader in the western Canadian midstream energy market, developing and maintaining strong relationships with the leading industry participants. Since that time, our business has grown by expanding both geographically and by diversifying our service offerings to meet new customer needs. From our inception until the Acquisition, we were controlled by Hunting Plc, a UK-based energy services company publicly listed on the London Stock Exchange. On December 12, 2008, we were acquired by investment funds controlled by Riverstone, an energy-focused private equity firm, for $1.3 billion.

        Our operations are primarily concentrated in the provinces of Alberta, British Columbia and Saskatchewan, as well as parts of the northern United States and are segmented into five different business units:

  •
  Terminals and Pipelines:  We provide tariff-based pipeline services and fee-based storage and terminalling services for crude oil, condensate and refined products, moving an average of over 284,000 barrels per day over the past five fiscal years. We own and operate 245 miles of pipeline, two major storage terminals strategically located at Edmonton and Hardisty, which are the principal hubs for moving oil products out of the WCSB, a fractionation plant at Hardisty and 11 custom blending terminals (of which seven have custom blending activities including the Edmonton South Terminal), all of which are strategically located throughout Alberta and Saskatchewan;

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  Truck Transportation:  We offer hauling services for crude, condensate, propane, butane, asphalt, methanol, sulfur, petroleum coke, gypsum and drilling fluids to oil and gas producers primarily in western Canada, moving over 223,000 boe per day;

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  Propane Marketing and Distribution:  We are the second largest retail propane distribution company in Canada via our Canwest subsidiary, selling over 61 million gallons for the year ended December 31, 2009 to residential and industrial customers. Through our acquisition of MP Energy Partnership ("MP Energy") in October 2007, we also sold over 205 million gallons of wholesale propane for the year ended December 31, 2009;

  •
  Processing and Wellsite Fluids:  Our processing and wellsite fluids segment is centered around a refinery with a capacity of approximately 16,000 barrels per day located at Moose Jaw, Saskatchewan ("Moose Jaw"), where we refine and market a variety of products, including several grades of road asphalt, wellsite fluids, tops, and roofing flux; and

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  Marketing:  Leveraging our extensive asset network, we provide valuable marketing services to our customers. In serving these customer needs, we purchase, sell, store and blend approximately 178,000 boe per day of crude oil, condensate, natural gas and NGLs, taking advantage of specific location, quality or time-based arbitrage opportunities and enhancing the overall profitability of our operations.

        Through our strategically located asset network, specialized midstream energy capabilities and deep knowledge of the market, we have historically generated stable cash flows. For the year ended December 31, 2009, revenues and total segment profit were $3.5 billion and $160.6 million, respectively.

Our Market

        We operate in the WCSB, one of the most hydrocarbon-rich basins in the world. Estimates indicate that the total reserve potential in western Canada is equivalent to 175.4 billion barrels, providing Canada with the second largest single country reserve in the world after Saudi Arabia. According to the Canadian Association of Petroleum Producers, crude oil production from the WCSB is due to increase from 2.4 million barrels per day in 2008 to 3.2 million barrels per day in 2015, driven by increased production and activity in the oil sands regions. As a leading provider of midstream energy services to the region, we believe that we will be a key component to this development, assisting producers in getting their product to market. As production from this region increases, we believe there will be a substantial opportunity to grow our asset footprint and increase the volume of barrels flowing through our system.

Our Operations

Terminals and Pipelines

        Our terminals and pipelines segment owns and operates over 245 miles of pipeline, two major storage terminals, a fractionation plant at Hardisty and 11 custom blending terminals, located throughout Alberta and Saskatchewan, which is the heart of the growing Canadian energy industry. We provide tariff-based pipeline services with over 80,000 barrels per day of capacity and fee-based storage and terminalling services with an aggregate storage capacity exceeding 2.0 million barrels, with daily throughput of approximately 280,000 barrels per day. In addition, our custom terminals business generates profits by purchasing lower quality crude and condensate from producers at the wellhead and blending it to create higher quality product that can be sold at a premium.

        The following table contains information regarding our terminals and pipelines segment as of December 31, 2009:

Asset	Key attributes
Hardisty Terminal	• 1.6 million barrels of storage, 175,000 barrels per day of throughput
• Truck loading and offloading, crude blending and cooling, storage and receipt and delivery services into Keystone, Enbridge, Express and Bow River southbound pipelines
Edmonton South Terminal	• Approximately 440,000 barrels of storage connected to the major export pipelines operated by Enbridge and Kinder Morgan
• Handles diesel fuel, LPGs, wellsite fluids and crude oil
• Serviced by Canadian Pacific and Canadian National rail systems, four pipeline connections, truck loading and offloading
Custom Terminals	• 11 strategically located terminals throughout Alberta and Saskatchewan, Canada
• Typically blend smaller batches of crude grades which are transported to the terminals by truck transportation and injected into pipeline systems
Provost Pipeline	• 175 miles of pipe extending east of Hardisty Terminal, with 50,000 barrels per day capacity
• Handles two stream types that are sent in batches down the pipeline to Hardisty Terminal
• Diluent injection points along the line ensure efficient crude transport
Bellshill Lake Pipeline	• Approximately 70 miles of pipe extending west of Hardisty Terminal with 30,000 barrels per day capacity
• Handles two stream types that are sent in batches down the pipeline to Hardisty Terminal
Fractionation Plant	• Capable of processing approximately 5,800 barrels per day of NGL into butane, propane, condensate and other by-products
Battle River Terminal (25% equity interest)	• Approximately 1.2 million barrels of storage connected to the Hardisty Terminal

        Our significant customers for our terminals and pipelines segment include Suncor, Husky Energy, Trafigura Canada and Cenovus. For the year ended December 31, 2009, revenues and segment profit were $597.5 million and $47.7 million, respectively.

Truck Transportation

        Our truck transportation segment is one of the largest truck haulers of crude, condensate, propane, butane, asphalt, methanol, sulfur, petroleum coke, gypsum and drilling fluids in western Canada, moving over 223,000 boe per day. The large scale and strategic position of our fleet operations allow us to carry out logistically complex and high margin jobs, regardless of the volume or destination. The segment's unique integration within the broader Gibson network positions it to optimize the Company's assets to drive strong profitability and cash flows. For the year ended December 31, 2009, approximately 19% of our truck transportation segment's sales were intra-company with our other business segments.

        We own approximately 1,480 trailers and have access to approximately 660 tractors through a combination of company-owned tractors and contractual arrangements with over 290 owner-operators. This enables us to consistently provide timely, safe delivery of petroleum feedstocks and products to a multitude of customers through over ten base locations situated throughout western Canada. Truck transportation's significant customers include Canadian Natural Resources, Husky Energy, Suncor, Japan Canada Oil Sands and Bonavista Petroleum. For the year ended December 31, 2009, revenues and segment profit were $229.3 million and $32.8 million, respectively.

Propane Marketing and Distribution

        Our propane marketing and distribution segment operates in both the retail and wholesale propane markets. Our branded Canwest business distributes propane to retail customers throughout western Canada. For the year ended December 31, 2009, Canwest's retail operations distributed in excess of 61 million gallons to residential and commercial/industrial customers. Over 70% of these volumes were derived from oil field related and commercial/industrial volumes, which are somewhat insulated from weather risk. We lease the majority of our tanks to our customers, providing us with a steady source of income and creating a dependable customer base. Over the last 20 years we have established our presence in the market as the second largest retail propane distributor in Canada.

        In addition, we have grown our presence in the North American wholesale propane market with the acquisition of MP Energy in October 2007 and the acquisition of certain propane terminal facilities from Superior Propane LLC ("Superior Propane") in November 2009. The wholesale distribution business is served by four owned and operated propane storage facilities with combined storage of 660,000 gallons located in Ontario, British Columbia, South Dakota and Montana and third party storage locations. Our wholesale division sold over 205 million gallons of propane for the year ended December 31, 2009.

        Through our propane marketing and distribution segment, we have established a consistent reputation as a dependable, customer service-oriented propane supplier, consistently honoring our service and supply commitments to our customers, while maintaining industry-leading health, safety and environmental standards, as evidenced by our long-standing relationships with leading industry participants.

        For the year ended December 31, 2009, revenues and segment profit were $334.9 million and $29.6 million, respectively.

Processing and Wellsite Fluids

        Our processing and wellsite fluids segment, located at Moose Jaw, utilizes our refinery with a capacity of approximately 16,000 barrels per day to process heavy crude into asphaltic and lighter distillate products, including road asphalt, roofing flux, tops and wellsite fluids. Our products are then shipped by truck, rail and pipeline from Saskatchewan to high demand markets in the U.S. and western Canada. Currently, Moose Jaw processes heavy crude oil received from two independent pipelines. Our refinery is both interconnected and strategically positioned to be in close proximity with the critical Enbridge and South Saskatchewan pipelines located between the Canadian oil producing markets and the Canadian/U.S. product consuming markets. By synchronizing with our other segments, namely truck transportation and marketing, we enjoy the benefits of having ready access to both heavy crude oil supply and a solid downstream customer base.

        Until the fall of 2005, the refinery at Moose Jaw operated seven months a year, producing asphalt in the summer months when there was sufficient demand. Recognizing a significant market opportunity to capture attractive economics by operating year round, we have invested over $47.1 million in capital projects since 2002 to upgrade the facility and grow the business. These expenditures included the addition of asphalt storage facilities, an efficient boiler system, increased rail loading facilities, pipeline and plant upgrades and winterization. We process an average of approximately 12,700 barrels per day of heavy crude into an average of approximately 5,850 barrels per day of asphaltic products and approximately 6,850 barrels per day of wellsite fluids or refinery feedstock. Our plant facilities have 1.0 million barrels of storage capacity, 32 miles of pipelines, truck, and rail loading facilities and approximately 535 leased rail cars.

        For the year ended December 31, 2009, revenues and segment profit were $335.4 million and $29.0 million, respectively.

Marketing

        Our marketing segment focuses on enhancing the overall profitability of our assets by partnering with our customers and leveraging our extensive infrastructure and asset network to take advantage of specific location, quality or time-based arbitrage opportunities. We purchase, sell, store and blend approximately 178,000 boe per day of crude oil, condensate, natural gas and NGLs. The marketing segment is also responsible for managing our physical commodity positions, based on the needs of each operating segment.

        We have a board-approved policy to maintain a total company-wide Value at Risk ("VAR") of no more than $7.0 million. The marketing segment manages our VAR amongst the various operating units and product lines, with each individual commodity having a sublimit of no more than $2.5 million. For the year ended December 31, 2009, our company-wide daily VAR did not exceed $3.2 million. The $7.0 million VAR limit is split amongst the following books: Wellsite Fluids, Crude Oil and Diluent, Natural Gas, Retail Propane, Wholesale Propane, NGL Marketing, Moose Jaw, Electricity, Producer Hedges and Foreign Exchange. Our marketing segment also manages the 310,000 barrel capacity Edmonton North Terminal, which is fully dedicated to the segment and manages our 25% ownership interest in the 1.2 million barrel Battle River Terminal, which is also fully dedicated to the segment.

        For the year ended December 31, 2009, revenues and segment profit were $3.1 billion and $21.5 million, respectively.

Competitive Strengths

        We believe that we are well-positioned to execute our primary business objectives and strategies because of the following competitive strengths:

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  Key service provider to one of the fastest growing and hydrocarbon-rich basins in the world.  Our operations are focused on the WCSB, one of the most hydrocarbon-rich basins in the world. In order to meet growing worldwide demand for energy, crude oil production from the WCSB is expected to increase from 2.4 million barrels per day in 2008 to 3.2 million barrels per day in 2015. As production from this region increases, we believe there will be substantial opportunity to add assets to our business, increase the volume of barrels flowing through our systems and expand our service offerings.

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  Services provide fundamental economic value.  On any given day, a barrel of crude oil that is produced from the wellhead is worth fundamentally less than a barrel delivered to the refinery gate, with the differential in value depending on the quality of the crude produced at the wellhead, the distance and route the barrel needs to travel before it reaches its final destination and the spot price for crude on the open market. Because we provide the gathering, blending, terminalling and transportation services between the wellhead and the ultimate market, we are in a position to capture a significant portion of this value differential as revenue.

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  Diversified, high-value fixed asset base.  Our asset base includes two pipelines with a combined capacity of 80,000 barrels per day, 13 terminals capable of storing approximately 2.7 million barrels, approximately 1,480 trailers hauling over 223,000 barrels per day of crude or NGLs and related products, a refinery with approximately 16,000 barrels per day and 1.0 million barrels of storage capacity, 48 retail propane distribution branches and a fractionation plant capable of processing 5,800 barrels per day of NGLs. Operated as an integrated network, these assets have provided a diversified stream of cash flows. As a participant across the midstream energy value chain, we often "touch" a barrel several times between the wellhead and the refinery, and have experienced synergistically balanced profits amongst our business segments, depending on market conditions and the competitive environment.

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  Valuable footholds in strategic markets.  Our terminals in Hardisty and Edmonton are at the hub of the energy industry in western Canada, linking producers in the region to the rest of North America. Hardisty is a 1.6 million barrel storage facility with approximately 175,000 barrels per day of average throughput for the year ended December 31, 2009. The Edmonton South Terminal is comprised of a storage facility of approximately 440,000 barrels with approximately 50,000 barrels per day of average throughput for the year ended December 31, 2009. Together, our Hardisty and Edmonton South terminals give our customers access to all of the major pipelines moving crude to export markets from the WCSB, including connections to the Enbridge, Express, Trans Mountain, Bow River and Keystone pipelines. These footholds not only offer us stable fee-based cash flow, but also give us insight into the operations and service needs of major participants in the Western Canadian energy market, which enhances our ability to meet their changing requirements.

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  Leading health, safety and environmental record.  Throughout our long history, we have continually focused on having "best in class" operations with respect to health, safety and environmental compliance. We have been recognized by the Province of Alberta for excellence in these areas, which we believe gives us a competitive advantage versus smaller competitors lacking either the historical knowledge or the resources to match our performance. Several of our customers are large, multinational oil companies that have very strict guidelines on the standards to which their service providers must adhere. Our record on health, safety and environmental matters allows us to do business with the most discriminating market participants.

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  Conservative risk management policies consistent with past practices.  We have a long history of conservatively managing our exposure to commodity prices. Because some of our service offerings entail taking title to the products that we transport, store, process or blend, we are exposed to market price fluctuations. Our marketing segment works with our other operating segments to balance our physical commodity positions, and our board-approved policy is to have no more than $7.0 million of VAR at any one time, with each individual commodity having a sublimit of no more than $2.5 million. For the year ended December 31, 2009, our company-wide daily VAR did not exceed $3.2 million per day. During the past 15 years, we have not suffered an annual net loss in our marketing segment.

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  Management with a long track record of profitable operations and strong industry reputation. Our senior management team members have an average tenure at our company of approximately

    8.5 years. See "Management." During this period, our management team has demonstrated a long track record of consistently and conservatively growing our business and producing strong returns on assets and equity. Our senior management team is well recognized in the industry and has developed a strong reputation for integrity, innovation and customer service.

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  High-quality, energy-focused sponsor.  Riverstone is an energy- and power-focused private equity firm with approximately U.S.$17 billion of assets under management and deep knowledge and experience in the midstream sector. Riverstone has a long track record of successful investments in the energy sector, and has developed a high level of expertise in areas such as capital raising and acquisitions.

Business Strategies

        Our primary objective is to generate stable and growing cash flows for our stakeholders. As we move energy products through our facilities utilizing our terminals, pipelines, tank storage and truck transportation fleet in concert with our marketing, processing and blending capabilities, we look to create value through our synergistic service offerings for producers and consumers of hydrocarbon products across western Canada and the northern United States.

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  Utilize integrated asset base to capture inter-division synergies within the hydrocarbon value chain.  Our existing asset base has been constructed to participate in the full hydrocarbon value chain, generating profits on the commodities we touch all the way from the wellhead to the refinery. By spanning the entire value chain, we are able to provide efficient, reliable service to both producers and end-users while deriving revenue and cost synergies through our integrated network of terminals, pipelines, processing facilities, truck transportation and distribution network. For example, we believe the margins in the processing and wellsite fluids segment are higher and more stable as a result of its source of supply, heavy crude oil purchased by our marketing segment, and its ability to interface with our truck transportation and our terminals and pipelines segments. By processing heavy crude oil, we receive a competitive cost advantage, as most of our competitors are processing higher-cost light sweet crude and condensate. In addition, our ability to transport via internal truck and rail to our own interim storage allows us to minimize transportation costs and to service our customer base with just-in-time delivery.

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  Expand our network of assets by pursuing numerous growth opportunities.  Given the anticipated long-term growth in the WCSB region and our existing asset network there, we believe we are well-positioned to capitalize on the numerous organic growth opportunities in the region. From 2006 we have invested in growth capital, which has meaningfully expanded our asset platform and positioned us to take advantage of future industry activity through our increased and available capacity. Furthermore, we believe there still remain a significant number of promising organic expansion opportunities.

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  Enhance margins by focusing on quality of volumes, not quantity.  We have historically been able to add value throughout the midstream energy value chain, which has provided us with a competitive advantage. As such, we feel that our greatest opportunity for organic growth lies in providing additional, value-adding services along the chain. One of our objectives is to provide as many complementary services as possible on every barrel, rather than simply increasing the volume of barrels we process or transport. By aiming to increase the number of services we provide, we feel we will continue to grow both our profit potential and our efficiency.

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  Continue to conservatively manage the risks affecting our business.  We have a long history of conservatively managing the risks faced by our business and intend to continue with this practice going forward. We aim to minimize our exposure to commodity prices by continually hedging our physical commodity inventory using both physical and financial contracts. Our board-approved policy is to have no more than $7.0 million of VAR at any one time, with each individual commodity having a sublimit of no more than $2.5 million. For the year ended December 31, 2009, our company-wide daily VAR did not exceed $3.2 million. By conservatively managing our commodity exposure, our marketing segment has remained consistently profitable over the past 15 years. Similarly, as we conduct our business of moving hydrocarbons to market, we are exposed to a number of health, safety and environmental risks. Proactively managing these risks is critical to maintaining the high standards expected by our customers, creating an attractive work environment for our employees and complying with government regulations. We have been recognized for having leading health, safety and environmental practices in the past, and are committed to continued high standards in the future.

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  Continuously improve processes, products and services through investing in new equipment, technology, facilities and personnel.  We plan to continue our historical practice of deploying capital in a disciplined manner to grow our business and improve upon our existing operations. Historically, we have focused on investing capital in both our physical assets and our personnel, and we plan on continuing this practice. We expect to make capital investment decisions principally by analyzing the projected return on capital employed, whether this involves equipment, technology or facilities.

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  Pursue acquisition opportunities consistent with past practices.  We have a long track record of pursuing acquisitions that we feel will benefit our business, either by expanding our reach in existing markets or by providing platforms with which to enter new markets. We will continue to seek acquisitions which we feel will allow us to successfully expand our business, both in existing markets and in new markets.

Our Equity Sponsor

        As part of the Transactions (as defined below), Riverstone/Carlyle Global Energy & Power Fund IV (Cayman), L.P. ("R/C Fund IV") invested approximately $537.7 million of cash equity in us through certain wholly controlled subsidiaries. R/C Fund IV is sponsored by Riverstone. See "—The Transactions."

        Riverstone, an energy- and power-focused private equity firm founded in 2000, has approximately U.S.$17 billion of assets under management across six investment funds. Riverstone conducts buyout and growth capital investments in the midstream, exploration and production, oilfield service, power and renewable sectors of the energy industry. With offices in New York, London and Houston, the firm has committed approximately U.S.$12.4 billion to 64 investments in North America, Latin America, Europe and Asia.

The Transactions

        On August 5, 2008, Hunting Plc, Hunting Energy Holdings Limited (together with Hunting Plc, "Hunting") and Gibson AcquisitionCo entered into a Sale and Purchase Agreement pursuant to which, among other things, Gibson AcquisitionCo acquired all of the issued and outstanding Class A Common Shares and Class B Common Shares of Gibson Energy Holdings Inc. for $1.3 billion.

        In connection with the Acquisition, we entered into the following financing transactions:

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  R/C Fund IV capitalized Gibson AcquisitionCo with an aggregate equity contribution of approximately $537.7 million through certain wholly controlled subsidiaries;

  •
  we entered into a U.S.$230.0 million first lien senior secured interim credit agreement and a U.S.$315.0 million second lien senior secured interim credit agreement (together, the "Bridge Loans");

  •
  we entered into our liquidity facility providing for U.S.$65.0 million of total borrowing capacity, prior to giving effect to an estimated $2.0 million of issued but undrawn letters of credit, and no borrowings outstanding at the time of closing. The liquidity facility was increased to U.S.$95.0 million of total borrowing capacity in October 2009 and was further increased to a total borrowing capacity of U.S.$150.0 million in January 2010; and

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  1441682 Alberta Ltd. was formed as a wholly owned subsidiary of Co-op to hold 100,000 preferred shares of Parent. A warrant for common shares of 1441682 Alberta Ltd. was issued to Hunting in exchange for $100.0 million of Class A Common Shares of Gibson Energy Holdings Inc., as a portion of the purchase price.

        Following the consummation of the Acquisition, Gibson Energy Holdings Inc. was converted into an unlimited liability corporation and through several amalgamations was amalgamated with Gibson AcquisitionCo to form the continuing amalgamated unlimited liability corporation, Gibson Energy ULC, a wholly owned subsidiary of Gibson Energy Holding ULC.

        We refer to the Acquisition, the equity contribution to Gibson AcquisitionCo, the borrowings under our Bridge Loans, our new liquidity facility and the other transactions described above as the "Transactions." For more information regarding the Transactions, see "—The Transactions."

The Refinancing

        On May 27, 2009, we issued our 11.75% First Lien Senior Secured Notes due 2014 in an aggregate principal amount of U.S.$560.0 million, the proceeds of which were used to repay in full all amounts outstanding under our Bridge Loans and to pay fees and expenses related thereto (the "Refinancing").

The 2010 Offering

        On January 19, 2010, we issued our 10.00% Senior Notes due 2018 in an aggregate principal amount of U.S.$200.0 million (the "2010 Offering"), some of the proceeds of which were used to fund the acquisitions of Johnstone Tank Trucking Ltd ("Johnstone") and Aarcam Propane & Construction Heat Ltd. ("Aarcam"), and will be used to fund potential acquisitions, including the acquisition of the equity of Taylor Companies LLC and substantially all the assets of Taylor Propane Gas, Inc. (collectively, "Taylor") and the acquisition of the remaining equity interests in certain tankage assets connected to our Hardisty Terminal and will also be used for general corporate purposes. On January 19, 2010 we also entered into an amendment to our liquidity facility to allow for the 2010 Offering and to increase total borrowing capacity for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$150.0 million.

Recent Developments

        On April 16, 2010, the Company entered into a definitive agreement to acquire Taylor for approximately U.S.$147.0 million. Taylor is an independent for-hire crude oil transportation, logistics and crude oil and NGL marketing business with operations in most major crude oil processing states in the United States. The acquisition is subject to the satisfaction of certain conditions in the purchase agreement and to certain regulatory approvals.

        On January 31, 2010, we completed the acquisition of Johnstone for approximately $20.0 million. Johnstone provides fluid hauling, acid hauling, vacuum service and pressure trucking for the oil and gas industry across southern Saskatchewan. This acquisition will further expand our market presence in southern Saskatchewan and provide access to activity related to the Bakken oil fields. In addition, on February 1, 2010 we completed the acquisition of Aarcam, a propane retailer in Calgary, for approximately $3.2 million.

Issuer and Co-issuer Information

        Our principal executive offices are located at 1700, 440-2nd Ave S.W., Calgary, Alberta T2P 5E9, Canada. Our telephone number at this address is +1.403.206.4000. Our corporate website address is http://gibsons.com. Our website and the information contained on our website do not constitute a part of this prospectus and is not incorporated by reference herein.

        Our corporate structure is as follows:

*
Battle River Terminal LP is a Limited Partnership formed between Battle River Terminal GP Inc., as General Partner, and Gibson Energy ULC as Limited Partner.

THE EXCHANGE OFFER

        The following summary contains basic information about the exchange offer and the exchange notes. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the sections of this prospectus entitled "The Exchange Offer," "Description of the Senior Secured Notes," and "Description of the Senior Notes."

        On May 27, 2009, the issuers issued an aggregate of U.S.$560.0 million principal amount of 11.75% First Lien Senior Secured Notes due May 27, 2014 (the "initial senior secured notes") and on January 19, 2010, the issuers issued an aggregate of U.S.$200.0 million principal amount of 10.00% Senior Notes due January 15, 2018 (the "initial senior notes") (collectively, the "initial notes") to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The initial senior secured notes are unconditionally guaranteed on a senior secured basis by the guarantors, and the initial senior notes are unconditionally guaranteed on a senior basis by the guarantors.

The Exchange Offer	The issuers are offering to exchange up to:

•       U.S.$560.0 million aggregate principal amount of 11.75% exchange senior secured notes due 2014, which have been registered under the Securities Act (the "exchange senior secured notes"), for any and all outstanding 11.75% initial senior secured notes due 2014; and

•       U.S.$200.0 million aggregate principal amount of 10.00% exchange senior notes due 2018, which have been registered under the Securities Act (the "exchange senior notes"), for any and all outstanding 10.00% initial senior notes due 2018.

The "exchange senior secured notes" and the "exchange senior notes" are collectively referred to as the "exchange notes," and the term "notes" refers to both the initial notes and the exchange notes. The term "senior secured notes" refers to both the initial senior secured notes and the exchange senior secured notes, and the term "senior notes" refers to both the initial senior notes and the exchange senior notes.

To exchange your initial notes, you must properly tender them, and the issuers must accept them. You may tender outstanding initial notes only in denominations of the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The issuers will exchange all initial notes that you validly tender and do not validly withdraw prior to the withdrawal of the exchange offer. The issuers will issue registered exchange notes promptly after the expiration of the exchange offer.

The form and terms of the exchange notes will be substantially identical to those of the initial notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the initial notes prior to consummation of the exchange offer.

Upon completion of the exchange offer, there may not be a market for the initial notes and you may have difficulty selling them.
Resale of Exchange notes

We believe that, if you are not a broker-dealer, you may offer exchange notes (together with the guarantees thereof) for resale, resell and otherwise transfer the exchange notes (and the related guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquired the exchange notes in the ordinary course of business;

•       are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the exchange notes; and

• are not an "affiliate" (as defined under Rule 405 of the Securities Act) of the issuers or any guarantor.

If any of these conditions are not satisfied, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on the interpretations of the SEC given to other, unrelated issuers in transactions similar to the exchange offer. We cannot assure you that the SEC would take the same position with respect to the exchange offer.

Broker-Dealers

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where the initial notes were acquired by it as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we extend it.

Withdrawal

You may withdraw your tender of initial notes under the exchange offer at any time prior to the expiration date of the exchange offer. We will return to you any of your initial notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer. Any withdrawal must be in accordance with the procedures described in "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions which we may assert or waive. The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered for exchange. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Initial Notes	Each holder of initial notes that wishes to tender initial notes for exchange notes pursuant to the exchange offer must, before the exchange offer expires, either:
• transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, including the initial notes, to the exchange agent; or

•       if initial notes are tendered in accordance with book-entry procedures, arrange with The Depository Trust Company ("DTC"), to cause to be transmitted to the exchange agent an agent's message indicating, among other things, the holder's agreement to be bound by the letter of transmittal, or comply with the procedures described below under "—Guaranteed Delivery."
A holder of initial notes that tenders initial notes in the exchange offer must represent, among other things, that:
• the holder is not an "affiliate" of the issuers or any guarantor as defined under Rule 405 of the Securities Act;
• the holder is acquiring the exchange notes in its ordinary course of business;

•       the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act;

•       if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of the exchange notes; and

• the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Do not send letters of transmittal, certificates representing initial notes or other documents to us or DTC. Send these documents only to the exchange agent at the address given in this prospectus and in the letter of transmittal.

Special Procedures for Tenders by Beneficial Owners of Initial Notes	If:
• you beneficially own initial notes;
• those initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian; and
• you wish to tender your initial notes in the exchange offer,

you should contact the registered holder as soon as possible and instruct it to tender the initial notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery

If you hold initial notes in certificated form or if you own initial notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those initial notes but

• the certificates for your initial notes are not immediately available or all required documents are unlikely to reach the exchange agent before the exchange offer expires; or
• you cannot complete the procedure for book-entry transfer prior to the expiration date, you may tender your initial notes in accordance with the procedures described in "The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedures."
Consequences of Not Exchanging Initial Notes

If you do not tender your initial notes or we reject your tender, your initial notes will remain outstanding and will continue to be subject to the provisions in the indentures regarding the transfer and exchange of the initial notes and the existing restrictions on transfer set forth in the legends on the initial notes. In general, the initial notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of initial notes will not be entitled to any further registration rights under the registration rights agreement. We do not currently plan to register the initial notes under the Securities Act.

You do not have any appraisal or dissenters' rights in connection with the exchange offer.
To the extent that initial notes are tendered and accepted in the exchange offer, the trading market for initial notes that remain outstanding after the exchange offer could be adversely affected.
Registration Rights Agreement

You are entitled to exchange your initial notes for exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your initial notes.

Certain Canadian and United States Tax Considerations	Your exchange of initial notes for exchange notes will not be treated as a taxable exchange for United States income tax purposes.

If you are a non-resident of Canada who does not use or hold the initial notes in carrying on business in Canada, deals at arm's length with the issuers and does not carry on certain insurance businesses, you will not generally be subject to Canadian federal income tax on disposition of the initial notes. Accordingly, even if the exchange of the initial notes for exchange notes were a taxable event for Canadian federal income tax purposes, Canadian federal income tax would not generally apply to you. See "Certain Canadian and United States Tax Considerations."

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Acceptance of Initial Notes and Delivery of Exchange notes

Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all initial notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the exchange notes promptly after the expiration of the exchange offer.

Exchange Agent

The Bank of New York Mellon is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under "The Exchange Offer—Exchange Agent" and in the letter of transmittal.

THE EXCHANGE NOTES

        The exchange offer applies to the U.S.$560.0 million aggregate principal amount of 11.75% First Lien Senior Secured Notes due 2014 and the U.S.$200.0 million aggregate principal amount of 10.00% Senior Notes due 2018. The form and the terms of the exchange notes will be identical in all material respects to the form and the terms of the initial notes except that the exchange notes:

  •
  will have been registered under the Securities Act;

  •
  will not be subject to restrictions on transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the initial notes; and

  •
  will not be subject to any increase in annual interest rate as described below under "Description of the Senior Secured Notes—Registration Rights" and "Description of the Senior Notes—Registration Rights."

The exchange notes evidence the same debt as the initial notes exchanged for the exchange notes and will be entitled to the benefits of the same indentures under which the initial notes were issued, which are governed by New York law. See "Description of the Senior Secured Notes" and "Description of the Senior Notes."

Issuers	Gibson Energy ULC, an Alberta unlimited liability corporation, and GEP Midstream Finance Corp., an Alberta corporation. GEP Midstream Finance Corp. is a wholly-owned subsidiary of Gibson Energy ULC and exists primarily for the purpose of serving as a co-issuer of the notes.
Securities Offered	U.S.$560.0 million aggregate principal amount of 11.75% First Lien Senior Secured Notes due 2014 and U.S.$200.0 million aggregate principal amount of 10.00% Senior Notes due 2018.
Maturity Date	Senior Secured Notes: May 27, 2014
Senior Notes: January 15, 2018
Interest	Senior Secured Notes: 11.75%
Senior Notes: 10.00%
Interest Payment Dates	Senior Secured Notes: June 1 and December 1 of each year, commencing December 1, 2009.
Senior Notes: January 15 and July 15 of each year, commencing July 15, 2010.
Optional Redemption of Senior Secured Notes

The issuers may redeem some or all of the senior secured notes at any time on or after June 1, 2012, at redemption prices set forth under "Description of the Senior Secured Notes—Optional Redemption," plus accrued and unpaid interest. At any time before June 1, 2012, the issuers may redeem up to 35% of the aggregate principal amount of the senior secured notes at a redemption price of 111.75% of the principal amount of the senior secured notes to be redeemed, plus accrued and unpaid interest, with money the issuers raise from one or more qualified equity offerings.

Optional Redemption of Senior Notes

The issuers may redeem some or all of the senior notes at any time on or after July 15, 2014, at redemption prices set forth under "Description of the Senior Notes—Optional Redemption," plus accrued and unpaid interest. At any time before January 15, 2013, the issuers may redeem up to 35% of the aggregate principal amount of the senior notes at a redemption price of 110.000% of the principal amount of the senior notes to be redeemed, plus accrued and unpaid interest, with money the issuers raise from one or more qualified equity offerings.

Guarantees of Senior Secured Notes

The exchange senior secured notes will be guaranteed on a first priority senior secured basis by Gibson Energy Holding ULC ("Parent") and all of our existing and future material restricted subsidiaries. See "Description of the Senior Secured Notes—Note Guarantees."

Guarantees of Senior Notes

The exchange senior notes will be guaranteed on a senior unsecured basis by Parent and all of our existing and future material restricted subsidiaries. See "Description of the Senior Notes—Note Guarantees."

Ranking of Senior Secured Notes

The exchange senior secured notes and the guarantees thereof will be senior secured obligations of the issuers, secured by security interests or charges in the collateral on a first priority basis, subject to permitted liens, equally and ratably with any other first lien obligations. The exchange senior secured notes will rank senior in right of payment to all future obligations of the issuers that are, by their terms, expressly subordinated in right of payment to the exchange senior secured notes and pari passu in right of payment with all existing and future obligations of the issuers that are not so subordinated. Each guarantee will be a senior secured obligation of the guarantor thereof, secured by first priority liens or charges in the collateral, subject to permitted liens, equally and ratably with any other first lien obligations, and will rank senior in right of payment to all future obligations of such guarantor that are, by their terms, expressly subordinated in right of payment to such guarantee and pari passu in right of payment with all existing and future obligations of such guarantor that are not so subordinated.

The exchange senior secured notes and the guarantees thereof will be effectively subordinated to indebtedness of the issuers and the applicable guarantor to the extent of the value of the assets (i) not constituting collateral that secure such indebtedness or (ii) constituting collateral that are subject to permitted liens ranking prior to the first priority liens or charges.

The exchange senior secured notes will also be effectively subordinated to all existing and future obligations, including indebtedness, of subsidiaries that are not guarantors. Currently there are no wholly owned subsidiaries that are not guarantors but there may in the future be unrestricted subsidiaries and immaterial restricted subsidiaries that will not be guarantors. See "Description of the Senior Secured Notes—Note Guarantees."

Ranking of Senior Notes

The exchange senior notes and the guarantees thereof will be senior unsecured obligations of the issuers, subject to permitted liens, equal and ratable with any other senior obligations. The exchange senior notes will rank senior in right of payment to all future obligations of the issuers that are, by their terms, expressly subordinated in right of payment to the exchange senior notes and pari passu in right of payment with all existing and future obligations of the issuers that are not so subordinated. The exchange senior notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness, including our senior secured notes and our liquidity facility. Each guarantee will be a senior unsecured obligation of the guarantor thereof, and will rank senior in right of payment to all future obligations of such guarantor that are, by their terms, expressly subordinated in right of payment to such guarantee and pari passu in right of payment with all existing and future unsecured obligations of such guarantor that are not so subordinated. The guarantees will be effectively subordinated to the guarantors' secured indebtedness to the extent of the value of the assets securing such indebtedness, including the guarantees of our exchange senior secured notes and the liquidity facility.

The exchange senior notes and the guarantees thereof will also be effectively subordinated to all existing and future obligations, including indebtedness, of subsidiaries that are not guarantors. Currently there are no wholly owned subsidiaries that are not guarantors but there may in the future be unrestricted subsidiaries and immaterial restricted subsidiaries that will not be guarantors. See "Description of the Senior Notes—Note Guarantees."

Change of Control

With respect to both series of notes, upon a change of control, if the issuers do not redeem the notes, each holder of notes will be entitled to require the issuers to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. The issuers cannot assure you that they will have the financial resources to purchase the notes in such circumstances.

Collateral for the Senior Secured Notes

The exchange senior secured notes and related guarantees will be secured by a first priority security interest, subject to permitted liens, on substantially all of the issuers and the subsidiary guarantors' real property, plant and equipment, with certain exceptions, and all of the equity interests of the issuers and certain of their subsidiaries (the "collateral") and will not be secured by any of the working capital assets securing the liquidity facility, subject to certain limited exceptions. See "Description of the Senior Secured Notes—Security for the Notes" for a description of the assets excluded from the collateral. The indenture permits the issuers, subject to certain conditions, to incur additional first lien indebtedness secured on a pari passu basis with the initial senior secured notes and the exchange senior secured notes on the collateral. As of December 31, 2009, on a pro forma basis after giving effect to the Refinancing and the 2010 Offering, the issuers and the guarantors would have had approximately $795.4 million (less $44.3 million of debt issuance costs) of total debt, $586.1 million of which would have been secured, and would have had a liquidity facility providing for U.S.$150.0 million of total borrowing capacity, prior to giving effect to $9.8 million of issued and undrawn letters of credit.

Certain Covenants	The indentures governing the notes contain certain covenants which will, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• pay dividends or repurchase or redeem capital stock;
• make certain investments;
• incur liens;
• enter into certain types of transactions with the issuers affiliates; and
• sell assets or consolidate or merge with or into other companies.

These and other covenants that are contained in the indentures are subject to important exceptions and qualifications, which are described under "Description of the Senior Secured Notes" and "Description of the Senior Notes."

No Public Market

The exchange notes are new securities and there is currently no established trading market for the exchange notes. The initial purchasers have advised us that they presently intend to make a market in the exchange notes. However, you should be aware that they are not obligated to make a market in the exchange notes and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the exchange notes may not be available if you try to sell your exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or any automated dealer quotation system.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."

SUMMARY FINANCIAL DATA

        The following summary historical consolidated financial data as of December 31, 2008 and 2009 and for the year ended December 31, 2007, the periods from January 1, 2008 to December 12, 2008 and from December 13, 2008 to December 31, 2008 and the year ended December 31, 2009 is derived from our audited consolidated financial statements for such periods, which are included elsewhere in this prospectus. We prepare our consolidated financial statements in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they pertain to us, see note 25 to our audited consolidated financial statements included elsewhere in this prospectus.

        The following summary unaudited pro forma condensed consolidated financial data is derived from the unaudited pro forma condensed consolidated financial information and related notes included elsewhere in this prospectus under the caption "Unaudited Pro Forma Condensed Consolidated Financial Information," and gives effect to the Refinancing, the 2010 Offering and the increase in the liquidity facility as if they had occurred as of January 1, 2009, in the case of the pro forma condensed consolidated statements of income, and gives effect to the 2010 Offering and the increase in the liquidity facility as if they had occurred as of December 31, 2009, in the case of the pro forma condensed consolidated balance sheet. The information below does not purport to present what our actual results of operations or financial position would have been had the Refinancing, the 2010 Offering and other events described above in fact occurred on the dates specified, nor is it indicative of the results of operations or financial position that may be achieved in the future. The summary unaudited pro forma condensed consolidated financial data is based on certain adjustments described in the accompanying notes and in the notes to the unaudited pro forma condensed consolidated financial information.

        You should read this Summary Financial Data and other financial data together with "Presentation of Information—Financial and Other Information," "Risk Factors," "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements, including the related notes, appearing elsewhere in this prospectus.

	Predecessor		Successor		Pro Forma(1)
	Year ended December 31,	Period from January 1, to December 12,	Period from December 13, to December 31,	Year ended December 31,	Year ended December 31,
	2007	2008	2008	2009	2009
	(in thousands)
Statement of Income Data:
Revenues	$3,332,486	$4,648,665	$135,471	$3,454,137	$3,454,137
Cost of sales, excluding depreciation and amortization	3,180,020	4,491,139	124,972	3,292,421	3,292,421
Depreciation and amortization	27,845	31,506	4,881	82,311	82,311
General and administrative expenses	22,374	31,365	615	24,731	24,731
Accretion expense	391	404	22	785	785
Impairment of goodwill and intangible assets	—	—	—	114,115	114,115
Interest expense	8,266	8,335	3,431	80,868	97,448
Debt extinguishment costs	—	—	—	18,517	—
Stock based compensation	—	—	—	8,957	8,957
Foreign exchange and other income	(2,572)	(601)	(4,460)	(92,970)	(92,970)

Income (loss) before income taxes	96,162	86,517	6,010	(75,598)	(73,661)
Income tax expense (recovery)	20,198	25,199	1,030	(12,649)	(12,087)

Net income (loss)	$75,964	$61,318	$4,980	$(62,949)	$(61,574)

U.S. GAAP Data:
Net income (loss) under U.S. GAAP	$75,654	$61,358	$4,980	$(62,859)	$(61,484)
Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$78,085	$74,048	$36,837	$2,070
Investing activities	(99,159)	(74,536)	(951,590)	(95,203)
Financing activities	30,059	(7,548)	1,027,705	6,444
Other Financial Data:
EBITDA(2)	$132,273	$126,358	$14,322	$87,581	$106,098
Pro forma Adjusted EBITDA(2)					$146,799
Capital expenditures:
Acquisitions, net of cash acquired(3)	46,458	14,430	—	15,165
Property, plant and equipment	60,521	43,672	2,982	36,967

	Predecessor	Successor		Pro Forma
	As of December 31,
	2007	2008	2009	2009
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$25,061	$112,952	$26,263	$223,404
Property, plant and equipment, net	295,545	603,980	598,826	598,826
Total assets	849,963	1,849,700	1,673,894	1,871,035
Long-term debt	—	640,082	553,942	751,083
Amounts due to affiliates	164,500	—	—	—
Shareholder's equity	258,170	642,636	588,644	588,644
U.S. GAAP Data:
Total assets	$857,286	$1,877,025	$1,706,722	$1,915,368
Total liabilities	599,091	1,234,389	1,119,417	1,326,724
Preferred shares(4)	—	100,625	113,034	113,034
Shareholder's equity	258,195	542,011	474,271	475,610

(1)
The unaudited pro forma condensed consolidated statement of income data for the year ended December 31, 2009 represents the historical statement of income for the year ended December 31, 2009, after giving effect to (i) the Refinancing, (ii) the 2010 Offering and (iii) the increase in the liquidity facility, as if each had been consummated on January 1, 2009.

(2)
EBITDA consists of net income before interest expense, income taxes, depreciation and amortization. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

We present EBITDA because we consider it to be an important supplemental measure of our performance and believe this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries with similar capital structures. We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe that EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures for interest are, by definition, available to pay interest, and income tax expense is inversely correlated to interest expense because income tax expense goes down as deductible interest expense goes up and depreciation and amortization are non-cash charges.

EBITDA has limitations as an analytical tool, and you should not consider this item in isolation, or as a substitute for an analysis of our results as reported under Canadian GAAP or U.S. GAAP. Some of these limitations are:

•
EBITDA:

•
excludes certain income tax payments that may represent a reduction in cash available to us;

•
does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•
does not reflect changes in, or cash requirements for, our working capital needs; and

•
does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt, including the notes.

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•
Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our Canadian GAAP results and using EBITDA only supplementally.

In addition, we present Pro Forma Adjusted EBITDA because it is used in calculating our covenant compliance under the indentures governing the notes. EBITDA and Pro Forma Adjusted EBITDA as presented herein are not recognized measures under Canadian or U.S. GAAP and should not be considered as an alternative to operating income or net income as measures of operating results or an alternative to cash flows as measures of liquidity. Pro Forma Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Pro Forma Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, other non-cash expenses and charges deducted in determining consolidated net income, including movement in the unrealized gains and losses on our financial instruments, stock based compensation, impairment of goodwill and intangible assets, and non-cash inventory writedowns. It also takes into account, among other things, the impact of the Refinancing and the 2010 Offering on our historical financial performance, the impact of realized and unrealized foreign exchange movements in our U.S. dollar-denominated long-term debt, management fees, the pro forma effect of acquisitions that took place subsequent to December 31, 2008 and other adjustments that are considered non-recurring in nature.

These covenants limit our ability to take certain actions such as incurring additional debt or making certain payments or investments if the ratio of our Pro Forma Adjusted EBITDA to Pro Forma Consolidated Interest Expense is less than two to one on a trailing four-quarter basis. For the year ended December 31, 2009, our ratio of Pro Forma Adjusted EBITDA to Pro Forma Consolidated Interest Expense is 1.5:1 on a pro forma basis. We believe that disclosing the Pro Forma Adjusted EBITDA and the ratio of Pro Forma Adjusted EBITDA to Pro Forma Consolidated Interest Expense that is used to calculate our debt covenants provides supplemental information to investors about our ability to comply with the covenants under the indentures governing the notes and, therefore, our ability to obtain additional debt in the future. See "Description of the Senior Secured Notes" and "Description of the Senior Notes" for a definition of Pro Forma Adjusted EBITDA (defined as "Consolidated Cash Flow" in the Description of the Notes) and Consolidated Interest Expense and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for further information on our indebtedness and covenants. Our calculation of Pro Forma Adjusted EBITDA may not be comparable to such calculations used in debt covenants by other companies.

In calculating Pro Forma Adjusted EBITDA, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. In addition, in evaluating Pro Forma Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. See "Risk Factors—Risks Relating to Our Business—The unaudited pro forma condensed consolidated financial information in this prospectus may not be reflective of our operating results and financial conditions following the Refinancing and the 2010 Offering" in this prospectus.

    The following table reconciles net income to EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA for the periods presented:

	Predecessor		Successor		Pro Forma
	Year ended December 31,	Period from January 1, to December 12,	Period from December 13, to December 31,	Year ended December 31,	Year ended December 31,
	2007	2008	2008	2009	2009
	(in thousands)
Net income (loss)	$75,964	$61,318	$4,980	$(62,949)	$(61,574)
Depreciation and amortization	27,845	31,506	4,881	82,311	82,311
Interest expense	8,266	8,335	3,431	80,868	97,448
Income tax expense (recovery)	20,198	25,199	1,030	(12,649)	(12,087)

EBITDA	$132,273	$126,358	$14,322	$87,581	$106,098

Unrealized foreign exchange gain on long-term debt(a)					(36,624)
Realized foreign exchange gain on long-term debt(b)					(61,367)
Net unrealized loss from financial instruments(c)					9,692
Employee stock option plan(d)					8,957
Recent acquisitions(e)					1,223
Management fee(f)					1,037
Impairment of goodwill and intangible assets(g)					114,115
Non-recurring payments(h)					3,668

Pro Forma Adjusted EBITDA					146,799

(a)
Non-cash adjustment representing the unrealized foreign exchange gain on the senior secured notes, as a result of the movement in exchange rates.

(b)
Represents realized foreign exchange gains of $61.4 million as a result of the Refinancing on May 27, 2009.

(c)
Reflects the exclusion of the change in net unrealized gains or losses attributable to movement in the mark-to-market valuation of derivatives used in commodity price risk management activities. We use oil and gas price futures, options and swaps to manage the exposure to oil and gas price movements, although we do not formally designate these derivatives as hedges for Canadian GAAP or U.S. GAAP accounting purposes. Accordingly, the unrealized gains or losses on these derivatives are recorded directly to the income statement. Management believes that this adjustment better correlates the effect of risk management activities to the underlying operating activities to which they relate. If we formally designated the derivatives as effective hedges, unrealized gains and losses related to the derivatives would be deferred and would be recognized in the income statement when the hedged forecasted transaction affects earnings. The amount of this adjustment would differ in future periods based on the fluctuation in the fair value of outstanding derivatives at each balance sheet date.

(d)
Represents the stock based compensation expense relating to the Company adopted equity incentive plan.

(e)
Reflects the pro forma effect of our acquisition of Bridge Creek Trucking Ltd. on our Pro Forma Adjusted EBITDA as if the acquisition took place on January 1, 2009. The pro forma impact of our Turner Gas and Superior Propane business and asset acquisitions were not considered material.

(f)
Reflects an adjustment for the management fee payable to Riverstone.

(g)
In the fourth quarter of 2009, we recorded a non-cash impairment charge relating to goodwill and intangible assets of $114.1 million.

(h)
Represents non-recurring reorganization costs incurred subsequent to the Acquisition.
(3)
Does not include amounts relating to the Acquisition, the $3.8 million investment in Battle River Terminal ULC, which allowed us to maintain our 25% equity interest or the $6.6 million equity investment in Deepwell.

(4)
Contingently redeemable convertible preferred shares represent temporary equity (mezzanine) under U.S. GAAP.

RISK FACTORS

        In evaluating whether to participate in the exchange offer, you should carefully consider, along with the other information provided to you in this prospectus, these risk factors. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, could also impair our business, financial condition, results of operations and our ability to fulfill our obligations under the notes. Unless otherwise indicated, the risk factors set forth below generally apply to all our notes.

        This prospectus also contains forward-looking statements that involve risks and uncertainties and the cautionary statement regarding the forward-looking statements set forth under the caption "Disclosure Regarding Forward-Looking Statements." Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and elsewhere in this prospectus.

Risks Related to the Exchange Offer

If you fail to follow the exchange offer procedures, your initial notes will not be accepted for exchange.

        We will not accept your initial notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your initial notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your initial notes. Therefore, if you want to tender your initial notes, please allow sufficient time to ensure timely delivery. If we do not receive your initial notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your initial notes, we will not accept your initial notes for exchange. Neither we nor the exchange agent is required to give notification of defects or irregularities with respect to the tenders of initial notes for exchange. If there are defects or irregularities with respect to your tender of initial notes, we will not accept your initial notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you choose not to exchange your initial notes in the exchange offer, the transfer restrictions currently applicable to your initial notes will remain in force and the market price of your initial notes may decline.

        If you do not exchange your initial notes for exchange notes representing the same underlying indebtedness in the exchange offer, then you will continue to be subject to the transfer restrictions on the initial notes as set forth in the notes and the indentures that govern the notes. In general, the initial notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the initial notes under the Securities Act. You should refer to "Summary—The Exchange Offer," and "The Exchange Offer—Procedures for Tendering Initial Notes" for information about how to tender your initial notes.

        The tender of initial notes under the exchange offer will reduce the principal amount of the initial notes outstanding, which may have an adverse effect upon and increase the volatility and market price of the initial notes due to reduction in liquidity.

Lack of an active market for the exchange notes may adversely affect the liquidity and market price of the exchange notes.

        There is no existing market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes. Further, the liquidity and the market price of the exchange notes may be adversely affected by changes in the overall market for securities similar to the exchange notes, by changes in our business, financial condition or results of operations and by changes in conditions in our industry. In addition, if a large amount of initial notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

The market price for the exchange notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, once issued, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The issuance of the exchange notes may adversely affect the market for the initial notes.

        To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer—Consequences of Not Exchanging Initial Notes."

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under these notes.

        As of December 31, 2009, we had a significant amount of indebtedness, totaling $553.9 million, net of debt issue costs and discount of $32.2 million. After giving pro forma effect to the 2010 Offering, we had total debt of $751.1 million, net of debt issuance costs of $44.3 million, or U.S.$717.6 million at

December 31, 2009 (using an exchange rate of U.S.$0.9555 for $1.00). Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to these notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

        In addition, the terms of the indentures governing the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

Your right to receive payments on the senior notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the senior notes are effectively subordinated to all our guarantors' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

        Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to the claims of holders of the senior notes to the extent of the value of the assets securing that other indebtedness. Notably, we, our parent and certain of our subsidiaries, including the guarantors, have obligations under the senior secured notes, which are secured by liens on substantially all of our and our guarantors' real property, personal property, plant and equipment and all of the equity interests of the issuers and certain of their restricted subsidiaries. In addition, we and certain of our subsidiaries, including the guarantors, are parties to the liquidity facility, which is secured by liens on substantially all of our working capital assets and the working capital assets of the guarantors. The senior notes will be effectively subordinated to all of our secured indebtedness, including the senior secured notes and our liquidity facility. In the event of any distribution or payment of our assets (or the proceeds thereof) in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral and the proceeds thereof. Holders of the senior notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior notes including other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior notes. As a result, holders of senior notes may receive less, ratably, than holders of secured indebtedness.

        As of December 31, 2009, on an as adjusted basis after giving effect to the 2010 Offering, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries was approximately $553.9 million, and approximately $64.6 million was available for additional borrowing under our liquidity facility. In January 2010, we entered into an amendment to the liquidity facility to increase our total borrowing capacity under the liquidity facility to U.S.$150.0 million. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture. See "Description of Certain Indebtedness."

The senior secured notes will not be secured by certain excluded property and assets.

        The senior secured notes will not be secured by certain excluded property and assets, including the issuers' working capital, receivables, inventory, investment property, most intangibles and contract rights and certain other assets (the "liquidity facility collateral") that are pledged for the benefit of the lenders under the issuers' liquidity facility. Also, the collateral agent, on behalf of the holders of the senior secured notes, will not be able to control or direct any actions in respect of such other property, even if the rights of the holders of the senior secured notes are adversely affected.

Any future pledges of collateral may be avoidable.

        Any future pledge of collateral in favor of the collateral agent for the senior secured notes might be avoidable by the pledgor (as debtor in possession) or by its collateral agent in bankruptcy or other third parties if the pledge or granting of the security interest is deemed a fraudulent conveyance, which is ordinarily evidenced by events or circumstances such as the pledgor being insolvent at the time of the pledge or granting of the security interest, the pledge permitting the holders of the senior secured notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

        We will be obligated under the collateral arrangements for the senior secured notes to maintain adequate insurance or otherwise insure against hazards to the extent done by corporations operating properties of a similar nature in the same or similar circumstances. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all our secured obligations, including the senior secured notes.

The collateral agent's ability to exercise remedies is limited.

        Each security agreement will provide the collateral agent on behalf of the holders of the senior secured notes with significant remedies, including foreclosure and sale of all or a portion of the collateral. However, the rights of the collateral agent to exercise significant remedies (such as foreclosure) will be generally limited to a payment default, bankruptcy or the acceleration of the indebtedness, in each case, subject to certain exceptions.

        The collateral securing the senior secured notes will include substantially all of the equity interests of the issuers. However, the issuers and certain guarantors of the senior secured notes are unlimited liability corporations. Shareholders of these companies are jointly and severally liable for any liability, default or other action of the unlimited liability corporation. Consequently, the willingness of the collateral agent to exercise rights and remedies against, or to enforce its security interest in, these equity interests will be significantly impaired. It may not exercise, or attempt to exercise, any rights of a shareholder in respect of an unlimited liability corporation without the risk of becoming a "shareholder." In addition, there may be no opportunities to sell such collateral to any third party upon realization of the security interest in these equity interests.

Rights of holders of the senior secured notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral or the perfection of liens on the collateral by other creditors.

        The issuers' and the guarantors' obligations under the senior secured notes and guarantees will be secured by a first priority lien on the collateral, subject to certain permitted liens. The collateral includes substantially all of the equity interests in each issuer and certain of the issuers' subsidiaries and substantially all of the issuers' and the subsidiary guarantors' real property and equipment, whether now owned or, in certain cases, hereafter acquired, in each case, excluding the liquidity facility collateral and subject to certain other exceptions. Applicable law requires, among other things, that certain property acquired after the grant of a general security interest can only be perfected at the time such property is acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property that constitutes collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. Also, the trustee or collateral agent may fail to take action to perfect the security interest in such acquired collateral. Although such failure may constitute an event of default in respect of the senior secured notes, in certain circumstances, it may not prevent such failure from resulting in the loss of the security interest in such newly acquired property or the loss of priority of the security interest in such property in favor of the holders of the senior secured notes against other third party creditors.

        We may also be unable to perfect the security interest granted to the holders of the senior secured notes in certain of the collateral to the extent perfection cannot be effected through filings under the Uniform Commercial Code or the personal property security legislation of the applicable province or territory. To the extent that a security interest in any item of collateral is unperfected, in a bankruptcy the senior secured note holders may not have greater rights to such collateral than our general unsecured creditors including the holders of our senior notes. In addition to the agreements described under "Description of the Senior Secured Notes—Security for the Notes—Intercreditor Agreement," the priority of the liens on any item of collateral securing the senior secured notes would be determined by, among other things, the time of perfection of a security interest or charge in that collateral. In addition, under various laws, certain creditors, such as purchase money lenders, may be entitled to a prior claim to that of a person who has a previously perfected security interest in the item of collateral financed with the purchase money debt.

        The collateral securing the senior secured notes will include real property. Certain material owned real property will be subject to fixed and specific charges registered in the appropriate land registries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business—Real Property." However, the balance of real property (excluding properties held by non-guarantor subsidiaries), including the easements related to the rights-of-way for each of our pipelines, some of which may be considered material, will be subject only to floating charges which are not registered in the appropriate land registries. The floating charges will be subordinate to the holder of any registered interest in such real property (including, without limitation, easements and rights of way for pipelines) including any subsequent registered charges.

        No consents or approvals, to the extent they may be required in connection with the granting of the floating charge over real property, plant and equipment, have been obtained (including with respect to any leases, easements, pipeline rights of way or similar rights); however in our view there are no such consents or approvals for which the failure to obtain would have a material adverse effect on the security being provided.

        The collateral securing the senior secured notes will include motor vehicles and trailers (serial number goods) of the issuers and guarantors, subject to certain exceptions. The security interest in these serial number goods will be perfected under the personal property security legislation but the serial number of this equipment will not be added to the financing statements. Accordingly, the liens will be subordinate to the holders of security interests in such serial number goods which are perfected by adding the serial number to the filing, including any such subsequently perfected security interests in these serial number goods.

        Furthermore, various statutory liens and deemed trusts created under provincial and Canadian federal legislation may, as a matter of law, have priority over the liens securing the senior secured notes.

With respect to our owned real properties, no surveys will be delivered and no title opinions have been delivered. Fixed charge mortgages were registered against only six of our owned real properties for which title insurance policies were obtained. Other than such six properties, there can be no assurance therefore that the mortgages securing the senior secured notes are encumbering the correct real properties and that there are no liens other than those permitted by the indenture governing the senior secured notes encumbering our owned real properties.

        In connection with the senior secured notes offering, we were not required to provide surveys with respect to our owned real properties that constituted collateral for the senior secured notes. As a result, other than pursuant to the title insurance obtained for such six properties, there is no independent assurance that, among other things, (i) the real property included any or all of the property owned by us and our guarantors that it was intended to include and (ii) no encroachments, adverse possession claims, zoning or other restrictions existed with respect to such owned real properties, which could result in a material adverse effect on the value or utility of such owned real properties.

        We were not required to provide title opinions with respect to our owned real property. In addition, we were not required to provide title insurance with respect to our owned real property, other than six of our owned real properties located in Edmonton (two properties), Hardisty, Lloydminster, Surrey and Moose Jaw. As a result, other than pursuant to the title insurance policies issued for such six properties, there was no independent assurance that, among other things, we own the rights to the owned real properties and that our title to such owned real property is not encumbered by liens not permitted by the indenture.

We can not assure you that upon realization under its security the collateral agent will be able to assign the contract rights with respect to our Battle River Terminal joint venture or that if the assignee of the Hardisty Terminal were objectionable to our joint venture partner, that such partner would not be able to delay or prevent the sale by the collateral agent of the Hardisty Terminal.

        In March 2008, we acquired a 25% ownership interest in Battle River Terminal ULC ("BRT"), a joint venture related to the construction of additional storage capacity adjacent to our existing Hardisty Terminal. Under the agreements relating to our Battle River Terminal project (the "BRT Project"), it is not certain that a grant of the security interest in the contract rights with respect to the BRT Project without consent of our partner in the BRT Project will not conflict with the terms of certain of the agreements relating to the BRT Project. If the grant of the security interest is found by a court to be in breach of these agreements, then such agreements may be excluded from the collateral securing the senior secured notes. Consequently, the collateral agent may not have a valid lien on the agreements relating to our BRT Project and may not be able to realize upon those agreements. If these agreements are excluded from the collateral securing the notes, the value of such collateral could be reduced.

        In addition, in connection with the grant of security in favor of the collateral agent over the Hardisty Terminal, the collateral agent has agreed that it will not support a sale of certain pipeline infrastructure at the Hardisty Terminal unless the proposed assignee assumes our obligations in respect of that infrastructure under agreements relating to the BRT Project. In the event the collateral does not include the contract rights with respect to the BRT Project for reasons described in the paragraph above, upon enforcement of the security the collateral agent would be unable to convey the rights and benefits under those BRT Project agreements to a prospective assignee of the Hardisty Terminal. Such a prospective assignee may object to the assumption of our obligations under the BRT Project agreements where it would not also be entitled to the rights and benefits arising under those agreements. If a prospective assignee declines to assume our obligations under the BRT Project agreements, the cooperation and consent of BRT (and therefore our joint venture partner) would be required to effect the sale of the Hardisty Terminal. No assurance can be given that such cooperation or consent could be obtained on reasonable terms, if at all. Accordingly, if a proposed transferee declines to assume our obligations under the BRT Project agreements and the cooperation and consent our joint venture partner is not forthcoming, the ability of the collateral agent to sell the Hardisty Terminal may be delayed or prevented or the price therefor reduced.

        Finally, in the event of a bankruptcy or insolvency default by us under the agreements relating to our BRT Project, BRT will be entitled to take possession or use free of charge certain pipeline infrastructure located at the Hardisty Terminal and utilized in connection with the BRT Project.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, including additional secured indebtedness. This could further exacerbate the risks associated with our substantial leverage.

        The terms of the indentures governing the notes will permit us to incur substantial additional indebtedness in the future, including additional secured indebtedness. See "Description of Other Indebtedness," "Description of the Senior Secured Notes" and "Description of the Senior Notes." If we incur any additional indebtedness that ranks equal to the senior secured notes, the holders of that debt will be entitled to share ratably with the holders of the senior secured notes in any proceeds distributed in connection with any foreclosure upon the collateral (in the same of indebtedness secured on an equal and ratable basis with the senior secured notes) or any insolvency, liquidation, reorganization, dissolution or other winding up of us (in the case of all indebtedness ranking equal to the senior secured notes). If we incur any additional indebtedness that ranks equal to the senior notes, the holders of that debt will be entitled to share ratably with holders of the senior notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us (in the case of all indebtedness ranking equal to the senior notes). In addition, the agreements governing our liquidity facility permit additional borrowing. Any additional secured debt will rank senior to the senior notes and the subsidiary guarantees to the extent of the value of the assets securing such debt, including the senior secured notes and our liquidity facility. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes and our liquidity facility, and to fund planned capital expenditures and maintain sufficient working capital will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our liquidity facility will be adequate to meet our future liquidity needs for at least the next year.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our liquidity facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our indebtedness, we may need to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes and our liquidity facility, on commercially reasonable terms or at all, or that the terms of that indebtedness will allow any of the above alternative measures or that these measures would satisfy our scheduled debt service obligations. If we are unable to generate sufficient cash flow or refinance our debt on favorable terms, it could significantly adversely affect our financial condition, the value of our outstanding debt and our ability to make any required cash payments under our indebtedness.

We may not have the ability to raise funds necessary to finance any change of control offer required under the indenture.

        If a change of control (as defined in each of the indentures) occurs, we will be required to offer to purchase each series of the notes at 101% of their principal amount plus accrued and unpaid interest. If a purchase offer obligation arises under the indentures, a change of control could also have occurred under the liquidity facility, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a purchase offer were required under an agreement governing our debt, we may not have sufficient funds to pay the purchase price of such debt, including your notes, that we are required to purchase or repay.

You should not rely on GEP Midstream Finance Corp., the co-issuer, in evaluating an investment in the notes.

        The co-issuer has no assets and no operations and will be prohibited from engaging in any business activities, except in connection with the issuance of the notes. You should therefore not rely upon the co-issuer in evaluating whether to invest in the notes.

Canadian insolvency laws may adversely affect a recovery by holders of the notes.

        The Issuers, Parent and certain of the guarantors of the notes are unlimited liability corporations and corporations incorporated under the laws of the Province of Alberta, Canada and corporations incorporated under the laws of British Columbia, Canada or Saskatchewan, Canada. The ability of the holders of notes to realize upon the assets of Gibson Energy ULC, Parent and the Canadian guarantors may be subject to certain bankruptcy and insolvency law limitations in the event of the bankruptcy or insolvency of any of these entities.

        Canadian insolvency legislation of general application is federal. It consists of the Bankruptcy and Insolvency Act (Canada) (the "BIA"), the Winding up and Restructuring Act (Canada) (the "WURA") and the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). Under the BIA and the WURA, the assets of an insolvent company may be liquidated subject to the rights of secured creditors and the proceeds distributed to ordinary creditors who have proved claims against the debtor company. Alternatively, each of the BIA, the CCAA and the WURA permits an insolvent company to obtain a stay of proceedings and restructure its obligations to creditors subject to court supervision and the provisions of those statutes. Under the BIA and the CCAA, a restructuring of the obligations of the debtor company must be approved by a majority in number representing two-thirds in value of each class of creditors affected by the restructuring and, if approved by the relevant Canadian court, the restructuring would be binding on all creditors (including the dissenting minority) within any class with requisite majority approval. Under the WURA, the requirement for approval is a majority in number representing three-quarters in value of each class of creditors affected by the restructuring.

        If it applies, the CCAA is often the statute of choice. Under the CCAA, an insolvent company applies to the court for an order obtaining a temporary stay of proceedings against it by creditors and other persons dealing with the corporation of up to 30 days, which can be extended by the court, in order to permit the debtor to prepare and file a proposal or plan of arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors affected thereby, and thereafter seek approval and implement such plan. The CCAA requires that a court officer be appointed to monitor the affairs of the debtor company while it is under court supervision and to report to the court on the state of the debtor company's business and financial affairs, including any material adverse change therein while the debtor company is under court protection. Subject to orders of the court either increasing the powers of the monitor or appointing an interim receiver, the debtor company and its management remain in possession and control of the assets of the debtor company while it is under court protection. Secured creditors would be prevented from exercising remedies based on defaults under their security without court approval.

        The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies' Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the notes would be made following commencement of or during such proceeding, whether or when the collateral agent could exercise its rights under the indenture and the collateral documents governing the senior secured notes, or whether and to what extent holders of the notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the collateral agent.

Because several of our directors and officers reside in Canada, you may not be able to effect service of process upon them or enforce civil liabilities against them under the U.S. federal securities laws.

        Gibson Energy ULC and Parent are unlimited liability corporations organized under the laws of the Province of Alberta and governed by the applicable provincial, territorial and federal laws of Canada. Several of our directors and officers named in this prospectus reside principally in Canada. Consequently, it may be difficult to effect service of process within the United States upon those persons. In addition, there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us or our directors and officers named in this prospectus. For more information, see "Enforcement of Foreign Judgments and Service of Process."

If there is a foreclosure on the collateral securing the senior secured notes, you may be subject to claims and liabilities under environmental laws and regulations.

        Lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous materials at or from the mortgaged property. While lenders that neither foreclose on nor participate in the management of a mortgaged property generally have not been subject to liability, lenders that take possession of a mortgaged property or that participate in the management of a mortgaged property may be liable for such costs of remediation and must carefully and strictly adhere to federal and provincial laws to avoid other environmental liability. In this regard, the trustee for the senior secured notes would need to evaluate the impact of these potential liabilities before determining to foreclose on the mortgaged properties securing the senior secured notes and exercising other available remedies. In addition, the collateral agent may decline to foreclose upon the mortgaged properties or exercise other remedies available to the extent that it does not receive indemnification to its satisfaction from the holders of the senior secured notes.

Federal, state and provincial laws allow courts, under certain circumstances, to void guarantees and require note holders to return payments received from guarantors.

        The notes are guaranteed by all of our material restricted subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws and Canadian federal insolvency and corporate laws and provisions of provincial preference, fraudulent conveyance and corporate laws, if a bankruptcy or insolvency proceeding or a lawsuit is commenced by or on behalf of us or one of our guarantors or by our unpaid creditors or the unpaid creditors of one of our guarantors. Under these laws, a court could void the obligations under the guarantee, subordinate the guarantee of the notes to that guarantor's other debt or take other action detrimental to the holders of the notes and the guarantees of the notes, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  issued the guarantee to delay, hinder or defraud present or future creditors;

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  received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee;

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  was insolvent or rendered insolvent by reason of issuing the guarantee;

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  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business;

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  intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or

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  with respect to Canadian companies in issuing the guarantee, acted in a manner that was oppressive, unfairly prejudicial to or unfairly disregarded the interests of any shareholder, creditor, director, officer or other interested party.

        In those cases where our solvency or the solvency of one of our guarantors is a relevant factor, the measures of insolvency will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its indebtedness as it becomes due.

        We cannot be sure as to the standard that a court would use to determine whether or not a party was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors' other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

Risks Relating to Our Business

Certain risks are amplified by the current economic environment

        During 2007, the U.S., Canada and many other countries began to exhibit signs of economic weakness, which continued throughout 2008 and 2009. This weakness has had an adverse impact on the global financial system, stressing a number of large financial institutions. Capital constraints coupled with significant energy price volatility have produced pervasive liquidity issues for many companies. Such events have created uncertainty in the economic outlook, and have amplified the potential likelihood of certain risks inherent in our business, such as:

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  Increased cost of capital and increased difficulties accessing capital to fund expansion and acquisition activities as well as routine operating requirements;

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  The failure of counterparties to fulfill their delivery or purchase obligations;

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  Business failures by vendors, suppliers or customers that result in (i) delays in progress on our capital projects, (ii) nonpayment of receivables or (iii) expensive and protracted court or bankruptcy proceedings; and

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  Decreases in domestic consumption or in volumes imported to or produced in the United States and related reductions in transportation, terminalling or marketing margins.

        In addition, our liquidity facility expires in December 2012. If we are unable to renew, refinance or replace the liquidity facility, or access debt capital markets at competitive rates, our financial condition and results of operations, as well as our ability to implement our business plan and strategy could be negatively affected.

Potential future acquisitions or investments in other companies may have a negative impact on our business.

        From time to time, we evaluate and acquire assets and businesses that we believe complement our existing assets and businesses. Acquisitions may require substantial capital and negotiations of potential acquisitions and the integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically diverse organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. If we consummate any future acquisitions, our capitalization and results of operations may change significantly.

        Any acquisition involves potential risks, including, among other things:

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  mistaken assumptions about volumes, revenues and costs, including synergies;

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  an inability to integrate successfully the businesses we acquire;

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  an inability to hire, train or retain qualified personnel to manage and operate our business and assets;

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  the assumption of unknown liabilities;

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  limitations on rights to indemnity from the seller;

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  mistaken assumptions about the overall costs of equity or debt;

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  the diversion of management's and employees' attention from other business concerns;

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  unforeseen difficulties operating in new product areas or new geographic areas; and

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  customer or key employee losses at the acquired businesses.

        Acquisitions or investments may require us to expend significant amounts of cash, resulting in our inability to use these funds for other business purposes. The potential impairment or complete write-off of goodwill and other intangible assets related to any such acquisition may reduce our overall earnings, which in turn could negatively affect our capitalization and results of operations.

We may not be successful in making acquisitions to grow our truck transportation and propane marketing and distribution segments.

        We have historically expanded our truck transportation and propane businesses through acquisitions. Our ability to grow our sales volumes within these industries is at least in part dependent upon our ability to acquire other propane distributors and trucking companies, to integrate those acquisitions into our operations, and upon the success of our marketing efforts to acquire new customers. We intend to consider and evaluate opportunities for growth acquisitions; however, there can be no assurance that we will find attractive acquisition candidates in the future, or that we will be able to acquire such candidates on economically acceptable terms.

Our marketing activities expose us to price and market risks which could adversely impact our financial condition.

        We enter into contracts to purchase and sell natural gas, NGLs and crude oil. Most of these contracts are priced at floating market prices. These activities expose us to market risks resulting from movements in commodity prices between the time volumes are purchased and the time they are sold, from fluctuations in the margins between purchase prices and sales prices and, in some cases, may also expose us to currency exchange risk. The prices of the products that we market are subject to fluctuations as a result of such factors as seasonal demand changes, changes in crude oil and natural gas markets, and other factors. In many circumstances, particularly in NGL marketing, purchase and sale contracts are not perfectly matched, as they are entered into at different times and for different values. Furthermore, we normally have a long position in most of the NGL products and crude oil that we market, and may store NGLs and crude oil in order to meet seasonal demand and take advantage of seasonal pricing differentials, thereby resulting in inventory risk. Because crude oil margins are earned by capturing spreads between different qualities of crude oil, our crude oil midstream business is subject to volatility in price differentials between crude oil streams and blending agents. In periods where such price differentials are wide, as was the case in the first quarter of 2009, our opportunity to profit by capturing spreads is enhanced, and in periods where such price differentials are tighter, as has been the case in more recent periods, our opportunity to profit is reduced. As a result, in both our NGL and crude oil marketing businesses, margins, profitability and contributions to our Adjusted EBITDA can vary significantly from period to period and volatility in the markets for these products may cause volatility in our financial results from period to period.

        To some extent, we can lessen certain elements of risk exposure through the integration of our marketing business with our facilities businesses. In spite of this integration, we remain exposed to market and commodity price risk. We manage this commodity risk in a number of ways, including the use of financial contracts and by offsetting some physical and financial contracts in terms of volumes, timing of performance and delivery obligations.

        For example, in the context of NGL marketing, because NGL product prices are related to the price of crude oil, crude oil financial contracts are one of the more common price risk management strategies that we use. This strategy is subject to basis risk between the prices of crude oil and the NGL product and therefore cannot be expected to fully offset future propane, butane and condensate price movements. Furthermore, there is no guarantee that these strategies and other efforts to manage the marketing and inventory risks will generate profits or mitigate all the market and inventory risk associated with these activities. If we utilize price risk management strategies, we may forego the benefits that may otherwise be experienced if commodity prices were to increase. In addition, any non-compliance with our trading policies could result in significantly adverse financial effects. To the extent that we engage in these kinds of activities, we are also subject to credit risks associated with counterparties with whom we have contracts.

Our access to credit from our suppliers could be restricted.

        Our significant debt levels could restrict our ability to access credit from our suppliers, who may require increased performance assurances. If we are unable to access credit from our suppliers, our ability to purchase inventory could be decreased and our financial condition and results of operations could be negatively impacted.

We may not successfully balance our purchases and sales of natural gas, propane, crude oil and condensate, which would increase our exposure to commodity price risks.

        We purchase from producers and other customers a substantial amount of natural gas, propane, crude oil and condensate for resale to third parties, including natural gas marketers and end-users. We may not be successful in balancing our purchases and sales. A producer or supplier could fail to deliver contracted volumes or deliver in excess of contracted volumes, or a purchaser could purchase less than contracted volumes. Any of these actions could cause our purchases and sales to be unbalanced. While we attempt to balance our purchases and sales, if our purchases and sales are unbalanced, we will face increased exposure to commodity price risks and could have increased volatility in our operating income and cash flows.

Our financial results depend on the demand for the petroleum products that we transport, store, sell and distribute.

        Any sustained decrease in demand for crude oil and petroleum products in the markets we serve could result in a significant reduction in the volume of products that we transport in our pipelines, store at our terminals and distribute through our trucking business, and thereby significantly reduce our cash flow and revenues. Factors that could lead to a decrease in market demand include:

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  lower demand by consumers for refined products, including asphalt and wellsite fluids, as a result of recession or other adverse economic conditions or due to high prices caused by an increase in the market price of crude oil, which is subject to wide fluctuations in response to changes in global and regional supply over which we have no control, or higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of gasoline or other refined products and result in lower spending by consumers and businesses on transportation fuels such as gasoline, aviation fuel and diesel;

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  an increase in fuel economy, whether as a result of a shift by consumers to more fuel-efficient vehicles, technological advances by manufacturers, governmental or regulatory actions or otherwise;

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  provincial and federal legislation either already in place or under development requiring the inclusion of ethanol and use of biodiesel which may negatively affect the overall demand for crude oil products;

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  technological advances in the production and longevity of fuel cells and solar, electric and battery-powered engines; and

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  fluctuations in demand for crude oil, such as those caused by refinery downtime or shutdowns, could also significantly reduce market demand and, therefore, reduce our revenues.

        We cannot predict and we do not have control over the impact of future economic and political conditions on the energy and petrochemical industries, which in turn would affect the demand for crude oil and petroleum products. As a result of decreased demand, we may experience a decrease in our margins and profitability.

Some of our business segments are dependent on certain major customers, and a loss of one or more major customers could have a material adverse effect on segment profitability.

        There can be no assurance that our current customers will continue their relationships with us or that we have adequately assessed their creditworthiness or that there will not be an unanticipated deterioration in their creditworthiness. The loss of one or more major customers or any material nonpayment or nonperformance by such customer, or any significant decrease in transportation services or any of our other services provided to a customer, prices paid, or any other changes to the terms of service with customers, could have a material adverse effect on our segment profitability.

Our expansion projects may not immediately produce operating cash flows and may exceed our cost estimates.

        We have begun or anticipate beginning expansion projects which will require us to make significant capital investments. We will incur financing costs during the planning and construction phases of these projects; however, the operating cash flows we expect these projects to generate will not materialize until some time after the projects are completed. The amount of time and investment necessary to complete these projects could exceed the estimates we used when determining whether to undertake them. For example, we must compete with other companies for the materials and construction services required to complete these projects, and competition for these materials or services could result in significant delays and/or cost overruns. Any such cost overruns or unanticipated delays in the completion or commercial development of these projects could reduce our liquidity.

We face intense competition in all areas of our business and may not be able to successfully compete with our competitors, which could lead to lower levels of profits and reduce the amount of cash we generate.

        We are subject to competition from other pipelines and terminals in the same markets as our assets, as well as from other means of transporting, storing and distributing petroleum products, including from other pipeline systems, terminal operators and integrated refining and marketing companies that own their own terminal facilities and that may be able to supply our customers with the same or comparable services on a more competitive basis. Our customers demand delivery of products on tight time schedules and in a number of geographic markets. If our quality of service declines or we cannot meet the demands of our customers, they may utilize the services of our competitors.

        Our competitors include major integrated oil and gas companies and numerous other independent oil and gas companies, individual producers and operators and other terminal and pipeline operators. The petroleum industry also competes with other industries in supplying energy, fuel and related products to customers. Some of these competitors are substantially larger than us, have greater financial resources, and control substantially greater storage capacity than we do.

        Our ability to compete could be harmed by numerous factors, including:

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  price competition;

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  different cost structure;

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  the perception that another company can provide better service; and

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  the availability of alternative supply points, or supply points located closer to the operations of our customers.

        Competitive forces may result in shortages of development opportunities for infrastructure to produce and transport production. It may also result in an oversupply of crude oil, natural gas, petroleum products and chemicals. Each of these factors could have a negative impact on costs and prices and, therefore, our financial results. If we are unable to compete with services offered by other midstream enterprises, our cash flow and revenues may be adversely affected.

We experience a high level of competition in our propane marketing and distribution segment from other propane retailers, from alternative energy sources and energy efficiency and technological advances.

        Propane represents less than 2% of the overall Canadian energy market and demand for traditional propane end-use applications is increasing marginally with general economic growth. There are close to 200 propane retailers in Canada, and propane retailing is a local, relationship-based business, in which retailers compete for market share based on price and level of service. The industry is mature, with limited growth potential, and barriers to entry are relatively low. Our ability to remain an industry leader depends on our ability to provide reliable service at competitive prices. In addition to competing with other propane retailers, propane is subject to vigorous competition from other sources of energy, including natural gas, fuel oil, electricity, wood, gasoline, diesel and other fuels, some of which are less costly on an energy equivalent basis. Fuel oil is also used as a residential, commercial and industrial source of heat and in general is less costly on an equivalent energy basis, although operating efficiencies and environmental and air quality factors help make propane competitive with fuel oil. Except for certain industrial and commercial applications, propane is generally not competitive with natural gas in areas where natural gas already exists, as natural gas is a less expensive source of energy. If other energy sources such as compressed natural gas, methanol and ethanol are further developed and more readily available, we could also face competition from these energy sources. These competing forces coupled with the general trend towards increased conservation measures and technological advances in energy efficiency may have a detrimental effect on propane demand and the financial performance of our propane marketing and distribution segment.

Our success depends on our ability to retain the current members of our senior management team and other key personnel.

        Our success depends to a significant extent on the continued services of our core senior management team and other key personnel. If one or more of these individuals were unable or unwilling to continue in their present positions, our business could be disrupted and we might not be able to find replacements on a timely basis or with the same level of skill and experience. Finding and hiring any such replacements could be costly and might require us to grant significant equity awards or other incentive compensation, which could adversely impact our financial results. We do not maintain key-person life insurance for any of our management personnel or other key employees. Furthermore, the ability to expand our services will be dependent upon our ability to attract additional qualified employees which is constrained in times of strong industry activity. The failure to attract and retain a sufficient number of qualified drivers and owner-operators could also have a material adverse effect on our profitability.

A material decrease in the production of crude oil from the oil fields served by our pipelines could materially reduce our revenues.

        Our conventional pipeline tariff revenues are based upon a variety of tolling arrangements, including "take-or-pay" contracts, cost of service arrangements and market-based tolls. As a result, certain pipeline tariff revenues are heavily dependent upon throughput levels of crude oil and condensate. The throughput on our crude oil pipelines depends on the availability of attractively priced crude oil produced from the oil fields served by such pipelines, or through connections with pipelines owned by third parties. Crude oil production may decline for a number of reasons, including natural declines due to depleting wells, a material decrease in the price of crude oil, or the inability of producers to obtain necessary drilling or other permits from applicable governmental authorities. If we are unable to replace volumes lost due to a temporary or permanent material decrease in production or a decrease in demand from the oil fields served by our crude oil pipelines, our throughput could decline, reducing our revenue and cash flow. Certain of our field and pipeline operating costs and expenses are fixed and do not vary with the volumes we gather and transport. These costs and expenses may not decrease ratably or at all should we experience a reduction in our volumes gathered or transmitted by our operations. As a result, we may experience declines in our margins and profitability if our volumes decrease.

An impairment in the carrying value of goodwill or other assets could negatively affect our consolidated results of operations.

        Pursuant to Canadian GAAP, we are required to annually assess our goodwill to determine if it is impaired and to test our property, plant and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the testing performed indicates that impairment has occurred, the Company is required to record a non-cash impairment charge for the difference between the carrying value of the goodwill and the implied fair value of the goodwill in the period the determination is made. Disruptions to our business, end market conditions and protracted economic weakness, unexpected significant declines in operating results of reporting units, divestitures and market capitalization declines may result in additional charges for goodwill and other asset impairments. We have significant intangible assets, including goodwill, which are susceptible to valuation adjustments as a result of changes in such factors and conditions. We assess the potential impairment of goodwill on an annual basis, as well as when interim events or changes in circumstances indicate that the carrying value may not be recoverable. We assess intangible assets subject to amortization of impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill impairment analysis and measurement is a process that requires significant judgment and the use of estimates related to valuation such as discount rates, long term growth rates and the level and timing of future cash flows. As a result, several factors could result in the impairment of a material amount of our goodwill balance in future periods.

        In the year ended December 31, 2009, we recorded an impairment charge of $114.1 million, relating to goodwill and intangible assets within our truck transportation segment.

A material decrease in our throughput levels which are dependent on transportation contracts or tolling arrangements with third parties could adversely affect our business.

        Throughput in certain of our terminals is or will be governed by transportation contracts or tolling arrangements with various producers of petroleum products. Any default by counterparties under such contracts or the expiration of any such contracts or tolling arrangements without renewal or replacement may have an adverse effect on our business.

We are responsible for the decommissioning, abandonment and reclamation costs for our facilities, which could decrease funds available for servicing our debt obligations and other operating expenses.

        We will be responsible for compliance with all applicable laws and regulations regarding the decommissioning, abandonment and reclamation of our facilities at the end of their economic life, the costs of which may be substantial. It is not possible to predict these costs with certainty since they will be a function of regulatory requirements at the time of decommissioning, abandonment and reclamation. We may, in the future, determine it prudent or be required by applicable laws or regulations to establish and fund one or more decommissioning, abandonment and reclamation reserve funds to provide for payment of future decommissioning, abandonment and reclamation costs, which could decrease funds available to service debt obligations. In addition, such reserves, if established, may not be sufficient to satisfy such future decommissioning, abandonment and reclamation costs and we will be responsible for the payment of the balance of such costs.

The unaudited pro forma condensed consolidated financial information in this prospectus may not be reflective of our operating results and financial conditions following the Refinancing, the 2010 Offering and the increase in the liquidity facility.

        The unaudited pro forma condensed consolidated financial information included in this prospectus is derived from our historical audited consolidated financial statements. The preparation of this pro forma information is based upon available information and certain assumptions and estimates that we believe are reasonable. This pro forma information may not necessarily reflect what our results of operations and financial position would have been had the Refinancing, the 2010 Offering and the increase in the liquidity facility occurred during the periods presented or what our results of operations and financial position will be in the future. Additionally, the presentation of EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA contained in this prospectus is made in accordance with neither Canadian nor U.S. GAAP. In calculating Pro Forma Adjusted EBITDA, we make certain adjustments, which are described in note 2 set forth in "Summary—Summary Financial Data," and exclude on a pro forma basis certain historical costs and expenses, including movement in the unrealized gains or losses on our financial instruments; expenses associated with our employee stock option program; non-cash inventory writedowns; management fees; and the pro forma effect of certain acquisitions subsequent to December 31, 2008 and other adjustments that are considered non-recurring in nature.

Higher fuel prices could materially affect our results of operations and financial condition.

        One of our largest operating expenses is fuel and while this cost is largely borne directly by our contract haulers, higher fuel prices could materially affect our results to the extent it impedes the ability of our contract haulers to provide us with transportation services. If we are unable to pass on these increased operating costs to our customers through the use of fuel surcharge programs, our results of operations and financial condition could be materially affected.

We are dependent on access to parts and equipment from certain key suppliers and we may be adversely affected if we are unable to maintain those relationships.

        Our ability to compete and expand will be dependent on having access, at a reasonable cost, to equipment, parts and components which are at least technologically equivalent to those utilized by our competitors, and to the development and acquisition of new and competitive technologies. Although we have individual distribution agreements with various key suppliers, there can be no assurance that those sources of equipment, parts or components or relationships with key suppliers will be maintained. If these sources are not maintained, our ability to compete may be impaired. We are able to access certain distributors and secure discounts on parts and components that would not be available if it were not for our relationship with certain key suppliers. Should the relationships with these key suppliers cease, the availability and cost of securing certain equipment and parts may be adversely affected.

Our propane marketing and distribution segment depends heavily on construction sector activity levels, which tend to be cyclical and which differ throughout the regions in which we operate.

        Our results in propane distribution and sales depend heavily on residential, commercial and infrastructure construction activity and spending levels. The construction industry tends to be cyclical in the markets we serve. Construction activity and spending levels vary across our markets and are influenced by interest rates, inflation, consumer spending habits, demographic shifts, environmental laws and regulations, employment levels and the availability of funds for public infrastructure projects. Economic downturns may lead to recessions in the construction industry, either in individual markets or nationally, and may have a negative impact on our results of operations and cash flows.

Our business may be affected by legislative and regulatory changes which could have a negative impact on us directly or indirectly through our customers.

        Our industry is highly regulated. There can be no guarantee that laws and other government programs relating to the oil and gas industry, the energy services industry and the transportation industry will not be changed in a manner which directly and adversely affects our business and there can be no assurance that the laws, regulations or rules governing our customers will not be changed in a manner which adversely affects our customers and, therefore, our business. For example, the "New Royalty Framework" introduced by the Alberta Government took effect on January 1, 2009, and modified the manner in which royalties will be charged on oil and gas producing properties in Alberta.

        The New Royalty Framework was modified on March 3, 2009 when the Alberta government announced a three-point incentive program. This incentive program includes a drilling royalty credit for new oil and natural gas wells drilled between April 1, 2009 and March 31, 2010, providing a $200-per-metre-drilled royalty credit to companies on a sliding scale based on their production levels from last year. There is also a new well incentive program that provides a maximum 5% royalty rate for the first 12 months of production from new wells that begin producing oil or natural gas between April 1, 2009 and March 31, 2010 to a maximum of 50,000 barrels of oil or 500 million cubic feet of natural gas. As of June 25, 2009, the Alberta government has extended these two programs to March 31, 2011. The province of Alberta will invest $30 million in a fund committed to abandonment and reclamation projects where there is no legally responsible or financially able party to deal with the clean-up of inactive wells.

        On March 11, 2010, the Alberta Government announced its intention to adjust royalty rates effective January 1st, 2011. This adjustment includes making the current incentive program royalty rate of 5% on new natural gas and conventional oil wells a permanent feature of the royalty system with current time and volume limits. The maximum royalty rate will be reduced from the current levels of 50% to 40% for conventional oil and to 36% for natural gas. The transitional royalty framework for oil and gas will continue until December 31, 2013 as announced and no new wells will be allowed to select transitional royalty rates effective January 1, 2011; wells that have selected the transitional royalty rates will be allowed to switch to the new rates effective January 1, 2011. All royalty curves will be finalized and announced by May 31, 2010. The implementation of the royalty adjustments is subject to certain risks and uncertainties, including changes to existing legislation and the regulation and development of proprietary software to support the calculation and collection of royalties. Certain proposed changes may require further consultation and there may be modifications introduced prior to implementation of the royalty adjustments on January 1, 2011.

        Increased royalty rates could adversely affect drilling activity in Alberta in future years. While the applicable royalty rate does not directly impact us as we have no producing properties, these rate increases may indirectly impact our results should the producers and shippers operating in areas serviced by us decide to take actions, such as reduced capital programs or curtailment of volumes shipped, as a result of the increased royalty rates.

        In addition, our pipelines and facilities are potentially subject to common carrier and common processor applications and to rate setting by regulatory authorities in the event agreement on fees or tariffs cannot be reached with producers. To the extent that producers believe processing fees or tariffs with respect to pipelines and facilities are too high, they may seek rate relief through regulatory means. If regulations were passed lowering or capping our rates and tariffs, our results of operations and cash flows could be adversely affected.

We are subject to numerous environmental and health and safety regulations that have become more stringent in recent years and may result in increased liabilities and increased capital expenditures by us.

        Each of our segments is subject to the risk of incurring substantial costs and liabilities under environmental and health and safety laws and regulations. These costs and liabilities arise under increasingly stringent environmental and health and safety laws, including regulations and governmental enforcement policies and legislation, and as a result of third party claims for damages to property or persons arising from our operations. Environmental legislation imposes, among other things, restrictions, liabilities and obligations in connection with the generation, handling, storage, transportation, treatment and disposal of hazardous substances and waste and in connection with spills, releases and emissions of various substances into the environment. Environmental legislation also requires that pipelines, facilities and other properties associated with our operations be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. In addition, certain types of projects may require the submission and approval of environmental impact assessments and the implementation of mitigative measures prior to the implementation of such projects.

        Failure to comply with environmental and health and safety laws and regulations may result in assessment of administrative, civil and criminal penalties, imposition of remedial obligations such as cleanup and site restoration requirements and liens and potentially, the issuance of injunctions to limit or cease operations. If we were unable to recover these costs through increased revenues, our ability to meet our financial obligations and pay cash distributions could be adversely affected.

        The terminal and pipeline facilities that comprise our petroleum products pipeline system have been used for many years to transport, distribute or store petroleum products. Over time our operations, or operations by our predecessors or third parties not under our control, may have resulted in the disposal or release of hydrocarbons or wastes at or from these terminal properties and along such pipeline rights-of-way. In addition, some of our terminals and pipelines are located on or near current or former refining and terminal sites, and there is a risk that contamination is present on those sites. We may be subject to strict joint and several liability under a number of these environmental laws and regulations for such disposal and releases of hydrocarbons or wastes or the existence of contamination, even in circumstances where such activities or conditions were caused by third parties not under our control or were otherwise lawful at the time they occurred.

        Further, the transportation of hazardous materials and/or other substances in our pipelines may result in environmental damage, including accidental releases that may cause death or injuries to humans, damage to third parties and natural resources, and/or result in federal and/or provincial civil and/or criminal penalties that could be material to our results of operations and cash flows.

        We believe that we are in substantial compliance with existing legislation. However, environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. We cannot ensure that the costs of complying with environmental legislation in the future will not have a material adverse effect on our financial condition or results of operations. We anticipate that changes in environmental legislation may require, among other things, reductions in emissions to the air from our operations and result in increased capital expenditures. Future changes in environmental legislation could occur and result in stricter standards and enforcement, larger fines and liability and increased capital expenditures and operating costs, which could have a material adverse effect on our financial condition or results of operations. See "Regulation" for a discussion of regulations affecting our business.

Our business involves many hazards and operational risks, including adverse weather conditions, which could cause us to incur substantial liabilities.

        Our operations are subject to the many hazards inherent in the transportation, storage and distribution of crude oil, natural gas and petroleum products, including:

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  explosions, fires and accidents, including road and highway accidents involving our tanker trucks;

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  damage to our tanker trucks, pipelines, storage tanks, terminals and related equipment;

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  ruptures, leaks or releases of crude oil or petroleum products into the environment; and

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  acts of terrorism or vandalism.

        If any of these events were to occur, we could suffer substantial losses because of personal injury or loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage resulting in curtailment or suspension of our related operations. Mechanical malfunctions, faulty measurement or other errors may also result in significant costs or lost revenues.

        Furthermore, harsh Canadian weather conditions are particularly challenging and can impede the movement of goods and increase the operating costs for the materials that can be transported, which can have a material adverse effect on profitability.

        In general, the level of activity in the Canadian oilfield service industry is influenced by seasonal weather patterns. Wet weather and the spring thaw may make the ground unstable. Consequently, municipalities and provincial transportation departments enforce road bans that restrict the movement of rigs and other heavy equipment, thereby reducing activity levels. Additionally, certain oil and gas producing areas are only accessible in the winter months because the ground surrounding the drilling sites in these areas consists of swampy terrain. Seasonal factors and unexpected weather patterns may lead to declines in the activity levels of exploration and production companies and corresponding declines in the demand for our goods and services.

Our revenues from third-party customers are generated under contracts that must be renegotiated periodically and that allow the customer to reduce or suspend performance in some circumstances, which could cause our revenues from those contracts to decline.

        Some of our contract-based revenues are generated under contracts with terms which allow the customer to reduce or suspend performance under the contract in specified circumstances, such as the occurrence of a catastrophic event to our or the customer's operations. The occurrence of an event which results in a material reduction or suspension of our customer's performance could reduce our profitability.

        Many of our contracts with third-party customers for producer field services have terms of one year or less. As these contracts expire, they must be extended and renegotiated or replaced. We may not be able to extend, renegotiate or replace these contracts when they expire, and the terms of any renegotiated contracts may not be as favorable as the contracts they replace. We face intense competition in our gathering, transportation, terminalling and storage activities. Other providers of crude oil gathering, transportation, terminalling and storage services that are able to supply our customers with those services at a lower price could reduce our ability to compete in this industry. Additionally, we may incur substantial costs if modifications to our terminals are required in order to attract substitute customers or provide alternative services. If we cannot successfully renew significant contracts or if we must renew them on less favorable terms, or if we incur substantial costs in modifying our terminals, our revenues from these arrangements could decline.

We may not have or be able to obtain adequate insurance to cover all risks incident to our business.

        We currently maintain customary insurance of the types and amounts consistent with prudent industry practice; however, we are not fully insured against all risks incident to our business. We are not obliged to maintain any such insurance if it is not available on commercially reasonable terms. There can be no guarantee that such insurance coverage will be available in the future on commercially reasonable terms or at commercially reasonable rates or that the amounts for which we are insured, or the proceeds of such insurance, will compensate us fully for our losses. In addition, the insurance coverage obtained with respect to our business and facilities will be subject to limits and exclusions or limitations on coverage that are considered by management to be reasonable, given the cost of procuring insurance and current operating conditions. There can be no assurance that the insurance proceeds received by us in respect of a claim will be sufficient in any particular situation to fully compensate us for losses and liabilities suffered. If a significant accident or event occurs that is not fully insured, it could adversely affect our results of operations, financial position or cash flows.

Some of our employees are unionized and any work stoppages or unexpected increases in salary wages and benefits could have an adverse effect on our financial results.

        The largest components of our overall operating expenses are salary, wages, benefits and costs of contractors. Any significant increase in these expenses could impact our financial results. In addition, we are at risk if there are any labor disruptions. Moose Jaw is subject to a collective agreement with its employees and the Communications Energy & Paperworks Union, Local 595 (which expired on January 31, 2010, but is still in effect) and certain Gibson Energy Partnership employees (operators and lab technicians at the Edmonton and Hardisty terminals) are subject to an agreement with the Gibson Employees Association. Labor disruptions could restrict the ability of the asphalt plant or the terminal and pipeline operations to process crude oil or operate the terminals and pipelines and therefore affect our financial results. We attempt to enter into union negotiations on a timely basis in light of the length of the collective agreements. However, we cannot guarantee that we will be able to successfully negotiate collective agreements prior to their expiration. Any work stoppages or unbudgeted or unexpected increases in compensation could have a material adverse effect on our profitability.

        Overall, we maintain a good relationship with the union and our association employees and we have never experienced a strike or work stoppage at Moose Jaw or the Edmonton and Hardisty terminals.

Our operations are dependent on technology and a breakdown of that technology could impact the accuracy of our financial reporting and management information and our revenues and results of operations.

        At the operational level, we rely on electronic systems for recording of sales and accumulation of financial data. A major breakdown of our computer systems would disrupt the flow of information and could cause a loss of records. This is mitigated by redundancies, emergency response plans and back up procedures. The conversion and upgrade of electronic systems could result in lost or corrupt data which could impact the accuracy of financial reporting and management information.

        In addition, we are dependent on technology for certain of our operations. For example, if we were to lose functionality of our Supervisory Control and Data Acquisition System ("SCADA") (due to loss of back-up power, servers, communication links or control interfaces), pipeline operations would cease due to loss of leak detection capability and we would no longer have the ability to receive, deliver, transfer or blend petroleum due to being unable to control valves and pumps and monitor flow rates and tank levels. The impact of short-term disruptions would typically be minimal due to the ability to re-schedule the planned activities and use spare capacity. Disruptions of longer duration would likely result in loss of revenue.

Some of our storage tanks and portions of our pipeline system have been in service for several decades, and our operating and capital costs could increase due to lower throughput and aging equipment.

        Operating and capital costs of our refinery, terminals and pipelines may vary considerably from our current and forecast values and rates and represent significant components of the cost of providing service. Our pipeline and storage assets are generally long-lived assets. As a result, some of those assets have been in service for several decades. The age and condition of these assets could result in increased maintenance or remediation expenditures. In general, as equipment in our facilities ages, maintenance capital expenditures and maintenance expenses with respect to such equipment may increase over time. In addition, certain of our facilities are presently operating at lower throughputs than their respective licensed capacities, and certain facilities will require expenditures for equipment refurbishment, replacement or debottlenecking in order to reach licensed capacity. Although operating costs are recaptured, in part, through the tariffs charged on volumes processed and transported, to the extent such charges escalate, producers may seek lower cost alternatives or stop production of their products. Consequently, our results of operations, financial position or cash flows may be adversely affected.

Our terminal and pipeline systems are dependent upon their interconnections with terminals and pipelines owned and operated by others.

        Our terminal and pipeline systems are dependent upon their interconnections with other terminals and pipelines owned and operated by third parties to reach end markets and as a significant source of supply for our facilities. Outages at these terminals or reduced or interrupted throughput on these pipelines because of weather-related or other natural causes, testing, line repair, damage, reduced operating pressures or other causes could result in our being unable to deliver products to our customers from our terminals or receive products for storage at our terminals or reduce shipments on our pipelines and could adversely affect our cash flows and revenues.

Since weather conditions may adversely affect the overall demand for propane, our propane marketing and distribution segment is vulnerable to, and could be adversely affected by, warm winters.

        Historically, overall propane demand from non-automotive end-use applications has been stable. However, weather conditions have a marked impact on propane market volumes, as demand for propane, which is used primarily for space heating uses and for oilfield and industrial applications, will tend to decline if there is a period of sustained warmer-than-normal temperatures. Approximately 75% of our revenues for the year ended December 31, 2009 attributable to propane were generated in the October-March winter heating season. A warm winter could therefore lead to reduced demand for propane which would negatively impact the cash flows of our propane marketing and distribution segment and could reduce our revenues.

We are exposed to foreign exchange risk due to some of our sales and indebtedness being denominated in U.S. dollars, which may have a negative impact on our results of operations.

        Our results are affected by the exchange rate between the Canadian and U.S. dollar. An increase in the value of the Canadian dollar relative to the U.S. dollar will decrease the Canadian dollar equivalent of revenues we receive from our U.S. activities. Correspondingly, a decrease in the value of the Canadian dollar relative to the U.S. dollar will increase the Canadian dollar equivalent of revenues received from our marketing activities. In addition, a change in the value of the Canadian dollar against the U.S. dollar will result in an increase or decrease in our U.S. dollar-denominated debt, as expressed in Canadian dollars, as well as in the related interest expense. While a proportion of our sales generate cash denominated in U.S. dollars, to the extent that such U.S. dollar-denominated cash is less than the amounts required to service our U.S. dollar-denominated debt and pay other U.S. dollar-denominated expenses, we are exposed to currency fluctuations and exchange rate risks that may adversely affect our results of operations. For example, in 2009, the high and low noon buying rate for the Canadian dollar to U.S. dollar ranged between $1.30:1 and $1.03:1. Exchange rate fluctuations are beyond the Company's control and there can be no guarantee that such fluctuations will not have a material adverse effect on our results of operations and cash flow available to service our obligations. Our practice is to selectively hedge our exposure to foreign currencies related to our ongoing operations, including to the U.S. dollar, through the use of futures and options contracts. However, there can be no guarantee that we will be able to fully mitigate our exposure to foreign exchange risk. We have not entered into hedging arrangements with respect to our U.S. dollar-denominated debt.

Some of our planned facilities are jointly owned by third parties and it may not be possible for us to obtain approval from those third parties for expansion projects which may adversely affect our ability to expand in the future.

        One of our planned facilities and our Battle River Terminal are or may be jointly owned with third parties. Approvals must be obtained from such joint owners for proposals to make capital expenditures regarding such facilities. These approvals typically require that a capital expenditure proposal be approved by the owners holding a specified percentage of the ownership interests in the relevant facility. It may not be possible for us to obtain the required levels of approval from co-owners of facilities for future proposals for capital expenditures, which may adversely affect our ability to expand or improve our jointly-owned facilities. In addition, agreements for joint ownership often contain restrictions on transfer of an interest in a facility. The most frequent restrictions require a transferor who is proposing to transfer an interest to offer such interest to the other holders of interests in the facility prior to completing the transfer. Such provisions may restrict our ability to transfer our interests in facilities or to acquire partners' interests in facilities, and may also restrict our ability to maximize the value of a sale of our interest.

        As part of our effort to minimize these risks, we maintain communication with our co-owners through participation in operating committees and formal decision-making processes. We also utilize our knowledge of industry activity and relationships with other owners to mitigate the risk of uncooperative behavior. However, there is no guarantee that we will be able to proceed with our plans for any facilities which are jointly owned.

We have expanded our operations into the U.S. and may be exposed to liability under U.S. laws and regulations.

        We have expanded into and established permanent operations in the U.S. Reliance on these markets means that we will be exposed to downturns in the U.S. economy, U.S. weather patterns, protectionist actions by U.S. legislators and other political developments, all of which could have an adverse impact on our financial results.

        Furthermore, while the growth of our operations in the U.S. enhances our ability to access larger markets, it also presents a number of risks, including increased regulatory and compliance obligations and costs, as well as risks associated with potential non-compliance. The sale of propane and the establishment of permanent operations in the U.S. also expose us to potential liability in U.S. courts, which tend to award larger damage awards compared to Canadian courts. In some instances, we may be subject to the exclusive jurisdiction of U.S. courts.

        We have a small staff in the United States. Portions of our U.S. operations are managed and administered by Canadian personnel with limited expertise in U.S. law and regulation. We engage U.S. counsel from time to time to assist with identifying and complying with applicable state and federal laws. We monitor developments and trends that may affect propane transportation, terminalling and sales into the U.S. and our risk management committee considers the risk profile of the U.S. operations when evaluating our risk mitigation strategies. We are also examining options for reducing the exposure of our Canadian assets to civil claims in the U.S. There is no guarantee that any of these activities will reduce the risks associated with our permanent operations in the U.S. or with any dependence on U.S. markets for propane sales.

Our business is subject to federal, provincial and local laws and regulations that govern the product quality specifications of the petroleum products that we store and transport.

        Petroleum products that we store and transport are sold by our customers for consumption into the public market. Various federal, provincial and local agencies have the authority to prescribe specific product quality specifications for commodities sold into the public market. Changes in product quality specifications or blending requirements could reduce our throughput volume, require us to incur additional handling costs or require capital expenditures. For instance, different product specifications for different markets impact the fungibility of the products in our system and could require the construction of additional storage. If we are unable to recover these costs through increased revenues, our cash flows could be adversely affected. In addition, changes in the product quality of the products we receive on our petroleum products pipeline system could reduce or eliminate our ability to blend products.

Our operations may incur substantial costs to comply with future climate control legislation and regulatory initiatives.

        In 1994, the United Nations Framework Convention on Climate Change came into force and three years later led to the Kyoto Protocol, under which ratifying nations agreed to the reduction of greenhouse gas ("GHG") emissions. On December 17, 2002, Canada ratified the Kyoto Protocol. Canada is also currently a participant in bilateral discussions with the United States to explore common approaches to climate change matters and in post-Kyoto negotiations within the United Nations-sponsored process to establish a new global agreement to reduce GHGs. While the details regarding the implementation of these and other multinational climate change processes remain unclear, these initiatives may impact Canada's legislative regime regarding GHG emissions, which may require us to significantly reduce GHG emissions from our operations and result in increased capital expenditures, or other compliance costs.

        The Federal Government of Canada has announced its intention to enact certain regulations in respect of GHGs and other pollutants. If enacted, these regulations may adversely affect our operations and increase our costs. These regulations may become more onerous over time as public and political pressures increase to implement initiatives that will reduce GHG emissions. There is also uncertainty as to the interplay between these federal regulations and the various provincial regulations with respect to GHG emissions.

        In the Province of Alberta, regulations governing GHG emissions from large industrial facilities came into effect on July 1, 2007. The regulations apply to all facilities in Alberta that have produced 100,000 or more tonnes of carbon dioxide equivalent ("CO2e") in 2003 or any subsequent year. None of our Alberta facilities produce emissions above the threshold of 100,000 tonnes of CO2e annually. We do not expect ongoing compliance costs associated with these regulations at our facilities to have a material adverse effect on our operations or financial condition; however, these and future regulations enacted by the Alberta government may result in further regulatory requirements that could affect our business, but any such requirements are currently unknown. The Saskatchewan government introduced in December 2009 proposed legislation respecting GHG emissions that, if enacted, could require emission reductions consistent with the federal regulatory plan under development. Regulations that may be enacted in Saskatchewan in respect of GHG reductions may have operational or financial adverse consequences for our business.

        The U.S. Energy Independence and Security Act of 2007 precludes agencies of the U.S. federal government from procuring motive fuels from non-conventional petroleum sources that have lifecycle GHG emissions greater than equivalent conventional fuel. This may have implications for our marketing in the United States of some heavy oil and oil sands production, but the impact cannot be determined at this time. The U.S. Congress is actively considering cap and trade and other legislation to regulate emissions of GHGs on an economy-wide basis, including from mobile (e.g., cars, trucks and engines) and stationary sources, fuel producers and importers. In addition, a number of U.S. states and some Canadian provinces have formed regional partnerships to regulate emissions of GHGs. New legislation or regulatory programs that restrict emissions of GHGs in areas where we conduct business could adversely affect our operations and demand for our services. See "Regulation" for a discussion of regulations affecting our business.

Certain private equity investment funds affiliated with Riverstone own a significant majority of our equity and their interests may not be aligned with yours.

        Riverstone indirectly owns a substantial majority of the fully diluted equity of Gibson Energy ULC, and, therefore, has the power to control our affairs and policies. Riverstone also controls, to a large degree, the election of directors, the appointment of management, the entering into mergers, sales of substantially all of our assets and other extraordinary transactions. The directors have authority, subject to the terms of our debt, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. The interests of Riverstone could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Riverstone, as equity holders, might conflict with your interests as a note holder. Riverstone may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder. Additionally, Riverstone is in the business of making investments in companies, and may from time to time in the future acquire interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and investors' views of us.

        We must ensure that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis. We will be required to spend considerable effort on establishing and maintaining our internal controls, which will be costly and time-consuming and will need to be re-evaluated frequently. We have very limited experience in designing and testing our internal controls and when we become subject to the full SEC requirements of the Sarbanes-Oxley Act of 2002, we will likely incur significant costs in connection with first providing internal control reports. We are in the process of documenting, reviewing and, if appropriate, improving our internal controls and procedures, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, which will require annual management assessments of the effectiveness of our internal control over financial reporting. We will be testing our internal controls in anticipation of being subject to Section 404 requirements and, as part of that documentation and testing, may identify areas for further attention and improvement. Implementing any appropriate changes to our internal controls may entail substantial costs to modify our existing financial and accounting systems, take a significant period of time to complete, and distract our officers, directors and employees from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors' perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements may seriously affect the trading value of our notes.

We will adopt new accounting standards in 2011, and this adoption may have a material impact on our financial statements.

        In February 2008, Canada's Accounting Standards Board confirmed that Canadian GAAP, as used by publicly accountable enterprises, will be fully converged to International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board. For our 2011 interim and annual financial statements, we will be required to report under IFRS and to provide IFRS comparative information for the 2010 fiscal year.

        IFRS uses a conceptual framework similar to Canadian GAAP, but there are significant differences in recognition, measurement and disclosures. While we have commenced an analysis of how the adoption of IFRS will affect our financial statements, at this time, the full impact of this changeover on our future financial position and results of operations is not yet determinable.

        The adoption will result in changes to our reported financial position and results of operations, and these changes may be material. Moreover, the restatement of our 2010 financial statements for comparative purposes may be significant. In addition, IFRS could have an effect on the computation of our debt covenants and of certain other contractual obligations. In particular, although the adoption IFRS will not change our actual cash flows, our covenants linked to financial ratios may be affected by the adoption of IFRS in ways that are difficult to predict at this time.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of initial notes, the terms of which are identical in all material respects to the exchange notes, including with respect to the interest rate and maturity, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The initial notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization as of December 31, 2009, on a historical basis, and on an as adjusted basis to give effect to the 2010 Offering and the increase in the liquidity facility as if they had occurred on December 31, 2009.

        The table below should be read in conjunction with "Unaudited Pro Forma Condensed Consolidated Financial Information," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements, including the related notes, appearing elsewhere in this prospectus.

	As of December 31, 2009
	Historical	As adjusted
	(in thousands)
Cash and cash equivalents	$26,263	$223,404

Debt:
U.S.$200.0 million senior notes offered hereby(1)	$—	$209,320
Less: discount on the notes offered hereby(1)	—	(5,501)
U.S.$560.0 million first lien senior secured notes	586,096	586,096
Liquidity facility	—	—
Debt issuance costs(1)	(32,154)	(38,832)

Total debt	553,942	751,083

Equity:
Common stock	537,656	537,656
Preferred stock	113,034	113,034
Contributed surplus	8,957	8,957
Deficit	(71,003)	(71,003)

Total shareholder's equity	588,644	588,644

Total capitalization	$1,142,586	$1,339,727

(1)
Represents an estimate of the proceeds from the sale of the notes in Canadian dollars based on a Canadian dollar to U.S. dollar exchange rate of U.S.$0.9555 for $1.00 on December 31, 2009. On April 16, 2010, the exchange rate was U.S.$0.9857 for $1.00.

 THE TRANSACTIONS

        On August 5, 2008, Hunting PLC, Hunting Energy Holdings Limited and Gibson AcquisitionCo entered into the Sale and Purchase Agreement pursuant to which, among other things, Gibson AcquisitionCo acquired all of the issued and outstanding Class A Common Shares and Class B Common Shares of Gibson Energy Holdings Inc. for $1.3 billion. Hunting agreed to a two-year covenant not to compete with Gibson's business or solicit employees of Gibson.

        The purchase price for the Acquisition was financed through the following transactions:

  •
  R/C Fund IV capitalized Gibson AcquisitionCo with an aggregate equity contribution of approximately $537.7 million through certain wholly controlled subsidiaries;

  •
  we entered into a U.S.$230.0 million first lien senior secured interim credit agreement and a U.S.$315.0 million second lien senior secured interim credit agreement;

  •
  we entered into our liquidity facility providing for U.S.$65.0 million of total borrowing capacity, prior to giving effect to an estimated $2.0 million of issued but undrawn letters of credit, and no borrowings outstanding at the time of closing. The liquidity facility was increased to U.S.$95.0 million of total borrowing capacity in October 2009 and was further increased to a total borrowing capacity of U.S.$150.0 million in January 2010; and

  •
  1441682 Alberta Ltd. was formed as a wholly owned subsidiary of Co-op to hold 100,000 preferred shares of Parent. A warrant for common shares of 1441682 Alberta Ltd. was issued to Hunting in exchange for $100.0 million of Class A Common Shares of Gibson Energy Holdings Inc., as a portion of the purchase price.

        Most of the representations and warranties contained in the Sale and Purchase Agreement survive until the first anniversary of the closing of the Acquisition.

        Hunting has, subject to certain exceptions and exclusions, agreed to indemnify Gibson AcquisitionCo for losses associated with:

  •
  the failure of representations and warranties made by Hunting in the Sale and Purchase Agreement to be accurate; and

  •
  breaches of covenants and agreements made by Hunting in the Sale and Purchase Agreement.

        Gibson AcquisitionCo has agreed to indemnify Hunting for losses associated with:

  •
  the failure of representations and warranties made by Gibson AcquisitionCo in the Sale and Purchase Agreement to be accurate;

  •
  breaches of covenants and agreements made by Gibson AcquisitionCo in the Sale and Purchase Agreement; and

  •
  the amendment, termination or modification by Gibson AcquisitionCo of Gibson's employee benefits plans after the closing.

        There are certain limitations on indemnification, including:

  •
  indemnification for breaches of most representations and warranties and covenants is subject to a $250,000 minimum loss requirement per claim and a $10.0 million deductible; and

  •
  indemnification for breaches of most representations and warranties is subject to an overall limit of $165.0 million.

        Following the consummation of the Acquisition, Gibson Energy Holdings Inc. was converted into an unlimited liability corporation and through several amalgamations was amalgamated with Gibson

AcquisitionCo to form the continuing amalgamated unlimited liability corporation, Gibson Energy ULC.

The Refinancing

        On May 27, 2009, we issued the senior secured notes in an aggregate principal amount of U.S.$560.0 million, the proceeds of which were used to repay in full all amounts outstanding under our Bridge Loans and to pay fees and expenses related thereto.

The 2010 Offering

        On January 19, 2010, we issued our 10.00% senior notes in an aggregate principal amount of U.S.$200.0 million, some of the proceeds of which were used to fund the Johnstone and Aarcam acquisitions, and will be used to fund potential acquisitions, including the acquisition of Taylor and the acquisition of the remaining equity interests in certain tankage assets connected to our Hardisty Terminal and will also be used for general corporate purposes. See "Summary—The 2010 Offering." On January 19, 2010 we also entered into an amendment to our liquidity facility to allow for the 2010 Offering and to increase total borrowing capacity for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$150.0 million.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information is based on our historical consolidated financial statements after giving effect to (i) the Refinancing, which consists of the issuance of senior secured notes and the repayment in full of the Bridge Loans from the net proceeds (ii) the 2010 Offering, which consists of the receipt of the net proceeds from the offering for general corporate purposes, the funding of any future acquisitions and capital expenditures and (iii) an increase to our liquidity facility (the "Liquidity Facility Increase"), which consists of a U.S.$30.0 million increase in total borrowing capacity of our liquidity facility to U.S.$95.0 million that occurred on October 2, 2009 and an additional $55.0 million increase in total borrowing capacity of our liquidity facility to U.S.$150.0 million that occurred on January 19, 2010.

        On August 5, 2008, Hunting and Gibson AcquisitionCo, a wholly owned subsidiary of Gibson Energy Holding ULC (the "Company"), which is owned by investment funds affiliated with Riverstone, entered into a Sale and Purchase Agreement pursuant to which Gibson AcquisitionCo acquired all of the issued and outstanding Class A and Class B Common Shares of Gibson Energy Holdings Inc. The sale and purchase became effective on the close of business on December 12, 2008, for a total consideration of $1,256.4 million. Following the Acquisition, a number of Gibson entities, including Gibson Energy Holdings Inc., converted to unlimited liability companies. Gibson Energy Holding ULC then amalgamated with Gibson Energy Ltd. (following its conversion to an unlimited liability company), a subsidiary of Gibson Energy Holding ULC, and the surviving entity of that amalgamation has subsequently been amalgamated with Gibson Acquisition ULC to form Gibson Energy ULC, a wholly owned subsidiary of the Company.

        In connection with the Acquisition, we entered into the Bridge Loans, under which we borrowed an aggregate principal amount of U.S.$545.0 million, comprised of (i) first lien senior secured interim loans of U.S.$230.0 million and (ii) second lien senior secured interim loans of U.S.$315.0 million, the proceeds of which were used to partially finance the Acquisition and to pay related fees and expenses. In addition, we entered into a liquidity facility of up to U.S.$65.0 million, which is available to provide financing for working capital and other general corporate purposes.

        In connection with the Refinancing, we issued the senior secured notes for an aggregate principal amount of U.S.$560.0 million, the proceeds of which were used to repay the Bridge Loans in full and to pay related fees and expenses.

        In connection with the 2010 Offering, we issued the senior notes for an aggregate principle amount of U.S.$200.0 million, the proceeds of which are to be used for future acquisitions and capital expenditures and for general corporate purposes.

        In connection with the Liquidity Facility Increase, we increased our liquidity facility from U.S.$65.0 million to U.S.$95.0 million on October 2, 2009 and to U.S.$150.0 million on January 19, 2010.

        The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 has been derived from the historical audited consolidated balance sheet as of December 31, 2009 after giving effect to the 2010 Offering and the Liquidity Facility Increase, as if each had been consummated on December 31, 2009. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009 has been derived from the historical audited consolidated statement of income for the year ended December 31, 2009, after giving effect to (i) the Refinancing (ii) the 2010 Offering and (iii) the Liquidity Facility Increase, as if they had all been consummated on January 1, 2009.

        The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and has been derived from, and should be read in conjunction with, the historical audited consolidated financial statements of the Company for the year ended December 31,

2009 and notes thereto and the accompanying notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma adjustments are based on currently available information and certain assumptions that we believe are reasonable, which are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the Refinancing, the 2010 Offering, and the Liquidity Facility Increase taken place on the dates indicated, nor is it necessarily indicative of our future consolidated financial position or results of operations.

        The historical audited consolidated balance sheet of the Company as of December 31, 2009 and the historical audited consolidated statement of income for the year ended December 31, 2009 were prepared in accordance with Canadian GAAP, with a reconciliation to U.S. GAAP in the notes to historical financial statements.

        To assist in understanding the unaudited pro forma condensed consolidated financial information, a reconciliation from Canadian GAAP to U.S. GAAP for the unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009, are presented as a part of the unaudited pro forma condensed consolidated financial information.

        The exchange rate used for the pro forma condensed consolidated financial information to translate the U.S. dollar proceeds from the 2010 Offering is the exchange rate as of December 31, 2009 of U.S.$0.9555 to $1.00.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2009
(in thousands of Canadian dollars)

	Historical(1)	Pro forma adjustments for the 2010 Offering and the Liquidity Facility Increase			Pro forma for the 2010 Offering and the Liquidity Facility Increase	U.S. GAAP Adjustments (f)		Pro forma for the 2010 Offering and the Liquidity Facility Increase under U.S GAAP
ASSETS
Cash and cash equivalents	$26,263		$197,141	(a)	$223,404	$		$223,404
Accounts receivable	315,865				315,865			315,865
Income taxes receivable	11,050				11,050			11,050
Inventories	113,688				113,688			113,688
Current portion of future income taxes	1,509				1,509			1,509
Prepaid expenses	5,187				5,187			5,187

Total current assets	473,562		197,141		670,703			670,703
Future income taxes	5,225				5,225			5,225
Long-term prepaid expenses and other assets	35,432				35,432		44,333	79,765
Property, plant and equipment	598,826				598,826			598,826
Intangible assets	126,955				126,955			126,955
Goodwill	433,894				433,894			433,894

Total assets	$1,673,894		$197,141		$1,871,035		$44,333	$1,915,368

LIABILITIES
Liquidity facility	$25,000	$			$25,000	$		$25,000
Accounts payable and accrued charges	268,274				268,274			268,274
Income taxes payable	8,443				8,443			8,443
Current portion of future income taxes	839				839			839

Total current liabilities	302,556				302,556			302,556

Asset retirement obligation	8,287				8,287			8,287
Long-term debt	553,942		209,320	(a)	751,083		44,333	795,416
			(12,179	)(a)
Other long-term liabilities	16,092				16,092			16,092
Future income taxes	204,373				204,373			204,373
Preferred shares(2)	—				—		113,034	113,034
SHAREHOLDER'S EQUITY
Common shares	537,656				537,656			537,656
Preferred shares	113,034				113,034		(113,034)	—
Contributed surplus	8,957				8,957			8,957
Deficit	(71,003)				(71,003)			(71,003)

Total shareholder's equity	588,644				588,644		(113,034)	475,610

Total liabilities and shareholder's equity	$1,673,894		$197,141		$1,871,035		$44,333	$1,915,368

(1)
Column was derived from, and should be read in conjunction with, the historical audited consolidated balance sheet as at December 31, 2009 of Gibson Energy Holding ULC included elsewhere in this prospectus.

(2)
Contingently redeemable convertible preferred shares represent temporary equity (mezzanine) under U.S. GAAP.

See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2009

(in thousands of Canadian dollars)

	Historical(1)	Pro forma adjustments for the Refinancing			Pro forma for the Refinancing	Pro forma adjustments for the 2010 Offering and the Liquidity Facility Increase			Pro forma for the Refinancing, the 2010 Offering and the Liquidity Facility Increase	U.S. GAAP Adjustments (f)		Pro forma for the Refinancing, the 2010 Offering and the Liquidity Facility Increase under U.S GAAP
Revenue
Products	$3,162,806	$			$3,162,806	$			$3,162,806	$		$3,162,806
Services	291,331				291,331				291,331			291,331

Total Revenue	3,454,137				3,454,137				3,454,137			3,454,137

Cost of sales, excluding depreciation and amortization
Cost of products	3,086,759				3,086,759				3,086,759			3,086,759
Cost of services	205,662				205,662				205,662			205,662

Total cost of sales, excluding depreciation and amortization	3,292,421				3,292,421				3,292,421			3,292,421

	161,716				161,716				161,716			161,716

Operating expenses and other non-operating expenses (income)
Depreciation of property, plant and equipment	56,564				56,564				56,564			56,564
General and administrative	24,731				24,731				24,731		155	24,886
Amortization of intangible assets	25,747				25,747				25,747			25,747
Stock based compensation	8,957				8,957				8,957			8,957
Gain on sale of assets	(90)				(90)				(90)			(90)
Impairment of goodwill and intangible assets	114,115				114,115				114,115			114,115
Accretion expense	785				785				785			785
Foreign exchange gain	(92,681)				(92,681)				(92,681)			(92,681)
Debt extinguishment costs	18,517		(18,517	)(b)	—				—			—
Loss from investment in associates	54				54				54			54
Interest expense (income)
Long-term debt	80,169		(5,990	)(c)	74,179		22,570	(d)	96,749		(282)	96,467
Income	(253)				(253)				(253)			(253)
Other	699				699				699			699

	237,314		(24,507)		212,807		22,570		235,377		(127)	235,250

Loss before income taxes	(75,598)		24,507		(51,091)		(22,570)		(73,661)		127	(73,534)

Income tax (recovery) expense	(12,649)		7,107	(e)	(5,542)		(6,545	)(e)	(12,087)		37	(12,050)

Net loss	$(62,949)		$17,400		$(45,549)		$(16,025)		$(61,574)		$90	$(61,484)

(1)
Column was derived from, and should be read in conjunction with, the historical audited consolidated statement of income for the year ended December 31, 2009 of Gibson Energy Holding ULC, included elsewhere in this prospectus.

See accompanying notes to unaudited pro forma condensed consolidated financial information.

        The accounting policies used in the preparation of the unaudited pro forma condensed consolidated financial information are consistent with those disclosed in the historical audited consolidated financial statements of Gibson Energy Holding ULC as at December 31, 2009 and for the year ended December 31, 2009.

        The unaudited pro forma condensed consolidated financial information does not contain adjustments related to pro forma results of operations related to acquisitions during the year ended December 31, 2009, and subsequent to December 31, 2009, because such acquisitions were not significant to the Company.

        The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments included in the unaudited pro forma condensed consolidated financial information are as follows:

  (a)
  Adjustment to reflect the long-term debt outstanding as a result of the 2010 Offering (in thousands):

Sources		Uses
Proceeds of U.S.$200.0 million from the 2010 Offering(1)	$209,320	Estimated fees and expenses(1)(2)	$12,179
		Cash	197,141

Total Sources	$209,320	Total Uses	$209,320

(1)
The exchange rate used to translate the U.S. dollar amounts is the exchange rate as of December 31, 2009 of U.S.$0.9555 for $1.00.

(2)
We have estimated that the fees and expenses, including discount, related to the 2010 Offering will be approximately $12.2 million.
  (b)
  Adjustments related to the write-off of the unamortized debt issuance costs recognized in our consolidated financial statements relating to the repayment of the Bridge Loans from the proceeds of the Refinancing. Due to the non-recurring nature of the write-off, the net charge to income of $18.5 million has not been included in the unaudited pro forma condensed consolidated statement of income.

  (c)
  Adjustment to reflect the interest expense on the senior secured notes outstanding following the Refinancing.

    The following table details our pro forma interest calculation for the following periods (in thousands):

Year ended December 31, 2009
Senior secured notes(1)(2)	$68,866
Accretion of debt issuance costs	5,313

Pro forma interest expense on long-term debt outstanding as a result of the Refinancing	74,179
Less: Historical interest expense on long-term debt	(80,169)

Net adjustment	$(5,990)

(1)
The expense has been calculated in U.S. dollars and converted to Canadian dollars using the exchange rate as of December 31, 2009 of U.S.$0.9555 for $1.00.

(2)
A 10% change in the exchange rate of U.S. dollars converted to Canadian dollars would change our interest expense associated with the senior secured notes by $6.9 million for the year ended December 31, 2009.
  (d)
  Adjustment to reflect the additional interest expense on the senior notes following the 2010 Offering. Additionally, it is assumed that the liquidity facility was undrawn throughout the year.

    The following table details our additional pro forma interest calculation for the following periods (in thousands):

Year ended December 31, 2009
Senior notes(1)(3)	$20,932
Liquidity facility(1)(2)	637
Accretion of debt issuance costs	1,001

Additional pro forma interest expense	$22,570

(1)
The expense has been calculated in U.S. dollars and converted to Canadian dollars using the exchange rate as of December 31, 2009 of U.S.$0.9555 for $1.00.

(2)
Represent the commitment fee of 0.75% on the undrawn balance of the Liquidity Facility Increase of U.S.$85.0 million.

(3)
A 10% change in the exchange rate of U.S. dollars converted to Canadian dollars would change our interest expense associated with the senior notes by $2.2 million for the year ended December 31, 2009.
  (e)
  Adjustment to record the income tax effect of the pro forma adjustments at a statutory tax rate of 29%.

  (f)
  Adjustment to reflect the impact of U.S. GAAP in the unaudited pro forma condensed consolidated financial information. There are no material differences between Canadian

    GAAP and U.S. GAAP, as it relates to the unaudited pro forma condensed consolidated balance sheet, other than the following:

      •
      Reclassification of the estimated debt issuance costs of $44.3 million from long-term debt to other assets. Under Canadian GAAP the Company made an accounting policy selection to record long-term debt net of the debt issuance cost and accrete the long-term debt balance over the life of the debt; and

      •
      Reclassification of the preferred shares and related accreted dividends of $113.0 million from shareholders equity to temporary equity (mezzanine) under U.S. GAAP.

      U.S. GAAP adjustments included in the unaudited pro forma condensed consolidated statement of income are based on the differences between U.S. GAAP and Canadian GAAP relating to capitalized interest, business combinations and stock based compensation. For more details on the nature of the adjustments, refer to note 25 to the historical audited consolidated financial statements for the year ended December 31, 2009.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The selected historical consolidated financial data as of December 31, 2008 and 2009 and for the year ended December 31, 2007, the period from January 1, 2008 to December 12, 2008, the period from December 13, 2008 to December 31, 2008 and the year ended December 31, 2009 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. These consolidated financial statements were prepared in accordance with Canadian GAAP, which differs in some material respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP applicable to the Company see note 25 to our audited consolidated financial statements included elsewhere in this prospectus. This information, in our opinion, reflects all adjustments necessary for a fair statement of our operating results and financial condition for such periods and as of such dates. Unaudited pro forma financial information for the year ended December 31, 2009 is derived from and should be read in conjunction with the unaudited pro forma condensed consolidated financial information included elsewhere in this prospectus. You should read the selected historical consolidated financial data together with "Presentation of Information—Financial and Other Information," "Risk Factors," "Unaudited Pro Forma Condensed Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Predecessor				Successor
	Years ended December 31,			Period from January 1, to December 12,	Period from December 13, to December 31,	Year ended December 31,
	2005	2006	2007	2008	2008	2009
	(in thousands)
Statement of Income Data:
Revenues	$2,679,855	$2,988,500	$3,332,486	$4,648,665	$135,471	$3,454,137
Cost of sales, excluding depreciation and amortization	2,583,724	2,833,695	3,180,020	4,491,139	124,972	3,292,421
Depreciation and amortization	22,583	26,000	27,845	31,506	4,881	82,311
General and administrative expenses	15,117	21,631	22,374	31,365	615	24,731
Accretion expense	331	364	391	404	22	785
Impairment of goodwill and intangible assets	5,958	—	—	—	—	114,115
Interest expense	5,260	7,545	8,266	8,335	3,431	80,868
Debt extinguishment costs	—	—	—	—	—	18,517
Stock based compensation	—	—	—	—	—	8,957
Foreign exchange and other income	(833)	(69)	(2,572)	(601)	(4,460)	(92,970)

Income (loss) before income taxes	47,715	99,334	96,162	86,517	6,010	(75,598)
Income tax expense (recovery)	18,557	31,149	20,198	25,199	1,030	(12,649)

Net income (loss)	$29,158	$68,185	$75,964	$61,318	$4,980	$(62,949)

U.S. GAAP Data:
Net income (loss) under U.S. GAAP			$75,654	$61,358	$4,980	$(62,859)
Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$37,422	$101,847	$78,085	$74,048	$36,837	$2,070
Investing activities	(36,305)	(47,890)	(99,159)	(74,536)	(951,590)	(95,203)
Financing activities	(20,402)	(40,620)	30,059	(7,548)	1,027,705	6,444
Other Financial Data:
Capital expenditures:
Acquisitions, net of cash acquired(1)	$—	$1,800	$46,458	$14,430	$—	$15,165
Property, plant and equipment	39,257	42,213	60,521	43,672	2,982	36,967

(1)
Does not include amounts relating to the Acquisition, the investment in our equity interest in Battle River Terminal ULC, or the equity investment in Deepwell.

	Predecessor			Successor
	As of December 31,
	2005	2006	2007	2008	2009
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$2,739	$16,076	$25,061	$112,952	$26,263
Property, plant and equipment, net	227,724	244,646	295,545	603,980	598,826
Total assets	639,560	692,621	849,963	1,849,700	1,673,904
Long-term debt	—	—	—	640,082	553,942
Amounts due to affiliates	126,500	106,500	164,500	—	—
Shareholder's equity	153,166	209,493	258,170	642,636	588,644
U.S. GAAP Data:
Total assets			$857,286	$1,877,025	$1,706,722
Liabilities			599,091	1,234,389	1,119,427
Preferred shares(2)			—	100,625	113,034
Shareholder's equity			258,195	542,011	474,271

(2)
Contingently redeemable convertible preferred shares represent temporary equity (mezzanine) under U.S. GAAP.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges was as follows for the periods presented:

	Predecessor								Successor		Successor
	Year ended December 31,						January 1 to December 12,		December 13 to December 31,		Year ended December 31,
	2005		2006		2007		2008		2008		2009
Ratio/deficit of earnings to fixed charges(1)(2)	6.9	x	10.1	x	9.0	x	8.0	x	2.7	x	$(75,544)

(1)
The ratio has been computed in accordance with Canadian GAAP as the differences under U.S. GAAP are not material. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and before adjustment for income / loss from associates plus fixed charges. Fixed charges consist of interest expense, including the interest element of operating leases, which is calculated as one-third of the related lease charge, which management believes is a reasonable approximation of the interest factor.

(2)
Where the earnings are not sufficient and the ratio is less than 1.0x, the amount of the deficiency is disclosed, which represents the amount of earnings to attain a ratio of 1.0x.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following information should be read in conjunction with our audited consolidated financial statements and related notes for the year ended December 31, 2009, for the period from December 13, 2008 to December 31, 2008, for the period from January 1, 2008 to December 12, 2008 and for the year ended December 31, 2007, which were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in some material respects from generally accepted accounting principles of the United States of America ("U.S. GAAP"). For a discussion of the principal differences between Canadian GAAP and U.S. GAAP applicable to the Company, see note 25 to our audited consolidated financial statements.

        The audited consolidated financial statements present separately the periods prior to the Acquisition ("Predecessor") and the periods after the Acquisition ("Successor") to recognize the application of a different basis of accounting. To facilitate the discussion of the comparative periods, management presents certain financial information for the year ended December 31, 2008 on a combined basis in addition to the separate Predecessor and Successor periods. Combined financial information for the year ended December 31, 2008 represents the aggregation of the period from January 1, 2008 until December 12, 2008 and the period from December 13, 2008 until December 31, 2008 and includes the effects of purchase accounting and the related financing from the date of Acquisition. The combined financial information does not comply with Canadian GAAP or U.S. GAAP and does not purport either to represent actual results or to be indicative of results we might achieve in future periods. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. Amounts are stated in Canadian dollars unless otherwise noted.

        In addition, the statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business and the forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in "Risk Factors" and "Disclosure Regarding Forward-Looking Statements" included elsewhere in this prospectus. Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled "Risk Factors," "Selected Historical Consolidated Financial Data" and the historical audited consolidated financial statements, including the related notes, appearing elsewhere in this prospectus.

Executive Overview

        We are one of the largest independent midstream energy companies in Canada and are engaged in the transportation, storage, blending, processing, marketing and distribution of crude oil, condensate, NGLs such as propane and butane, refined products and natural gas. This business is typically referred to as the midstream energy business. Through our extensive network of integrated assets in western Canada and the northern United States, we move hydrocarbon products to market utilizing our terminals, pipelines, tank storage and truck transportation fleet, which, in concert with our processing, blending and marketing capabilities, provide valuable services to both producers and consumers. We participate across the full midstream energy value chain, from the producing regions in western Canada, through our strategically located terminals in Hardisty and Edmonton, to the refineries of North America via major pipelines serving the region. We have provided market access to the energy industry in western Canada over the last 56 years and believe we are a critical component to the future development of the substantial resources in the Western Canada Sedimentary Basin ("WCSB"), one of the most hydrocarbon-rich regions in the world.

        Since 1953, we have consistently been a leader in the western Canadian midstream energy market, developing and maintaining strong relationships with the leading industry participants. Since that time, our business has grown by expanding both geographically and by diversifying our service offerings to meet new customer needs.

        Since our inception we were controlled by Hunting, a UK-based energy services company publicly listed on the London Stock Exchange. However, on August 5, 2008, Hunting and Gibson Acquisition ULC, which is owned by investment funds affiliated with Riverstone, an energy-focused private equity firm, entered into a sale and purchase agreement pursuant to which Gibson Acquisition ULC acquired all of the issued and outstanding Class A and Class B Common Shares of Gibson Energy Holdings Inc. Effective on the close of business on December 12, 2008, Gibson Acquisition ULC completed the transaction for the total consideration of $1,256.4 million, which we refer to as the "Acquisition." Following the Acquisition, Gibson Energy Holdings Inc., was converted to an unlimited liability corporation and through several amalgamations was amalgamated with Gibson Acquisition ULC to form the continuing amalgamated unlimited liability corporation, Gibson Energy ULC, a wholly owned subsidiary of Gibson Energy Holding ULC.

        We manage our operations through five operating segments: (1) terminals and pipelines, (2) truck transportation, (3) propane marketing and distribution, (4) processing and wellsite fluids and (5) marketing. We believe our competitive advantage is driven by our diversified, high-value fixed asset base, geographic focus on one of the most hydrocarbon-rich basins in the world, strategic footholds in key markets and our conservative risk management policies. We are continuously focused on improving our operations across all segments by lowering costs, utilizing our integrated asset base to capture inter-segment synergies and expanding our network of assets, as well as increasing our margins by providing additional value-adding services along the midstream energy chain.

Highlights

        The key highlights of the year ended December 31, 2009, compared to the year ended December 31, 2008, were:

  •
  Revenue declined 28% and cost of sales declined 29%, primarily due to global commodity price declines;

  •
  Despite a global recession, the propane marketing and distribution and marketing segments showed increases in segment profits. However, total segment profit declined by 5%, due primarily to the decline in our truck transportation segment profit;

  •
  On May 27, 2009, we issued our senior secured notes in an aggregate principal amount of U.S.$560.0 million, the proceeds of which were used to repay the Bridge Loans in full. In connection with the repayment, we recorded debt extinguishment costs of $18.5 million. In addition, we realized a foreign exchange gain of $61.4 million on the repayment of the Bridge Loans;

  •
  Net loss was $62.9 million for the year ended December 31, 2009 compared to net income of $66.3 million for the year ended December 31, 2008. The decrease was primarily due to increases in our interest expense and depreciation and amortization expense as a result of the Acquisition, and an impairment charge relating to goodwill and intangible assets. These were offset by foreign exchange gains on our long-term debt;

  •
  Following the retirement of our previous President and Chief Executive Officer, we promoted a new President and Chief Executive Officer;

  •
  We completed the acquisition of Bridge Creek Trucking Ltd. ("Bridge Creek") for $6.9 million, expanding our market presence in the Southwest area of Saskatchewan. We also completed the acquisition of the wholesale propane business and assets of the Washington and Oregon operations of Turner Gas Company ("Turner") for $1.6 million and we completed the acquisition of certain propane terminal facilities and the associated businesses in Montana and South Dakota from Superior Propane LLC for $6.7 million;

  •
  We acquired an equity interest of approximately 39% in Deepwell Energy Services Trust (the "Deepwell Trust"), a waste management provider, for total consideration of $6.6 million. The Deepwell Trust provides oilfield waste processing, fluid disposal, custom treating and tank and truck washing for the upstream oil industry in Alberta and Saskatchewan, Canada;

  •
  We commissioned the Battle River Terminal at Hardisty, Alberta with a storage capacity of 1.2 million barrels for a total cost of approximately $72.0 million, in which we own a 25% equity interest; and

  •
  Employee headcount remained relatively stable, decreasing by 16 people or 2% in the year ended December 31, 2009, compared to an increase of 116 people or 15% during the year ended December 31, 2008.

        In January 2010, we issued the senior notes in an aggregate principal amount of U.S.$200.0 million, some of the proceeds of which were used to fund the acquisition of Johnstone for approximately $20.0 million on January 31, 2010, and Aarcam for approximately $3.2 million on February 1, 2010. In addition, we also entered into an amendment to our liquidity facility to increase total borrowing capacity for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$150.0 million.

        On April 16, 2010, the Company entered into a definitive agreement to acquire Taylor for approximately U.S.$147.0 million. The acquisition is subject to the satisfaction of certain conditions in the purchase agreement and to certain regulatory approvals.

        During the year ended December 31, 2008, on a combined basis, compared to the year ended December 31, 2007, we:

  •
  Increased revenue from product sales by 46%, primarily due to increased commodity prices;

  •
  Increased service-related revenue by 15% due to increased business activity and higher service-related rates;

  •
  Experienced a decline in net income by $10.6 million, or 14%, primarily due to increased income taxes;

  •
  Increased employee headcount by 116 people, or 15% during the year ended December 31, 2008, compared with a headcount increase of 173 people, or 28%, in the year ended December 31, 2007; and

  •
  Increased long-term debt by $640.1 million, net of $27.3 million of debt issuance costs, which was used to partially finance the Acquisition. The increase was offset by a decrease in amounts due to affiliates of $164.5 million.

        During the year ended December 31, 2007, we:

  •
  Completed the integration of five acquisitions made in the year ended December 31, 2007;

  •
  Closed a $14.4 million acquisition related to our truck transportation segment;

  •
  Continued construction of the Battle River Terminal, a 1.2 million barrel storage terminal at Hardisty, Alberta, in which we own a 25% ownership interest; and

  •
  Incurred $28.7 million of capital expenditures for internal growth projects including the completion of a pipeline construction project at Moose Jaw, providing us with cost-effective year-round access to the market for tops.

Trends Affecting Our Business

        In accordance with our long-range strategic plan we are continuously evaluating organic growth opportunities and potential acquisitions of transportation, gathering, terminalling or storage and other complementary midstream businesses. Although we believe we are well situated in the Canadian midstream industry, we face various operational, regulatory, financial and competitive challenges that may impact our ability to execute our strategy as planned.

        With the volatility in crude oil prices, tightened price differentials between crude oil streams and blending agents, volatile financial markets, a global recession and tightening of available credit, we face challenges in the short term with respect to maintaining operating margins, managing our inventory positions and gaining access to credit with our trading partners. We believe we can overcome these challenges by following prudent commodity risk management programs and maintaining our liquidity. At December 31, 2009, we had unrestricted cash of $16.5 million and $89.6 million available under our liquidity facility of U.S.$95.0 million, with outstanding letters of credit of $9.8 million. On January 19, 2010, we increased the maximum available amount under our liquidity facility to U.S.$150.0 million. Due to the synergistic, integrated nature of our business and the focus of our services being mainly towards production related activities, we are optimistic that we will be able to meet our short term objectives.

        We operate in a mature industry and believe that acquisitions will play an important role in our future growth. These acquisition efforts often involve assets that, if acquired, could have a material effect on our financial condition and results of operations and may divert management's attention from the daily operation of the business. We also continuously evaluate opportunities that will allow us to expand both geographically and by diversifying our service offerings. These opportunities will leverage our knowledge base and skill sets, allowing us to participate in other energy related businesses or geographic areas that have characteristics and opportunities similar to, or that otherwise complement, our existing activities.

        While we believe we will have sufficient cash flow from operations to fund most of our planned growth and that we may have access to additional capital from Riverstone or the capital markets should we require additional funds, we can give no assurance that funds will be available on acceptable terms, or at all. Additionally, while we expect the acquisitions we make to be accretive in the long term, we can give no assurance that our current or future acquisition efforts will be successful, that any such acquisition will be completed on terms considered favorable to us, or at all, or that our expectations will ultimately be realized.

Longer-Term Outlook

        Our longer-term outlook, spanning three to five years or more, is influenced by many factors affecting the North American midstream energy sector. Some of the more significant trends and developments relating to crude oil include:

  •
  Continued overall depletion of conventional North American crude oil production;

  •
  Uncertainty and volatility relating to crude oil prices;

  •
  Increased crude oil production from the WCSB, including from the Canadian oil sands; and

  •
  Expansion of the midstream infrastructure in the WCSB to handle increased production and expansion of capacity in the U.S. refining complex to handle heavier crude oil from the WCSB.

        We believe the collective impact of these trends and developments, many of which are beyond our control, will result in an increasingly volatile crude oil market that is subject to more frequent short-term swings in market prices and grade differentials and shifts in market structure. In an environment of tight supply and demand balances, even relatively minor supply disruptions can cause significant price swings. Conversely, despite a relatively balanced market on a global basis, competition within a given region of North America could cause downward pricing pressure and significantly impact regional crude oil price differentials among crude oil grades and locations. Although we believe our business strategy is designed to manage these trends, factors and potential developments, and that we are strategically positioned to benefit from certain of these developments, there can be no assurance that we will not be negatively affected.

Acquisitions and Internal Growth Projects

        We completed a number of acquisitions and capital expansion projects in the years ended December 31, 2007, 2008 and 2009. The following table summarizes our capital expenditures for internal growth projects, acquisitions and upgrade and replacement capital (in thousands):

	Year ended December 31,
	2007	2008(2)	2009
Internal growth projects	$38,866	$28,677	$15,784
Acquisitions, including equity investments	46,458	18,180	21,808
Upgrade and replacement capital(1)	21,655	17,977	21,183

	$106,979	$64,834	$58,775

(1)
Upgrade capital above includes improvement projects that extend the physical life of an asset, while replacement capital includes purchases that replace existing assets as necessary to maintain current service levels or replace assets that no longer have a useful economic life.

(2)
Capital expenditures above do not include amounts related to the Acquisition.

Internal growth projects

        In the year ended December 31, 2009, our internal growth projects included: the completion of a new frac fluid recycling facility, which incorporates technology acquired from the acquisition of REV Fluid Solutions Inc.; the continued expansion of our truck transportation fleet; expansion of our Canwest truck fleet and tankage; building a new tank at the Edmonton South Terminal, expansion of capacity and building of a new tank at the Moose Jaw Refinery, and the completion of the Battle River Terminal at Hardisty, Alberta.

        In the year ended December 31, 2008, our internal growth projects included: the purchase of land and the ongoing construction of a new frac fluid recycling facility; the expansion of blending facilities at our Hussar and Edmonton North terminals; the continued expansion of our truck transportation fleet; and the ongoing construction of the Battle River Terminal at Hardisty, Alberta.

        In the year ended December 31, 2007, our internal growth projects included: the construction of a new pipeline connecting Moose Jaw to the South Saskatchewan pipeline; expansion of our truck transportation fleet and expansion of our Canwest truck fleet; and the purchase of additional propane storage tanks. We also modified and expanded our crude oil storage and terminal facilities in Edmonton and Hardisty, Alberta.

        The following table summarizes our key projects undertaken in the years ended December 31, 2007, 2008 and 2009 (in thousands):

	Year ended December 31,
	2007	2008	2009
Truck transportation trailer fleet expansion(1)	$7,734	$3,427	$924
Blending facilities(2)	—	4,467	11
Frac fluid recycling facility(3)	—	5,978	1,922
Moose Jaw pipeline project(4)	11,951	399	128
Canwest fleet and tank expansion(5)	2,681	3,519	4,417
Building expansions at Moose Jaw and Lloydminster(6)	—	2,443	97
Edmonton South Terminal storage tank construction(7)	—	—	1,422
Hardisty Terminal expansion (Battle River Terminal)(8)	5,467	—	—
Moose Jaw capacity expansion(9)	—	—	3,237
Purchase of land(10)	—	—	1,080
Other growth projects(11)	11,033	8,444	2,546

Total	$38,866	$28,677	$15,784

(1)
Represents the ongoing addition of trailers to meet demand growth in key market areas. Expenditures for the year ended December 31, 2009 were primarily related to sulphur hauling.

(2)
Represents capital spent to add facilities to enable butane blending into crude oil streams at our Hussar and Edmonton North terminals.

(3)
Represents capital spent to construct a frac fluid recycling and reclamation facility. This facility became operational during the year ended December 31, 2009 for a total project cost of approximately $7.8 million.

(4)
Represents the addition of pipeline capacity at the Moose Jaw Refinery to allow the simultaneous receipt and delivery of product from the South Saskatchewan pipeline. The total project cost was approximately $12.5 million and has been completed. This project removes the necessity of moving tops material by truck in the winter, resulting in significant cost savings for the Moose Jaw Refinery.

(5)
Represents the ongoing addition of truck and tank capacity to meet growing demand in key market areas.

(6)
Represents an office building expansion at the Moose Jaw Refinery and an office building and trailer shop expansion at Lloydminster for our Propane Marketing and Distribution and Truck Transportation segments, respectively.

(7)
Represents capital spent to build a tank at our Edmonton South Terminal.

(8)
Represents the preliminary expenditures related to construction of an additional 1.2 million barrels of storage capacity at Hardisty. This project, a joint venture (Battle River Terminal ULC) in which we are a minority 25% equity holder, as well as project operator, was completed in the second quarter of 2009. In the year ended December 31, 2008, the assets were sold to the joint venture at net book value.

(9)
Represents expenditure incurred in the expansion of capacity and the building of a new tank at the Moose Jaw Refinery.

(10)
Represents the purchase of land in Sicamous, British Columbia, for storage facilities for our retail propane business.

(11)
Represents a number of smaller projects similar in nature to, but smaller in scope than, those discussed above.

Acquisitions

        In the year ended December 31, 2009, we completed the acquisition of Bridge Creek for aggregate consideration of $6.9 million, effective May 1, 2009, the acquisition of the wholesale propane business and assets of the Washington and Oregon operations of Turner for $1.6 million, effective July 1, 2009, and the acquisition of certain propane terminal facilities and the associated businesses in Montana and South Dakota from Superior Propane LLC for $6.7 million, effective November 18, 2009. In addition we acquired an equity interest in the Deepwell Trust, a waste management provider, for $6.6 million. In the year ended December 31, 2008 we completed the acquisition of Chief Hauling Contractors Inc. ("Chief") for aggregate consideration of $14.4 million and made a $3.8 million equity investment in BRT. In the year ended December 31, 2007, we completed a total of five acquisitions for aggregate consideration of approximately $46.5 million. The acquired businesses impacted our results of operations commencing on the effective date of each acquisition as indicated in the table below.

        The following table summarizes the acquisitions and equity investments that were completed in the years ended December 31, 2007, 2008 and 2009 (in thousands):

Acquisition	Effective date	Acquisition price	Operating segment
Del's Propane Ltd.	February 1, 2007	$5,970	Propane marketing and distribution
Western Propane & Gas Sales	May 31, 2007	2,738	Propane marketing and distribution
Boychuk Energy Inc.	June 1, 2007	13,350	Truck transportation
REV Fluids Solutions Inc.(1)	September 1, 2007	5,500	Processing and wellsite fluids
MP Energy Partnership(2)	October 1, 2007	18,900	Propane marketing and distribution
Battle River Terminal ULC(3)	June 18, 2008	3,750	Marketing and Terminals and pipelines
Chief Hauling Contractors Inc.	June 1, 2008	14,430	Truck transportation
Bridge Creek Trucking Ltd	May 1, 2009	6,900	Truck transportation
Turner Gas Company	July 1, 2009	1,608	Propane marketing and distribution
Superior Propane	November 18, 2009	6,657	Propane marketing and distribution
Deepwell Energy Services Trust(4)	December 15, 2009	6,643	Terminals and pipelines

Total		$86,446

(1)
Including Terra Firm Canada Inc.

(2)
Including Integrated Propane Services Ltd.

(3)
Represents a 25% equity investment in BRT, not included as a business acquisition in the accompanying financial statements.

(4)
Represents an approximate 39% equity investment in Deepwell, not included as a business acquisition in the accompanying financial statements.

Seasonality

        Although certain activities in our business segments are seasonal, in general, seasonality does not have a material impact on our combined operations and segments.

        Our processing and wellsite fluids segment is impacted by seasonality because the asphalt industry in Canada is affected by the impact that weather conditions have on road construction schedules. Refineries produce liquid asphalt year round, but asphalt demand peaks during the summer months when most of the road construction activity in Canada takes place. Demand for wellsite fluids is dependent on overall well drilling activity, with drilling activity normally the busiest in the winter months. As a result, our processing and wellsite fluids segment's sales of liquid asphalt peak in the summer and sales of wellsite fluids peak in the winter.

        Our propane and marketing distribution segment is characterized by a high degree of seasonality with much of the seasonality driven by the impact of weather on the need for heating and the amount of propane required to produce power for oilpatch-related applications. Therefore, volumes are low during the summer months relative to the winter months. Operating profits are also considerably lower during the summer months. Most of the annual segment profits are earned from October to March each year.

Effect of the Acquisition

        As a result of the Acquisition and the application of purchase accounting, our assets and liabilities have been adjusted to their fair market values as of the closing date of the Acquisition. Additionally, the excess of the total purchase price over the fair value of our tangible assets and liabilities at closing was allocated to goodwill and other intangible assets, totaling $518.1 million and $179.7 million, respectively. Goodwill will be subject to annual impairment testing. See "—Critical Accounting Policies and Estimates—Fair value of assets and liabilities acquired and identification of associated goodwill and intangible assets."

        Additionally, we incurred significant indebtedness in connection with the consummation of the Acquisition, and our total indebtedness and related interest expenses is significantly higher than prior to the Acquisition. See "—Liquidity and Capital Resources."

        As a result of the Acquisition, our depreciation expense on property, plant and equipment, amortization of intangible assets and interest expense have all increased. In the year ended December 31, 2009, our depreciation expense on property, plant and equipment and amortization of intangible assets was $56.6 million and $25.7 million, respectively, compared to $32.0 million and $4.4 million, respectively, for the year ended December 31, 2008. In addition, as our long-term debt is denominated in U.S. dollars that we have not hedged, we are required to record a gain or loss on our long-term debt to reflect movements in the exchange rate between the Canadian and United States dollars. In the year ended December 31, 2009, we recorded a foreign exchange gain on our long-term debt of $98.0 million.

Critical Accounting Policies and Estimates

        The consolidated financial statements have been prepared in accordance with Canadian GAAP. Our significant accounting policies are more fully described in note 1 to our audited consolidated financial statements. However, certain of our accounting policies are particularly important to an understanding of our financial position and results of operations. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. Estimates are used in the assessment of the recoverability of accounts receivable, the carrying value of goodwill and intangible assets, future income taxes, asset retirement obligations, valuation of stock options, valuation of pension assets, liabilities and related expenses, the determination of certain future obligations and the purchase price allocation in connection with the Acquisition. In addition, estimates related to the useful life of property, plant and equipment and intangible assets are required in order to calculate depreciation and amortization. Actual results may differ from estimated amounts as future confirming events occur.

        The accounting estimates and assumptions discussed in this section are those that involve significant judgment and the most uncertainty. Changes in these estimates or assumptions could materially affect our financial position and results of operations and are therefore important to an understanding of our consolidated financial statements. We believe the following critical accounting policies reflect our more significant estimates and the assumptions used in the preparation of our consolidated financial statements.

        Financial instruments.    When we mark our derivatives to market, the estimates of gains or losses at a particular period-end do not reflect the end results of particular transactions, and will most likely not reflect the actual gain or loss at the conclusion of the underlying transactions. We reflect the fair value estimates for derivative instruments based on valuation information from third parties. The calculation of the fair value of certain of these derivatives is based on proprietary models and assumptions of third parties because such instruments are not quoted on an active market. Additionally, estimates of fair value for such derivative instruments may vary among different models due to a difference in assumptions applied, such as the estimate of prevailing market prices, volatility, correlations and other factors, and may not be reflective of the price at which they can be settled due to the lack of a liquid market. Although the resolution of these uncertainties has not historically had a material impact on our results of operations or financial condition, the actual amounts may vary significantly from estimated amounts.

        Preferred shares.    Preferred shares issued by Gibson Energy Holding ULC in connection with the Acquisition will be converted to Class B common shares at December 12, 2010, except to the extent that they are redeemed in whole or in part prior to that date. The preferred shares are contingently redeemable upon the qualified initial public offering of Gibson Energy Holding ULC of more than U.S.$100 million in net proceeds and have liquidation preferences as compared to other classes of common stock of the Company. The preferred shares are entitled to cumulative dividends of 12% per annum which is accreted to the redemption value of the preferred shares until the earlier of December 12, 2010 or their redemption. We recognize accrued dividends for each period as a reduction of our retained earnings and an increase in the carrying value of the preferred shares. Under U.S. GAAP such preferred shares are classified as mezzanine financing outside of shareholders equity, which results in an accounting difference between Canadian and U.S. GAAP. See notes 22 and 25 to our audited consolidated financial statements for additional details of accounting for preferred shares.

        Accruals and contingent liabilities.    We use estimates to record accruals or liabilities for environmental remediation and governmental penalties, insurance claims, asset retirement obligations, taxes, potential legal claims, and other accruals and liabilities. Accruals are made when our assessment indicates that it is probable that a liability has occurred and the amount of liability can be reasonably estimated. Our estimates are based on all known facts at the time and our assessment of the ultimate outcome. Among the many uncertainties that impact our estimates are the necessary regulatory approvals for, and potential modification of, our environmental remediation plans, the limited amount of data available upon initial assessment of the impact of soil or water contamination, changes in costs associated with environmental remediation services and equipment, costs of medical care associated with worker's compensation and employee health insurance claims, and the possibility of existing legal claims giving rise to additional claims. Our estimates for contingent liability accruals are increased or decreased as additional information is obtained or resolution is achieved. Although the resolution of these uncertainties has not historically had a material impact on our results of operations or financial condition, actual amounts may vary significantly from estimated amounts.

        Fair value of assets and liabilities acquired and identification of associated goodwill and intangible assets.    In conjunction with each acquisition, we must allocate the cost of the acquired entity to the assets and liabilities assumed based on their estimated fair values at the date of acquisition. We also estimate the amount of transaction costs that will be incurred in connection with each acquisition. As additional information becomes available, we may adjust our original estimates subsequent to the acquisition. In addition, we are required to recognize intangible assets separately from goodwill. Goodwill and intangible assets with indefinite lives are not amortized but instead are periodically assessed for impairment. We do not have any recorded intangible assets with an indefinite life outside of goodwill. The impairment testing entails estimating future net cash flows relating to the asset, based on management's estimate of market conditions including pricing, demand, competition, operating expenses and other factors. Intangible assets with finite lives are amortized over the estimated useful life determined by management. Determining the fair value of assets and liabilities acquired, as well as intangible assets that relate to such items as customer relationships, brands, contracts, and industry expertise involves professional judgment and is ultimately based on acquisition models and management's assessment of the value of the assets acquired and, to the extent available, third party assessments. Uncertainties associated with these estimates include changes in production decline rates, production interruptions, fluctuations in refinery capacity or product slates, economic obsolescence factors in the area and potential future sources of cash flow. Although the resolution of these uncertainties has not historically had a material impact on our results of operations or financial condition, the actual amounts may vary significantly from estimated amounts. We perform our goodwill impairment test annually (as of November 30) and when events or changes in circumstances indicate that the carrying value may not be recoverable. In the year ended December 31, 2009, we recorded an impairment of $85.5 million relating to goodwill in our truck transportation segment. The impairment loss was determined by calculating the fair value of the truck transportation reporting unit based on values of comparable businesses and comparing it to the reporting unit's book value. In addition, we also recorded an impairment of $28.6 million to intangible assets in our truck transportation segment, relating to customer relationships and brands. We used an income approach to determine the fair value of customer relationships and a royalty savings approach to determine the fair value of brands. We did not have any impairment charges in the years ended December 31, 2008 and 2007.

        Defined benefit pension plans and post-retirement benefits accruals.    The estimated future cost of providing defined benefit pension and other post-retirement benefits is actuarially determined using management's best estimates of demographic and financial assumptions, and such cost is accrued proportionately from the date of hire of the employee to the date the employee becomes fully eligible to receive the benefits. The discount rate used to determine accrued benefit obligations is based on a year-end market rate of interest for high-quality debt instruments with cash flows that match the timing and amount of expected benefit payments. Uncertainties involved in the estimate of the expenses related to the defined benefit pension plan and post-retirement benefits include the discount rate used to present value the obligations under the plans, the expected long-term rate of return on the plan's assets, the rate of compensation increase and the assumed health care trend rate. Although the resolution of these uncertainties has not historically had a material impact on our results of operations or financial condition, actual amounts may vary significantly from estimated amounts in future periods.

        Property, plant and equipment and depreciation expense.    We compute depreciation using the straight-line method based on estimated useful lives. We periodically evaluate property, plant and equipment for impairment when events or circumstances indicate that the carrying value of these assets may not be recoverable. The evaluation is highly dependent on the underlying assumptions of related cash flows. We consider the fair value estimate used to calculate impairment of property, plant and equipment a critical accounting estimate. In determining the existence of an impairment in carrying value, we make a number of subjective assumptions as to the grouping of assets, the intention of "holding" versus "selling" an asset, the forecast of undiscounted expected future cash flow over the asset's estimated useful life, whether there is an indication of impairment, and if an impairment exists, the fair value of the asset or asset group. Impairments were not material for the years ended December 31, 2009, 2008 and 2007.

        Stock based compensation.    We estimate the grant-date fair value of stock options using a Black-Scholes valuation model. Our calculation of stock based compensation requires us to make a number of complex and subjective estimates and assumptions, including the fair value of our common stock, forfeitures, volatility and expected life of the options. The options have a graded vesting schedule and each vesting portion is amortized separately over the requisite service period with a corresponding credit to contributed surplus. Upon exercise, the associated amount is reclassified from contributed surplus to share capital. Consideration received from plan members upon exercise of options is credited to share capital.

Changes in Accounting Policies

        The Company adopted the following new accounting pronouncements:

  a) Goodwill and intangible assets

        The Canadian Institute of Chartered Accountants ("CICA") issued Handbook Section 3064, "Goodwill and Intangible Assets," which provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets. We adopted this standard on January 1, 2009 and its impact is retroactive, with restatement. As a result of the adoption, net income increased by $414,000 in the period January 1, 2008 to December 12, 2008, and decreased by $546,000 in 2007. There was no impact to net income in 2009 or in the period from December 13, 2008 to December 31, 2008. There was no cumulative impact to retained earnings on January 1, 2009, as a result of the application of purchase accounting in connection with the Acquisition.

  b) Credit risk and the fair value of financial assets and liabilities

        The CICA issued Emerging Issues Committee ("EIC") Abstract 173 relating to credit risk and the fair value of financial assets and liabilities. This EIC concluded that an entity's own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments. The Committee reached a consensus that the accounting treatment in this Abstract should be applied retrospectively without restatement of prior periods to all financial assets and liabilities measured at fair value in interim and annual financial statements for periods ending on or after the date of issuance of this Abstract. Retrospective application with restatement of prior periods is permitted but not required. The Company implemented the provisions of this Abstract on January 1, 2009. The application of this issue did not have a material impact on our consolidated financial statements.

  c) Financial Instrument disclosures

        The CICA amended Handbook Section 3862 that requires additional disclosures about the fair value measurements of financial instruments and enhances liquidity risk disclosures. The application of this amendment is for all periods ending after September 30, 2009. The Company adopted the amendment in the year ended December 31, 2009.

Recent Accounting Pronouncements

        We have assessed new and revised accounting pronouncements that have been issued but are not yet adopted and determined that the following may have an impact on the Company:

  a) Business Combinations

        The CICA issued Handbook Section 1582 Business Combinations, which replaces Section 1581. This new standard is effective for business combinations entered into on or after January 1, 2011 and affects the accounting and related expenses incurred at the date a business combination closes. The adoption of the revised standard is expected to impact our financial statements only to the extent that business combinations are entered into after the effective date.

  b) International Financial Reporting Standards

        The Canadian Accounting Standards Board has announced that accounting standards in Canada, as used by public companies, will be converged to International Financial Reporting Standards ("IFRS") effective January 1, 2011. We will convert to these new standards according to the timetable set with these new rules. The changeover date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011.

        IFRS uses a conceptual framework similar to Canadian GAAP but there are significant differences in recognition, measurement and disclosure requirements. We have identified differences between Canadian GAAP and IFRS relevant to us and an initial assessment was made on the impact to existing accounting systems and business processes and the requirements for personal training and development. Based on the initial assessment of the differences, we have established a project team and changeover plan to convert to these new standards according to the timetable set with these new rules. As part of the changeover plan, we are in the process of analyzing the detailed impacts to identified differences and developing solutions to address these differences. We are currently on target with our changeover plan.

  c) Consolidated Financial Statements

        The CICA issued Handbook Section 1601 Consolidated Financial Statements that discusses consolidation accounting following a business combination that involves a purchase of an equity interest by one company in another. This new standard is effective for fiscal years beginning on or after January 1, 2011. We are currently in the process of evaluating the new standard and have not yet determined its impact on our financial statements.

New Accounting Pronouncements—U.S. GAAP

        In December 2007, the Financial Accounting Standards Board ("FASB") issued guidance that establishes principles and requirements for how an acquirer: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions are effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We adopted the guidance on January 1, 2009.

        In December 2007, the FASB issued guidance that requires all entities to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. The pronouncement eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring that they be treated as equity transactions. The provisions are effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. We adopted the guidance on January 1, 2009 and the adoption did not have an impact on our consolidated financial position, results of operations or cash flows.

        In March 2008, the FASB issued guidance that is intended to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for; and (iii) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. We adopted the guidance on January 1, 2009, and as the guidance requires only additional disclosures concerning derivatives and hedging activities, the adoption did not impact our financial position or results of operations under U.S. GAAP.

        In December 2008, the FASB issued guidance about post-retirement benefit plan assets that provides guidance on an employer's disclosures about plan assets of a defined benefit pension or other post-retirement plan. This guidance is effective for financial statements issued for fiscal years ending after December 15, 2009. We adopted the guidance in the year ended December 31, 2009 consolidated financial statements and it did not have an impact on our consolidated financial position, results of operations or cash flows.

        In June 2009, the FASB issued guidance to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. The guidance is effective for financial statements issued for interim and annual periods beginning on or after November 15, 2009. Earlier application is prohibited. We have not yet completed our evaluation of the guidance or determined its impact on our consolidated financial position, results of operation or cash flows.

        In June 2009, the FASB issued guidance to improve financial reporting by enterprises involved with variable interest entities. This guidance amends previous guidance and requires an enterprise to perform an analysis to determine whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity. The guidance is effective for financial statements issued for interim and annual periods beginning on or after November 15, 2009. Earlier application is prohibited. We have not yet completed our evaluation of the guidance or determined its impact on our consolidated financial position, results of operation or cash flows.

Results of Operations

        The following is a discussion of our results of operations for the year ended December 31, 2007, the year ended December 31, 2008 on a combined basis and the year ended December 31, 2009. We believe that presenting combined results of operations for 2008 facilitates a comparison across periods. The 2008 information presented on a combined basis is not comparable to the Predecessor information for the period from January 1, 2008 to December 12, 2008, because it reflects the effects of purchase accounting adjustments related to the Acquisition beginning from the Acquisition date. Refer to the historical financial statements of the Company included elsewhere in this prospectus for the complete presentation of financial statements for the Predecessor and Successor periods and related footnotes.

        The following table sets forth our consolidated statements of operations for the year ended December 31, 2007, the period from January 1, 2008 to December 12, 2008, the period from

December 13, 2008 to December 31, 2008, as well as results of operations for 2008 on a combined basis for the year ended December 31, 2008 and for the year ended December 31, 2009 (in thousands):

	Predecessor		Successor	Combined	Successor
	Year ended December 31, 2007	Period from January 1, to December 12, 2008	Period from December 13, to December 31, 2008	Year ended December 31, 2008	Year ended December 31, 2009
Revenue
Products	$3,020,851	$4,307,931	$117,501	$4,425,432	$3,162,806
Services	311,635	340,734	17,970	358,704	291,331

Total Revenues	3,332,486	4,648,665	135,471	4,784,136	3,454,137
Cost of sales, excluding depreciation and amortization
Cost of products	2,964,303	4,270,209	113,295	4,383,504	3,086,759
Cost of services	215,717	220,930	11,677	232,607	205,662

Total cost of sales, excluding depreciation and amortization	3,180,020	4,491,139	124,972	4,616,111	3,292,421

	152,466	157,526	10,499	168,025	161,716

Operating expenses
Depreciation of property, plant and equipment	27,004	28,397	3,558	31,955	56,564
General and administrative	22,374	31,365	615	31,980	24,731
Amortization of intangible assets	841	3,109	1,323	4,432	25,747
Stock based compensation	—	—	—	—	8,957
(Gain) loss on sale of property, plant and equipment	(288)	(108)	18	(90)	(90)
Impairment of goodwill and intangible assets	—	—	—	—	114,115
Other non-operating expenses (income)
Accretion expense	391	404	22	426	785
Foreign exchange gain	(1,754)	(483)	(4,487)	(4,970)	(92,681)
Debt extinguishment costs	—	—	—	—	18,517
(Income) loss from investment in associates	(55)	336	21	357	54
Interest expense (income):
Long-term debt	—	—	3,430	3,430	80,169
Due to affiliates	8,140	8,280	—	8,280	—
Income	(475)	(346)	(12)	(358)	(253)
Other	126	55	1	56	699

	56.304	71,009	4,489	75,498	237,314

Income (loss) before income taxes	96,162	86,517	6,010	92,527	(75,598)
Income tax expense (recovery)	20,198	25,199	1,030	26,229	(12,649)

Net income (loss)	$75,964	$61,318	$4,980	$66,298	$(62,949)

        Our senior management evaluates segment performance based on a variety of measures depending on the particular segment being evaluated, including profit, volumes, operating expenses, profit per barrel and upgrade and replacement capital requirements. We define segment profit as revenues minus (i) cost of sales and (ii) operating expenses. Results for 2008 are presented on a combined basis, which includes the effect of the Acquisition for the period from December 13 to December 31, 2008. The Acquisition primarily affected depreciation and amortization, interest expense and income taxes. However, we do not allocate interest expense, income taxes and depreciation and amortization expense to specific segments; therefore segment profit measure is not affected by the Acquisition. Revenues presented by segment in the table below include inter-segment revenue, as this is considered more indicative of the level of each segment's activity. Profit by segments excludes depreciation, amortization, impairment charges and stock based compensation, as we look at each period's earnings before non-cash depreciation, amortization and stock based compensation as one of our important measures of segment performance.

        Revenue and profit by segment for the years ended December 31, 2007, 2008 and 2009 were as follows:

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Segment revenue
Terminals and pipelines	$634,794	$889,993	$597,500
Truck transportation	261,262	301,379	229,258
Propane marketing and distribution	219,097	452,807	334,897
Processing and wellsite fluids	321,295	540,407	335,394
Marketing	3,013,751	4,100,343	3,133,019

Total segment revenue	4,450,199	6,284,929	4,630,068
Revenue—inter-segmental	(1,117,713)	(1,500,793)	(1,175,931)

Total Revenue—external	3,332,486	4,784,136	3,454,137

Segment profit
Terminals and pipelines	44,582	49,335	47,687
Truck transportation	40,220	48,702	32,797
Propane marketing and distribution	17,963	27,029	29,591
Processing and wellsite fluids	35,898	29,051	28,996
Marketing	15,925	14,265	21,541

Total segment profit	154,588	168,382	160,612

General and administrative	22,374	31,980	24,731
Depreciation and amortization	27,845	36,387	82,311
Stock based compensation	—	—	8,957
Impairment of goodwill and intangible assets	—	—	114,115
Accretion expense	391	426	785
Foreign exchange loss (gain)	25	(4,346)	(93,821)
Debt extinguishment costs	—	—	18,517
Interest expense, net	7,791	11,408	80,615

Income (loss) before income tax	96,162	92,527	(75,598)
Income tax expense (recovery)	20,198	26,229	(12,649)

Net income (loss)	$75,964	$66,298	$(62,949)

        The exclusion of depreciation and amortization expense could be viewed as limiting the usefulness of segment profit as a performance measure because it does not take into account in current periods the implied reduction in value of our capital assets (such as trailers, crude oil pipelines and facilities) caused by aging and wear and tear. Repair and maintenance expenditures that do not extend the useful life, improve the efficiency or expand the operating capacity of the asset are charged to operating expense as incurred.

        Our segment analysis involves an element of judgment relating to the allocations between segments. Inter-segment sales and cost of sales and operating expenses are eliminated on consolidation. Transactions between segments and within segments are valued at prevailing market rates. We believe that the estimates with respect to these allocations and rates are reasonable.

Terminals and Pipelines

        We provide tariff-based pipeline services and fee-based storage and terminalling services for crude oil, condensate and refined products through 245 miles of pipeline, two major storage terminals strategically located at Edmonton and Hardisty, which are the principal hubs for moving oil products out of the WCSB, a fractionation plant at Hardisty and 11 custom blending terminals (of which seven have custom blending activities including the Edmonton South Terminal), all of which are strategically located throughout Alberta and Saskatchewan.

        Tariffs and other fees on our pipeline systems vary by receipt point and delivery point. Tariffs at the terminals depend upon product density, volume, demand for terminalling, terms of the contract and available tankage. In addition to pipeline receipts, crude and condensate are trucked into all terminals. The Edmonton South Terminal has pipeline receipts from the Suncor refinery. The Hardisty Terminal has receipts from the Company-owned Bellshill and Provost pipelines, and receipt and delivery connections to most major pipelines in the area. Part of the Hardisty Terminal is a fractionation plant that operates as a processing facility and processes NGLs into lighter density products such as condensate, butane, propane, ethane and solvents.

        The segment profit generated by our tariff and other fee-related activities is dependent on the volumes transported through our pipelines and the level of the tariff and other fees charged as well as the fixed and variable field costs of operating the pipeline. The segment profit generated at our terminals depends upon the level of throughput, fees related to condensate blending, and the ability to recover the cost of dedicated tankage and earn a return on that tankage. The operating expenses of our terminals and pipelines are largely fixed and are comprised of operational payroll, maintenance and repairs, structural integrity management and fees for utilities. Some variable costs within the operating expenses are directly chargeable to larger customers with longer term contracts and dedicated tankage.

        The following tables set forth our operating results from our terminals and pipelines segment:

	Year ended December 31,
Volumes (barrels in thousands)	2007	2008	2009
Custom terminals	11,283	10,776	10,070

Hardisty	63,534	65,468	64,182
Edmonton South	15,569	14,629	18,316

Total terminals	79,103	80,097	82,498

Bellshill	3,975	3,769	2,878
Provost	8,295	7,743	7,088

Total pipelines	12,270	11,512	9,966

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Revenues	$634,794	$889,993	$597,500
Cost of sales	572,542	820,837	525,387
Operating expenses and other	17,670	19,821	24,426

Segment Profit	$44,582	$49,335	$47,687

Years ended December 31, 2008 and 2009.

Volumes, revenues and cost of sales.

        Custom terminal volumes decreased 7% in the year ended December 31, 2009, compared to the year ended December 31, 2008, as a result of lower producer netbacks caused by a tightening of grade differentials. As a result of the decrease in volumes and the overall decrease in average prices for crude oil and condensate, revenues decreased by approximately $295.0 million in the year ended December 31, 2009 compared to the year ended December 31, 2008, which also resulted in a corresponding decrease in cost of sales.

        Hardisty Terminal volumes decreased 2% in the year ended December 31, 2009, compared to the year ended December 31, 2008 as a result of lower volumes from the Athabasca pipeline and from other pipeline sources. Overall revenues increased by $3.7 million in the year ended December 31, 2009 compared to the year ended December 31, 2008 primarily as a result of higher tariffs, which more than offset the decrease in volumes.

        Edmonton South Terminal volumes increased 25% in the year ended December 31, 2009 compared to the year ended December 31, 2008, largely as a result of higher diesel shipments through the terminal from a major customer, which are subject to minimum volume charges. Revenues at Edmonton South remained relatively stable in the year ended December 31, 2009 compared to the year ended December 31, 2008, as our diesel terminalling contracts are all fixed fee below a certain minimum volume. Accordingly, revenue per barrel decreased by 21% over the prior year as a result of an increase in volumes that were subject to minimum volume changes.

        Volumes for our Bellshill pipeline were 24% lower for the year ended December 31, 2009 compared to the year ended December 31, 2008 due to a natural decline in receipts from the oil production batteries that produce into the pipeline and reduced volumes being moved into the pipeline by truck, which resulted from unfavorable market dynamics for blending. The decrease in volumes was partially offset by tariff increases, resulting in a $0.4 million decrease in revenues in the year ended December 31, 2009 compared to the year ended December 31, 2008.

        Due to natural declines for batteries connected to the pipeline, volumes for our Provost pipeline also declined by 8% for the year ended December 31, 2009 compared to the year ended December 31, 2008, despite one new oil production battery coming on stream. Tariff increases, however, led to revenue remaining relatively stable in the year ended December 31, 2009 compared to the year ended December 31, 2008.

        Operating expenses and other.    Overall operating expenses and other costs increased by $4.6 million, or 23%. This was due to increased operating costs, primarily due to electricity costs increasing as a result of an electricity swap that fixes the price of electricity used by the various operations. In the year ended December 31, 2009, our electricity swap was set at $80.49/megawatt hour compared to $57.00/megawatt hour in the year ended December 31, 2008, thereby resulting in increased actual costs incurred. At December 31, 2009, we had recorded an unrealized loss of

$2.1 million relating to the electricity swap compared to an unrealized gain of $0.1 million at December 31, 2008.

        Segment profit.    Overall, segment profit for the year ended December 31, 2009 decreased by $1.6 million, or 3%, compared to the year ended December 31, 2008. The primary reason for the decrease was due to increased operating costs offset by improved margins earned.

Years ended December 31, 2007 and 2008.

Volumes, revenues and cost of sales.

        Custom terminal volumes decreased 4% in the year ended December 31, 2008, compared to the year ended December 31, 2007. Despite the decrease in volumes, revenues increased by approximately $250.8 million in 2008 due to the overall increases in average prices for crude oil and condensate. A portion of the increased price of crude oil and condensate was also reflected in the higher cost of sales for the year ended December 31, 2008, contributing to an increase in revenues as compared to the year ended December 31, 2007.

        Hardisty Terminal volumes increased 3% in the year ended December 31, 2008 compared to the year ended December 31, 2007 as increased volumes from the Athabasca pipeline offset declines from other pipeline sources. Overall revenues increased by approximately $1.2 million, which caused revenue per barrel at the Hardisty Terminal to increase for the year ended December 31, 2008 compared to the year ended December 31, 2007. The increase in revenue was due to higher tariffs and higher WTI prices, which resulted in an increase in loss allowance revenues charged to our customers.

        Overall volumes were up 10% at the Hardisty Terminal fractionation plant for the year ended December 31, 2008 compared to the year ended December 31, 2007. In addition, there was an increase in the volume of butane blended into higher value condensate, which resulted in higher price realization and overall increased margin for the fractionation plant.

        Edmonton South Terminal volumes were down 6% in the year ended December 31, 2008 compared to the year ended December 31, 2007, mainly due to lower volumes from a major customer, which are subject to minimum volume charges. This was offset by increased crude and condensate trucking volumes, which was caused by a redirection in volumes of high-sulfur crude from other terminals to Edmonton, which can handle larger volumes of high-sulfur crude. Revenues at Edmonton South increased by approximately $2.2 million in the year ended December 31, 2008 compared to the year ended December 31, 2007. Profit per barrel increased by 29% over the corresponding period as a result of the reduced Suncor volumes being subject to minimum volume charges.
        Volumes for our Bellshill pipeline were 6% lower for the year ended December 31, 2008 compared to the year ended December 31, 2007, due to a natural decline in receipts from the oil production batteries that produce into the pipeline. Despite the decrease in volumes, tariff increases drove a $0.1 million increase in revenue over the period.

        Due to natural declines for batteries connected to the pipeline, volumes for our Provost pipeline declined by 7% for the year ended December 31, 2008 compared to the year ended December 31, 2007, despite one new oil production battery coming on stream. Tariff increases, however, led to an increase of revenue by approximately $0.5 million.

        Profit per barrel remained stable over the period due to our ability to increase tariffs to offset declining volumes and increased operating expenses associated with our pipelines.

        Operating expenses and other.    Overall operating expenses and other costs increased by $2.2 million, or 12%, mainly due to an increase in payroll and related costs, a more competitive labor market and higher fuel prices, which resulted in increased automotive expenses.

        Segment profit.    Overall, segment profit for the year ended December 31, 2008 compared to the year ended December 31, 2007 increased by $4.8 million, or 11%. The primary reasons for the increase were improved margins at the terminals as a result of the implementation of tariff increases and larger loss allowance revenue as a result of higher prices, especially during the first seven months of the year. In addition, we experienced stable margins from our custom terminal blending operations and had increased profits at our fractionation plant due to higher throughput and favorable differentials between butane pricing and WTI.

Truck Transportation

        We offer hauling services for crude, condensate, propane, butane, asphalt, methanol, sulfur, petroleum coke, gypsum and drilling fluids to oil and gas producers primarily in western Canada. We also generate revenues from the sale of chemicals to the natural gas processing industry.

        Transportation rates can vary based on receipt point, delivery point, length of haul and product hauled. In addition, hauls can be regularly scheduled under service agreements or hauled as spot movements. The truck transportation segment profit depends on the volumes transported through the fleet, the billing rates charged, the payment made to carriers and the net hauling margin available to cover the direct operating costs of maintaining the fleet, along with our indirect operating costs of general and administrative overhead, safety, insurance and regulatory expenses.

        The following tables set forth our operating results from our truck transportation segment:

	Year ended December 31,
Volumes (barrels in thousands)	2007	2008	2009
Barrels hauled	93,795	84,788	81,742

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Revenues	$261,262	$301,379	$229,258
Cost of sales	177,976	190,926	151,555

	83,286	110,453	77,703
Operating expenses and other	43,066	61,751	44,906

Segment profit	$40,220	$48,702	$32,797

Years ended December 31, 2008 and 2009.

Volumes, revenues and cost of sales.

        For the year ended December 31, 2009, barrels hauled decreased by 4% compared to the year ended December 31, 2008, due to a decrease in volumes from the loss of a major customer, offset by the impact of the acquisition of Bridge Creek, which occurred on May 1, 2009.

        Revenues decreased by 24% for the year ended December 31, 2009 as compared to the year ended December 31, 2008, mainly as a result of a decrease in hauling volumes and rates. Crude and condensate hauling was the primary driver of the revenue decrease, resulting from decreased activity and lower rates charged to our customers as a result of the decreased demand for trucking services, as well as lower fuel surcharge revenue.

        Cost of sales is primarily comprised of payments to owner operators. Cost of sales for the year ended December 31, 2009 decreased 21%, as a result of decreased activity, as compared to the year ended December 31, 2008.

        Operating expenses and other.    Overall operating expenses and other costs decreased by $16.8 million, or 27%, in the year ended December 31, 2009 compared to the year ended December 31, 2008, mainly due to lower overall operating costs as a result of lower overall activity, offset in part by the impact of additional costs related to the Chief and Bridge Creek acquisitions.

        Segment profit.    Segment profit decreased as a result of the decrease in revenues, mainly driven by lower activity levels and lower hauling rates as a result of increased competition in the sector, which lowered overall margins and also as a result of increased operating expenses.

Years ended December 31, 2007 and 2008.

Volumes, revenues and cost of sales.

        For the year ended December 31, 2008, barrels hauled dropped due to the loss of hauls from a primary customer as compared to the year ended December 31, 2007. The hauls lost were high volume and low margin hauls with multiple daily trips between pickup and delivery points. We were able to replace this work with longer distance and higher margin work. This shift in our business is the major factor explaining the drop in barrels hauled but an increase in overall segment profit. Asphalt revenues increased due to unseasonably dry conditions in Saskatchewan, which advanced projects that were planned for later months.

        Hauling revenues increased by 16% for the year ended December 31, 2008 as compared to the year ended December 31, 2007. Crude and condensate hauling was the primary driver of the revenue increase because of increased activity and higher rates charged to our customers due to the increased demand for trucking services. In addition, recent acquisitions contributed to our increased revenues. In addition, there were also increases in propane/butane hauling revenue and asphalt revenue in the year ended December 31, 2008 compared to the year ended December 31, 2007.

        Cost of sales is primarily comprised of payments to owner operators. Cost of sales for the year ended December 31, 2008 increased 7%, as a result of increased revenues as compared to the year ended December 31, 2007.

        Activity levels for the year ended December 31, 2008 included a full year of contributions from the 2007 acquisition of Boychuk Energy ("Boychuk") and seven months from the 2008 acquisition of Chief. In 2007, seven months of Boychuk contributed approximately $0.8 million to truck transportation segment profit, and in 2008, the acquisition of Chief added approximately $5.7 million to truck transportation segment profit.

        Operating expenses and other.    Direct expenses increased due to an increase in insurance costs in the year ended December 31, 2008 as compared to the year ended December 31, 2007, as we were required to provide increased coverage for the additions to our fleet from the Boychuk and Chief acquisitions. The remaining direct expenses remained relatively stable from the year ended December 31, 2007 to the year ended December 31, 2008. Indirect expenses increased in the year ended December 31, 2008 due to an increase in payroll and related costs and additional staffing from the acquisitions.

        Segment profit.    Segment profit grew because we had an expanded trailer fleet following our 2007 growth capital spending. In addition, overall margins improved as demand for services remained high during the year ended December 31, 2008 and we were able to increase or maintain rates.

Propane Marketing and Distribution

        We are the second largest retail propane distribution company in Canada and also operate a wholesale propane distribution business. We sold over 61 million gallons during 2009 to retail,

residential and industrial customers throughout western Canada. We also sold over 205 million gallons of wholesale propane volumes during 2009.

        Propane sales are categorized according to final usage of the propane at the point of sale. Propane pricing in both the wholesale and retail markets is heavily dependent on the market pricing of propane, which forms the cost of sales, known as the "rack price." Rack price is the price at which the product is offered for sale at the production plant, typically a natural gas processing plant or a refinery. Rack price is dependent on product supply and demand, weather, location differentials, as well as transportation and storage costs. Retail propane is price sensitive to the rack price and margin per gallon changes can impact the ability to meet the fixed costs such as maintaining the fleet and administration. Wholesale propane sales are usually much larger volumes and generally have lower per gallon margins than retail propane. Wholesale propane is also impacted more by spot market pricing and arbitrage opportunities. Where possible, longer-term contracts with market indexed prices are signed with larger customers. Wholesale fixed price contracts are backed with inventory of propane to minimize margin exposure. Other product- retail is comprised of parts and equipment sales. Other income is comprised of service labor, rentals and delivery charges, which form part of our ancillary services through our branch offices.

        The following tables set forth operating results from our propane marketing and distribution segment for the years ended December 31, 2007, 2008 and 2009:

	Year ended December 31,
Volumes (gallons in thousands)	2007	2008	2009
Sales volumes—retail
Residential	5,879	6,073	5,884
Oilpatch	26,692	28,245	27,787
Commercial and industrial	16,018	17,346	15,249
Automotive	9,634	8,721	7,496
Other	5,690	5,373	4,865

	63,913	65,758	61,281
Sales volumes—wholesale	63,989	212,112	205,798

Total sales volumes	127,902	277,870	267,079

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Revenues
Propane—retail	$115,773	$145,522	$104,648
Propane—wholesale	92,564	293,430	218,292
Other product—retail	3,134	3,606	2,705
Other	7,626	10,249	9,252

Total revenues	219,097	452,807	334,897

Cost of sales
Propane—retail	80,579	106,014	64,173
Propane—wholesale	90,563	281,869	203,252
Other	2,093	3,267	1,964

Total cost of sales	173,235	391,150	269,389

	45,862	61,657	65,508
Operating expenses and other	27,899	34,628	35,917

Segment profit	$17,963	$27,029	$29,591

Years ended December 31, 2008 and 2009.

Volumes, revenues and cost of sales.

        Retail volumes decreased 7% for the year ended December 31, 2009 compared to the year ended December 31, 2008, largely as a result of decreased volumes across all markets. In particular, declines were experienced in the commercial and industrial markets due to declines in construction activity, in the oilpatch market due to an overall decline in market conditions and business activity and in the automotive market, where declines have been occurring for several years as propane is not the preferred fuel choice.

        Overall retail propane revenues decreased 28% for the year ended December 31, 2009 as compared to the year ended December 31, 2008, primarily as a result of decreased rack prices, which are typically correlated to the price of crude oil and to a lesser extent, reduced sales volumes.

        Wholesale propane volumes decreased by 3% for the year ended December 31, 2009 compared to the year ended December 31, 2008, but revenues decreased by 26%, largely as a result of decreased rack prices.

        Cost of sales per gallon in retail and wholesale propane decreased 35% and 26%, respectively, in the year ended December 31, 2009, due to decreased rack prices, which typically move in correlation with changes in the price of crude oil.

        Retail propane margin per gallon increased by 10% as a result of increased business in higher margin areas, such as northern British Columbia and northern Alberta. Wholesale propane margin per gallon was higher in the year ended December 31, 2009 compared to the year ended December 31, 2008 by 34% as a result of a favorable pricing differential between Edmonton and the Puget Sound region in the first fiscal quarter of 2009.

        Operating expenses and other.    Overall operating expenses and other costs increased by $1.3 million, or 4%, in the year ended December 31, 2009 compared to the year ended December 31, 2008, primarily due to a foreign exchange loss of $1.4 million in the current year compared to a $0.3 million gain in the prior year.

        Segment profit.    The propane marketing and distribution segment profit increased in the year ended December 31, 2009 by $2.6 million or 9% as compared to the year ended December 31, 2008 primarily as a result of improved margins per gallon in both retail and wholesale propane.

Years ended December 31, 2007 and 2008.

Volumes, revenues and cost of sales.

        Retail volumes increased for the year ended December 31, 2008 compared to the year ended December 31, 2007, largely as a result of increased volumes sold in the oilpatch and commercial and industrial categories.

        Overall retail propane revenues increased 26% for the year ended December 31, 2008 as compared to the year ended December 31, 2007, as a result of increased volumes and rack prices, which are typically correlated to the price of crude oil.

        Wholesale propane volumes and revenues increased in the year ended December 31, 2008, primarily due to the inclusion of volumes from MP Energy, which were only included in the last quarter in the year ended December 31, 2007.

        Cost of sales per gallon in retail propane increased 28% in the year ended December 31, 2008, due to increased rack prices, which typically move in correlation with changes in the price of crude oil, and higher transportation costs.

        Cost of sales in wholesale propane increased as well, due to the additional volumes from MP Energy. On a per gallon basis, cost of sales decreased by 6%, mainly due to a different combination of volumes as a result of the impact of the MP Energy portfolio in the year ended December 31, 2008, offset by increases in transportation costs.

        Retail propane margin per gallon increased slightly as a result of increased business in the high-margin northern areas of British Columbia and Alberta as well as our ability to pass along increases in the rack prices to our customers.

        Operating expenses and other.    Operating expenses increased due to the addition of staff as a result of the acquisitions of MP Energy, Del's Propane Ltd. and Western Propane & Gas Services for a full year in the year ended December 31, 2008. In addition, there was an increase in bulk and service vehicle costs due to higher fuel costs and increased activity.

        Segment profit.    The propane marketing and distribution segment grew segment profit in the year ended December 31, 2008, primarily as a result of having a full year's contribution from the 2007 acquisitions of Del's Propane Ltd., Western Propane & Gas Services and MP Energy.

Processing and Wellsite Fluids

        Our processing and wellsite fluids segment is centered around a refinery with a capacity of approximately 16,000 barrels per day located at Moose Jaw, Saskatchewan. At Moose Jaw, we refine and market a variety of products, including several grades of road asphalt, roofing flux, wellsite fluids and tops. Our products are shipped by truck, rail and pipeline from Saskatchewan to markets in the U.S. and Canada. Currently, Moose Jaw processes barrels of heavy crude oil received from two independent pipelines.

        We are dependent on the availability of a supply of heavy crude oil and the demand for the various products processed from crude oil. For all products except tops, sales prices are dependent on market pricing and the availability of competing product. For tops, the sales price is determined relative to a local sour crude oil stream.

        Cost of sales, or crude costs, for all products depends on availability of product, base price for the crude, and the differential between WTI and the specific grade of crude being processed. Processing costs include costs directly related to the refinery operations including natural gas, electricity, operations labor and other general costs.

        Operating expenses include general maintenance, marketing and sales and salaries and benefits related to office personnel.

        The market demand for road asphalt is dependent on competitive pricing, the weather being amenable to paving and the approval of government spending for road construction and repair. The market demand for roofing flux asphalt is dependent on product quality, competitive pricing and the market demand for roofing shingle products in the U.S.

        Wellsite fluids, including distillate, frac fluid, and solvent are produced at Moose Jaw and sold to external customers. This sales market is dependent on overall well drilling activity in our market areas, the availability of competing product, and the specific end use of the product.

        The distillate cost of sales is a market-based price charged by Moose Jaw to our wellsite fluids business. Wellsite fluids receives the external sales price and its margin is dependent upon transportation costs and marketing and sales efforts. Operating expenses include payroll and related costs, as well as general and administrative costs.

        The following tables set forth operating results from our processing and wellsite fluids segment for the periods indicated:

	Year ended December 31,
Volumes (barrels in thousands)	2007	2008	2009
Roofing flux	1,296	1,680	1,333
Road asphalt	541	486	566
Frac fluid	191	209	148
Tops	1,493	1,555	1,667
Distillate	437	651	396
Other	52	138	124

Total sales volumes	4,010	4,719	4,234

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Revenues
Road asphalt and roofing flux	$115,958	$213,426	$150,388
Frac fluid	41,367	57,542	16,499
Tops	102,932	154,848	109,079
Distillate	54,255	104,487	49,263
Other	6,783	10,104	10,165

Total revenues	321,295	540,407	335,394
Cost of sales	274,075	491,069	291,712
Operating expenses and other	11,322	20,287	14,686

Segment profit	$35,898	$29,051	$28,996

Years ended December 31, 2008 and 2009.

Volumes, revenues and cost of sales.

        Sales volumes for roofing flux and road asphalt declined 12% in the year ended December 31, 2009 compared to the year ended December 31, 2008. Roofing flux sales declined as a result of an overall decline in activity in the U.S. roofing market. However, road asphalt sales increased as a result of an increase in the number of paving contracts, particularly in Saskatchewan, due to government stimulus spending. Road asphalt and roofing flux revenue declined by 30% in the year ended December 31, 2009 compared to the year ended December 31, 2008 largely due to a decline in average asphalt prices and also due to the decline in volumes.

        Frac fluid revenues were 71% lower in the year ended December 31, 2009 compared to the year ended December 31, 2008, which was attributable to decreased volumes and the lower price of frac fluid. Frac fluid volumes decreased 29% for the year ended December 31, 2009 compared to the year ended December 31, 2008. This decline was primarily due to decreased market demand for the product due to a general decline in activity levels and reduced drilling activity.

        Tops volumes were 7% higher for the year ended December 31, 2009 as compared to the year ended December 31, 2008. However, tops revenues were 30% lower over the same period, reflecting the lower price of crude oil, which is the basis for pricing tops.

        Sales volumes for distillate were 39% lower for the year ended December 31, 2009 as compared to the year ended December 31, 2008 due to lower drilling activity. Distillate revenues were 53% lower in the period as a result of lower distillate prices and lower volumes.

        The overall cost per barrel for the basket of products sold by Moose Jaw was reduced by 34% due to decreased crude costs as discussed above.

        Overall margins decreased by $5.7 million, or 11%, in the year ended December 31, 2009 as compared to the year ended December 31, 2008. The primary reason for the decrease in overall margins was a result of lower overall activity, particularly in roofing flux. This was partially offset by more favorable pricing terms with our major customers for road asphalt and roofing flux sales and increased margins due to strong market demand for road asphalt driven by government stimulus spending.

        Operating expenses and other.    Operating expenses decreased by $5.6 million or 28% for the year ended December 31, 2009 as compared to the year ended December 31, 2008, primarily due to a foreign exchange gain of $1.1 million in the current year compared to a loss of $3.7 million in the prior year and also due to an accounts receivable write-off of $1.4 million in the prior year.

        Segment profit.    Segment profits were relatively stable in the year ended December 31, 2009 compared to the year ended December 31, 2008, whereby the margin decrease was offset by the decrease in operating expenses.

Years ended December 31, 2007 and 2008.

Volumes, revenues and cost of sales.

        Sales volumes for roofing flux and road asphalt grew by 18% for the year ended December 31, 2008 compared to the year ended December 31, 2007. This was due to an acceleration of road asphalt sales, as a result of an early paving season in Saskatchewan, as well as increased roofing flux sales as a result of increased production at the refinery and strong demand for roofing flux.

        Frac fluid volumes increased 9% for the year ended December 31, 2008 compared to the year ended December 31, 2007. However, frac fluid revenues were 39% higher over the same period, which was attributable to the increased price of crude oil, particularly in the first half of 2008.

        Tops volumes were 4% higher for the year ended December 31, 2008 as compared to the year ended December 31, 2007. Tops revenues were 50% higher over the same period, which was attributable to the increased price of crude oil which is the basis for pricing tops.

        Sales volumes for distillate were 49% higher for the year ended December 31, 2008 as compared to the year ended December 31, 2007. Distillate revenues were 93% higher for the same period. This increase in revenues was the result of our competitive pricing strategy, which enabled us to capture a larger market share.

        Cost of transportation for asphalt in the year ended December 31, 2008 rose by almost 46% over the year ended December 31, 2007 due to increased volumes and higher rail rates.

        The overall cost per barrel for the basket of products sold by Moose Jaw rose 52% due to increased crude costs as discussed above.

        Overall margins decreased in the year ended December 31, 2008 compared to the year ended December 31, 2007. A rapid increase in crude oil prices in the second quarter of 2008 and our inability to pass all these cost increases on to our customers negatively impacted margins during this period. The decline in crude oil prices in the latter half of 2008 helped increase profits during this time frame. However, when compared to the very favorable market conditions we experienced in 2007, the overall margins in the year ended December 31, 2008 were lower than for the year ended December 31, 2007.

        Operating expenses and other.    Operating expenses increased in the year ended December 31, 2008 compared to the year ended December 31, 2007 as a result of increased payroll and related costs, offset by decreased maintenance costs. Increased capital spending has helped to contribute to lower maintenance costs. Sales and marketing expenses for wellsite fluids have increased due to payroll, consulting and business promotion costs in the year ended December 31, 2008.

        Segment profit.    Segment profits were down $6.8 million for the year ended December 31, 2008 as compared to the year ended December 31, 2007 levels. The results were negatively impacted by a sharp increase in input costs, as the price of all grades of crude oil increased dramatically during the first seven months of 2008. During this period, sales prices of output products did not rise quickly enough to offset the increased cost of crude being processed at Moose Jaw. In the last five months of 2008, crude prices decreased and we were able to return to profitable operations.

Marketing

        Leveraging our extensive infrastructure and asset network, we provide valuable marketing services to our customers. In serving these customer needs, we purchase, sell, store, and blend approximately 178,000 boe per day of crude oil, condensate, natural gas and NGLs, taking advantage of specific location, quality, or time based arbitrage opportunities designed to enhance the overall profitability of our operations. Certain of these factors are outside of our control and such factors cause increased volatility in the margins earned by this segment. The marketing segment is also responsible for managing price risk associated with our physical commodity positions, based on the needs of each operating segment.

        Our revenues from marketing activities reflect the sale of gathered and bulk-purchased crude oil, refined products and LPG volumes. These revenues also include the sale of additional barrels exchanged through arrangements entered into to supplement the margins of gathered and bulk-purchased volumes. Because the commodities that we buy and sell are generally indexed to the same pricing indices for both the purchase and the sale, revenues and costs related to purchases will increase and decrease with changes in market prices. However, the margins related to those purchases and sales will not necessarily have corresponding increases and decreases. We do not anticipate that future changes in volumes or revenues will be a primary driver of segment profit. Generally, we expect our segment profit to increase or decrease directionally with increases or decreases in pricing volatility between various crude oil types and strength or weakness of market conditions relative to the demand for blending services as well as the allocation of our assets among our various risk management strategies. In particular, in periods where price differentials between crude oil streams and blending agents are wide, as was the case in the first quarter of 2009, our opportunity to profit by capturing spreads is enhanced, and in periods where such price differentials are tighter, as has been the case in more recent periods, our opportunity to profit is reduced. In addition, the execution of our risk management strategies in conjunction with our assets can provide upside in certain markets.

        The following tables set forth our operating results from our marketing segment for the periods indicated:

	Year ended December 31,
Volumes (barrels in thousands)	2007	2008	2009
Sales Volumes
Crude and diluent	45,453	40,217	46,983
Natural gas (GJ)	54,847	73,252	89,600
NGLs	2,598	2,020	3,100

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Revenues
Crude and diluent	$2,313,706	$3,054,296	$2,280,167
Natural gas	355,096	559,826	397,422
NGLs	123,069	154,211	168,161
Edmonton North	221,880	332,010	287,269

Total revenues	3,013,751	4,100,343	3,133,019
Cost of sales	2,987,553	4,074,172	3,097,981
Operating expenses and other	10,273	11,906	13,497

Segment profit	$15,925	$14,265	$21,541

Years ended December 31, 2008 and 2009.

Volumes, revenues and cost of sales.

        The crude oil market has experienced high volatility in both overall commodity price and pricing basis between various grades of crude oil. The monthly average NYMEX benchmark price of crude oil ranged from approximately $39.26 to $78.15 during the year ended December 31, 2009 and from approximately $42.04 to $134.02 during the year ended December 31, 2008.

        Sales volumes for crude and diluent increased by 17% in the year ended December 31, 2009, due to increased volumes at our Edmonton North Terminal. However, revenues for crude and diluent decreased by 25% due to lower commodity prices in the year ended December 31, 2009 as compared to the year ended December 31, 2008. Revenues and sales volumes of crude oil varied as a result of the level of our trading activity within the various mainline pipeline systems. We refer to these trading activities as "stream sales." Since these sales are done on low per barrel margins, revenues and volumes do not necessarily correlate closely with segment profits.

        Natural gas sales volumes increased 22% in the year ended December 31, 2009 as compared to the year ended December 31, 2008, primarily due to increased transactions with other gas marketing companies and also due to a growing customer base, with most of this growth in Ontario, Canada. However, natural gas revenues were 29% lower for the year ended December 31, 2009 as compared to the year ended December 31, 2008 due to lower natural gas prices.

        The sales volumes of NGLs were 53% higher in the year ended December 31, 2009 as compared to the year ended December 31, 2008 due to increased demand for diluent at our Edmonton-based terminals.

        Cost of sales for the year ended December 31, 2009 was 24% lower than for the year ended December 31, 2008. This was mainly attributable to a decrease in the prices at which we were able to purchase product and is consistent with the decrease in revenues.

        Operating expenses and other.    Operating expenses increased by $1.6 million largely due to a foreign exchange loss of $0.8 million in the year ended December 31, 2009 compared to a foreign exchange gain of $4.0 million in the year ended December 31, 2008. Offsetting this are lower overall operating costs, including a decrease in bad debt expense of $0.9 million that was as a result of an accounts receivable write-off in the year ended December 31, 2008.

        Segment profit.    Overall segment profit increased by approximately $7.3 million in the year ended December 31, 2009 as compared to the year ended December 31, 2008. The increase was largely due to the strong performance in the first quarter of 2009. During the first quarter of 2009, we were able to purchase inventory at relatively inexpensive values compared to market prices as several grades of crude were being discounted due either to their location or quality. We purchased this inventory and, using our truck transportation assets and terminal facilities, were able to either blend the crude into higher valued streams, creating margins, or transport the crude to locations where better sales values could be achieved. In addition, during the first quarter, the WTI forward curve was in steep contango, which enabled us to realize profits on financial instruments used to price protect our inventory. In addition, the margins in the latter half of 2008 were negatively impacted by the declining price of crude and a narrowing of the pricing differentials between crude types. In the year ended December 31, 2009 we recorded net losses on our derivatives used in commodity price risk management activities totaling $6.0 million compared to net gains of $11.7 million in the year ended December 31, 2008. At December 31, 2009, $0.7 million of these losses were unrealized.

Years ended December 31, 2007 and 2008.

Volumes, revenues and cost of sales.

        Despite sales volume decreases for crude oil and condensate, revenues increased due to higher commodity prices in the year ended December 31, 2008 as compared to the year ended December 31, 2007. Revenues and sales volumes of crude oil varied as a result of our level of trading activity within the various mainline pipeline systems. Since these sales are done on low per barrel margins, revenues and volumes do not necessarily correlate closely with segment profits.

        Natural gas sales volumes have grown as our customer base has grown, with most of this growth in Ontario, Canada. Natural gas revenues were 58% higher for the year ended December 31, 2008 as compared to the year ended December 31, 2007.

        The sales volumes of NGLs were 22% lower in the year ended December 31, 2008 as compared to the year ended December 31, 2007. However, the composition of the volumes is different in the year ended December 31, 2008 as compared to the year ended December 31, 2007, due to changing our focus for this business. In the year ended December 31, 2008, we commenced importing natural gasoline from the U.S. to use as diluent at our terminal facilities. Also, in 2007 NGLs sales volumes noted in the table above included wholesale propane sales activity that is conducted through our propane marketing and distribution segment in the year ended December 31, 2008. This change was made following our acquisition of MP Energy. Despite lower volumes, NGL revenues increased by 25% due to higher prices during 2008.

        Cost of sales for the year ended December 31, 2008 was 36% higher than for the year ended December 31, 2007. This was attributable to an increase in natural gas volumes and overall product selling prices and is consistent with the increase in revenues.

        Operating expenses and other.    The increase in operating expenses was primarily the result of increased payroll and benefit costs reflecting organic segment growth and a competitive labor market.

        Segment profit.    Overall segment profit decreased by approximately $1.7 million in the year ended December 31, 2008 as compared to the year ended December 31, 2007.

        During the years ended December 31, 2008 and 2007, the crude oil market experienced high volatility in both commodity price and market structure. The monthly average NYMEX benchmark price of crude oil ranged from approximately $42 to $133 during 2008 and from approximately $50 to $99 during 2007. The volatile declining market required us to utilize risk management strategies to reduce the negative impact on our margins from our gathering and marketing activities. The volatile market also led to favorable basis differentials for various delivery points and grades of crude oil during the first seven months of 2008. However, these favorable basis differentials began to narrow during the last five months of the year as the price of crude oil declined. This negatively impacted margins during this period.

        As prices increase, crude oil and diluent inventory that was purchased at lower values can be sold at current month prices, resulting in increased margins. This occurred throughout the first seven months of 2008 but leveled off and declined in the last five months of the year. The decrease in segment profit can be partially attributed to these price-related decreases. In addition, in 2008 there were a limited amount of quality based arbitrage opportunities available in our market.

        Revenues and profits increased at the Edmonton North Terminal due to increased business levels and slightly better blending economics in the year ended December 31, 2008.

        In the year ended December 31, 2008 we recorded net gains on our derivatives used in commodity price risk management activities totaling $11.7 million compared to losses of $16.3 million in 2007. These gains and losses are included within the segment revenues and cost of sales above. At December 31, 2008, $6.9 million of these gains were unrealized.

General and Administrative

        General and administrative expense ("G&A") is comprised of costs incurred for executive services, accounting, finance, legal, human resources and communications that are incurred at a corporate level and are not related to a specific segment of operations.

        G&A expense was $24.7 million and $32.0 million for the year ended December 31, 2009 and 2008, respectively. The decrease was mainly due to costs incurred in the year ended December 31, 2008, associated with the acceleration of compensation plans as a result of the Acquisition.

        G&A expense was $32.0 million and $22.4 million for the years ended December 31, 2008 and December 31, 2007, respectively. The primary reason for the increase was costs associated with the acceleration of compensation plans as a result of the Acquisition. In addition, costs also increased due to the addition of staff to support an increased level of business activity across all segments and due to the corporate growth that occurred between these time frames.

Depreciation and Amortization

        Depreciation and amortization expense was $82.3 million and $36.4 million for the year ended December 31, 2009 and 2008, respectively. The increase was due to impact of the Acquisition and the application of purchase accounting, whereby our assets were adjusted to their fair values on the Acquisition date.

        Depreciation and amortization expense was $36.4 million and $27.8 million for the years ended December 31, 2008 and 2007, respectively. The increase relates primarily to an increased amount of depreciable assets resulting from our acquisition activities and capital projects.

Stock Based Compensation

        Stock based compensation expense was $9.0 million in the year ended December 31, 2009 compared to no expense in the prior year periods. The expense in the current year was due to our adoption of an equity incentive plan in the year ended December 31, 2009 and granting options under the plan. In the prior year periods, we did not have our own equity incentive plan.

        Based on the options granted at December 31, 2009, we expect to record stock based compensation expense of approximately $5.0 million in fiscal 2010.

Impairment of Goodwill and Intangible Assets

        In the year ended December 31, 2009, we recorded an impairment loss within our truck transportation segment of $85.5 million relating to goodwill and $28.6 million relating to intangible assets. During the fourth quarter of 2009, we compared the fair value of each segment to its book value to determine if there was any goodwill impairment. As a result of this step, it was determined that the fair value of the truck transportation segment was less than its book value, and therefore a second test was performed to determine the amount of any impairment. The amount of the impairment was determined by deducting the fair value of the reporting unit's individual assets and liabilities from the fair value of the reporting unit to determine the implied fair value of goodwill and comparing that amount to the book value of the reporting unit's goodwill. The excess of the book value of goodwill over the implied fair value of goodwill of $85.5 million was recorded as an impairment loss in the year ended December 31, 2009.

        In addition, we also reviewed intangible assets for impairment and concluded that the estimated net recoverable amount of customer relationships and brands within the truck transportation segment were less than the net carrying amount. Therefore, we recorded an impairment of $28.6 million to the asset's fair value in the year ended December 31, 2009.

        These impairment losses were caused by a general market downturn and increased market competitiveness in the truck transportation industry. As a result it was necessary to reduce the current forecasted cash flows from this segment as compared to previous cash flow forecasts. It is uncertain if industry activity or pricing will return to levels seen in 2007 and 2008 and thus, a return to these levels was not built into the determination of the fair value of the Truck Transportation segment.

        There was no impairment of goodwill or intangible assets in the years ended December 31, 2008 and 2007.

Foreign Exchange Loss (Gain) not Affecting Segment Profit

        In the year ended December 31, 2009, we recorded a foreign exchange gain of $93.8 million compared to a gain of $4.4 million in the year ended December 31, 2008. The gain recorded in the year ended December 31, 2009 was primarily as a result of a favorable movement in exchange rates relating to our U.S. dollar-denominated long-term debt.

        In the year ended December 31, 2008, we recorded a foreign exchange gain of $4.4 million compared to a loss of $0.1 million in the year ended December 31, 2007. The gain recorded in the year ended December 31, 2008 was the result of an unrealized gain on our U.S. dollar-denominated long-term debt that was incurred in connection with the Acquisition.

Debt Extinguishment Costs

        In the year ended December 31, 2009, we recorded debt extinguishment costs of $18.5 million relating to the Refinancing. The amount represents the write-off of our unamortized deferred debt issue costs from the repayment of our Bridge Loans.

Interest Expense, Net

        Interest expense, net was $80.6 million the year ended December 31, 2009 compared to $11.4 million in the year ended December 31, 2008. The increase is as a result of the increase in our long-term debt as a result of the Acquisition.

        Net interest expense was $11.4 million and $7.8 for the years ended December 31, 2008 and 2007, respectively. Our interest expense is primarily impacted by the average amount of debt outstanding and interest rates. Prior to the Acquisition on December 12, 2008, the primary component of our long-term debt balances were amounts drawn under committed and uncommitted loan facilities with Hunting Knightsbridge Holdings ("HKH"), a wholly owned subsidiary of Hunting. During the period from January 1, 2008 to December 12, 2008, our average long-term debt position did not change materially from levels during the year ended December 31, 2007. However, on December 12, 2008, the Company financed a portion of the Acquisition from borrowings under Bridge Loan facilities, totaling U.S.$545.0 million. Therefore, the increase in interest expense in the year ended December 31, 2008 was mainly due to the additional debt incurred as part of the Acquisition.

Income Tax Expense

        Income tax during the year ended December 31, 2009 was a recovery of $12.6 million compared to an expense of $26.2 million in the year ended December 31, 2008. The effective tax rate was 16.7% during the year ended December 31, 2009, compared to 28.3% during the year ended December 31, 2008. The main reason for the decrease in the income tax provision and the effective tax rate for the year ended December 31, 2009 compared to the prior year period was due the a loss before tax in the current year compared to income before tax in the prior year and the tax impact on a foreign exchange gain on our long term debt offset by the non deductibility of the goodwill impairment charge.

        During the year ended December 31, 2008 our income tax expense was $26.2 million compared to $20.2 million for the year ended December 31, 2007. The increase was mostly the result of a higher effective tax rate in 2008. The effective tax rate was 28.3% during the year ended December 31, 2008 compared to 21.0% during the year ended December 31, 2007. The increased effective tax rate in 2008 is a result of having a larger amount of non-deductible expenses for income tax purposes, such as compensation plans managed by Hunting, and the fact that the 2007 effective tax rate was favorably impacted by a reduction in our future income tax liability on non-income based amounts as a result of lower Canadian income tax rates being enacted.

Liquidity and Capital Resources

        Our primary liquidity and capital resource needs are to service our debt, including interest payments, to finance working capital needs and to fund ongoing capital expenditures. Prior to the Acquisition, we relied on our cash flow from operations and various debt financings with Hunting for liquidity. This liquidity was used to finance our operations, to maintain and upgrade facilities and equipment, to pay dividends to Hunting and to fund growth opportunities and acquisitions. As a result of the Acquisition, our debt facilities with Hunting were retired. Since the Acquisition, we have relied on the cash contribution received from Riverstone in conjunction with the Acquisition, our cash flow from operations and borrowings under our credit facilities for liquidity.

        Our operating cash flow has historically been affected by the overall profitability of sales within our segments, our ability to invoice and collect from customers in a timely manner and our ability to efficiently implement our acquisition strategy and manage costs. Our cash, cash equivalents and cash flow from operations have historically been sufficient to meet our working capital, capital expenditure and debt servicing requirements.

        The following table summarizes our sources and uses of funds for the years ended December 31, 2007, 2008 and 2009:

	Year ended December 31,
	2007	2008 (combined)	2009
	(in thousands)
Statement of Cash Flows
Cash flows provided by (used in):
Operating activities	$78,085	$110,885	$2,070
Investing activities	(99,159)	(1,026,126)	(95,203)
Financing activities	30,059	1,020,157	(6,444)

Cash Provided by Operating Activities

        The primary drivers of cash flow from operating activities are the collection of amounts related to sales of crude oil, propane, asphalt and other products and fees for services provided associated with our truck transportation and terminal and pipeline services. Offsetting these collections are payments for purchases of crude oil and other products and other expenses. These other expenses primarily consist of owner-operator payments for the provision of contract trucking services, field operating expenses and general and administrative expenses. Historically, the marketing and processing and wellsite fluids segments have been the most variable with respect to generating cash flows due to the impact of crude oil price levels and the volatility that price changes and crude oil grade basis changes have on the cash flows and working capital requirements of these segments.

        During the last three years, average crude oil values have generally risen and business activity levels have increased. As a result, additional working capital has been necessary for increased inventory levels and higher accounts receivable balances relative to trade accounts payable. Accounts receivable have grown relative to accounts payable primarily due to growth in our processing and wellsite fluids segment. This is a result of the fact that refinery crude oil purchases are settled in the month following purchase, prior to collecting the receivable balances related to sales of finished products. However, in the second half of 2008, crude oil prices declined significantly from a high in July 2008 and also compared to prices at December 31, 2007, resulting in lower trade accounts receivable, inventory and trade accounts payable at the end of 2008 compared to the end of 2007. In the year ended December 31, 2009, crude oil prices have increased significantly from December 31, 2008, resulting in higher trade accounts receivable, inventory and trade accounts payable.

        Cash provided by operations in the year ended December 31, 2009 was $2.0 million compared to $110.9 million provided by operations in the year ended December 31, 2008. The decrease was primarily attributable to increased interest expense paid and a significant increase in cash used to fund working capital in the year ended December 31, 2009 compared to the year ended December 31, 2008, that was largely driven by an increase in inventory of $41.6 million in the year ended December 31, 2009 compared to a decrease in inventory of $38.6 million in the year ended December 31, 2008. The increase in inventory was mainly due to increases in commodity prices as compared to prices at December 31, 2008.

        Cash provided by operations in the year ended December 31, 2008 increased $32.8 million compared to the year ended December 31, 2007. The increase was primarily attributable to the decline in crude oil prices in the latter half of 2008, resulting in lower crude oil prices at the end of 2008 compared to 2007, leading to less cash being used to fund working capital.

Cash Used in Investing Activities

        Cash used in investing activities consists primarily of expenditures for capital projects and business acquisitions.

        Cash used in investing activities in the year ended December 31, 2009 was $95.2 million compared to $1,026.1 million in the year ended December 31, 2008. The decrease was primarily as a result of the Acquisition by Riverstone in the year ended December 31, 2008. Total business acquisitions, including equity investments, for the year ended December 31, 2009 and 2008 were $21.8 million and $18.2 million, respectively. In the year ended December 31, 2009, we acquired 100% of the outstanding common shares of Bridge Creek for $6.9 million, acquired the wholesale propane business and assets of the Washington and Oregon operations of Turner Gas for $1.6 million, and also acquired certain propane terminal facilities and the associated businesses in Montana and South Dakota from Superior Propane for $6.7 million. We also acquired an equity interest of approximately 39% in the Deepwell Trust for $6.6 million. In addition, we committed to fund the construction of the Battle River Terminal, of which our 25% share of the funding was approximately $18.0 million. As of December 31, 2009, we have loaned BRT $14.2 million for which there are no fixed repayment terms.

        Cash used in investing activities was $1,026.1 million in the year ended December 31, 2008 compared to $99.2 million in the year ended December 31, 2007. The increase was due to the Acquisition of the Company by Riverstone in the year ended December 31, 2008. Total business acquisitions for the years ended December 31, 2008 and 2007 were $14.4 million and $46.5 million, respectively. In the year ended December 31, 2008 we acquired 100% of the outstanding common shares of Chief for $14.4 million. In addition we also made an equity investment in BRT of $3.8 million. As of December 31, 2008, we had loaned BRT $10.5 million with no fixed repayment terms. See "—Executive Overview" for a summary of all acquisitions in 2007, 2008 and 2009.

        Total capital expenditures for the years ended December 31, 2009, 2008 and 2007 were $37.0 million, $46.7 million and $60.5 million, respectively. See "—Executive Overview" for a summary of these capital expenditures.

Cash Provided by (Used in) Financing Activities

        Cash provided by financing activities in the year ended December 31, 2009 was $6.4 million, compared to $1,020.2 million provided by financing in the year ended December 31, 2008. The cash provided by financing in the year ended December 31, 2009 was a result of our drawing $25.0 million against the liquidity facility offset by the Refinancing, whereby we issued the senior secured notes in an aggregate principal amount of U.S.$560.0 million, the proceeds of which were used to repay the Bridge Loans in full, which totaled U.S.$545.0 million. Additionally, in connection with the issuance of the senior secured notes, we paid debt issuance costs and a debt discount totaling $32.9 million. Total cash provided by financing activities in the year ended December 31, 2008 was $1,020.2 million. As a result of the Acquisition, we were capitalized with cash of $537.7 million and we entered into Bridge Loan facilities pursuant to which lenders extended Bridge Loans comprising of U.S.$230.0 million of first lien senior secured interim loans and U.S.$315.0 million of second lien senior secured interim loans.

        Total cash provided by financing activities for the year ended December 31, 2007 was $30.1 million, related to borrowings from Hunting to support business growth in excess of that funded through cash flow from operations. In addition, dividends of $27.3 million were paid to Hunting in the year ended December 31, 2007.

        On May 27, 2009, we issued the senior secured notes in an aggregate principal amount of U.S.$560.0 million, the proceeds of which were used to repay the Bridge Loans in full. The senior secured notes have a term of five years expiring on May 27, 2014, and accrue interest at 11.75% per annum. Additionally, as part of the Acquisition, we established a liquidity facility of up to U.S.$65.0 million, the proceeds of which are available to provide financing for working capital and other general corporate purposes. On October 2, 2009, we increased the maximum available amount under our liquidity facility to U.S.$95.0 million. In addition, on January 19, 2010, we increased the maximum amount under our liquidity facility to U.S.$150.0 million. At December 31, 2009, we had drawn $25.0 million against this facility and we had issued letters of credit totaling $9.8 million. The senior secured notes are guaranteed by all of our existing and future restricted subsidiaries. At December 31, 2009, the Company had restricted cash of $9.8 million. Prior to the Acquisition, we relied on debt financings from Hunting. However, in connection with the Acquisition, our debt facilities with Hunting were retired and repaid in full.

        The terms of our liquidity facility require us to comply with financial covenants when availability under the facility is less than 10%, including maintaining a fixed charge coverage ratio of at least 1.1 to 1.0. As of December 31, 2009, we have drawn $25.0 million and issued letter of credit of $9.8 million against the facility, and therefore the compliance with the financial ratio has not been applicable. If we fail to comply with the financial covenants, the lenders may declare an event of default under the secured credit facility. An event of default resulting from a breach of a financial covenant may result, at the option of lenders holding a majority of the loans, in an acceleration of repayment of the principal and interest outstanding and a termination of the liquidity facility, and could result in an acceleration of amounts due and payable under the First Lien Notes. As part of an amendment to the liquidity facility in October 2009, the facility contains a provision that requires prior written consent for acquisitions exceeding annual consideration of U.S.$65.0 million, exclusive of acquisitions funded by permitted equity or debt raised to finance such transactions.

        On January 19, 2010, we issued our 10.00% Senior Notes due 2018 in an aggregate principal amount of U.S.$200.0 million, the proceeds of which will be used to fund future acquisitions, capital expenditures and general corporate expenses. The senior secured notes, the senior notes and the liquidity facility also contain non-financial covenants that restrict some of our activities, including our ability to dispose of assets, incur additional debt, pay dividends, create liens, make investments and engage in specified transactions with affiliates. The senior secured notes, the senior notes and the liquidity facility also contain customary events of default, including defaults based on events of bankruptcy and insolvency, non-payment of principal, interest or fees when due, subject to specified grace periods, breach of specified covenants, change in control and material inaccuracy of representations and warranties. As of December 31, 2009, we were in compliance with all covenants under our senior secured notes and our liquidity facility.

        Prior to the acquisition on December 12, 2008, the primary component of our long-term debt balances were amounts drawn under committed and uncommitted loan facilities with HKH, a wholly owned subsidiary of Hunting. The interest rate applicable to $18.5 million of this balance was at the Royal Bank of Canada's prime rate plus 1.625%. The balance of these loans incur interest at 1.5% over the three-month Canadian Dollar LIBOR (London InterBank Offered Rate). These borrowing facilities were terminated in connection with the Acquisition. The total amount outstanding to HKH as of December 31, 2007 was $164.5 million.

        Additionally, prior to the acquisition on December 12, 2008, we also had access to revolving demand credit facilities with a total maximum borrowing amount of $30.0 million ($20.0 million in 2006), or the equivalent amount in U.S. dollars. These credit facilities were not utilized as of December 31, 2007, except for issued letters of credit supported by the facility. Amounts outstanding under the facilities bear interest at the Royal Bank of Canada or Toronto Dominion Bank prime rate. These facilities were terminated in connection with the Acquisition.

Liquidity Sources, Requirements and Contractual Cash Requirement and Commitments

        Our management believes that our cash on hand, together with cash from operations, proceeds from our senior notes and borrowings under our credit facilities, will be adequate to meet our working capital, capital expenditures, debt service and other cash requirements for at least the next year. However, our ability to make scheduled payments of principal, to pay interest on and to refinance our indebtedness, and to fund our other liquidity requirements will depend on our ability to generate cash in the future. Capital expenditures amounted to $37.0 million and acquisitions, including equity investments, amounted to $21.8 million during the year ended December 31, 2009. Capital expenditures amounted to $46.7 million and acquisitions amounted to $18.2 million (including our 25% equity investment in BRT) during the year ended December 31, 2008. We have identified and approved additional capital projects (excluding acquisitions) that we expect to undertake over the next 12 to 18 months. We have completed two acquisitions, including Johnstone for approximately $20.0 million on January 31, 2010 and Aarcam for approximately $3.2 million on February 1, 2010. We also expect to complete the acquisition of Taylor for approximately U.S.$147.0 million and the acquisition of the remaining equity interests in certain tankage assets connected to our Hardisty Terminal, which is the subject of ongoing negotiations with the majority owner. While we anticipate that these anticipated capital expenditures and acquisitions will occur, they are subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control.

        We may engage in additional strategic acquisitions and capital expenditures as opportunities arise that benefit our existing operations by expanding our reach in existing markets or by providing platforms with which to enter new markets. Any such acquisition or capital expenditure could be material and could have a material effect on our liquidity, cash flows and capital commitments and resources. Any future acquisitions, capital expenditures or other similar transactions will likely require additional capital and there can be no assurance that any such capital will be available to us on acceptable terms, if at all.

        We or our affiliates may retire or purchase our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchase, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material and could have a material effect on the trading market for such debt and on our liquidity, cash flows and capital commitments and resources. Additionally, the indentures governing the notes limit our ability to incur additional indebtedness or to make certain acquisitions unless we meet or exceed a consolidated interest coverage ratio, which is based in part on our Pro Forma Adjusted EBITDA during the then-most recently ended four-quarter period. Because our Pro Forma Adjusted EBITDA may fluctuate materially from period to period, we cannot assure you that we will meet the coverage ratio. As a result of the issuance of the senior notes in January 2010, we currently do not meet this ratio and we expect that we will not be able to meet this ratio at certain times throughout 2010.

Contingencies

        Two of our companies are currently undergoing various income tax related audits. While the final outcome of such audits cannot be predicted with certainty, we do not believe that the resolution of these audits will have a material impact on our consolidated financial position or results of operations. As part of the Acquisition, Hunting has indemnified us for any increased income taxes as a result of these audits relating to periods prior to the date of the Acquisition.

        We are subject to various regulatory and statutory requirements relating to the protection of the environment. These requirements, in addition to the contractual agreements and management decisions, result in the recognition of estimated asset retirement obligations. Estimates of asset retirement obligation costs can change significantly based on such factors as operating experience and changes in legislation and regulations. In the year ended December 31, 2009, we updated our estimated asset retirement obligation study, and increased our undiscounted cash flows to settle future liabilities to $74.1 million from $40.4 million in the prior year. The increase was largely driven by significant estimated increases in remediation costs. The increase in the undiscounted cash flow increased our asset retirement obligation by $1.8 million.

Contractual Obligations

        The following table presents, at December 31, 2009, our obligations and commitments to make future payments under contracts and contingent commitments:

	Payments due by period
(in thousands)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt(1)(3)	$586,096	$—	$—	$586,096	$—
Interest payments on long-term debt(2)(3)	309,325	68,866	137,733	102,726	—
Liquidity facility	25,000	25,000	—	—	—
Operating lease obligations	129,666	15,917	32,604	23,050	58,095

Total contractual obligations	$1,050,087	$109,783	$170,337	$711,872	$58,095

(1)
The exchange rate used to translate the U.S. dollar obligations on our long-term debt is the rate as of December 31, 2009 of U.S.$0.9555 to $1.00.

(2)
The interest payments on our long-term debt have been calculated using an exchange rate of U.S.$0.9555 to $1.00.

(3)
Does not include the impact of the Senior Notes issued on January 19, 2010 for U.S.$200.0 million. The Senior Notes are due in full in 2018 and accrue interest at 10.0% per annum.

        As at December 31, 2009, we have accrued liabilities for obligations with respect to our pension plans, asset retirement obligations and remediation totaling $3.1 million, $8.3 million and $13.0 million, respectively, but the timing of such payments is uncertain due to the estimates used to calculate these amounts and the long term nature of these balances. In addition, we have also entered into a management agreement with Riverstone, whereby we are required to pay an annual fee as consideration for their performance of advisory, consulting and other services. The management fee payable is the lesser of one percent of our EBITDA for the year or $1.0 million.

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital expenses that are material to investors.

Quantitative and Qualitative Disclosures about Market Risk

        We are involved in various commodity related marketing activities that are intended to enhance our operations and increase profitability. These activities often create exposure to price risk between the time contracted volumes are purchased and sold and to foreign exchange risk when contracts are in different currencies (Canadian dollar versus U.S. dollar). We are also exposed to various market risks, including volatility in (i) crude oil, refined products, natural gas and NGL prices, (ii) interest rates and (iii) currency exchange rates. We utilize various derivative instruments to manage commodity price and currency rate exposure and, in certain circumstances, to realize incremental margin during volatile market conditions. Our commodity trading and risk management policies and procedures are designed to establish and manage to an approved level of Value at Risk. We have a Risk Management Committee that has direct responsibility and authority for our risk policies and our trading controls and procedures and certain aspects of corporate risk management. Our approved strategies are intended to mitigate risks that are inherent in our core businesses of gathering and marketing and storage. To hedge the risks discussed above we engage in risk management activities that we categorize by the risks we are hedging and by the physical product that is creating the risk. The following discussion addresses each category of risk.

        Commodity Price Risk.    We hedge our exposure to price fluctuations with respect to crude oil, refined products, natural gas and LPG, and expected purchases and sales of these commodities (relating primarily to crude oil, roofing flux, propane sales and purchases of natural gasoline). The derivative instruments utilized consist primarily of futures and option contracts traded on the NYMEX, ICE and over-the-counter transactions, including swap and option contracts entered into with financial institutions and other energy companies. Our policy is to purchase only commodity products for which we physically transact, and to structure our hedging activities so that price fluctuations for those products do not materially affect the segment profit we receive.

        Although we seek to maintain a position that is substantially balanced within our various commodity purchase and sales activities we may experience net unbalanced positions for short periods of time as a result of production, transportation and delivery variances as well as logistical issues associated with inclement weather conditions.

        Although the intent of our risk management strategies is to hedge our margin, we have not designated nor attempted to qualify for hedge accounting. Thus, changes in the fair values of all of our derivatives are recognized in earnings, and result in greater potential for earnings volatility. This accounting treatment is discussed further in note 1 of our audited consolidated financial statements.

        The fair value of futures contracts is based on quoted market prices obtained from the NYMEX or ICE. The fair value of swaps and option contracts is estimated based on quoted prices from various sources such as independent reporting services, industry publications and brokers. These quotes are compared to the contract price of the swap, which approximates the gain or loss that would have been realized if the contracts had been closed out at the period end. For positions where independent quotations are not available, an estimate is provided, or the prevailing market price at which the positions could be liquidated is used. No such positions exist as at December 31, 2009 and December 31, 2008. All derivative positions offset physical exposures to the cash market. Price-risk sensitivities were calculated by assuming a 15% volatility in crude oil related prices, regardless of term or historical relationships between the contractual price of the instruments and the underlying commodity price. In the event of an increase or decrease in crude oil prices, the fair value of our derivative portfolio would typically increase or decrease, offsetting changes in our physical positions. A 15% favorable change would increase our net income by $3.3 million and $2.0 million for the year ended December 31, 2009 and the year ended December 31, 2008, respectively. A 15% unfavorable change would decrease our net income by $3.3 million and $1.7 million for the year ended December 31, 2009 and the year ended December 31, 2008, respectively. However, these changes may be offset by the use of one or more commonplace risk management strategies.

        Interest rate risks.    Prior to the Refinancing on May 27, 2009, we were subject to interest rate risk on our long-term debt in connection with the borrowings under our Bridge Loans. The amounts outstanding on our Bridge Loans were floating rate loans, which have exposure to changes in market interest rates. For the period from December 13 to December 31, 2008, the increase or decrease in net income for a 100 basis point change in interest rates on the long-term debt would amount to $0.2 million. For the period January 1, to May 27, 2009, the increase or decrease in net income for a 100 basis point change in interest rates on the long-term debt would amount to $1.9 million. However, the senior secured notes issued in connection with the Refinancing accrue interest at a fixed rate of

11.75% per annum and the senior notes issued in connection with the 2010 Offering accrue interest at a fixed rate of 10.00% per annum. Therefore, any change in interest rates would not have an impact on our net income.

        Under our liquidity facility, we are subject to interest rate risk, as borrowings bear interest at a rate equal to, at the Company's option, either at LIBOR, the lenders prime rate, the Bankers' Acceptance rate or the Above Bank Rate, plus an applicable margin based on a pricing grid. For the year ended December 31, 2009, the impact on net income for a 100 basis point change in interest rates on the outstanding amount under our liquidity facility would not have been material.

        Currency exchange risks.    Our assets and liabilities in foreign currencies are translated at the period-end rate. Exchange differences arising from this translation are recorded in our statement of operations. In addition, currency exposures can arise from revenues and purchase transactions denominated in foreign currencies. Generally, transactional currency exposures are naturally hedged (i.e., revenues and expenses are approximately matched), but where appropriate, are covered using forward exchange contracts. All of the foreign currency forward exchange contracts entered into by us, although effective hedges from an economic perspective have not been designated as hedges for accounting purposes, and therefore any gains and losses on such forward exchange contracts impact our earnings. A 5% unfavorable change in the value of the Canadian dollar relative to the U.S. dollar would have a $1.0 million and $0.5 million effect on the fair value of our outstanding forward currency contracts as of December 31, 2009 and December 31, 2008, respectively, and would decrease our net income by $1.0 million and $0.5 million for the year ended December 31, 2009 and for the year ended December 31, 2008, respectively. A corresponding favorable change would increase our net income by $1.0 million and $0.5 million for the year ended December 31, 2009 and for the year ended December 31, 2008, respectively. We expect to continue to enter into financial derivatives, primarily forward contracts, to reduce foreign exchange volatility. We are exposed to credit loss in the event of non-performance by the other party to the derivative financial instruments. We mitigate this risk by entering into agreements directly with a number of major financial institutions that meet our credit standards and that we expect to fully satisfy their contractual obligations. We view derivative financial instruments purely as a risk management tool and, therefore, do not use them for speculative trading purposes.

        After the Acquisition, we had outstanding U.S. dollar-denominated debt of U.S.$545.0 million. Following the Refinancing, we had outstanding U.S. dollar-denominated debt of U.S.$560.0 million as of December 31, 2009. A 5% unfavorable change in the value of the Canadian dollar relative to the U.S. dollar would have a $25.1 million and $23.6 million effect on the carrying value of our long-term debt as of December 31, 2009 and December 31, 2008, respectively, and would decrease our net income by $25.1 million and $23.6 million for the year ended December 31, 2009 and for the year ended December 31, 2008, respectively. A corresponding favorable change would increase our net income by $25.1 million and $23.6 million for the year ended December 31, 2009 and for the year ended December 31, 2008, respectively. Our long-term debt accrues interest at a fixed rate of 11.75% per annum or U.S.$65.8 million per annum. A 5% unfavorable change in the value of the Canadian dollar relative to the U.S. dollar as of December 31, 2009 would increase our annual interest expense by $3.4 million. A 5% favorable change in the value of the Canadian dollar relative to the U.S. dollar as of December 31, 2009 would decrease our annual interest expense by $3.4 million.

 INDUSTRY

        In 2008, Canada was the fifth-largest producer of energy in the world according to the Energy Information Administration of the U.S. Department of Energy ("EIA"). From 1981 through 2006, Canadian energy production has increased by approximately 90% and has outpaced corresponding consumption, which has increased by only 46%. This production growth has enabled Canada to be a net exporter of oil, natural gas, coal and electricity to the rest of the world, making it a key supplier to global energy markets.

        Canadian oil production comes mainly from three sources: (i) the WCSB, (ii) the oil sands deposits of northern Alberta, and (iii) the offshore fields in the Atlantic Ocean. These areas are home to some of the world's biggest hydrocarbon basins. Canada's vast hydrocarbon resources and proximity to some of the world's largest energy markets make Canada a vital contributor to the global oil and gas industry. For the year ended December 31, 2008, Canada produced 3.4 million barrels of oil equivalent per day and exported 1.0 million barrels of oil equivalent per day of oil, natural gas and liquids.

Exploration and Production

        Western Canadian Sedimentary Basin.    The WCSB underlying most of Alberta and parts of British Columbia, Saskatchewan, Manitoba and the Northwest Territories, has been the main source of Canadian oil production for the past 50 years. The age and declining profile of many of the oil fields in the WCSB have led to a steady decline in conventional oil production. Conventional crude oil production levels in the WCSB for the year ended December 31, 2008 were 1.0 million barrels per day, down from 1.2 million barrels per day, or 17%, for the year ended December 31, 1999. As conventional sources decline, analysts predict that expansive exploration and production activities in the oil sands will continue to drive Canadian hydrocarbon production growth going forward.

        Western Canadian Oil Sands.    As investment opportunities in petroleum resources around the world diminish, companies are turning to the oil sands of western Canada for future growth. In 2008, oil sands production represented approximately half of Canada's total crude oil production according to the EIA. Interest in Canada's oil sands has escalated in recent years as a result of strong crude oil prices making exploration and production in these areas more economical. Unlike conventional reserves, which may have an average reserve life index ("RLI") of 11 years, oil sands have steady production profiles of up to 50 years with no declines and RLIs in the range of 30-50 years. It is estimated by the EIA that Canadian oil sands operators will produce 4.2 million barrels per day by 2030, up from 1.2 million barrels per day for the year ended December 31, 2008.

        As of January 2009, Canada had 178 billion barrels of proven oil reserves, with over 95% of these reserves located in the oil sands deposits in Alberta according to the EIA. Alberta's oil sands cover three distinct areas (Athabasca, Cold Lake and Peace River) over an area of 54,000 square miles. These bitumen deposits represent the second largest single country reserve in the world after Saudi Arabia. Multiple oil sands projects are now actively producing, with new projects and further infrastructure expansions still under development.

        Notwithstanding the industry interest in Canada's bitumen resources, the development of this resource opportunity is still at a very early stage. Open pit mining is effective in extracting oil sands deposits near the surface, while in-situ extraction of deeper resources uses injected steam to separate bitumen from the surrounding sands into producing wells. About 20% of the bitumen in Alberta can be extracted by mining techniques and the balance requires in-situ recovery techniques. The upgrading of these technologies should continue to contribute to lower operating costs and higher recovery rates.

Pipeline

        Before bitumen flows through a pipeline, it is typically mixed with lighter products, such as condensate or synthetic crude oils, to improve its flow characteristics. In anticipation of growing bitumen production and its derivative synthetic crude oil, the capacity of export pipeline systems is being increased through investment projects. Examples of such projects, both originating in Hardisty, include Enbridge's Alberta Clipper, which has a potential capacity of 800,000 barrels per day, and TransCanada's Keystone Pipeline, with the capacity to deliver 1.1 million barrels per day. If investments are not undertaken, or if lengthy regulatory approval processes result in delays for investment projects, there is a risk that there will be insufficient pipeline capacity to ship the growing volume of synthetic crude oil that is expected to be produced, which could subsequently hurt price realizations.

Refining

        Refining separates crude oil into useable finished products and thus gives oil its value to end-customers. Refinery profitability is generally determined by multiple factors, including crude oil supply, demand for light products and demand for heavy products. In general, refining margins rise when oil product demand is strong and oil supply relatively abundant, and drop when demand is weak and supply is constrained. According to Oil and Gas Journal, Canada had 2.0 million barrels per day of crude oil refining capacity in 2009. Alberta has four refineries, with a total capacity of 437,000 barrels per day, whereas Ontario and Quebec have a combined 919,600 barrels per day of refining capacity.

BUSINESS

Company History

        On December 12, 2008, Gibson Acquisition ULC, an unlimited liability corporation incorporated under the Business Corporations Act (Alberta), an indirect wholly owned subsidiary of R/C Guitar Coöperatief U.A., a Dutch co-op owned by investment funds affiliated with Riverstone invested approximately $537.7 million of cash equity and acquired all of the issued and outstanding shares of Gibson Energy Holdings Inc. from Hunting PLC, a public British corporation. Following the acquisition, Gibson Energy Holdings Inc. was converted into an unlimited liability corporation, and through a series of amalgamations, was amalgamated with Gibson Acquisition ULC to form the surviving amalgamated unlimited liability corporation, Gibson Energy ULC.

        The origins of Gibson date back to 1950 with the incorporation of Gibson Petroleum Marketing Co. Ltd., which commenced the marketing of petroleum products in 1953. In 1954, Gibson entered the pipeline business with the creation of Gibson Crude Oil Purchasing Co. Ltd. and the construction of a pipeline gathering system in Alberta. In 1957, Gibson built its first oil terminal facility in Hardisty, Alberta, connected into the Interprovincial Pipeline moving oil from western Canada to the east. In 1955, Gibson began its oil trucking operations, and subsequently expanded these operations throughout western Canada. In 1982, Gibson entered the fractionation business with the construction of its Hardisty fractionation facility to process natural gas liquids into its component products, propane, butane, condensate and ethane. In 1988, Gibson entered the propane business with the purchase of James Propane, followed by the purchase of Canwest Propane in 1990, and expansion of its propane operations throughout Alberta, Saskatchewan and British Columbia. Through its purchase of Link Petroleum in 1998, creation of the Southern Valley Energy terminal in 2006, and purchase of MP Energy in 2007, Gibson entered into the wholesale propane marketing business, which has expanded to include propane terminals and storage facilities in Ontario, Washington, Oregon, Montana and South Dakota. In 2002, Gibson entered the refining business with the purchase of Moose Jaw Refinery. Gibson subsequently expanded the refinery located in Moose Jaw Saskatchewan, which is strategically pipeline connected and contains significant product storage capacity, to year round operations. Through different process applications and expansion, the refinery now manufactures paving and roofing flux asphalt as well as well site fluids used by the petroleum industry.

Company Overview

        We are one of the largest independent midstream energy companies in Canada and are engaged in the transportation, storage, blending, processing, marketing, and distribution of crude oil, condensate, NGLs such as propane and butane, refined products and natural gas. This business is typically referred to as the midstream energy business. Through our extensive network of integrated assets in western Canada and the northern United States, we move hydrocarbon products to market utilizing our terminals, pipelines, tank storage and truck transportation fleet, which, in concert with processing, blending and marketing capabilities, provide a valuable service to both producers and consumers. We participate across the full midstream energy value chain, from the producing regions in western Canada, through our strategically located terminals in Hardisty and Edmonton, to the refineries of North America via major pipelines serving the region. Having provided market access to the energy industry in western Canada for over the last 56 years, we believe we are a critical component to the future development of the substantial resources in the WCSB, one of the most hydrocarbon-rich regions in the world.

        Since 1953, we have consistently been a leader in the western Canadian midstream energy market, developing and maintaining strong relationships with the leading industry participants. Since that time, our business has grown by expanding both geographically and by diversifying our service offerings to meet new customer needs. Prior to our acquisition we were controlled by Hunting Plc, a UK-based energy services company publicly listed on the London Stock Exchange. On December 12, 2008, we were acquired by investment funds controlled by Riverstone, an energy-focused private equity firm, for $1.3 billion.

        Our operations are primarily concentrated in the provinces of Alberta, British Columbia and Saskatchewan, as well as parts of the northern United States. For the years ended December 31, 2007, 2008, and 2009 we did not have any material revenues or operations outside of Canada. Our business is segmented into five different business units:

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  Terminals and Pipelines:  We provide tariff-based pipeline services and fee-based storage and terminalling services for crude oil, condensate and refined products, moving an average of over 284,000 barrels per day over the past five fiscal years. We own and operate 245 miles of pipeline, two major storage terminals strategically located at Edmonton and Hardisty, which are the principal hubs for moving oil products out of the WCSB, a fractionation plant at Hardisty and 11 custom blending terminals (of which seven have custom blending activities including the Edmonton South Terminal), all of which are strategically located throughout Alberta and Saskatchewan;

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  Truck Transportation:  We offer hauling services for crude, condensate, propane, butane, asphalt, methanol, sulfur, petroleum coke, gypsum and drilling fluids to oil and gas producers primarily in western Canada, moving over 223,000 boe per day;

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  Propane Marketing and Distribution:  We are the second largest retail propane distribution company in Canada via our Canwest subsidiary, selling over 61 million gallons for the year ended December 31, 2009 to residential and industrial customers. Through our acquisition of MP Energy in October 2007, we also sold over 205 million gallons of wholesale propane for the year ended December 31, 2009;

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  Processing and Wellsite Fluids:  Our processing and wellsite fluids segment is centered around a refinery with a capacity of approximately 16,000 barrels per day located at Moose Jaw, Saskatchewan ("Moose Jaw"), where we refine and market a variety of products, including several grades of road asphalt, wellsite fluids, tops, and roofing flux; and

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  Marketing:  Leveraging our extensive asset network, we provide valuable marketing services to our customers. In serving these customer needs, we purchase, sell, store and blend approximately 178,000 boe per day of crude oil, condensate, natural gas and NGLs, taking advantage of specific location, quality or time-based arbitrage opportunities and enhancing the overall profitability of our operations.

Competitive Strengths

        We believe that we are well-positioned to execute our primary business objectives and strategies because of the following competitive strengths:

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  Key service provider to one of the fastest growing and hydrocarbon-rich basins in the world.  Our operations are focused on the WCSB, one of the most hydrocarbon-rich basins in the world. In order to meet growing worldwide demand for energy, crude oil production from the WCSB is expected to increase from 2.4 million barrels per day in 2008 to 3.2 million barrels per day in 2015. As production from this region increases, we believe there will be substantial opportunity to add assets to our business, increase the volume of barrels flowing through our systems and expand our service offerings.

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  Services provide fundamental economic value.  On any given day, a barrel of crude oil that is produced from the wellhead is worth fundamentally less than a barrel delivered to the refinery gate, with the differential in value depending on the quality of the crude produced at the wellhead, the distance and route the barrel needs to travel before it reaches its final destination and the spot price for crude on the open market. Because we provide the gathering, blending, terminalling and transportation services between the wellhead and the ultimate market, we are in a position to capture a significant portion of this value differential as revenue.

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  Diversified, high value fixed asset base.  Our asset base includes two pipelines with a combined capacity of 80,000 barrels per day, 13 terminals capable of storing approximately 2.7 million barrels, approximately 1,480 specialized trailers capable of hauling over 223,000 barrels per day of crude or NGLs and related products, a refinery with approximately 16,000 barrels per day and 1.0 million barrels of storage capacity, 48 retail propane distribution branches and a fractionation plant capable of processing 5,800 barrels per day of NGLs. Operated as an integrated network, these assets have provided a diversified stream of cash flows. As a participant across the midstream energy value chain, we often "touch" a barrel several times between the wellhead and the refinery, and have experienced synergistically balanced profits amongst our business segments, depending on market conditions and the competitive environment.

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  Valuable footholds in strategic markets.  Our terminals in Hardisty and Edmonton are at the hub of the energy industry in western Canada, linking producers in the region to the rest of North America. Hardisty is a 1.6 million barrel storage facility with 175,000 barrels per day of average throughput for the year ended December 31, 2009. The Edmonton South Terminal is comprised of a storage facility of approximately 440,000 barrels with approximately 50,000 barrels per day of average throughput for the year ended December 31, 2009. Together, our Hardisty and Edmonton South terminals give our customers access to all of the major pipelines moving crude to export markets from the WCSB, including connections to the Enbridge, Express, Trans Mountain, Bow River and Keystone pipelines. These footholds not only offer us stable, fee-based cash flow, but also give us insight into the operations and service needs of major participants in the western Canadian energy market, which enhances our ability to meet their changing requirements.

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  Leading health, safety and environmental record.  Throughout our long history, we have continually focused on having "best in class" operations with respect to health, safety and environmental compliance. We have been recognized by the Province of Alberta for excellence in these areas, which we believe gives us a competitive advantage versus smaller competitors lacking either the historical knowledge or the resources to match our performance. Several of our customers are large, multinational oil companies that have very strict guidelines on the standards to which their service providers must adhere. Our record on health, safety and environmental matters allows us to do business with the most discriminating market participants.

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  Conservative risk management policies consistent with past practices.  We have a long history of conservatively managing our exposure to commodity prices. Because some of our service offerings entail taking title to the products that we transport, store, process or blend, we are exposed to market price fluctuations. Our marketing segment works with our other operating segments to balance our physical commodity positions, and our board-approved policy is to have no more than $7.0 million of VAR at any one time, with each individual commodity having a sublimit of no more than $2.5 million. For the year ended December 31, 2009, our company-wide daily VAR did not exceed $3.2 million. During the past 15 years, we have not suffered an annual net loss in our marketing segment.

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  Management with long track record of profitable operations and strong industry reputation.  Our senior management team members have an average tenure at our company of approximately 8.5 years. See "Management." During this period, our management team has demonstrated a long track record of consistently and conservatively growing our business and producing strong returns on assets and equity. Our senior management team is well recognized in the industry and has developed a strong reputation for integrity, innovation and customer service.

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  High quality, energy-focused sponsor.  Riverstone is an energy- and power-focused private equity firm with approximately U.S.$17 billion of assets under management and deep knowledge and experience in the midstream sector. Riverstone has a long track record of successful investments in the energy sector, and has developed a high level of expertise in areas such as capital raising and acquisitions.

Business Strategies

        Our primary objective is to generate stable and growing cash flows for our stakeholders. As we move energy products through our facilities utilizing our terminals, pipelines, tank storage and truck transportation fleet in concert with our marketing, processing and blending capabilities, we look to create value through our synergistic service offerings for producers and consumers of hydrocarbon products across western Canada and the northern United States.

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  Utilize integrated asset base to capture inter-division synergies within the hydrocarbon value chain.  Our existing asset base has been constructed to participate in the full hydrocarbon value chain, generating profits on the commodities we touch all the way from the wellhead to the refinery. By spanning the entire value chain, we are able to provide efficient, reliable service to both producers and end-users while deriving revenue and cost synergies through our integrated network of terminals, pipelines, processing facilities, truck transportation and distribution network. For example, we believe the margins in the processing and wellsite fluids segment are higher and more stable as a result of its source of supply, heavy crude oil purchased by our marketing segment, and its ability to interface with our truck transportation and our terminals and pipelines segments. By processing heavy crude oil, we receive a competitive cost advantage, as most of our competitors are processing higher-cost light sweet crude and condensate. In addition, our ability to transport via internal truck and rail to our own interim storage allows us to minimize transportation costs and to service our customer base with just-in-time delivery.

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  Expand our network of assets by pursuing numerous growth opportunities.  Given the anticipated growth in the WCSB region and our existing asset network there, we believe we are well-positioned to capitalize on the numerous organic growth opportunities in the region. Since 2006 we have invested in growth capital, which has meaningfully expanded our asset platform and positioned us to take advantage of future industry activity through our increased and available capacity. Furthermore, we believe there still remain a significant number of promising organic expansion opportunities.

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  Enhance margins by focusing on quality of volumes, not quantity.  We have historically been able to add value throughout the midstream energy value chain, which has provided us with a competitive advantage. As such, we feel that our greatest opportunity for organic growth lies in providing additional, value-adding services along the chain. One of our objectives is to provide as many complementary services as possible on every barrel, rather than to simply increase the volume of barrels we process or transport. By aiming to increase the number of services we provide, we feel we will continue to grow both our profit potential and our efficiency.

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  Continue to conservatively manage the risks affecting our business.  We have a long history of conservatively managing the risks faced by our business and intend to continue with this practice going forward. We aim to minimize our exposure to commodity prices by continually hedging our physical commodity inventory using both physical and financial contracts. Our board-approved policy is to have no more than $7.0 million of VAR at any one time, with each individual commodity having a sublimit of no more than $2.5 million. For the year ended December 31, 2009, our company-wide daily VAR did not exceed $3.2 million. By conservatively managing our commodity exposure, our marketing segment has remained consistently profitable over the past 15 years. Similarly, as we conduct our business of moving hydrocarbons to market, we are exposed to a number of health, safety and environmental risks. Proactively managing these risks is critical to maintaining the high standards expected by our customers, creating an attractive work environment for our employees and complying with government regulations. We have been recognized for having leading health, safety and environmental practices in the past, and are committed to continued high standards in the future.

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  Continuously improve processes, products and services through investing in new equipment, technology, facilities and personnel.  We plan to continue our historical practice of deploying capital in a disciplined manner to grow our business and improve upon our existing operations. Historically, we have focused on investing capital in both our physical assets and our personnel, and we plan on continuing this practice. We expect to make capital investment decisions principally by analyzing the projected return on capital employed, whether this involves equipment, technology or facilities.

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  Pursue acquisition opportunities consistent with past practices.  We have a long track record of pursuing acquisitions that we feel will benefit our business, either by expanding our reach in existing markets or by providing platforms with which to enter new markets. We will continue to seek acquisitions which we feel will allow us to successfully expand our business, both in existing markets and in new markets.

Our Operating Segments

Terminals and Pipelines

        Our terminals and pipelines segment owns and operates over 245 miles of pipeline, two major storage terminals, a fractionation plant at Hardisty and 11 custom blending terminals, located throughout Alberta and Saskatchewan, which is the heart of the growing Canadian energy industry. We provide tariff-based pipeline services with over 80,000 barrels per day of capacity and fee-based storage and terminalling services with an aggregate storage capacity exceeding 2.0 million barrels, with daily throughput of 280,000 barrels per day. In addition, our custom terminals business generates profits by purchasing low quality crude and condensate from producers at the wellhead and blending it to create higher quality product that can be sold at a premium. Our terminals and pipelines segment provided approximately 2%, 3% and 1% of our revenues for the years ended December 31, 2007, 2008 and 2009, respectively.

        The following table contains information regarding our terminals and pipelines segment as of December 31, 2009:

Asset	Key attributes
Hardisty Terminal	• 1.6 million barrels of storage, 175,000 barrels per day of throughput
• Truck loading and offloading, crude blending and cooling, storage and receipt and delivery services into Keystone, Enbridge, Express and Bow River southbound pipelines

Asset	Key attributes
Edmonton South Terminal	• Approximately 440,000 barrels of storage connected to the major export pipelines operated by Enbridge and Kinder Morgan
• Handles diesel fuel, LPGs, wellsite fluids and crude oil
• Serviced by Canadian Pacific and Canadian National rail systems, four pipeline connections, truck loading and offloading
Custom Terminals	• 11 strategically located terminals throughout Alberta and Saskatchewan, Canada
• Typically blend smaller batches of crude grades which are transported to the terminals by truck transportation and injected into pipeline systems
Provost Pipeline	• 175 miles of pipe extending east of Hardisty Terminal, with 50,000 barrels per day capacity
• Handles two stream types that are sent in batches down the pipeline to the Hardisty Terminal
• Diluent injection points along the line ensure efficient crude transport
Bellshill Lake Pipeline	• Approximately 70 miles of pipe extending west of Hardisty Terminal with 30,000 barrels per day capacity
• Handles two stream types that are sent in batches down the pipeline to the Hardisty Terminal
Fractionation Plant	• Capable of processing approximately 5,800 barrels per day of NGL into butane, propane, condensate and other by-products
Battle River Terminal (25% equity interest)	• Approximately 1.2 million barrels of storage connected to the Hardisty Terminal

        Gibson operates a Supervisory Control and Data Acquisition ("SCADA") system out of a central control room which is staffed with three operators 24 hours per day, 7 days per week. The Hardisty Terminal, Edmonton South Terminal, Edmonton North Terminal, Hardisty Fractionation Plant and the Bellshill and Provost Pipeline facilities are all controlled by this SCADA system. The SCADA system allows the control room operators to control the various equipment at each of the facilities including opening/closing valves, turning pumps on and off as well as, for example, selecting the speed of certain pumps, directing product to or from the appropriate tank and adjusting blending ratios. The SCADA system also acquires data from all aspects of each facility's operation that is stored for future reference and/or used immediately for the safe and efficient operation of the facilities; some examples of this data are pressures, temperatures, volumes, flow rates and tank levels. For example, this information enables the SCADA system to perform volume balance calculations to quickly detect pipeline volume imbalances and alert the operators to take action. Overall, the SCADA system allows for a more timely and efficient operation as well as assists us in performing various regulatory compliance functions.

        We provide tariff-based pipeline services and fee-based storage and terminalling services to independent and integrated oil companies, and petroleum marketing companies. End markets for our products in the terminals and pipelines segment are primarily refiners with product reaching these end markets via major export pipelines to which we are connected. In the year ended December 31, 2009, three primary customers together accounted for approximately 62% of revenue from our Hardisty Terminal, Edmonton South Terminal and our pipelines. The largest customer accounted for 28% and our second and third largest customers accounted for 24% and 10% of revenue, respectively. Approximately half of the volumes with these three customers is subject to long term firm service (take-or-pay) contracts.

        Competition among pipelines is based primarily on transportation charges, availability of service to producing areas and access to specific crude oil blend streams by the owners of the crude oil. We believe that the maturity of producing oilfields, capital requirements, environmental considerations and the difficulty in acquiring rights-of-way and related permits make it unlikely that competing pipeline systems comparable in size and scope to our pipeline systems will be built in the foreseeable future. However, to the extent there are already third-party owned pipelines with excess capacity in the vicinity of our operations, we are exposed to moderate competition risk based on the relatively low incremental cost of moving additional volumes of crude oil. Trucking services may also compete for crude oil volumes and this competition places a ceiling on the transportation charges a pipeline can levy.

        Certain major pipeline companies have existing storage facilities connected to their systems that compete with certain of our storage facilities. Third-party construction of significant volumes of new storage capacity is currently under way and additional capacity is being considered. New proposals from Gibson for terminalling services to customers will have to compete with excess capacity and varying return expectations from these third-party terminals. As the term contracts for our terminalling and storage services mature, these third-party facilities could have an adverse impact on our competitive position.

Truck Transportation

        Our truck transportation segment is one of the largest truck haulers of crude, condensate, propane, butane, asphalt, methanol, sulfur, petroleum coke, gypsum and drilling fluids in western Canada, moving over 223,000 boe per day. The large scale and strategic position of our fleet operations allow us to carry out logistically complex and high margin jobs, regardless of the volume or destination. The segment's unique integration within the broader Gibson network positions it to optimize the Company's assets to drive strong profitability and cash flows. For the year ended December 31, 2009, approximately 19% of our segment's sales were intra-company with our other business segments. Aside from hauling, we generate revenues from the sale of chemicals to the natural gas processing industry. Our truck transportation segment provided approximately 7%, 6% and 5% of our revenues for the years ended December 31, 2007, 2008 and 2009, respectively.

        We own approximately 1,480 trailers and have access to approximately 660 tractors through a combination of company-owned tractors and contractual arrangements with over 290 owner-operators. We consistently provide timely, safe delivery of petroleum feedstocks and products to a multitude of customers through over ten base locations situated throughout western Canada. Truck transportation's significant customers include Canadian Natural Resources, Husky, Suncor, Japan Canada Oil Sands and Bonavista Petroleum.

        Our customers in the truck transportation segment include oil and gas exploration and production companies, refiners, oilfield drilling contractors, road construction companies, and LPG and refined product marketing companies. Our three largest external customers in this segment accounted for approximately 24% of segment revenue in the year ended December 31, 2009, with the largest customer accounting for 11%.

        We face strong competition in our truck transportation segment, although competitors vary by both product and geography. No one company has the same service offering across the geographic areas we service. Price competition increases in periods of soft activity across all products and all geography, and the inverse is true when activity levels peak. Consolidation has been occurring in recent years and will likely continue in the near term.

Propane Marketing and Distribution

        Our propane marketing and distribution segment operates in both the retail and wholesale propane markets. Our branded Canwest business distributes propane to retail customers throughout western Canada. For the year ended December 31, 2009, Canwest's retail operations distributed in excess of 61 million gallons to residential and commercial/industrial customers. Over 70% of these volumes were derived from oil field-related and commercial/industrial volumes which are somewhat insulated from weather risk. We lease the majority of our tanks to our customers, providing us with a steady source of income and creating a dependable customer base. Over the last 20 years we have established our presence in the market as the second largest retail propane distributor in Canada. Our propane marketing and distribution segment provided approximately 7%, 9% and 10% of our revenues for the years ended December 31, 2007, 2008 and 2009, respectively.

        In addition, we have grown our presence in the North American wholesale propane market with our acquisition of MP Energy in October 2007 and the acquisition of certain propane terminal facilities from Superior Propane in November 2009. The wholesale distribution business is primarily served by four owned and operated propane storage facilities with combined storage of 660,000 gallons in Ontario, British Columbia, South Dakota and Montana and third party storage locations. Our wholesale division sold over 205 million gallons of propane in the year ended December 31, 2009.

        Through our propane marketing and distribution segment, we have established a consistent reputation as a dependable, customer service-oriented propane supplier, consistently honoring our service and supply commitments to our customers and maintaining industry-leading health, safety and environmental standards, as evidenced by our long-standing relationships with leading industry participants. We provide propane products and services to residential, commercial/industrial, oil and gas, construction and wholesale customers. Key wholesale customers are contracted under long-term agreements.

        Retail—Canwest.    Canwest distributes propane to a diverse retail customer base which includes over 34,000 customers across western Canada. Revenue by sector is oil and gas (40%), commercial/industrial (27%), automotive (10%), residential (13%), cylinder (7%) and wholesale (3%). Our top five external customers account for approximately 19% of total retail revenue with no one customer accounting for more than 7% in the year ended December 31, 2009. Typical contract terms are from one to five years with automatic renewal provisions.

        The retail propane market place is particularly competitive with competition from large, mid sized and small players throughout western Canada. Approximately 50 retailers compete for market share across western Canada. The industry is for the most part mature, with geographic pockets with higher growth potential (i.e. oil sands or high drilling activity areas). Our market share and growth potential is based on our ability to provide timely, reliable service at competitive prices to our customers.

        Competition is often the greatest in markets such as central Alberta, where supply points are readily available. Smaller retailers are more prevalent in these markets because they are not required to invest capital in storage facilities as they can load directly from the supply source. Strong price competition also exists amongst retailers in areas with large oilpatch accounts where significant volumes can be achieved.

        Propane also competes with other energy sources including natural gas, electricity, wood, fuel oil, diesel and other energy sources many of which are more cost effective on an equivalent energy basis. Propane has advantages over these other fuels in remote locations, in particular where natural gas or electricity is not economically viable.

        Wholesale—MP Energy.    MP Energy provides wholesale marketing services to customers in Canada and the U.S. The top five external customers account for approximately 67% of total wholesale revenue for the year ended December 31, 2009. We have long-term contracts with each of these customers, and in certain instances we are the exclusive supplier for that particular customer for specific geographic regions.

        Competition in the wholesale propane market is also strong; however, barriers to entry are high due to capital requirements. The most intense competition occurs in areas where NGL pipelines exist, such as the Northeastern U.S. and the Mid Continent. These assets allow numerous players to share similar economics which in turn can significantly erode margins. MP Energy has focused on areas that are landlocked and do not have such infrastructure as margins tend to be higher.

        MP Energy's business is focused around long term strategic supply contracts with key players which remove the competition from the picture for the most part. A large part of our business also revolves around strategic terminal assets in areas where competitors who do not have such assets are at a disadvantage.

Processing and Wellsite Fluids

        Our processing and wellsite fluids segment, located in Moose Jaw, utilizes our refinery with a capacity of approximately 16,000 barrels per day to process heavy crude into asphaltic and lighter distillate products, including road asphalt, roofing flux, tops and wellsite fluids. Our products are then shipped by truck, rail and pipeline from Saskatchewan to high demand markets in the U.S. and western Canada. Currently, Moose Jaw processes heavy crude oil received from two independent pipelines. Our refinery is both interconnected and strategically positioned to be in close proximity with the critical Enbridge and South Saskatchewan pipelines located between the Canadian oil producing markets and the Canadian/U.S. product consuming markets. By synchronizing with our other segments, namely truck transportation and marketing, we enjoy the benefits of having ready access to both heavy crude oil supply and a solid downstream customer base. Our processing and wellsite fluids segment provided approximately 6%, 8% and 6% of our revenues for the years ended December 31, 2007, 2008 and 2009, respectively.

        Until the fall of 2005, the refinery at Moose Jaw operated seven months a year, producing asphalt in the summer months when there was sufficient demand. Recognizing a significant market opportunity to capture attractive economics by operating year round, we have invested over $47.1 million in capital projects since 2002 to upgrade the facility and grow the business. These expenditures included the addition of asphalt storage facilities, an efficient boiler system, increased rail loading facilities, pipeline and plant upgrades and winterization. We process an average of approximately 12,700 barrels per day of heavy crude into an average of approximately 5,850 barrels per day of asphaltic products and approximately 6,850 barrels per day of wellsite fluids or refinery feedstock. Our plant facilities have 1.0 million barrels of storage capacity, 32 miles of pipelines, truck, and rail loading facilities and approximately 535 leased rail cars.

        Our processing and wellsite fluids segment refines heavy oil into premium asphaltic products, used in the road construction and asphalt shingle industries, as well as drilling mud additives and frac fluids used in the oil and gas drilling industry. Our customers in the processing and wellsite fluids segment include road construction companies, roofing shingle manufacturers, oilfield drilling contractors, refiners, and oil and gas exploration and production companies. Road asphalt is shipped primarily to customers located in Saskatchewan, Alberta, Manitoba, North Dakota and Montana and roofing flux is shipped primarily to the U.S. Midwest, U.S. West Coast and Minnesota areas. Our top five external customers accounted for approximately 32% of segment revenue in the year ended December 31, 2009, with the largest customer accounting for 12%. The two largest customers to whom we sell roofing asphalt, comprised 20% of our segment sales revenues. We do not believe that the loss of these customers would have a material adverse effect on the segment.

        Many of our competitors in the processing and wellsite fluids segment are fully integrated national or multinational oil companies engaged in various segments of the petroleum business. Because of their geographic diversity, integrated operations, larger capitalization and greater resources, these competitors may be better able to withstand volatile market conditions, compete more effectively on the basis of price, and obtain crude oil more readily in times of shortage. We compete with other companies for supplies of crude oil and for outlets for our refined products. The constant supply of crude oil and ready market and distribution channels for some of our competitors places us at a competitive disadvantage in periods of crude oil shortage, high crude oil prices, low refined product prices or unfavorable distribution channel market conditions.

Marketing

        Our marketing segment focuses on enhancing the overall profitability of our assets by partnering with our customers and leveraging our extensive infrastructure and asset network to take advantage of specific location, quality or time-based arbitrage opportunities. Quality-based arbitrage opportunities are dependent on the prevailing price differential during a particular time period. We purchase, sell, store and blend approximately 178,000 boe per day of crude oil, condensate, natural gas and NGLs. The marketing segment is also responsible for managing our physical commodity positions, based on the needs of each operating segment. Our marketing segment provided approximately 78%, 75% and 77% of our revenues for the years ended December 31, 2007, 2008 and 2009.

        We have a board-approved policy to maintain a total company-wide VAR of no more than $7.0 million. The marketing segment manages our VAR amongst the various operating units and product lines, with each individual commodity having a sublimit of no more than $2.5 million. For the year ended December 31, 2009, our company-wide daily VAR did not exceed $3.2 million. The $7.0 million VAR limit is split amongst the following books: Wellsite Fluids, Crude Oil and Diluent, Natural Gas, Retail Propane, Wholesale Propane, NGL Marketing, Moose Jaw, Electricity, Producer Hedges and Foreign Exchange. Our marketing segment also manages the 310,000 barrel capacity Edmonton North Terminal, which is fully dedicated to the segment and manages our 25% ownership interest in the 1.2 million barrel Battle River Terminal, which is also fully dedicated to the segment.

        Our marketing segment buys and sells crude oil and condensate, natural gas and NGLs. The largest component of consolidated revenues of the Company and of the marketing segment is the sale of crude oil. In the crude oil business, our customer base is diversified and includes major integrated oil companies, producers, and an electronic trading platform. Our gas marketing group has approximately 200 customers under contract, with typical contract terms of one to five years. Our top five external customers accounted for approximately 26% of segment revenue in the year ended December 31, 2009, and other Gibson segments accounted for approximately 15% of segment revenue.

        We also face competition in our marketing services and facilities services. Our competitors include other crude oil pipeline companies, the major integrated oil companies, their marketing affiliates and independent gatherers, investment banks that have established a trading platform, brokers and marketers of widely varying sizes, financial resources and experience. Some of these competitors have capital resources many times greater than ours, and control greater supplies of crude oil.

Employees

        As of December 31, 2009, we had approximately 910 employees, including 813 full-time employees, 9 part-time employees, 62 fixed term employees and 26 contractors. Our fixed term employees are employees of Gibson for a defined fixed term, which is typically one year or less. All but 17 of these employees are employed in Canada. As of December 31, 2009, 37 employees are union employees and are party to the collective agreement between Moose Jaw Refinery Inc. and the Communications Energy & Paperworks Union, Local 595, which expired on January 31, 2010. In addition, 47 employees are party to the Gibson Energy Partnership and Gibson Employees Association collective agreement, which expired on December 31, 2009, but is still in effect. The following table shows a breakdown of our employees by business segment:

Business segment	Employees as of December 31, 2009
Terminals and pipelines	112
Truck transportation	293
Propane marketing and distribution	230
Processing and wellsite fluids	79
Marketing	33

Segment total	747

Finance and administrative	149
Executive	14

Total	910

Environmental

        We recognize and value the importance of responsible environmental stewardship and have made significant investments in infrastructure to improve efficiencies and enhance environmental performance. Our environmental programs focus on preventing adverse environmental impact and adopting appropriate remediation strategies when required. We are committed to conducting our business in a way that balances diverse stakeholder expectations, respects the environment and protects the health and safety of our employees and communities. As part of this commitment, we strive to conduct our operations in accordance with our internally developed environmental operating guidelines and provide our employees with comprehensive training that emphasizes health, safety and environmental matters.

        Our operations are subject to various environmental laws and regulations that establish compliance and remediation obligations. There are no outstanding orders, material claims or lawsuits against us in relation to the release or discharge of any material into the environment or in connection with environmental protection. We believe we have established appropriate reserves, where required, for environmental liabilities.

        Environmental risks from our facilities include: air emissions, particulate matter and greenhouse gases; potential land impacts, including land reclamation following construction; releases; chemical and hydrocarbon storage; waste management control of hazardous waste; and water impacts such as surface water controlled releases. We utilize a risk-based approach to environmental management. Business unit and/or facility inspections are completed regularly, depending on the assessment of risk.

        Although we carry out spill prevention, detection and preventive maintenance programs as part of our comprehensive integrity management of our pipelines and facilities, spills of crude oil and petroleum products are not unusual within the liquids pipeline industry and Gibson has experienced such spills in the past. Past spills along the pipeline system may have resulted in soil or groundwater contamination where further remediation may be required. Gibson continues to voluntarily investigate past leak sites to assess whether any remediation of contaminated lands is required in light of current legislation, in consultation with regulatory agencies and landowners. Communications with property owners and neighbors along rights-of-way keep them informed about the system and we enlist their help in the prevention and detection of, and safe response to, pipeline spills.

        We endeavor to be a leader in pipeline and system integrity by:

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  implementing rigorous inspection and preventative maintenance programs;

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  pursuing technology research;

  •
  participating in industry forums to share and exchange knowledge; and

  •
  supporting provincial excavation one-call efforts to reduce the risk of third-party damage to pipelines.

        Leak prevention and small-piping-integrity initiatives and changes to engineering standards have all contributed to reductions in reportable leaks at our pipeline facilities. Our strong focus on advancing pipeline integrity is aimed at technological advances as well as understanding the science of how to find, mitigate and prevent leaks or ruptures on the pipeline systems.

        Other environmental initiatives include continually looking for opportunities to update pipelines in ways that contribute to operating, environmental and safety goals and incorporating ways to conserve wildlife habitat into project planning and maintenance activities.

        All of our operations are subject to local, provincial and federal laws and regulations related to environmental protection and operational health and safety. To the best of our knowledge, the operations of all affiliated systems are in material compliance with applicable environmental and health and safety regulations.

        Refineries and fractionation plants are subject to environmental regulation pursuant to Canadian provincial and federal legislation. Environmental legislation requires various approvals and provides for restrictions and prohibitions on releases or emissions of various substances produced or used in association with such operations. In addition, legislation requires that facilities and operating sites be abandoned and reclaimed to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines and penalties.

        The propane storage and distribution industry is subject to certain environmental and public safety regulations under federal (Environment Canada; U.S. Environmental Protection Agency ("USEPA"); U.S. Department of Transportation ("USDOT"); U.S. Occupational Safety and Health Administration ("USOSHA")), provincial, state, and local legislation, regulation, codes or standards in the jurisdictions in which we conduct our propane operations.

Real Property

        Our headquarters are located in approximately 100,000 square feet of office space in Calgary, Alberta, Canada under a lease that expires in 2020. We also lease land and office space through Gibson Energy ULC and its various subsidiaries. The table below describes each of our materially important physical properties.

Facility location	Approx. size	Owned/ leased	Description
Corporate
1700, 440 2nd Avenue SW Calgary, AB	100,000 sq. ft.	Leased	Head office
Terminals and pipelines
10534 17th Avenue* Edmonton, AB (Edmonton South Terminal)	82 acres	Owned	Crude terminal with shipping, receiving and blending facilities (including rail loading/unloading)
Hardisty, AB*	363 acres (comprising six parcels)	Owned	Crude oil shipping, receiving & blending terminal and frac plant
Hays, AB	3 acres	Leased	Crude oil terminal
Morinville, AB	2 acres	Leased	Crude oil terminal
Niton Terminal, AB	7 acres	Leased	Crude oil terminal
5512 40 Street Rimbey, AB	11 acres	Owned	Crude oil terminal
County of Wheatland, AB	5 acres	Leased	Hussar crude oil terminal
Municipal District of Yellowhead No. 94, AB	3 acres	Owned	Edson crude oil terminal
Truck transportation and propane marketing and distribution
1785, 1791, 1767 Eagle Rock Road Armstrong, BC	2 acres	Owned	Gas bar & convenience store, offices, propane storage facility
3023, 3083 49 Avenue SE Calgary, AB	2 acres	Owned	Trailer parking, shop, offices
5205 76th Avenue SE Calgary, AB	2 acres	Owned	Storage yard, shop, offices, propane storage facility
5654 55 Street SE Calgary, AB	6 acres	Leased	Offices and shops
323 116 Avenue NW Edmonton, AB	2 acres	Leased	Offices and shops
7524 49 Street Edmonton, AB	0.4 acre	Leased	Office, shop and propane storage yard
Ernestown, ON	6 acres	Owned	Office, propane storage facility
8208 Manning Avenue Fort McMurray, AB	0.3 acre	Owned	Office, propane storage facility

Facility location	Approx. size	Owned/ leased	Description
235 MacAlpine Crescent Fort McMurray, AB	0.1 acre	Leased	Office and shop, propane storage facility
140 MacLennan Crescent Fort McMurray, AB	2 acres	Leased	Office and shop, propane facility
101—1st Street Frobisher, SK	3 acres	Owned	Office and shop
#1 Railway Avenue Frobisher, SK	1 acres	Owned	Office and shop
Grand Prairie, AB	9 acres	Owned	Office and shop
Grand Prairie, AB	21 acres	Owned	Bare land
North of Grand Prairie, AB	22 acres	Owned	Bare land
Gull Lake	3 acres	Owned	Crude oil terminal
6663 Queens Avenue Gull Lake, SK	0.6 acre	Leased	Shop
6664 Queens Avenue Gull Lake, SK	0.3 acre	Leased	Office
#10 and #20 Industrial Avenue Gull Lake, SK	1 acre	Leased	Shop
4603, 4607, 4611, 4615 and 4315 49th Street Hardisty, AB	3 acres	Owned	Office and shop
Lot 11, Industrial Road #1 Invermere, BC	1 acres	Leased	Office, propane storage facility
5503 63rd Avenue* Lloydminster, AB	5 acres	Owned	Office and shop, propane storage facility
Municipal District of Opportunity No. 17, AB	0.3 acres	Owned	Shop and propane storage facility
North Dakota, U.S.	2 acres	Leased	Propane storage facility, rail loading/unloading
940 Church Road Parksville, BC	0.6 acres	Leased	Propane storage facility and service shop
Peace River, AB	2 acres	Leased	Office, propane storage facility
Hart Hwy Prince George, BC	2 acres	Leased	Propane storage facility and service shop
7905 50 Avenue Red Deer, AB	1 acre	Leased	Office, shop and propane storage facility
425 7th Avenue W. Shaunavon, SK	4 acre	Leased	Shop, truck, propane storage facility

Facility location	Approx. size	Owned/ leased	Description
1006 Mclean-Macpherson Rd. Sicamous, BC	2 acres	Owned	Gas bar and convenience store, offices, propane storage facility
23733 116th Ave*. Surrey, BC	3 acres	Owned	Office and shop, propane storage facility
1440 Port of Tacoma Rd Tacoma, Washington, U.S.	3 acres	Leased	Office, propane storage facility
Town of Valleyview, AB	4 acres	Owned	Propane storage facility
Wabasca, AB	7 acres	Owned	Camp parking, propane storage facility
1702 15th Avenue Municipal District of Wainwright, AB	1 acre	Owned	Office, shop and propane storage
Processing and wellsite fluids
Moose Jaw, SK*	101 acres	Owned	Refinery for several grades of road asphalt, wellsite fluids, tops and roofing flux
Marketing
12515 17th Street NE* Edmonton, AB (Edmonton North Terminal)	91 acres	Owned	Crude terminal with shipping, receiving & blending facilities

*
A fixed charge over each of the properties in bold, and a floating charge over each of the other properties have been obtained for the benefit of the holders of the senior secured notes.

        Our 11 custom terminals and our fractionation plant are located throughout Alberta and in Saskatchewan. Our Edmonton and Hardisty properties house three major storage terminals, which are located near or adjacent to the principal hubs for moving oil products out of the WCSB. Additionally, at our facility in Moose Jaw, Saskatchewan, we own a refinery with a capacity of approximately 16,000 barrels per day where we refine and market a variety of products, including several grades of road asphalt, wellsite fluids, tops and roofing flux.

Legal Proceedings

        We are from time to time a party to legal proceedings which arise in the normal course of business. We are not currently involved in any material litigation, the outcome of which would, in management's judgment based on information currently available, have a material adverse effect on our financial condition, results of operations or cash flows.

Exchange Controls

        There are no governmental laws, decrees or regulations in Canada relating to restrictions on the export or import of capital, or Canadian exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities.

REGULATION

        The oil, natural gas and propane industries are subject to extensive controls and regulations imposed by various levels of government. In Canada, the various provincial governments have legislation and regulations that govern environmental protection, the prevention of waste, waste management and other matters. Although it is not expected that any of these controls and regulations affect our operations in a manner materially different than they would affect other midstream companies of similar size, the controls and regulations should be considered carefully by investors in the oil, natural gas and propane industries. Set out below is a discussion of some of the principal aspects of certain legislation and regulations governing the oil, natural gas and propane industries, including a summary of certain laws and regulations that directly affect our business. You should not rely on such discussion as an exhaustive review of all regulatory considerations affecting these industries or our business. All current legislation is a matter of public record and we are unable to predict what additional legislation or amendments may be enacted.

General Environmental Legislation

        The oil, natural gas and propane industries in Canada are currently subject to environmental regulation, including federal and provincial legislation and municipal by-laws. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced or utilized in association with certain oil, natural gas and propane operations. Compliance with such legislation can require significant expenditures. A breach of such legislation may result in the imposition of material fines and penalties, the revocation of necessary licenses and authorizations and civil liability for pollution damage.

        Federal.    The Fisheries Act (the "FA") and the Canadian Environmental Protection Act, 1999 (the "CEPA") are the federal government's environmental legislation of general application throughout Canada. The FA prohibits the harmful alteration, disruption or destruction of fish habitat or the deposit of a deleterious substance in waters frequented by fish, except in accordance with regulations or authorizations issued by the Ministry of Fisheries and Oceans Canada. Punishments for an indictable offence of these provisions include a fine up to $1 million for a first offense, and/or any subsequent offense includes a fine of up to $1 million or imprisonment for a term not exceeding three years, or both.

        CEPA and its regulations apply to several industrial activities in Canada, including the management of certain toxic and other harmful substances (e.g. polychlorinated biphenyls) and the manufacture and importation of substances new to Canada. The federal Minister of the Environment exercises powers under CEPA to require companies with large facilities to report publicly their annual releases of certain substances of concern through the National Pollutant Release Inventory program and prepare environmental emergency plans if operations at a company's facility handles certain substances in sufficient quantities. CEPA also regulates environmental matters affecting certain interprovincial activities (e.g. manifesting shipments of hazardous waste between provinces) and international activities (e.g. export of hazardous waste and hazardous recyclable materials from Canada). Punishments for an indictable offence of these provisions include a fine up to $1.0 million for each offense, or imprisonment for a term not exceeding three years, or both.

        Alberta.    The primary environmental legislation of general application in Alberta is the Environmental Protection and Enhancement Act (the "EPEA") and its regulations. Under the EPEA, environmental standards and compliance obligations for releases, clean up and reporting are subject to scrutiny by Alberta's Environment Ministry ("Alberta Environment") and the public. Liability for clean up, remediation and reclamation costs may be imposed on a wide range of parties, including present and past owners or occupants of contaminated sites or those that had charge, management or control of a substance that has been spilled or released. In addition, Alberta Environment may issue environmental protection orders against any such parties requiring the clean up of contamination resulting from historic or current operations. Regulators may issue shut down orders where facilities or pipelines are not in compliance with the environmental laws or operating approvals. Fines under the EPEA for non-compliance by corporations may be as high as $1.0 million for each day or part day that an offense under the EPEA continues. Individuals who commit offenses under the EPEA may be subject to fines, imprisonment, or both.

        The Energy Resources Conservation Board (the "ERCB") has jurisdiction over environmental matters under the Oil and Gas Conservation Act (Alberta), the Pipeline Act (Alberta) and other legislation. The ERCB has also issued multiple information letters, directives and guides with strict obligations and standards concerning matters such as oilfield waste management, spill reporting and the suspension, abandonment and reclamation of midstream oil and natural gas facilities that must be factored into the cost of conducting operations in Alberta.

        The legislation in Alberta also allows the ERCB, Alberta Environment and Alberta Occupational Health and Safety to inspect and investigate and, where a practice employed or a facility used is hazardous to human health or the environment, to make remedial orders.

        British Columbia.    The primary environmental legislation of general application in British Columbia is the Environmental Management Act (British Columbia) (the "EMA") and its regulations. The EMA regulates, among other things, the discharge of waste, the management of hazardous wastes and the remediation of contaminated sites. Hazardous wastes must be confined, stored and disposed of in accordance with the EMA. The EMA also imposes liability for remediation costs in respect of a contaminated site on a wide range of parties, including current and previous owners and operators of the site. In British Columbia, the B.C. Oil and Gas Commission regulates oil and gas activity and the Ministry of Environment has jurisdiction over environmental matters under the EMA.

        The penalties for failing to comply with the hazardous waste requirements and waste discharge requirements in the EMA include a fine of up to $1.0 million for each day that the failure continues, additional fines, imprisonment, suspension or cancellation of a permit or approval, and a Cabinet order restraining an activity or operation.

        Saskatchewan.    The Environmental Management and Protection Act, 2002 (the "EMPA") and its regulations is the environmental protection legislation of general application in Saskatchewan. Amongst other things, the EMPA prescribes requirements for permits relating to protection of water, including aquatic habitat protection permits and industrial effluent works permits. The EMPA also prohibits, unless otherwise authorized, discharges of substances that cause, or may cause, an adverse effect to the environment, which is defined under the EMPA to include ecological and climatic relationships in the environment. In relation to such discharges, Saskatchewan's Environment Minister has powers under the EMPA not only to issue clean-up orders, but also to designate an area as a contaminated site, to provide for notification to all persons connected to the parcel of land, and to enforce remedial action plans against any person responsible for the discharge. Anyone who discharges, or allows, an unauthorized release into the environment must report this to Saskatchewan's Environment Ministry, as well as other affected parties, and take all reasonable measures to remedy the release. The EMPA provides that parties have the right to seek civil compensation for unauthorized releases and other environmental harms, whether or not the person responsible has been convicted of an offense. In addition, a contravention of the EMPA or its regulations is punishable by a fine of up to $1.0 million or imprisonment not exceeding three years, or both.

        Other environmental legislation also applies to our operations in Saskatchewan, including the Clean Air Act which mandates that permits must be sought for the operation of any fuel-burning or industrial source of emissions or incinerators. The Clean Air Act also prohibits discharges in excess of permitted amounts or which exceed limits of certain air pollutants outlined in an appendix. Failure to comply with a permit, the Act or its regulations can be sanctioned by a fine of up to $1.0 million, by imprisonment, or both.

        Ontario.    The Environmental Protection Act (the "EPA") and the Ontario Water Resources Act (the "OWRA") and their regulations are the environmental legislation of general application in Ontario. Each prohibits anyone from discharging substances into the air, water or land of Ontario that may cause an adverse effect or impair the quality of water. If a person causes such a discharge, they must report the discharge to the Ontario Ministry of the Environment (the "MOE"). The EPA and OWRA also prohibit the establishment of most things that may discharge contaminants into the natural environment, or arranging for the use of a waste management system, except in accordance with a certificate of approval issued by the MOE. Officials at the MOE may also issue administrative orders to current and past landowners under the EPA and OWRA, including to take steps to prevent, decrease or eliminate adverse effects from contaminants on the land. The EPA and OWRA also require that officers and directors of a corporation must take all reasonable care to prevent the corporation from committing certain contraventions of the EPA and OWRA. Failure to comply with these statutes, their regulations or the conditions of certificates of approval and administrative orders is an offence, punishable by a fine of up to $10.0 million per day for corporations, or, for individuals, fines or imprisonment for a term of not more than five years less one day, or both.

        United States.    The propane industry in the United States is subject to federal, state and local requirements, primarily safety-oriented. Under the USEPA regulations implementing Clean Air Act Section 112(r), propane handling and storage facilities are required to develop a risk management program to prevent accidental chemical releases. Transportation of propane in pipelines or motor carriers is regulated by the USDOT. Worker safety at propane facilities is regulated by USOSHA. States and local jurisdictions may impose additional requirements on propane storage and distribution operations; often this involves incorporation by reference of standards of non-governmental organizations such as the National Fire Protection Association ("NFPA"). Under the Clean Air Act of 1990 and the National Energy Policy Act of 1992, propane is an approved, alternative clean fuel.

Climate Change

        Canada is a signatory to the United Nations Framework Convention on Climate Change and has ratified the Kyoto Protocol established thereunder to set binding targets to reduce nation-wide emissions of carbon dioxide, methane, nitrous oxide and other GHGs. The Canadian federal government has announced its intention to regulate air pollution and GHG emissions by establishing mandatory emissions. The Canadian federal government previously released the Regulatory Framework for Air Emissions, updated March 10, 2008 by Turning the Corner: Regulatory Framework for Industrial Greenhouse Gas Emissions (collectively, the "Regulatory Framework"), for regulating greenhouse gas ("GHG") emissions by proposing mandatory emissions intensity reduction obligations on a sector by sector basis. Legislation to implement the Regulatory Framework had been expected to be put in place this year, but the federal government has delayed the release of any such legislation and potential federal requirements in respect of GHG emissions are unclear. On January 30, 2010, the Canadian federal government announced its new target to reduce overall Canadian GHG emissions by 17% below 2005 levels by 2020, from the previous target of 20% from 2006 levels by 2020, to align itself with U.S. policy. In 2009, the Canadian federal government announced its commitment to work with the provincial governments to implement a North American-wide cap and trade system for GHG emissions, in cooperation with the United States. Canada would have its own cap-and-trade market for Canadian-specific industrial sectors that could be integrated into a North American market for carbon permits.

        As the details of the implementation of any federal legislation for GHGs have not been announced, the effect on our operations cannot be determined at this time.

        In the Province of Alberta, regulations governing GHG emissions from large industrial facilities came into effect on July 1, 2007. The regulations apply to all facilities in Alberta that have produced 100,000 or more tonnes of CO2e in 2003 or any subsequent year. The regulations require subject facilities to achieve yearly reductions in GHG emissions intensity (i.e. the quantity of GHG emissions per unit of production). Generally, the emissions intensity target is a 12% reduction in emissions intensity as compared with the baseline for the facility (as established in December 31, 2007 for existing facilities or the third year of commercial operations for new facilities). For facilities with less than 8 years of commercial operations, targets are phased in at 2% increments beginning in the fourth year of commercial operation (i.e. newer facilities will have a 2% reduction in emissions intensity as their target during their fourth year of commercial operations, a 4% reduction during their fifth year, and so forth until the recurrence of the annual 12% reduction requirement). Under the regulations, there are three ways to meet emissions intensity reduction targets: (i) improve operational efficiency in terms of GHG emissions, with excess improvements generating emission performance credits that are both bankable and tradeable; (ii) purchase verified, Alberta-based emission offset credits and/or emission performance credits; or (iii) purchase "fund credits" at a cost of $15 per excess tonne of CO2e emissions, with the proceeds going into Alberta's Climate Change and Emissions Management Fund run by the Alberta Government.

        None of our Alberta facilities produce emissions above the threshold of 100,000 tonnes of CO2e annually. We do not expect ongoing compliance costs associated with these regulations at our facilities to have a material adverse effect on our operations or financial condition. The Alberta government announced in January 2008 a new climate change plan setting out a goal of achieving a 14% absolute reduction in GHG emissions below 2005 levels in the province by 2050. Additionally, the Alberta Government has also indicated that the current GHG emission regime may change, which changes will likely include more onerous emissions intensity reduction obligations and limits on the availability of funds credits or the cost of those credits. These announcements may result in further regulatory requirements that could affect our business, but any such requirements are currently unknown.

        The Saskatchewan government had initially announced a plan respecting GHG emissions that calls for a stabilization of emissions in the province by 2010, with further incremental reductions of 32% from 2004 levels by 2020 and 80% from 2004 levels by 2050. However, in April 2009 it announced that it would not be implementing that plan and in December 2009 the provincial government introduced proposed legislation that, if enacted, could require GHG reduction consistent with federal requirements currently being developed. Regulations that may be enacted in Saskatchewan in respect of GHG emissions reduction may have operational or financial adverse consequences for our business.

        The Canadian federal government proposes to enter into equivalency agreements with provinces that establish comparable regulatory regimes to ensure consistency with federal plans, but the success of any such agreement is uncertain in the current political climate, leaving the potential for multiple levels of regulation regarding GHG emissions. The direct and indirect costs of these regulations may adversely affect our operations and financial condition.

        The U.S. Energy Independence and Security Act of 2007 precludes agencies of the U.S. federal government from procuring motive fuels from non-conventional petroleum sources that have lifecycle GHG emissions greater than equivalent conventional fuel. This may have implications for our marketing in the United States of some heavy oil and oil sands production, but the impact on our business cannot be determined at this time.

        The U.S. Congress is actively considering cap and trade and other legislation to regulate emissions of GHGs on an economy-wide basis, including from mobile (e.g., cars, trucks and engines) and stationary sources, fuel producers and importers. In addition, a number of U.S. states and some Canadian provinces have formed regional partnerships to regulate GHG emission. The EPA recently promulgated a mandatory GHG emission reporting program that requires nearly all sectors of the U.S.

economy, including upstream producers and suppliers of fossil fuels or industrial GHGs, manufacturers of vehicles and engines, and downstream facilities, to report their greenhouse gas emissions. The EPA also recently responded to the U.S. Supreme Court's April 2007 ruling in Massachusetts v. EPA with a finding that six GHGs fall under the federal Clean Air Act's definition of "air pollutant" and endanger public health and welfare, and GHG emission from new mobile sources contribute to GHGs in the atmosphere. This finding is the predicate to regulation of new on-road mobile sources under the Clean Air Act by EPA. EPA is continuing to evaluate, and will address in later actions, pending petitions that request EPA to regulate GHGs emissions from other mobile sources (e.g., airplanes and ships), fuels and stationary sources under certain Clean Air Act programs. Regulation of GHG emission by EPA and through regional partnerships may occur even if Congress does not adopt new legislation specifically addressing GHG emission. New legislation or regulatory programs that restrict GHG emission in areas where we conduct business could adversely affect our operations and demand for our services.

Other Emissions

        Owners of hydrocarbon storage and processing facilities in Canada are subject to regulatory requirements that impose emissions limits on their facilities. If it is determined that emissions exceed such permitted limits, we may be subject to fines, orders or revocations of permits, licenses and authorizations. Compliance with emissions limits may require substantial investment or an extension to allow a facility to continue to emit at current levels. There are no assurances that such extensions would be granted. It is expected that any proposed federal GHG emissions legislation will also impose limits on certain other air pollutants as well.

        On October 2, 2007, the Government of Alberta announced a new cumulative effects initiative covering a 470-square-kilometer area northeast of Edmonton known as the Alberta Industrial Heartland ("AIH"). This initiative establishes regional targets for air, water and land quality. All large industrial facilities within the Alberta Industrial Heartland will be subject to a cumulative airshed target of 25,000 tonnes per year of nitrous oxide and 28,000 tonnes per year of sulfur dioxide. In addition, restrictions on individual water use within the AIH are being implemented pursuant to Alberta's Water Act, and land use restrictions may be imposed under the Alberta Land Stewardship Act.

        Based on the information currently available, we do not anticipate that this initiative will require significant changes to current operations. However, the effect that cumulative effects management in the AIH may have on future operations or possible expansion is not clear at this time.

Particulate Matter and Ozone Management Framework

        Alberta Environment, together with the non-profit multi-stakeholder partnership Clean Air Strategic Alliance, has implemented the Particulate Matter and Ozone Management Framework (the "Framework") to ensure Canada-wide standard levels (established in 2000 by the Canadian Council of Ministers of the Environment) are not exceeded in Alberta after 2010. Where monitoring shows that Canada-wide standard levels are being approached in a given region of Alberta, then the Framework requires the establishment of a regional management plan to control particulate matter and ozone. Few, if any, of our operations generate material amounts of particulate matter. The only material source of ozone from our operations is as a byproduct of emissions from combustion processes. Aside from the emissions from diesel truck operations, the only other significant combustion processes involve the heaters at our Hardisty fractionation plant, which may be affected by implementation of the Particulate Matter and Ozone Management Framework should a management plan be developed for the Hardisty area.

        In addition, certain of our operations must comply with ERCB requirements for fugitive emissions management programs set out under Directive 060, Upstream Petroleum Industry Flaring, Incineration and Venting.

Legislative and Regulatory Changes Regarding Royalties

        On October 25, 2007, the Alberta Government released the "New Royalty Framework," which took effect on January 1, 2009, and which modified the manner in which royalties will be charged on oil and gas producing properties in Alberta. This and other measures having the effect of increasing royalties could adversely affect drilling activity in Alberta in future years. The New Royalty Framework was modified on March 3, 2009 when the Alberta government announced a three-point incentive program. This incentive program includes a drilling royalty credit for new oil and natural gas wells drilled between April 1, 2009 and March 31, 2010, providing a $200-per-metre-drilled royalty credit to companies on a sliding scale based on their production levels from last year. There is also a new well incentive program that provides a maximum 5% royalty rate for the first 12 months of production from new wells that begin producing oil or natural gas between April 1, 2009 and March 31, 2010 to a maximum of 50,000 barrels of oil or 500 million cubic feet of natural gas. As of June 25, 2009, the Alberta government has extended these two programs to March 31, 2011. The province of Alberta will invest $30 million in a fund committed to abandonment and reclamation projects where there is no legally responsible or financially able party to deal with the clean-up of inactive wells.

        On March 11, 2010, the Alberta Government announced its intention to adjust royalty rates effective January 1st, 2011. This adjustment includes making the current incentive program royalty rate of 5% on new natural gas and conventional oil wells a permanent feature of the royalty system with current time and volume limits. The maximum royalty rate will be reduced from the current levels of 50% to 40% for conventional oil and to 36% for natural gas. The transitional royalty framework for oil and gas will continue until December 31, 2013 as announced and no new wells will be allowed to select transitional royalty rates effective January 1, 2011; wells that have selected the transitional royalty rates will be allowed to switch to the new rates effective January 1, 2011. All royalty curves will be finalized and announced by May 31, 2010. The implementation of the royalty adjustments is subject to certain risks and uncertainties, including changes to existing legislation and the regulation and development of proprietary software to support the calculation and collection of royalties. Certain proposed changes may require further consultation and there may be modifications introduced prior to implementation of the royalty adjustments on January 1, 2011.

        Changes to royalty rates do not directly impact us as we have no producing properties. However, such changes may indirectly impact our results should the producers and shippers operating in areas serviced by us decide to take actions, such as reduced capital programs or curtailment of volumes shipped, as a result of increased royalties.

Gibson's Operations

        Our operations, involving the transportation, storage, blending, processing and distribution of crude oil, condensate, NGLs, LPGs, refined products and natural gas, are subject to federal and provincial laws and regulations that govern the discharge of materials into the environment or that otherwise relate to protection of the environment. Compliance with these laws and regulations increases our overall cost of business, including our capital costs to construct, maintain and upgrade equipment and facilities. Failure to comply with these laws and regulations could result in the assessment of administrative, civil, and criminal penalties, the imposition of investigatory and remedial liabilities, and even the issuance of injunctions that may subject us to additional operational requirements and constraints. Environmental and safety laws and regulations are subject to change resulting in more stringent requirements, and we cannot provide any assurance that compliance with current and future laws and regulations will not have a material effect on our results of operations or earnings. A discharge of a substance into the environment could, to the extent such an event is not insured, subject us to substantial expense, including both the cost to comply with applicable laws and regulations and any claims made by neighboring landowners and other third parties for personal injury and natural resource and property damage.

        The following is a summary of some of the environmental and safety laws and regulations to which our operations are subject.

        Pipeline safety and integrity management.    Regulations require operators to maintain comprehensive spill response plans, including extensive spill response training for pipeline personnel. We must operate our pipelines in accordance with various government and regulatory standards. Our pipelines are tested on a periodic basis and are subject to inspection by the ERCB, among other bodies. Although we believe that our pipeline operations are in substantial compliance with currently applicable regulatory requirements, we cannot predict the potential costs associated with additional, future regulation.

        Storage facilities safety.    In Canada, various federal and provincial agencies have jurisdiction to regulate the construction, alteration, inspection, repair, and abandonment of crude oil storage tanks, including the ERCB and Alberta Environment in Alberta, and the Saskatchewan Ministry of the Environment in Saskatchewan.

        In Alberta, we operate a storage tank monitoring, upgrade and replacement program in compliance with the regulatory requirements of ERCB Directive 55, Storage Requirements for the Upstream Petroleum Industry. We spent approximately $2.0 million for the year ended December 31, 2009, $3.6 million in 2008, $4.1 million in 2007, $1.9 million in 2006 and $0.5 million in 2005 on pipeline and storage tank compliance activities in Alberta. Our estimate for 2010 is that we will need to spend approximately $2.1 million to be in compliance.

        In Saskatchewan, our storage tanks are managed to meet the requirements of the Government of Saskatchewan's Hazardous Substances and Waste Dangerous Goods Regulations. These requirements include standards for the design and construction of new storage tanks and inspection, maintenance and repair of existing storage tanks. We spent approximately $1.1 million in the year ended December 31, 2009, $1.3 million in 2008, $1.5 million in 2007 and $3.1 million in 2006 on storage tank compliance activities in Saskatchewan. Our estimate for 2010 is that we will need to spend approximately $1.9 million to be in compliance.

        We expect to continue to incur costs under laws and regulations related to storage tank and pipeline integrity, such as operator competency programs, regulatory upgrades to our operating and maintenance systems and environmental upgrades of buried sump tanks. Certain of these costs are recurring in nature and thus will affect future periods. We will continue to refine our estimates as information from our assessments is collected.

        Transportation regulation.    Our transportation activities are subject to several transportation regulations in connection with our truck transportation segment. Our historic and projected operating costs reflect the recurring costs resulting from compliance with these regulations, and we do not anticipate material expenditures in excess of these amounts in the absence of future acquisitions or changes in regulation, or discovery of existing but unknown compliance issues.

        Our truck transportation assets are subject to regulation by both federal and provincial transportation agencies in the provinces in which they are operated. These regulatory agencies do not set freight rates, but do establish and administer rules and regulations relating to other matters including equipment, facility inspection, reporting and safety.

        Water.    Canadian federal and provincial laws impose restrictions and strict controls regarding the discharge of pollutants into waters of Canada, as well as provincial waters. Permits or approvals must be obtained to discharge pollutants into these waters. A permit is also required for the discharge of dredge and fill material into regulated waters, including wetlands. All provinces maintain groundwater protection programs that require permits for discharges or operations that may impact groundwater conditions. We believe that we are in substantial compliance with any such applicable provincial requirements. Federal and provincial regulatory agencies can impose administrative, civil and/or criminal penalties for non-compliance with discharge permits or other requirements of applicable laws and regulations. Although we can give no assurances, we believe that compliance with existing permits and compliance with foreseeable new permit or approval requirements will not have a material adverse effect on our financial condition or results of our operations.

        Releases of substances into the environment.    Canadian and provincial laws impose liability for releases of substances into the environment that cause or may cause an adverse effect. Statutory liability for clean-up and remediation of such releases can be imposed on a wide range of persons, including the owner or former owner of the substance, or any person that had charge, management or control of the substance. Release of a substance that causes or may cause an adverse effect may also give rise to civil claims against a person responsible for the release. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by substances or other pollutants released into the environment.

        Occupational health and safety.    Regulatory requirements exist in Canada under federal and provincial occupational health and safety legislation and related codes. The agencies with jurisdiction under these regulations are empowered to enforce them through inspection, audit, incident investigation or public or employee complaint. Additionally, under the Criminal Code of Canada, organizations, corporations and individuals may be prosecuted criminally for violating the duty to protect employee and public safety. We believe that our operations are in substantial compliance with applicable occupational health and safety requirements.

        We comply with the intent and requirements of all federal, provincial, and municipal health, safety and environmental laws and regulations in the communities where we operate, and we have a well-established reporting program to ensure potential hazards, which may impact workers or the public, are proactively mitigated. Incident investigations are performed to determine root causes and findings are shared with all Gibson-operated facilities.

        Health, safety, security and environmental training are provided to all employees to ensure that they can perform their work in a manner reflective of our values. Our corporate and field emergency response plans meet all federal and provincial regulations and are properly maintained.

        We regularly review security alert messages from internal and external agencies and update employees with the information. We have a strict security protocol for plant visitors and restricted plant access to all facilities.

        We hold a current Alberta Health & Safety Certificate of Recognition. Key performance indicators and targets are reviewed by our governance and steering committees, and our policies and procedures are continuously monitored and updated to ensure regulatory compliance and to reflect technical developments and improved industry standards related to our facilities.

        Environmental remediation.    We maintain insurance of various types with varying levels of coverage that we consider adequate to cover our operations and properties. The insurance policies are subject to deductibles and retention levels that we consider reasonable. Consistent with insurance coverage generally available in the industry, our insurance policies in certain circumstances provide limited coverage for losses or liabilities relating to gradual pollution, with broader coverage for sudden and accidental occurrences.

        Our operations at Moose Jaw operate pursuant to a December 2001 Environmental Management Agreement with the Minister of Saskatchewan Environment and Resource Management (now known as the Saskatchewan Ministry of the Environment) which requires us to remediate historic on-site contamination for a period of ten years from 2001 at an aggregate cost of $3.5 million. As partial consideration for this expenditure, the Saskatchewan government has agreed not to take any action against us for on-site historic contamination at Moose Jaw. The Saskatchewan Ministry of the Environment has advised that it is satisfied with our remediation work to date. If we own Moose Jaw beyond the expiry of the ten-year remediation period, we are required under the Environmental Management Agreement to spend up to an additional $1.5 million to remediate any remaining on-site historic contamination.

        We have entered into indemnification agreements with various counterparties in conjunction with the occupation of various sites used in our propane and marketing distribution and truck transportation segments, and also in connection with the divestiture of two gas plants to Altagas Services Inc. in 2003. These contractual indemnifications are typically subject to specific monetary requirements that must be satisfied before indemnification will apply and have term and total dollar limits. Allocation of environmental liability is an issue negotiated in connection with each of our acquisition transactions. In each case, we make an assessment of potential environmental exposure based on available information. Based on that assessment and relevant economic and risk factors, we determine whether to negotiate an indemnity, what the terms of any indemnity should be (for example, minimum thresholds or caps on exposure) and whether to obtain environmental risk insurance, if available.

        Asset acquisitions are an integral part of our business strategy. As we acquire additional assets, we may be exposed to environmental remediation liabilities for which we are not indemnified and we may be required to incur additional costs in order to ensure that the acquired assets comply with the regulatory standards in Canada.

PRINCIPAL SHAREHOLDERS

        Gibson Energy ULC is a direct, wholly owned subsidiary of Parent and GEP Midstream Finance Corp. is a direct, wholly owned subsidiary of Gibson Energy ULC. Parent is an unlimited liability company organized under the laws of Alberta, all of the outstanding common shares of which are owned by R/C Guitar Coöperatief U.A., which is a cooperative entity organized under the laws of The Netherlands. 1441682 Alberta Ltd., a wholly owned subsidiary of Co-op, owns 100,000 preferred shares of Parent. All of the shares of R/C Guitar Coöperatief U.A. are owned, directly or indirectly, by Riverstone.

 MANAGEMENT

        The following table provides information regarding Gibson Energy ULC's and GEP Midstream Finance Corp.'s executive officers and directors:

Name	Age	Position
A. Stewart Hanlon	50	Director, President and Chief Executive Officer
Richard G. Taylor	57	Director, Executive Vice President and Chief Financial Officer
Rodney J. Bantle	53	Senior Vice President, Truck Transportation (Gibson Energy ULC only)
Donald A. Fowlis	49	Senior Vice President, Finance
Sam van Aken	46	Senior Vice President, Propane Marketing & Distribution (Gibson Energy ULC only)
Doug Wilkins	46	Senior Vice President, Marketing, Supply and Trading (Gibson Energy ULC only)
Rick Wise	49	Senior Vice President, Operations (Gibson Energy ULC only)
Terry W. Gomke	57	Director
David F. Pope	53	Director
William H. Shea, Jr.	55	Director
Andrew W. Ward	43	Director
Robert M. Tichio	32	Director (Gibson Energy ULC and GEP Midstream Finance Corp.); Chairman of the Board of Directors (GEP Midstream Finance Corp. only)

        A. Stewart Hanlon joined Gibson in April 1991 as Controller of Canwest, and in his 18-year tenure with Gibson has filled senior roles in finance, business development and operations culminating in his role as Executive Vice President and Chief Operating Officer, a position he held from 2007 to April of 2009, when he was appointed President and Chief Executive Officer. Mr. Hanlon was appointed to the role of President and Chief Executive Officer and named as a member of the Board of Directors of GEP Midstream Finance Corp. in January 2010. Mr. Hanlon also serves on the board of directors of Deepwell Trust. Mr. Hanlon holds a Bachelor of Commerce degree (Finance and Accounting) from the University of Saskatchewan, is a Chartered Accountant and was admitted to the ICAS (Saskatchewan) in 1989 and ICAA (Alberta) in 1990.

        Richard G. Taylor joined Gibson in May 1991 as General Manager, Financial Projects, was promoted to Vice President, Finance in 1994 and was appointed to the role of Executive Vice President and Chief Financial Officer in October 2005. In August 1995, Mr. Taylor was appointed to the Board of Directors and assumed responsibility as Corporate Secretary for Gibson until December 2008. Mr. Taylor was appointed to the role of Executive Vice President and Chief Financial Officer and named as a member of the Board of Directors of GEP Midstream Finance Corp. in January 2010. Mr. Taylor also serves as a trustee of Deepwell Trust. Mr. Taylor holds a Bachelor of Commerce degree from the University of Calgary, and is a Chartered Accountant and a Chartered Business Valuator.

        Rodney J. Bantle joined Gibson in 1996 as Manager of Business Development and held various management positions prior to becoming Vice President, Truck Transportation in March 2007 and Senior Vice President of Truck Transportation in April 2009. Prior to joining Gibson, Mr. Bantle was

Marketing Manager of Tirecraft Auto Centers Ltd. Mr. Bantle holds a Bachelor of Commerce degree from the University of Alberta.

        Donald A. Fowlis joined Gibson in October 1993 as Corporate Controller, was promoted to the position of Vice President, Finance in October 2005 and was promoted to his current position of Senior Vice President, Finance in April 2009. Mr. Fowlis was appointed to the role of Senior Vice President Finance of GEP Midstream Finance Corp. in January 2010. Prior to joining Gibson, Mr. Fowlis spent nine years with a major accounting firm. Mr. Fowlis holds a Bachelor of Commerce degree from the University of Alberta, is a Chartered Accountant and was admitted to the ICAA (Alberta) in 1988.

        Sam van Aken joined Gibson in 1992, as a Manager of Canwest Propane. He has held various roles within our propane marketing and distribution segment. He is currently Senior Vice President, Propane Marketing & Distribution, a role he has held since April 2009. In this role, Mr. van Aken is responsible for the propane marketing and operations of Canwest Propane, M.P. Energy Partnership, Link Petroleum Inc, and Southern Valley LLC. Mr. van Aken has over 25 years of experience in the fuel distribution and marketing business.

        Doug Wilkins joined Gibson in April 2009 as Senior Vice President, Marketing, Supply and Trading. Mr. Wilkins gained two decades of marketing, supply and trading experience at senior levels in the oil and gas industry in western Canada, most recently as President, Tidal Energy Marketing, Inc., a position he held from 2002. Mr. Wilkins graduated with a Bachelor of Commerce degree from the University of Calgary in 1985.

        Rick Wise joined Gibson in October 2009 as Senior Vice President, Operations. Mr. Wise brings 25 years of complimentary mid-stream experience to Gibson, most recently having spent the last six years with CCS Corporation as Vice President Engineering, Regulatory and Midstream Development. Mr. Wise also serves on the board of directors of Deepwell Trust. Mr. Wise graduated with a Bachelor of Science degree in Chemical Engineering from the University of Calgary in 1985 and is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

        Terry W. Gomke joined Gibson in 1984 as Manager LPG Operations following a ten-year career with Hudson Bay Oil & Gas and other oil and gas companies in Calgary, where he developed expertise in the areas of production, processing, marketing and transportation. He was later appointed to the role of Chief Operating Officer and Director of Gibson in 1992 and President and Chief Executive Officer in 1995. He served as an Executive Director for Hunting Plc from 2000 to December 2008. Mr. Gomke has served as a director GEP Midstream Finance Corp. since January 2010. Mr. Gomke has served on the board of directors of MaxField Inc., a privately owned pressure vessel fabrication company, and since October 2009 has served as a trustee of Deepwell Trust. Mr. Gomke is the past Chair of the Board of Management and Executive Committee of the Alberta Economic Development Authority, President of the Board of Governors of the Calgary Petroleum Club, a member of the Provincial Audit Committee for the Government of Alberta and Chairman of Tower Ridge Water Coop, a local community residential water co-op. Mr. Gomke holds a Bachelor of Science degree in Chemical Engineering from the University of Calgary and is a member of the Association of Professional Engineers, Geologists & Geophysicists of Alberta.

        David F. Pope has served as a director of Gibson Energy ULC since January 2010 and has served as a director of GEP Midstream Finance Corp. since September 2008. Mr. Pope has served as President and Chief Executive Officer of Niska Gas Storage Partners LLC since June 2006, and a member of the board of directors of Niska Gas Storage Management LLC and the boards of supervisors of Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P. (together, "Niska Holdings"). Prior to his current role at Niska Holdings, Mr. Pope served as the President of Seminole Canada Gas Company. Mr. Pope has a bachelors degree in Chemical Engineering from McGill University.

        William H. Shea, Jr. has served as a director of Gibson Energy ULC and GEP Midstream Finance Corp. since January 2010. Mr. Shea served as President and Chief Executive Officer from September 2000 to July 2007, as President and Chief Operating Officer from July 1998 to September 2000 and as Chairman from May 2004 to July 2007 of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., a refined petroleum products pipeline company. Mr. Shea also served as President and Chief Executive Officer from May 2004 to July 2007 and Chairman from August 2006 to July 2007 of MainLine Management LLC, the general partner of Buckeye GP Holdings, L.P. Mr. Shea serves as a director of Kayne Anderson Energy Total Return Fund, Inc. and Kayne Anderson MLP Investment Company.

        Andrew W. Ward has served as a director of Gibson Energy ULC since the Acquisition in December 2008 and has served as a director of GEP Midstream Finance Corp. since September 2008. Mr. Ward is currently a Managing Director of Riverstone Holdings LLC, our Sponsor, where he has been since 2002. Prior to joining Riverstone, Mr. Ward was a Limited Partner and Managing Director of Hyperion Partners/Ranieri & Co., a private equity fund that specialized in investments in the financial services and real estate sectors. Mr. Ward currently serves on the board of directors of SemGroup GP, LLC, a midstream service company. He also serves on the board and as chairman of the compensation and audit committees of Niska Gas Storage, a natural gas storage company. Mr. Ward received his A.B. from Dartmouth College and his M.B.A from the UCLA Anderson School of Management.

        Robert M. Tichio has served as a director of Gibson Energy ULC since December 2008 and as a director of GEP Midstream Finance Corp. since September 2008. Mr. Tichio has served as Chairman of the Board of Directors of GEP Midstream Finance Corp. since January 2010 and from September 2008 until January 2010 he served as President and Secretary of GEP Midstream Finance Corp. Mr. Tichio currently serves as a Principal of Riverstone Holdings LLC, our Sponsor, where he has been since 2006. Prior to joining Riverstone, Mr. Tichio was an Associate in the Principal Investment Area of Goldman Sachs, and began his career at JP Morgan, in the Mergers & Acquisitions group. Mr. Tichio currently serves on the boards of directors of Shelter Bay Energy Inc., a privately held exploration and production company focused in southeast Saskatchewan; CanEra Resources Inc., a Calgary, Canada-based oil and gas, acquisition and development company; Titan Operating LLC, an oil and gas company focused on acquisitions and development in the Barnett Shale play in the Fort Worth Basin; Eagle Energy of Oklahoma, a Tulsa-based oil gas company active in the Mid-Continent; and Phoenix Exploration LLC, an oil and gas-focused exploration and acquisition company with a focus in the Gulf of Mexico and United States Gulf Coast. Mr. Tichio received his A.B. from Dartmouth College and his M.B.A. from Harvard Business School.

Compensation

Our Director and Executive Compensation

Director Compensation

        During the fiscal year ended December 31, 2009, we paid no compensation to our non-executive directors. All directors are entitled to be reimbursed for travel and other expenses properly incurred in attending meetings of the board or of any committee of the board. The directors of Gibson Energy ULC also serve as directors of Parent and GEP Midstream Finance Corp. They do not receive any remuneration from us for acting in those capacities.

Senior Management Compensation

        We are not currently required to publicly disclose individual compensation information under our governing statute or under any securities legislation. As a result, we do not publicly disclose individual compensation information in Canada. The aggregate salary and benefits paid by us to our senior management for the year ended December 31, 2009, was $7.4 million. The aggregate salary and benefits paid by us to our five highest-paid officers for the fiscal year ended December 31, 2009 was $6.3 million. Each of these aggregate figures includes amounts paid to former executives, in accordance with the terms of their Employment Agreements, who resigned from the Company after the change in control which resulted from the acquisition of the Company by Riverstone.

        The aggregate salary and benefits for senior management includes payments under our annual bonus program, in which all senior management participate. The annual bonus program for 2009 was based on our financial performance as well as an individual discretionary portion based on non-financial measures and on each individual's performance. Bonus calculations were made based on the board-approved budget, as determined by our financial results and recommendations for the executives that were approved by the Compensation Committee of the Board of Directors.

        During the year ended December 31, 2009, the Board of Directors adopted the Equity Incentive Plan (the "Plan"). A total of 59,739 shares are reserved for grants under the Plan. The Plan provides for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units of Gibson Energy Holding ULC to employees, directors, consultants and other associates of the Company. As at December 31, 2009, the Company has only issued stock options to employees. The options are to purchase shares of Gibson Energy Holding ULC and were granted at an exercise price of $1,000 per share. The options generally vest in equal tranches annually over a period of five years from the date of grant and have a maximum term of ten years. The Company has granted both time-vesting stock options and performance vesting stock options under the Plan. The performance vesting options vest and expire under the same terms and service conditions as the time-vesting options, with vesting subject to the Company attaining prescribed performance relative to predetermined financial measures. In the year ended December 31, 2009, senior management was granted stock options valued at an aggregate amount of $4.8 million, or $3.1 million for the five highest-paid officers, using an option-pricing model based on the Black-Scholes model.

        The total amounts set aside or accrued by us in the year ended December 31, 2009 to provide pension, retirement or similar benefits to senior management amounted to $0.5 million or $0.3 million for the five highest-paid officers. These include standard pension, retirement or similar benefits as provided by the Company to all its employees under its employee benefit programs, as well as additional pension benefits accruing to senior management and the five highest paid officers under the terms of the Supplemental Non-Registered Savings Plan the Company put in place effective April 1, 2009 to replace the Supplemental Executive Retirement Plan that had been in place when the Company was owned by Hunting plc, which Plan was terminated.

Directors' and Officers' Liability Insurance; Indemnity Payments

        We have acquired and maintain liability insurance for our directors and officers, as well as those of our subsidiaries. The total coverage limit of our current insurance is US $30.0 million per claim and US $30.0 million in the annual aggregate. The annual premium for such coverage is $58,362, with coverage in place through November 30, 2010. Claims for which we grant indemnification to insured persons are subject to a $100,000 deductible for any one loss. There have been no claims made or paid under this insurance to date.

Employment Agreements

        Certain of our executive officers have employment agreements in place. Under these agreements, each of the executive officers is employed on an at-will basis. We may terminate the employment of each executive officer for "cause," at any time, without notice or remuneration, for certain acts of the officer. Each of the executive officers may also terminate his or her employment for "good reason" upon certain events occurring within one year following a change in control. Furthermore, either party may terminate employment at any time without cause upon advance written notice to the other party. If we terminate the executive officer's employment other than for cause, death or disability following a change in control, or if the executive officer terminates employment for "good reason" within one year following a change in control, the executive officer will be entitled to a severance payment equal to a certain multiple of his or her annual compensation (ranging from between one and two times depending on the executive officer's position), a multiple of the average bonus paid during the past two years and certain other benefits. Moreover, certain executive officers with lower initial multiples of severance will be entitled to an additional multiple of his or her annual compensation, depending on the years of his or her employment with us, not to exceed 1.5 times annual compensation.

        Each executive officer has agreed to hold, both during and after the employment agreement is terminated, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any confidential information, technical data, trade secrets and know-how of our company or the confidential information of any third party, including our affiliated entities and our subsidiaries, received by us. In addition, the executive officers are subject to a non-solicitation provision.

Board Practices

Board of Directors

        The board of directors of Gibson Energy ULC currently consists of seven members. Each director is elected annually, and we expect that such directors will serve until their successors are appointed or until they resign, or their office is earlier vacated in accordance with the by-laws of the corporation or with the provisions of the Business Corporations Act (Alberta). Each of the directors has served in his respective capacity since his election. See "Management" for the period during which each director and member of senior management has served in that office.

Directors' Service Contracts

        There are no director service contracts between Gibson Energy ULC and its directors providing for benefits upon termination of employment.

Committees of the Board

        The board has an Audit Committee and a Compensation Committee.

Audit Committee

        The Audit Committee is comprised of Messrs. Tichio, Hanlon and Ward.

        The principal duties and responsibilities of the Audit Committee, which has the authority to engage outside counsel and other outside advisors as it deems appropriate to assist it in the performance of its functions, are to assist the board in its oversight of:

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  the integrity of the corporation's financial statements and related information;

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  the corporation's compliance with applicable legal and regulatory requirements;

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  the independence, qualifications and appointment of the corporation's auditor; and

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  management responsibility for reporting on internal controls and risk management.

        Our Audit Committee is also responsible for:

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  appointing, compensating, retaining and overseeing the work of the corporation's accounting firm;

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  establishing procedures for (a) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal controls or auditing matters and (b) confidential, anonymous submission of complaints by employees regarding questionable accounting or auditing matters; and

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  reviewing and discussing the annual consolidated financial statements with management.

Compensation Committee

        The Compensation Committee is comprised of Messrs. Tichio and Ward.

        The principal duties and responsibilities of the Compensation Committee are to assist the board in its oversight of:

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  the compensation, nomination, evaluation and succession of officers and other management personnel; and

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  determining the directors' remuneration for board and committee service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Management Agreement

        We entered into a management agreement with an affiliate of Riverstone, Riverstone Equity Partners, L.P., at the closing of the Acquisition, pursuant to which we pay Riverstone a fee for management and financial advisory services and oversight to be provided to us and our subsidiaries. Pursuant to this agreement, subject to certain conditions, we will pay an annual management fee to Riverstone of the lesser of one percent of the Company's EBITDA for that year, or $1.0 million dollars, which will also reimburse Riverstone's out-of-pocket expenses, and we may pay Riverstone additional fees associated with financial advisory and other future transactions. Riverstone also received a one-time transaction fee of U.S.$12.0 million upon consummation of the Acquisition.

Employment Agreements

        Certain of our executive officers have employment agreements in place. For a discussion of the terms of those agreements, see "Management—Employment Agreements."

Shareholders Agreement

        In connection with the Acquisition, Co-op, 1441682 Alberta Ltd. and Parent entered into a Unanimous Shareholders Agreement (the "Shareholders Agreement"). Under the Shareholders Agreement, 1441682 Alberta Ltd. has the right to appoint a representative as an observer to the board of directors of Parent. 1441682 Alberta Ltd. is also entitled to receive certain financial information about Parent and Parent must obtain the consent of 1441682 Alberta Ltd. in connection with certain actions, including redemptions of outstanding securities held by Co-op and, subject to certain exceptions, any agreement or transaction between Parent and its subsidiaries, on the one hand, and Co-op or its affiliates, on the other hand. At any time during which Hunting holds the warrant for common shares of 1441682 Alberta Ltd., issued in connection with the Acquisitions, Parent may not sell or issue to any person any equity securities that rank senior to either the preferred shares of Parent held by 1441682 Alberta Ltd., or Parent's Class B Common Shares, without the consent of 1441682 Alberta Ltd. The Shareholders Agreement also contain drag-along and equity purchase rights with respect to shares of Parent. In connection with the Shareholders Agreement, Hunting, Co-op and 1441682 Alberta Ltd. also entered into a memorandum of agreement, under the terms of which Hunting has the right to direct the actions of 1441682 Alberta Ltd. in connection with the rights granted to them under the Shareholders Agreement.

Transactions With Certain Related Parties

        For the years ended December 31, 2007, 2008 and 2009, we purchased $2.6 million, $0.2 million and $1.2 million worth of pressure tanks and equipment from MaxField, Inc. ("Maxfield"). Terry W. Gomke, a member of our board of directors, also became a member of the board of directors of MaxField in August 2009. Our transactions with Maxfield are routine in nature and are conducted on an arm's-length basis.

        A. Stewart Hanlon, our President and Chief Executive Officer, is a member of the Board of Directors of the Anluan Foundation, a foundation benefiting the University of Saskatchewan. In the second quarter of 2010, the Anluan Foundation purchased approximately $2.0 million of our senior notes as an investment.

        For the years ended December 31, 2007, 2008 and 2009, we purchased crude oil and condensate from Deepwell Trust of $4.5 million, $7.4 million and $4.6 million, respectively, and we provided trucking services to Deepwell Trust of $0.6 million, $0.7 million and $0.4 million, respectively. Richard G. Taylor, our Chief Financial Officer and Terry W. Gomke, a member of our board of directors, both began serving as trustees of the Deepwell Trust in October 2009 and A. Stewart Hanlon, our President and Chief Executive Officer and Rick Wise, our Senior Vice President, Operations, both began serving as members of the board of directors of Deepwell Trust in October 2009. In the fourth quarter of 2009, we acquired an equity interest of approximately 39% in the Deepwell Trust.

        For the years ended December 31, 2007, 2008 and 2009, our propane marketing and distribution segment made purchases from Kinder Morgan, Inc., a portfolio company owned by Riverstone, in the amount of $0.1 million, $0.2 million and $0.4 million, respectively.

 DESCRIPTION OF CERTAIN INDEBTEDNESS

Liquidity Facility

        Concurrently with the consummation of the Acquisition, we entered into our new senior secured borrowing base liquidity facility, which was subsequently amended on May 26, 2009, October 2, 2009 and January 19, 2010. At the time of the Acquisition, our liquidity facility provided for revolving loans (in U.S. dollars, at our option) and letters of credit in an aggregate principal amount of up to U.S.$65.0 million, subject to expansion of up to U.S.$135.0 million in additional commitments as provided below, with Royal Bank of Canada as administrative agent and collateral agent, Royal Bank of Canada, as syndication agent, RBC Capital Markets and UBS Securities LLC, as lead arrangers, and the other revolving lenders party thereto. Under the October 2, 2009 amendment, the liquidity facility was increased by U.S.$30.0 million, to provide for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$95.0 million. Under the January 19, 2010 amendment, the liquidity facility was increased by U.S.$55.0 million, to provide for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$150.0 million.

        Our obligations under the liquidity facility are guaranteed by all of our direct and indirect wholly owned subsidiaries (other than certain immaterial subsidiaries and other subsidiaries as agreed upon) and secured by a lien on substantially all of our, and all of our material direct and indirect subsidiaries', existing and future working capital assets, including inventory and receivables, with the relative priorities of such liens being governed by an intercreditor agreement between the collateral agent for our liquidity facility and the collateral agent under the senior secured notes.

        Borrowings under our liquidity facility depend upon a borrowing base calculated as a percentage of eligible inventory and a percentage of eligible accounts receivable and bear interest at a floating rate, which in the case of U.S. dollar loans can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin. The applicable margin for the liquidity facility will be set based upon excess availability with the respective margins ranging from 2.75 to 3.50% for LIBOR or the bankers' acceptance rate and 1.25 to 2.00% for the prime rate borrowings. At December 31, 2009, we had drawn $25.0 million under our liquidity facility and had $9.8 million of issued but undrawn letters of credit. Total borrowing capacity under the liquidity facility was increased to U.S.$150.0 million in January 2010.

        The following fees are applicable under our liquidity facility: (i) an unused line fee of 0.75% per annum, if the utilization of the liquidity facility is less than 50%, and 0.50% per annum, if the utilization of the liquidity facility is greater than 50%, in each case, based on the unused portion of the liquidity facility; (ii) a letter of credit participation fee on the aggregate stated amount of each letter of credit equal to the applicable margin for LIBOR loans; and (iii) certain other customary fees and expenses of the lenders and agents. We are required to make prepayments under our liquidity facility at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under the liquidity facility exceeds the borrowing base.

        Our liquidity facility contains customary covenants, including, but not limited to, restrictions on our and our subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, make capital expenditures, grant liens or security interests on assets subject to their security interest, make acquisitions, loans, advances or investments, pay dividends and sell or otherwise transfer assets. Our liquidity facility requires the maintenance of a fixed charge coverage ratio of 1.1 to 1.0, (i) until the aggregate commitments are increased to a minimum of $100.0 million, at any time that average excess availability is less than 10% of the aggregate commitments under the liquidity facility and (ii) at all times thereafter, at any time that average excess availability is less than 15% of the aggregate commitments under the liquidity facility.

        Our liquidity facility provides that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including the notes being offered hereby, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA (as defined in this prospectus) events or Canadian pension-plan events, certain change of control events and other customary events of default.

 THE EXCHANGE OFFER

        Gibson Energy ULC and GEP Midstream Finance Corp., the co-issuer of the initial notes, hereby offer to exchange a like principal amount of exchange notes representing the same underlying indebtedness as the initial notes for any or all initial notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your initial notes pursuant to the exchange offer.

        As of the date of this prospectus, U.S.$560,000,000 aggregate principal amount of the initial senior secured notes is outstanding (CUSIP Nos. 374826AA3 and C39288AA0) and U.S.$200,000,000 aggregate principal amount of the initial senior notes is outstanding (CUSIP Nos. 374826AB1 and C39288AB8).

        This prospectus, together with the letter of transmittal, is first being sent to all holders of initial notes known to us on or about                , 2010. Our obligation to accept initial notes for exchange notes pursuant to the exchange offer is subject to certain conditions set forth under "—Conditions to the Exchange Offer" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        In connection with the private placement of the initial senior secured notes, we entered into a registration rights agreement with UBS Securities LLC, as representative of the other initial purchasers of the initial senior secured notes, in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to file a registration statement within 270 days of the issuance of the initial senior secured notes and to consummate the exchange offer within 390 days of the issuance of the initial senior secured notes. In connection with the private placement of the initial senior notes, we entered into a registration rights agreement with UBS Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the other initial purchasers of the initial senior notes, in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to file a registration statement within 270 days of the issuance of the initial senior notes and to consummate the exchange offer within 390 days of the issuance of the initial senior notes. We are conducting the exchange offer to satisfy these obligations under the registration rights agreements. The exchange notes will have terms substantially identical to the terms of the initial notes and represent the same underlying indebtedness as the initial notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements.

        Under the circumstances set forth below, we will use our commercially reasonable efforts to file and cause the SEC to declare effective a shelf registration statement with respect to the resale of the initial notes within the time periods specified in the registration rights agreements and to keep the shelf registration statement effective for one year or such shorter period ending when all initial notes or exchange notes covered by the registration statement have been sold in the manner set forth and as contemplated in the statement. These circumstances include:

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  if applicable law or SEC policy does not permit us to effect the exchange offer;

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  if for any other reason the exchange offer is not consummated within the time periods required under the registration rights agreements; or

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  if, following the consummation of the exchange offer, in the opinion of counsel to the initial purchasers of the initial notes, a registration statement must be filed and a prospectus must be delivered by such initial purchasers in connection with any offering or sale of the initial notes by such purchasers because the initial notes held by them were not eligible to be exchanged for exchange notes in the exchange offer.

        If we fail to comply with certain obligations under the registration rights agreements, we will be required to pay additional interest to holders of the initial notes and the exchange notes required to be registered on a shelf registration statement. Please read the section "Description of the Senior Secured Notes—Exchange Offer; Registration Rights" and "Description of the Senior Notes—Exchange Offer; Registration Rights" for more details regarding the registration rights agreements.

        Each holder of initial notes that wishes to exchange their initial notes for exchange notes representing the same underlying indebtedness in the exchange offer will be required to make the following written representations:

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  any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

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  such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

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  such holder is not an affiliate of the issuers or any of the guarantors, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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  it is not engaged in, and does not intend to engage in, a distribution of exchange notes; and

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  such holder has the full power and authority to transfer the initial notes in exchange for the exchange notes and that the issuers will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

        Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where the broker-dealer acquired the initial notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

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  you are acquiring the exchange notes in your ordinary course of business;

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  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

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  you are not an affiliate of the issuers or any of the guarantors, as defined by Rule 405 of the Securities Act; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        If you are an affiliate of the issuers or any of the guarantors, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

  •
  you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer initial notes that are validly tendered and not validly withdrawn prior to the expiration date. We will issue exchange notes in exchange for a corresponding principal amount of initial notes surrendered in the exchange offer. Initial notes tendered in the exchange offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

        The form and terms of the exchange notes will be substantially identical to the form and terms of the initial notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will evidence the same debt as the initial notes. The exchange notes will be issued under and entitled to the benefits of the same indentures under which the initial notes were issued, and the exchange notes and the initial notes of each series of such notes will constitute a single class and series of notes for all purposes under the indentures. For a description of the indentures, please see "Description of the Senior Secured Notes" and "Description of the Senior Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered for exchange.

        There will be no fixed record date for determining registered holders of initial notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Initial notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indentures relating to such holders' initial notes, except for any rights under the registration rights agreements that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered initial notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        Holders who tender initial notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of initial notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on                , 2010. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the initial notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any initial notes (only if we amend or extend the applicable exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer and to refuse to accept initial notes not previously accepted if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreements, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the registered holders of the initial notes, and, to the extent the exchange offer is terminated, any initial notes accepted will be promptly returned after the termination of the exchange offer. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition or if we terminate the offer, we will notify the exchange agent by oral or written notice, followed by notification to the registered holders of the initial notes no later than 9:00 a.m., New York City time, on the business day after the amendment or termination has been determined and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any initial notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any initial notes for exchange, if:

  •
  the exchange offer, or the making of any exchange by a holder of initial notes, violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

  •
  all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

        If the exchange offer is terminated, initial notes will be returned to their registered holders.

        In addition, we will not be obligated to accept for exchange the initial notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering Initial Notes"; and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any initial notes due to our extension of the exchange offer by notice by press release or other public announcement as required by Rule 14e-1(d) of the Securities Act of such extension to their holders. During any such extensions, all initial notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any initial notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer. We will issue exchange notes promptly after the expiration of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any initial notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the initial notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Initial Notes

        Only a holder of initial notes may tender their initial notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, on or prior to the expiration date, either:

  •
  the exchange agent must receive initial notes along with the letter of transmittal; or

  •
  prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of initial notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" prior to the expiration date.

        A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of initial notes, letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing initial notes to us or any guarantor. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them. Do not send letters of transmittal or initial notes to the issuers or any guarantor.

        If you are a beneficial owner whose initial notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender initial notes on your behalf.

        You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the initial notes.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another "Eligible Guarantor Institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the initial notes surrendered for exchange are tendered:

  •
  by a registered holder of the initial notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an Eligible Guarantor Institution.

        If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed on the initial notes, such initial notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the initial notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the initial notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term

"agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering initial notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the initial notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the initial notes by causing the book-entry transfer facility to transfer those initial notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of initial notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined above, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered initial notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If you wish to tender your initial notes but your initial notes are not immediately available or you cannot deliver your initial notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program prior to the expiration date, you may still tender if:

  •
  the tender is made through an Eligible Guarantor Institution;

  •
  prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent's message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such initial notes and the principal amount of initial notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the initial notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered initial notes in proper form for transfer or a book-entry confirmation of transfer of the initial notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your initial notes according to the guaranteed delivery procedures.

Determination of Validity

        The issuer and the guarantors, in their sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. The determination of these questions by the issuer and the guarantors, as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as the issuer and the guarantors will determine, unless they waive the defects or irregularities. None of the issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will any of them be liable for failing to give any such notice.

        The issuer and the guarantors reserve the absolute right, in their sole and absolute discretion:

  •
  to reject any tenders determined to be in improper form or unlawful;

  •
  to waive any of the conditions of the exchange offer; and

  •
  to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

        If any letter of transmittal, certificate, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by the issuer, the person must submit proper evidence satisfactory to the issuer, in its sole discretion, of the person's authority to so act.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the initial notes to be withdrawn;

  •
  identify the initial notes to be withdrawn, including the certificate numbers and principal amount of the initial notes; and

  •
  where certificates for initial notes have been transmitted, specify the name in which such initial notes were registered, if different from that of the withdrawing holder.

        If certificates for initial notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an Eligible Guarantor Institution.

        If initial notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn initial notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the initial notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn initial notes may be retendered by following the procedures described under "—Procedures for Tendering Initial Notes" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

  The Bank of New York Mellon
  Attn: Mr. William Buckley
  The Bank of New York Mellon Corporation
  Corporate Trust Operations
  Reorganization Unit
  101 Barclay Street, Floor—7 East
  New York, NY 10286

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of initial notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of initial notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the initial notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of initial notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of initial notes tendered;

  •
  tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of initial notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their initial notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that initial notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your initial notes for exchange notes under the exchange offer, your initial notes will remain subject to the restrictions on transfer of such initial notes as set forth in the legend printed on the initial notes as a consequence of the issuance of the initial notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        In general, you may not offer or sell your initial notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the initial notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered initial notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any initial notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered initial notes.

 DESCRIPTION OF THE SENIOR SECURED NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." As used below in this "Description of the Senior Secured Notes" section:

  •
  the "Company" refers only to Gibson Energy ULC, an Alberta unlimited liability corporation, and not to any of its subsidiaries or parent companies.

  •
  the "Issuers" refers only to the Company and GEP Midstream Finance Corp., an Alberta corporation (the "Co-Issuer").

        The Issuers issued the initial senior secured notes and will issue the exchange senior secured notes (collectively the "Notes" or the "senior secured notes") under an indenture (the "Indenture"), dated May 27, 2009, among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee under the Indenture (the "Trustee"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Company at its address set forth elsewhere in this prospectus.

        The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement.

Principal, Maturity and Interest

        The Notes will mature on May 27, 2014. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on June 1 and December 1 of each year, commencing on December 1, 2009, to Holders of record at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        An aggregate principal amount of initial senior secured notes equal to $560.0 million was initially issued under the Indenture. The Issuers may issue additional Notes under the Indenture having identical terms and conditions to the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness." Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this "Description of the Senior Secured Notes," except for the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness," references to the Notes include Additional Notes, if any.

Additional Amounts

        All payments made by the Issuers under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which an Issuer is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless an Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If an Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, such Issuer will pay as additional interest such additional amounts

("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

  (1)
  but for the Holder or beneficial owner of Notes not dealing at arm's length with the Issuers (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

  (2)
  but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

  (3)
  but for the failure by the Holder to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm's-length relationship with the Issuers of the Holder or their beneficial owner or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if (a) such compliance is required by law, regulation, administrative practice or an applicable treaty of the Relevant Taxing Jurisdiction as a precondition to exemption from, or a reduction in the rate of deduction of withholding of, such Taxes and (b) the Issuers have provided the Trustee with 30 days' prior written notice of such requirement; or

  (4)
  if the presentation of Notes (where presentation is required) for payment has occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

        In addition, Additional Amounts will not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes is not the sole beneficial owner of such payments, or is a fiduciary or partnership (including any entity or arrangement treated as a partnership by the Relevant Taxing Jurisdiction), to the extent that any beneficial owner, beneficiary or settler with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settler, partner or member received directly its beneficial or distributive shares of such payments. In addition, Additional Amounts will not be payable with respect to (i) any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes, (ii) any withholding or deduction that relates to any estate, inheritance, gift or similar tax, duty, assessment or governmental charge, (iii) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to European Union Directive on the taxation of savings income which was adopted by the ECOFIN Council (the Council of EU Finance and Economic Ministers), or any law implementing or complying with, or introduced to conform to, such directive, or pursuant to related measures entered into on a reciprocal basis between member states of the European Union and certain non-European Union countries and dependent or associated territories, and (iv) any Tax imposed or levied by, on or behalf of, the United States of America or any State or other political subdivision thereof.

        Whenever in the Indenture or in this "Description of the Senior Secured Notes" there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        Upon request, the Issuers will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

        The Issuers will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in a Relevant Taxing Jurisdiction from the execution, delivery or registration of the Notes and any such taxes, charges or similar levies imposed by any jurisdiction resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the applicable Issuer at least ten Business Days prior to the applicable payment date, the applicable Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the applicable paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes will be senior secured obligations of the Issuers, secured by security interests in or charges or liens on (the "First Priority Liens") the Collateral on a first priority basis, subject to Permitted Liens, equally and ratably with any other First Lien Obligations. The Notes will rank senior in right of payment to all future obligations of the Issuers that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future obligations of the Issuers that are not so subordinated. Each Note Guarantee (as defined below) relating to the Notes will be a senior secured obligation of the Guarantor thereof, secured by First Priority Liens on the Collateral, subject to Permitted Liens, equally and ratably with any other First Lien Obligations, and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future obligations of such Guarantor that are not so subordinated. The Notes and each Note Guarantee will rank senior in right of payment to unsecured Indebtedness of the Issuers and the applicable Guarantor, including the senior notes and the related guarantees, to the extent of the value of the assets securing the Notes.

        The Notes and each Note Guarantee relating thereto will be effectively subordinated to Indebtedness of the Issuers and the applicable Guarantor to the extent of the value of the assets (i) not constituting Collateral that secure such Indebtedness or (ii) constituting Collateral that are subject to Permitted Liens ranking prior to the First Priority Liens.

        The Notes will also be effectively subordinated to Indebtedness to the extent such Indebtedness is secured by the Liquidity Facility Collateral, including Indebtedness owing in respect of the Liquidity Facilities. Claims of creditors in respect of such Indebtedness will generally have priority as to assets constituting Liquidity Facility Collateral over the claims of the Holders of the Notes. In the event the Liquidity Facilities' creditors enforce their rights under the security in respect of the Liquidity Facility Collateral or in the event of any insolvency proceeding, the right of the Holders of the Notes to participate in the distribution of proceeds of such Liquidity Facility Collateral will rank behind the Liquidity Facilities' creditors and will rank pari passu with all existing and future unsecured obligations in respect of such Liquidity Facility Collateral.

        The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuers and the holders of the Issuers' Indebtedness, including the Notes. The Unrestricted Subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes. In the event of a bankruptcy, liquidation, winding up, reorganization or similar proceeding relating to an Unrestricted Subsidiary, the Issuers' right to receive assets of that Unrestricted Subsidiary and the right of the Issuers' creditors to participate in the distribution of those assets will rank behind that Unrestricted Subsidiary's creditors.

Note Guarantees

        The Issuers' obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by Parent and each Restricted Subsidiary (other than any Excluded Subsidiary).

        Not all of our Subsidiaries will be required to guarantee the Notes. Each of our Excluded Subsidiaries will not be required to be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

        As of the date of this prospectus, all of our Subsidiaries are "Restricted Subsidiaries". However, under the circumstances described below under the subheading "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries," the Company will be permitted to designate any of its Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" or a Subsidiary otherwise becoming an Excluded Subsidiary will be that:

  •
  an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

  •
  a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary or otherwise becomes an Excluded Subsidiary will be released from its Note Guarantees and many of its obligations under the Indenture, the Collateral Documents and the Registration Rights Agreement; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Company for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

        The obligations of each U.S. Subsidiary Guarantor under its Note Guarantees will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantees or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantees not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each U.S. Subsidiary Guarantor that makes a payment for distribution under its Note Guarantees is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

        A Subsidiary Guarantor shall be released from its obligations under its Note Guarantees and its obligations under the Indenture, the Collateral Documents and the Registration Rights Agreement:

  (1)
  in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by the Company and the Restricted Subsidiaries;

  (2)
  if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary, otherwise becomes an Excluded Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary, respectively in each case in accordance with the Indenture; or

  (3)
  upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Additional Interest, if any, on the Notes and payment in full of all other Obligations with respect to such Notes that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid.

Security For the Notes

        Except as noted below, the obligations of the Issuers and the Guarantors under the Indenture, the Notes, the Note Guarantees, the Collateral Documents and any additional First Lien Obligations will be secured by First Priority Liens granted to BNY Trust Company of Canada in its capacity as collateral agent (in such capacity, the "Collateral Agent") on substantially all of the real property, equipment and certain related assets of the Issuers and the Subsidiary Guarantors and all of the Equity Interests of the Company, the Co-Issuer and the Restricted Subsidiaries, whether now owned or hereafter acquired, which shall not include Excluded Property (as defined below) (collectively, the "Collateral"), subject to Permitted Liens.

        The Collateral includes, without limitation, the following assets of the Issuers or the Guarantors, to the extent not constituting Excluded Property:

  (1)
  all of the Equity Interests of the Issuers and each Restricted Subsidiary;

  (2)
  all right, title and interest in the real property and equipment of the Company, including without limitation, all fee and leasehold interests of the Issuers and Guarantors in any and all parcels of real property, together with all fixtures, easements, hereditaments and appurtenances relating thereto and all other improvements, accessions, alterations, replacements and repairs thereto and certain specified contract rights derived therefrom or relating thereto and fixtures located thereon;

  (3)
  intellectual property;

  (4)
  the Collateral Account;

  (5)
  certain contract rights and other intangible assets not included in the Liquidity Facility Collateral relating to any of the foregoing; and

  (6)
  all proceeds of, and all other amounts, instruments and investment property arising from, the collection, sale, lease, exchange, assignment, licensing or other disposition or realization upon the Collateral described in clauses (1) through (5) above (but excluding rents, transportation, processing and servicing revenues and other fees and incomes and profits from the operation of the business) and all related supporting obligations, other than any proceeds consisting of receivables, general intangibles and cash and cash equivalents that are received without actual knowledge of the Liquidity Facility Agent (other than certain limited receivables and general intangibles and any such proceeds that were deposited in the Collateral Account) prior to the earlier of (a) the date upon which the lenders under the Liquidity Facility have no further commitment or obligation to, and actually cease to, make or extend any further loans and advances under the Liquidity Facility, (b) the date on which the Liquidity Facility Agent forecloses, sells, liquidates or disposes of Liquidity Facility Collateral having an aggregate realized value in excess of in excess of $10.0 million pursuant to the exercise of remedies and (c) the commencement of any insolvency proceedings and the issuance of certain initial orders in such proceeding and/or receipt of a notice of certain such orders by the Liquidity Facility Agent.

        The Collateral will not include (collectively, the "Excluded Property") (i) any Liquidity Facility Collateral, (ii) any property to the extent that the grant of a security interest therein is (A) prohibited by any requirements of law, or (B) requires a consent not obtained in respect of such requirement of law, (iii) any contract, license, agreement (including any agreement that evidences permitted liens, leases and licenses) or other document with any third party, to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default thereunder or results in the termination of or requires any consent not obtained under, any such contract, license, agreement or other document with any third party (including any joint venture partner or any equity-holder of any non-wholly owned Subsidiary), (iv) any interest in a joint venture or non-wholly owned Subsidiary to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under any organizational, shareholder or similar agreements; except in the case of clause (i), (ii), (iii) or (iv), to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or organizational, shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective against third parties under applicable law, (v) property subject to a Lien of the type described in clause (3), (4), (7), (8), (17) (to the extent such Permitted Lien secures obligations to finance the acquisition of the subject property), (18), (19), (20), (21) (to the extent such Permitted Lien secures obligations to finance the acquisition of the subject property), (23), (24) or (29) of the definition of "Permitted Liens" to the extent that the right, interest, document or agreement providing for or relating to such Lien does not permit the grant of a security interest in such property, (vi) Equity Interests of any Restricted Subsidiary under the circumstances described below under the caption "—Security for the Notes—Limitations on Pledged Equity Interests" and (vii) property with an aggregate fair market value not in excess of $10.0 million (in the aggregate for all property excluded pursuant to this clause (vii)) subject to a Lien of the type described in clause (26) of the definition of "Permitted Liens" to the extent that the right, interest, document or agreement providing for or relating to such Lien does not permit the grant of a security interest in such property.

        Security over pipeline rights of way and similar rights will be taken by way of a floating charge. Security over any owned real property valued at less than $10.0 million will be taken by way of floating charge; provided that the aggregate value of all owned real property (excluding real property on or through which a pipeline is present) not subject to a fixed charge shall not exceed $50.0 million.

        On the Issue Date, the Issuers and the Guarantors entered into the Collateral Documents, which provide for grants of security interests in or charges or liens on the Collateral in favor of the Collateral Agent for its benefit and the benefit of the Holders of the Notes and for the benefit of the holders of any other First Lien Obligations.

        The Liens in favor of the Collateral Agent under the Collateral Documents for its benefit and the benefit of the Holders of Notes will be released in whole:

  (1)
  upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Additional Interest, if any, on the Notes and payment in full of all other Obligations with respect to the Notes that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid;

  (2)
  upon a satisfaction and discharge of the Indenture in accordance with the provisions described below under the caption "—Satisfaction and Discharge"; or

  (3)
  upon legal defeasance or covenant defeasance of the Indenture in accordance with the provisions described below under the caption "—Legal Defeasance and Covenant Defeasance".

        The Liens in favor of the Collateral Agent under the Collateral Documents will be released with respect to any asset constituting Collateral upon compliance by the Issuers and the Guarantors with the applicable provisions of Section 314 of the Trust Indenture Act if:

  (1)
  the asset has been sold or otherwise disposed of by an Issuer or a Guarantor to a Person other than an Issuer or a Guarantor in a transaction permitted by the Indenture, at the time of such sale or disposition;

  (2)
  the asset otherwise becomes Excluded Property in accordance with the terms of the Indenture;

  (3)
  the asset is owned or has been acquired by a Subsidiary Guarantor that has been released from its Notes Guarantee in accordance with the terms of the Indenture (including by virtue of a Subsidiary Guarantor becoming an Excluded Subsidiary); or

  (4)
  such asset is disposed of in connection with an enforcement action by the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

        To the extent applicable, the Issuers will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

        Notwithstanding anything to the contrary in the preceding paragraph, the Issuers will not be required to comply with all or any portion of TIA § 314(d) if they determine, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

        The Issuers, subject to compliance by the Company and its Restricted Subsidiaries with the covenants described under "—Certain Covenants—Limitations on Additional Indebtedness," and "Certain Covenants—Limitations on Liens," will have the ability to incur additional First Lien Obligations.

Maintenance of Fixed Charges on Rolling Stock; Limitations on Operating Leases of Rolling Stock

  (a)
  Commencing ninety days following the Issue Date, the Company shall, and shall cause each of the Subsidiary Guarantors to:

  (i)
  with respect to Rolling Stock located in Canada, register or cause to be registered financing statements or financing change statements containing the information required to register such Rolling Stocks by their respective Serial Numbers under the PPSA of the jurisdiction(s) which govern the validity and perfection of security interests in such Collateral, and

  (ii)
  with respect to Rolling Stock located in the United States, obtain and maintain a perfected Lien on Rolling Stock by noting the Collateral Agent's Lien on the certificate of title issued by the applicable State of the United States or the District of Columbia in compliance with applicable law, with respect to a quantity of Rolling Stock not less than the Requisite Percentage (as defined below) of Rolling Stock included in the Collateral referred to in clauses (i) and (ii) on an aggregate basis.

  (b)
  The Company and its Restricted Subsidiaries will not enter into operating leases for the re-placement of Rolling Stock that constitutes Collateral (other than After Acquired Collateral) if the Fair Market Value of Rolling Stock to be so replaced would exceed at any time outstanding the greater of (a) $25.0 million and (b) 3.0% of Consolidated Net Tangible Assets.

        As used herein, "Requisite Percentage" shall mean, as calculated as of (i) 90 days after the Issue Date and (ii) each June 30 and December 31 thereafter, 80% of the Fair Market Value of the Rolling Stock owned by the Company and the Subsidiary Guarantor and included in the Collateral.

        As used herein, "Rolling Stock" means: (i) with respect to Collateral in which the validity and perfection of security interests in such Collateral are governed by the laws of the Province of Alberta, serial number goods within the meaning of the PPSA of such province; (ii) with respect to Collateral in which the validity and perfection of security interests in such Collateral are governed by the laws of the Provinces of British Columbia, Manitoba, New Brunswick, Nova Scotia, Newfoundland, Saskatchewan and Prince Edward Island, serial numbered goods within the meaning of the PPSA of each such province; (iii) with respect to Collateral in which the validity and perfection of security interests in such Collateral are governed by the laws of the Province of Ontario, motor vehicles within the meaning of the PPSA of such province; (iv) with respect to Collateral in which the validity and perfection of security interests in such Collateral are governed by the laws of any other jurisdiction in Canada or with respect to any amendments to the definition of Rolling Stock in the PPSA of any jurisdiction in Canada, the term under the PPSA of that jurisdiction which is the functional equivalent to "serial number goods" within the meaning of the PPSA of Alberta; and (v) with respect to Collateral in which the validity and perfection of security interests in such Collateral are governed by the laws of the United States, vehicles and other goods covered by a "certificate of title" within the meaning of the Uniform Commercial Code.

        As used herein, "Serial Number" means (i) with respect to Rolling Stock in which the validity and perfection of security interests in such Collateral are governed by the laws of the Province of Ontario, the vehicle identification number of such goods within the meaning of the PPSA of such province, (ii) with respect to Rolling Stock in which the validity and perfection of security interests in such Collateral are governed by the laws of the Provinces of Alberta, British Columbia, Manitoba, New Brunswick, Nova Scotia, Newfoundland, Saskatchewan and Prince Edward Island, the serial number of such goods within the meaning of the PPSA of such province, and (iii) with respect to Rolling Stock in which the validity and perfection of security interests in such Collateral are governed by the laws of any other jurisdiction in Canada or with respect to any amendments to the definition of Serial Number in the PPSA of any jurisdiction in Canada, the term under the PPSA of that jurisdiction which is the functional equivalent to "Serial Number" within the meaning of the PPSA of Alberta.

Limitations on Pledged Equity Interests

        The Equity Interests of a Restricted Subsidiary will constitute Collateral only to the extent that such Equity Interests can secure the notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Restricted Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Restricted Subsidiary due to the fact that such Restricted Subsidiary's Equity Interests secure the notes, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to release the First Priority Liens on the Equity Interests that are so deemed to no longer constitute part of the Collateral.

        In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary's Equity Interests to secure the notes without the filing with the SEC (or any other governmental agency) of separate financial statements of such Restricted Subsidiary, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to subject such Equity Interests to the Liens under the Collateral Documents.

        In accordance with the limitations set forth in the immediately two preceding paragraphs as in effect on the date hereof, the Collateral will include Equity Interests of any Restricted Subsidiaries only to the extent that the applicable value of such Equity Interests (on a Restricted Subsidiary-by-Restricted Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Accordingly, the portion of the Equity Interests of Restricted Subsidiaries constituting Collateral in the future may decrease or increase as described above.

Additional Collateral; Acquisition of Assets or Property; Further Assurances

        The Indenture and the Collateral Documents require the Issuers and the Guarantors to grant to the Collateral Agent for its benefit and for the benefit of the holders of the First Lien Obligations, duly created, enforceable and perfected Liens on all property acquired after the Issue Date of the kinds described above as Collateral (other than Excluded Property), subject to Permitted Liens. In addition, any future Restricted Subsidiaries (other than Excluded Subsidiaries) will be required to become Guarantors and similarly grant Liens on their assets to the Collateral Agent, for the benefit of the holders of the First Lien Obligations.

        The Issuers will, and will cause each of the Guarantors to, do or cause to be done, all acts and things which may be reasonably requested by the Collateral Agent to assure and confirm that the Collateral Agent holds, for the benefit of the holders of the First Lien Obligations, duly created, enforceable and perfected Liens upon the Collateral.

Perfection and Non-Perfection of Security in Collateral

        Except to the extent they constitute Excluded Property, and as described above under the captions "—Security For the Notes" and "Security For the Notes—Limitations on Pledged Equity Interests," the Collateral includes all of the Equity Interests of each Issuer and each Restricted Subsidiary (other than Excluded Subsidiaries). However, the Company and certain other Restricted Subsidiaries are unlimited liability corporations. Shareholders of such companies are jointly and severally liable for any liability, act or default of the unlimited liability corporation. Consequently, the ability of the Collateral Agent to exercise rights and remedies against, or to enforce its security interest in, these Equity Interests is significantly impaired. It may not exercise, or attempt to exercise, any rights of a shareholder in respect of an unlimited liability corporation without the risk of becoming a "shareholder." In addition, there may be no opportunities to sell such Collateral to any third party upon realization of the security interest in these Equity Interests.

        The Collateral includes real property (which is not otherwise Excluded Property). Certain owned real property is subject to fixed and specific charges in favor of the Collateral Agent registered in the appropriate land registries. However, the balance of real property, some of which may be considered material, is subject only to floating charges in favor of the Collateral Agent which are not registered in the appropriate land registries. The floating charges are subordinate to the holder of any registered interest in land including any subsequent registered charges and certain Permitted Liens. To the extent any such subsequent registered fixed charge is not permitted by the Indenture, its incurrence would result in an Event of Default.

        The Collateral will include motor vehicles and trailers (serial number goods) of the Issuers and the Restricted Subsidiaries (which are not otherwise Excluded Property). The security interest in favor of the Collateral Agent in these serial number goods is perfected under the PPSA but the serial number of this equipment was not added to the PPSA financing statements. Accordingly, the First Priority Liens will be subordinate to the holders of security interests in such serial number goods that are perfected by adding the serial number to the filing, including any such subsequent perfected security interests in these goods. To the extent any such subsequent perfected security interest of any material portion of the motor vehicles and trailers constituting Collateral is not permitted by the Indenture, its incurrence would result in an Event of Default.

        To the extent that the security interests in favor of the Collateral Agent in any Collateral are not perfected, the Collateral Agent's rights may only be equal to the rights of the general unsecured creditors of the Issuers and the Guarantors in the event of a bankruptcy. The security interest of certain lien holders, such as holders of certain statutory or possessory liens, judgment creditors or any creditors who obtain a perfected security interest in any items of Collateral (i) in which the Collateral Agent's security interests are unperfected or (ii) in which liens or the perfected security interests under applicable law have priority over the Collateral Agent's security interest, may take priority over the Collateral Agent's interest in the Collateral. Accordingly, there can be no assurance that the assets in which the Collateral Agent's security interests are unperfected or perfected but not first priority will be available upon the occurrence of a Default to satisfy the obligations under the notes and the other First Lien Obligations. In addition, certain assets may be subject to existing Permitted Liens that would take priority over any liens granted in such assets under the Collateral Documents.

Exercise of Remedies Under Security Documents

        After incurrence of additional First Lien Obligations (other than the issuance of any Additional Notes), the holders of the majority in principal outstanding amount of the First Lien Obligations (other than holders of Hedging Obligations) will have the right to direct the Collateral Agent, following the occurrence of an Event of Default under the Indenture or an event of default under any agreement or instrument representing such additional First Lien Obligations, to foreclose on, or exercise its other rights with respect to, the Collateral (or exercise other remedies with respect to the Collateral).

        Any action taken or not taken without the vote of any holder of First Lien Obligations will nevertheless be binding on such holder.

        Except as provided in the succeeding sentence, in the case of an Event of Default under the Indenture, or an event of default under any agreement or instrument representing additional First Lien Obligations where such remedies arise, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell the Collateral at the direction of the applicable holders of First Lien Obligations as set forth above. If the Collateral Agent has asked the holders of First Lien Obligations for instruction and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized to take, but will not be required to take, and will in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a default or event which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the holders of First Lien Obligations and to preserve the value of the Collateral; provided that once instructions with respect to such request have been received by the Collateral Agent from the applicable holders of First Lien Obligations, the actions of the Collateral Agent will be governed thereby and the Collateral Agent will not take any further action which would be contrary thereto.

Intercreditor Agreement

        On the Issue Date, the Liquidity Facility Agent, the Collateral Agent and the Company entered into the Intercreditor Agreement. Pursuant to the terms of the Intercreditor Agreement, the Collateral Agent and holders of the First Lien Obligations have no lien or security interest on any Liquidity Facility Collateral, have no right to take any enforcement action with respect to the Liquidity Facility Collateral and will not contest the validity of the liens of the Liquidity Facility Agent on the Liquidity Facility Collateral or object to any exercise of rights and remedies by the Liquidity Facility Agent with respect to the Liquidity Facility Collateral. The Liquidity Facility Agent will have the sole and exclusive right to take any enforcement action with respect to the Liquidity Facility Collateral.

        Each of the Liquidity Facility Agent and the Collateral Agent will give to the other a prompt written notice of acceleration of the respective secured obligations for which it is acting as agent and of the exercise of certain remedies with respect to the respective collateral.

        Pursuant to the terms of the Intercreditor Agreement, the Collateral Agent consented to the granting to the Liquidity Facility Agent by the Issuers and Guarantors of an irrevocable non-exclusive license to use all trademarks and certain other intellectual property of the Issuers and the Guarantors to collect and realize upon the Liquidity Facility Collateral. Any sale or other transfer by the Collateral Agent of such trademarks and intellectual property will be made only subject to such license. The Issuers and Guarantors also granted to the Liquidity Facility Agent an exclusive right to use all other assets of the Issuers and the Guarantors, including the Collateral, to enable the Liquidity Facility Agent to remove, collect, manufacture and sell the Liquidity Facility Collateral for a period of 90 days (which period shall be extended by the duration of any insolvency proceeding or any time period when the Liquidity Facility Agent is stayed or otherwise prohibited by applicable law or court order from exercising remedies with respect to the Liquidity Facility Collateral) after it provides to the Collateral Agent or receives from the Collateral Agent a notice stating that an event of default has occurred under the respective documents and that such agent has commenced certain enforcement action with respect to its respective collateral. Any sale or other transfer by the Collateral Agent of Collateral during such 90-day period (as it may be extended, as described above) will be made only subject to such rights of the Liquidity Facility Agent.

Canadian Bankruptcy and Insolvency Limitations

        In addition to the limitations described above under "—Security for the Notes—Intercreditor Agreement," you should be aware that the rights of the Collateral Agent to enforce remedies are likely to be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to any Issuer or Guarantor. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others to prepare and file a proposal or plan of arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors affected thereby. Such a restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and if approved by the relevant Canadian court, would be binding on creditors within any such class who may not otherwise be willing to accept it. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument.

        The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies' Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the Notes would be made following commencement of or during such proceeding, whether or when the Collateral Agent could exercise its rights under the Indenture and the applicable Collateral Documents or whether and to what extent holders of the Notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the Collateral Agent.

Optional Redemption

        At any time or from time to time on or after June 1, 2012, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Optional redemption price
2012	105.875%
2013 and thereafter	100%

Redemption with Proceeds From Equity Offerings

        At any time or from time to time prior to June 1, 2012, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 111.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Redemption For Changes in Withholding Taxes

        In addition, the Issuers may, at their option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, if the Issuers have become, or the Issuers reasonably determine that they would become, obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder or treaties of any Relevant Taxing Jurisdiction) or in the interpretation or administration of law, regulation, ruling or treaty (including a holding by a court of competent jurisdiction), if such change is announced and becomes effective on or after the Issue Date and the Issuers reasonably determine that such obligation cannot be avoided by the use of reasonable measures available to them (not including a substitution of the Issuer). Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

Other Acquisitions of Notes

        The Issuers may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

        In the event that less than all of the Notes under the Indenture are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under "—Optional Redemption—Redemption with Proceeds from Equity Offerings," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited. Any notice of redemption may be conditional.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

        Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuers purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        Within 30 days following any Change of Control, the Issuers will mail, or caused to be mailed, to the Holders a notice:

  (1)
  describing the transaction or transactions that constitute the Change of Control;

  (2)
  offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

  (3)
  describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

        The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

        If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuers will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness that may prohibit the offer.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers' obligation to make a Change of Control Offer will be satisfied if (1) a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption of all of the outstanding Notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control.

        With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under the definition of "Change of Control" and "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuers, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuers to purchase Notes.

        The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue of this compliance.

Certain Covenants

        The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that an Issuer or any Subsidiary Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the "Coverage Ratio Exception").

        Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

  (1)
  Indebtedness and other Obligations, including Hedging Obligations, of a Securitization Subsidiary, the Company and/or any Subsidiary Guarantor under any Liquidity Facility in an aggregate amount outstanding at the time of such incurrence not in excess of the Borrowing Base;

  (2)
  the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

  (3)
  Indebtedness of the Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2) or (5));

  (4)
  Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation (including those that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices); provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

  (5)
  Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

  (6)
  Indebtedness in respect of bid, performance or surety bonds or obligations of a similar nature issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

  (7)
  Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of (a) $15.0 million and (b) 2.0% of Consolidated Net Tangible Assets at that time;

  (8)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within fifteen Business Days of incurrence;

  (9)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (10)
  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2), (3), (7) or (15) or this clause (10);

  (11)
  Indebtedness arising from indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (11) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (11) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

  (12)
  Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to future, current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under the caption "—Limitations on Restricted Payments";

  (13)
  any guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu to the same extent as the Indebtedness guaranteed;

  (14)
  Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (a) $30.0 million and (b) 2% of Consolidated Net Tangible Assets at any time outstanding; and

  (15)
  Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $200.0 million at any time outstanding; provided that such Indebtedness (i) is incurred within 180 days of the date of the First Supplemental Indenture; (ii) bears interest at a rate no greater than 12% per annum; (iii) may not be secured; (iv) has a final maturity date that is no earlier than 91 days after the final maturity date of the Notes; and (v) may not by its terms be redeemable at the Company's option prior to the date on which the aggregate principal amount of Notes outstanding is less than $100.0 million other than (a) with the net cash proceeds of one or more Qualified Equity Offerings or, (b) in the event that the issuer of such Indebtedness has become, or has reasonably determined that it would become, obligated to pay on the next date on which any amount would be payable with respect to such Indebtedness, any Additional Amounts as a result of a Change in Tax Law, if such Change in Tax Law is announced and becomes effective on or after the issue date of such Indebtedness and the issuer of such Indebtedness reasonably determines that such obligation cannot be avoided by the use of reasonable measures available to them (not including a substitution of the issuer); provided that any optional redemption pursuant to this clause (b) may be made only with the cash proceeds of a Qualified Equity Offering or the incurrence of Refinancing Indebtedness.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Liquidity Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (15) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        The accrual of interest or preferred stock dividends and the accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests for purposes of this covenant; provided, in each such case, that the amount of any such accrual or accretion is included in Consolidated Interest Expense of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Limitations on Layering Indebtedness

        The Company will not incur, and will not permit the Co-Issuer or any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the Note Guarantee of any Subsidiary Guarantor, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuers or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitations on Restricted Payments

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing or shall occur as a consequence thereof;

  (2)
  the Company cannot, after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

  (3)
  the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5) or (6) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

  (a)
  50% of Consolidated Net Income for the period (taken as one accounting period) commencing on July 1, 2009 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

  (b)
  100% of (i) the aggregate net cash proceeds, (ii) the Fair Market Value of marketable securities and (iii) the Fair Market Value of property or assets received by the Company either (x) as contributions to the common equity of the Company after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date (or with respect to the Closing Date Liquidity Amount, on the date of the closing of the Acquisition), other than (A) any such proceeds which are used to redeem Notes in accordance with the second paragraph under "—Optional Redemption—Redemption with Proceeds from Equity Offerings," or (B) any such proceeds or assets received from a Subsidiary of the Company; provided that, with respect to this subclause (iii) of this clause (b), with respect to any property or assets (1) involving aggregate value in excess of $10.0 million, the Company shall provide an Officers' Certificate certifying as to the Fair Market Value of such property or assets and (2) involving aggregate value in excess of $20.0 million, the Company shall provide the Officers' Certificate described in the preceding clause (1) and a written opinion as to the Fair Market Value of such property or assets, plus

  (c)
  the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Company or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

  (d)
  in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

  (e)
  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

        The foregoing provisions will not prohibit:

  (1)
  the payment by the Company or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving of the redemption notice, as the case may be, if on the date of declaration or notice the dividend or redemption payment would have complied with the provisions of the Indenture;

  (2)
  the redemption of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

  (3)
  the redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "Limitations on Additional Indebtedness" covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have complied with the covenants described under "—Change of Control" and "—Limitations on Asset Sales" and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

  (4)
  payments to Parent to permit Parent, and which are used by Parent, to redeem Equity Interests of Parent held by officers, directors, consultants or employees or former officers, directors, consultants or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $2.5 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Company from the issuance and sale after the Issue Date of Qualified Equity Interests of Parent or the Company to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any "key-man" life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

  (5)
  Permitted Joint Venture Payments;

  (6)
  Permitted Payments to Parent; and

  (7)
  repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible or exchangeable securities or other similar instruments if the Equity Interests represents a portion of the exercise price thereof;

provided that (a) in the case of any Restricted Payment pursuant to clause (3) or (4) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests are used to make a payment pursuant to clauses (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its assets to the Company or any other Restricted Subsidiary;

except for:

    (1)
    encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order;

    (2)
    encumbrances or restrictions existing under the Indenture, the Notes, the Note Guarantees, a Liquidity Facility, the Collateral Documents and the Intercreditor Agreement;

    (3)
    non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

    (4)
    encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Liquidity Facility) as in effect on that date;

    (5)
    restrictions relating to any Indebtedness or Lien permitted under the Indenture imposed by the holder of such Indebtedness or Lien;

    (6)
    restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

    (7)
    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (8)
    any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

    (9)
    customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

    (10)
    Purchase Money Indebtedness incurred in compliance with the covenant described under "—Limitations on Additional Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

    (11)
    restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

    (12)
    indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Subsidiary; and

    (13)
    any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, other than transactions with entities on an arms-length basis existing on the Issue Date and disclosed in this prospectus, unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

  (2)
  the Company delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

  (b)
  with respect to any Affiliate Transaction involving aggregate value of $50.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

        The foregoing restrictions shall not apply to:

  (1)
  transactions between or among (a) the Company and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

  (2)
  reasonable director, officer, consultant and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Independent Directors;

  (3)
  payments to the Sponsor and any of its Affiliates (a) for the management fee pursuant to the Management Agreement or (b) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments, in the case of this clause (b), are approved by a majority of the Independent Directors of the Company in good faith not to exceed, with respect to this clause (3), $5.0 million in the aggregate in any calendar year; provided that no Default shall have occurred and be continuing or occur as a consequence thereof;

  (4)
  Permitted Payments to Parent;

  (5)
  loans and advances permitted by clause (3) of the definition of "Permitted Investment";

  (6)
  Restricted Payments of the type described in clause (1), (2) or (4) of the definition of "Restricted Payment" and which are made in accordance with the covenant described under "—Limitations on Restricted Payments";

  (7)
  (x) any agreement in effect on the Issue Date and disclosed in this prospectus, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

  (8)
  any transaction with a joint venture or similar entity, including any entity in which the Company owns a minority interest, that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

  (9)
  transactions between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment; and

  (10)
  (a) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

Limitations on Liens

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired other than Permitted Liens. Parent shall not, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any Equity Interests of the Company, whether owned at the Issue Date or thereafter acquired, other than Liens created by the Indenture and the Collateral Documents and Liens described in clauses (1), (2)(a) or (5) of the definition of Permitted Liens.

Limitations on Asset Sales

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly consummate any Asset Sale of Collateral (other than After Acquired Collateral) if the Fair Market Value of the Collateral (other than After Acquired Collateral) subject to such Asset Sale, taken together with the Fair Market Value of Collateral (other than After Acquired Collateral) subject to Asset Sales during (i) the twelve months immediately preceding such Asset Sale, would exceed $25.0 million or (ii) since the Issue Date, would exceed $75.0 million. In addition, other than a transaction subject to and in compliance with "—Limitations on Mergers, Consolidations, Etc.," the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

  (2)
  at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents;

  (3)
  if such Asset Sale involves the disposition of Collateral, the Company or such Restricted Subsidiary has complied with the provisions of the Indenture and the Collateral Documents, which shall include an obligation to provide advance written notice of such Asset Sale to the Trustee and the agent under any existing Liquidity Facility; and

  (4)
  the Net Available Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Available Proceeds, such property shall be made subject to the Lien of each Indenture and the applicable Collateral Documents.

        For purposes of clause (2), the following shall be deemed to be cash:

  (a)
  the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

  (b)
  the amount of any obligations received from such transferee that are within 30 calendar days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and

  (c)
  in the case of an Asset Sale involving After Acquired Collateral or assets not constituting Collateral, the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business (and, to the extent the assets involved in such Asset Sale involve Collateral, the assets received shall be made subject to the provisions of the Collateral Documents and are included in the Collateral in accordance with the provisions of the Indenture), (ii) Equity Interests in a Person that is a Subsidiary Guarantor or in a Person engaged in a Permitted Business that shall become a Subsidiary Guarantor immediately upon the acquisition of such Person by the Company or (iii) a combination of (i) and (ii).

        If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

        If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

  (1)
  to the extent of proceeds not from an Asset Sale of Collateral, to repay borrowings or other amounts outstanding under a Liquidity Facility;

  (2)
  to repay First Lien Obligations;

  (3)
  to the extent of proceeds from an Asset Sale of Collateral, investing in assets that become part of the Collateral;

  (4)
  to the extent of proceeds from an Asset Sale not involving Collateral (A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B);

  (5)
  to make a capital expenditure that is used or useful in a Permitted Business (and, to the extent any assets are acquired through such capital expenditure and constitute Collateral, the assets acquired shall be made subject to the provisions of the Collateral Documents and included in the Collateral in accordance with the provisions of the Indenture); and/or

  (6)
  make a Net Proceeds Offer in accordance with the procedures described below and in the Indenture.

        The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds"; provided that a binding commitment to invest in assets made within 360 days of the relevant Asset Sale shall be treated as a permitted application of the Net Available Proceeds from such Asset Sale, and provided further, that any Net Available Proceeds subject to any such commitment not applied in accordance with the foregoing within 90 days after the expiration of 360 days from the relevant Asset Sale shall constitute Excess Proceeds.

        When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Company will be required to make an offer to purchase from all Holders of the Notes and, if applicable, redeem (or make an offer to do so) any First Lien Obligations the provisions of which require the Company to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such First Lien Obligations equal to the amount of such Excess Proceeds as follows:

  (1)
  the Company will (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders of the Notes in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other First Lien Obligations, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and First Lien Obligations that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

  (2)
  the offer price for the Notes will be payable in cash in an amount equal to (x) the Collateral Other Than After Acquired Collateral Net Proceeds Offered Price, in the case of a Net Proceeds Offer with the respect to proceeds of Collateral (other than After Acquired Collateral) or (y) in the case of a Net Proceeds Offer with respect to other proceeds, 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Other Offered Price"), in accordance with the procedures set forth in the Indenture and the redemption price for such First Lien Obligations (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

  (3)
  if the aggregate applicable Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, such Notes to be purchased will be selected on a pro rata basis; and

  (4)
  upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

        To the extent that the sum of the aggregate applicable Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate First Lien Obligations paid to the holders of such Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

        In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under "—Limitations on Mergers, Consolidations, Etc.," the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and the successor shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose). The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the Indenture by virtue of this compliance.

        As used herein, "After Acquired Collateral" shall mean Collateral other than (i) Collateral as of the Issue Date and (ii) replacements of or improvements to Collateral existing as of the Issue Date.

        As used herein, "Collateral Other Than After Acquired Collateral Net Proceeds Offered Price" shall mean:

  (a)
  prior to June 1, 2012, 111.75% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase pursuant to the applicable Net Proceeds Offer;

  (b)
  at any time on or after June 1, 2012 and prior to June 1, 2013, 105.875% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase pursuant to the applicable Net Proceeds Offer; and

  (c)
  at any time on or after June 1, 2013, 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase pursuant to the applicable Net Proceeds Offer.

        As used herein, "Offered Price" shall mean the Collateral Other Than After Acquired Collateral Net Proceeds Offered Price or the Other Offered Price, as the case maybe.

Events of Loss

        In the event of an Event of Loss, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may within 360 days after such Event of Loss apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the "Subject Property") or to other assets useful in its business, with no concurrent obligation to offer to purchase any of the Notes.

        Any Net Loss Proceeds that are not reinvested as provided in the first sentence of this covenant will be deemed "Excess Loss Proceeds"; provided that a binding commitment made within 360 days of the relevant Event of Loss shall be treated as a permitted application of the Net Loss Proceeds from such Event of Loss, and provided further, that any Net Loss Proceeds subject to any such commitment not applied in accordance with the foregoing within 90 days after the expiration of 360 days from the relevant Event of Loss shall constitute Excess Loss Proceeds.

        When the aggregate amount of Excess Loss Proceeds exceeds $15.0 million, the Company will make an offer (an "Event of Loss Offer") to repurchase from all Holders of the Notes and, if applicable, redeem (or make an offer to do so) any First Lien Obligations the provisions of which require the Company to redeem such Indebtedness with the proceeds from any Excess Loss Proceeds (or offer to do so), in an aggregate principal amount of Notes and such First Lien Obligations equal to the amount of such Excess Loss Proceeds as follows. The offer price in any Event of Loss Offer will be equal to: (i) the Collateral Other Than After Acquired Collateral Net Proceeds Offered Price, in the case of Excess Loss Proceeds relating to an Event of Loss involving Collateral (other than After Acquired Collateral), or (ii)100% of the principal amount plus accrued and unpaid interest if any, to the date of purchase, in each other case, and, in any case, will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture, the Intercreditor Agreement and the Collateral Documents and such remaining amount shall not be added to any subsequent Excess Loss Proceeds for any purpose under such Indenture; provided that any remaining Excess Loss Proceeds shall remain subject to the Lien of the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the

Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount tendered in accordance with the Indenture and the Intercreditor Agreement.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Event of Loss provisions of the Indenture by virtue of such compliance.

Limitations on Designation of Unrestricted Subsidiaries

        The Company may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

  (2)
  the Company would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of "—Limitations on Restricted Payments" above, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

  (3)
  is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary.

        If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on Additional Indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on Liens," the Company shall be in default of the applicable covenant.

        The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

  (1)
  the Company or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitations on Additional Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under "—Limitations on Liens";

  (2)
  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under "—Limitations on Asset Sales."

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Company, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, (2) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly Owned Restricted Subsidiary, (3) if immediately after giving effect to such sale or issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or (4) the Equity Interests of such Restricted Subsidiary which are pledged to the Collateral Agent for the benefit of the holders of the First Lien Obligations.

Limitations on Mergers, Consolidations, Etc.

        The Company will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, amalgamate or merge with or into another Person, or sell, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

  (a)
  the Company will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the

      "Successor") is a corporation, limited liability company, unlimited liability corporation or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia or of Canada or any Province thereof, and the Successor expressly assumes, by supplemental indenture or other agreements, all of the obligations of the Company under the Notes, the Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement;

  (2)
  immediately prior to and immediately after giving effect to such transaction and the assumption of or the continuation of liability for the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

  (3)
  immediately after and giving effect to such transaction and the assumption of or the continuation of liability for the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

  (4)
  the Successor promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Collateral Documents on the Collateral owned by or transferred to the Successor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant states or the PPSA of the relevant provinces or territories;

  (5)
  the Issuers shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture, if any, comply with the Indenture and that such supplemental indenture, amendments, supplements or other instruments relating to the applicable Collateral Documents, if any, comply with the Indenture and an Officer's Certificate and an Opinion of Counsel in a customary form including customary qualifications to the effect that such amendments, supplements or other instruments are enforceable;

  (6)
  the Collateral owned by or transferred to the Successor shall:

  (a)
  continue to constitute Collateral under the Indenture and the Collateral Documents,

  (b)
  be subject to the Liens in favor of the Collateral Agent for its benefit and the benefit of the holders of the First Lien Obligations, and

  (c)
  not be subject to any Lien other than Permitted Liens; and

  (7)
  the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types that would constitute Collateral under the Collateral Documents, shall be treated as after-acquired property and the Successor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        This "Mergers, Consolidation, Etc." covenant will not apply to any sale, transfer, conveyance, or other disposition of assets between or among the Company and its Restricted Subsidiaries or of Liquidity Facility Collateral pursuant to any Liquidity Facility. Clauses (2) and (3) of this covenant will not apply to (1) any merger, amalgamation or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

        Parent will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, amalgamate or merge with or into another Person, or sell, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

  (a)
  Parent will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Parent Successor") continues to be liable for or expressly assumes, by supplemental indenture or other agreements, all of the obligations of Parent under its Notes Guarantee, the Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement; and

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

  (3)
  the Parent Successor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Collateral Documents on the Collateral owned by or transferred to the Parent Successor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant states or the PPSA of the relevant provinces;

  (4)
  the Issuers shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, amalgamation or transfer and such amendments, supplements or other instruments, if any, comply with this Indenture and that such amendments, supplements or other instruments, relating to the Collateral Documents, if any, comply with this Indenture and an Officer's Certificate and an Opinion of Counsel in a customary form including customary qualifications to the effect that such amendments, supplements or other instruments are enforceable;

  (5)
  the Collateral owned by or transferred to the Parent Successor shall:

  (a)
  continue to constitute Collateral under the Indenture and the Collateral Documents,

  (b)
  be subject to the Liens in favor of the Collateral Agent for its benefit and the benefit of the holders of the First Lien Obligations, and

  (c)
  not be subject to any Lien other than Permitted Liens; and

  (6)
  the property and assets of the Person which is merged, amalgamated or consolidated with or into the Parent Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as after-acquired property and the Parent Successor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture.

        Except as provided in the fifth paragraph under the caption "—Note Guarantees," no Guarantor (other than Parent) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1)
  either:

  (a)
  such Guarantor will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving any such consolidation or merger (the "Successor Guarantor") is another Guarantor or assumes or continues to be liable for, by supplemental indenture or other agreements, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

  (3)
  the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to a supplemental indenture or other documents or instruments;

  (4)
  the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Collateral Documents on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states or the PPSA of the relevant provinces;

  (5)
  the Collateral owned by or transferred to the Successor Guarantor shall:

  (a)
  continue to constitute Collateral under the Indenture and the applicable Collateral Documents,

  (b)
  be subject to the Liens in favor of each of the Collateral Agent for its benefit and the benefit of the holders of the First Lien Obligations, and

  (c)
  not be subject to any Lien other than Permitted Liens;

  (6)
  the property and assets of the Person which is merged, amalgamated or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Liens of the Collateral Documents in the manner and to the extent required in the Indenture; and

  (7)
  the Issuers shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, amalgamation or transfer and such amendments, supplements or other instruments, if any, comply with this Indenture and that such amendments, supplements or other instruments, relating to the Collateral Documents, if any, comply with this Indenture and an Officer's Certificate and an Opinion of Counsel in a customary form including customary qualifications to the effect that such amendments, supplements or other instruments are enforceable.

        For purposes of the foregoing, the transfer (by assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or the Person to which the conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable, in accordance with the provisions of the Indenture.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, amalgamate or merge with or into or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Restricted Subsidiary.

Additional Note Guarantees

        If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that is an Excluded Subsidiary), or (b) any Unrestricted Subsidiary is Redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to promptly:

  (1)
  execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture and (b) execute and deliver to the Trustee joinders to the Collateral Documents and/or additional Collateral Documents and effect all filings and other actions, in each case, necessary to grant valid and perfected security interests in the Collateral of such Restricted Subsidiary to secure the First Lien Obligations; and

  (2)
  deliver to the Trustee one or more opinions of counsel that such supplemental indenture and Collateral Documents (a) have been duly authorized, executed and delivered by such Restricted Subsidiary, (b) constitute a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms and (c) with respect to Collateral Documents, that they create valid and perfected liens in the Collateral of such Restricted Subsidiary.

Conduct of Business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and Restricted Subsidiaries, taken as a whole.

Limitation on Activities of the Co-Issuer

        The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company or any Wholly Owned Restricted Subsidiary of the Company, (2) the

incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Liquidity Facilities and any other Indebtedness that is permitted to be incurred by the Company under the covenant described under "—Limitations on Additional Indebtedness"; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system):

  (1)
  within 120 days after the end of each fiscal year, all annual financial information and certifications that would be required to be contained in a filing with the SEC on Form 20-F or 40-F, as applicable, if the Company were required to file such Form, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the annual financial statements by the Company's independent accounting firm;

  (2)
  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, all interim quarterly financial information that would be required to be contained in quarterly reports under the laws of Canada or the Province of Alberta if the Company were a "reporting issuer" or the equivalent under such laws or that would be required to be provided to security holders of a company with securities listed on the Toronto Stock Exchange, in each case including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

  (3)
  within the time periods specified in the SEC's rules and regulations, all current reports that would be required to be filed with the SEC on Form 6-K if the Company were required to file these reports.

        In addition, following the consummation of this exchange offer, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuers and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuers will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding anything to the contrary, the Issuers will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the registration statement of which this prospectus is part and prior to the effectiveness thereof if the registration statement of which this prospectus is part includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms. The reports referred to in clauses (1), (2) and (3) above shall not in any event be required to include, unless required by the rules and regulations of the SEC in reports actually filed with or furnished to the SEC, (1) any additional financial information that would be required by Items 3-10 or 3-16 of Regulation S-X, including separate financial statements of any Guarantor; (2) any assessment by management of the Company's disclosure controls and procedures or internal control over financial reporting, or any audit or review of, or attestation relating to, such an assessment; (3) any certification required by any such form or the Sarbanes-Oxley Act of 2002; or (4) any exhibit.

Payments For Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Intercreditor Agreement or the Registration Rights Agreement unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default

        Each of the following is an "Event of Default":

  (1)
  failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (3)
  failure by the Company to comply with any of its agreements or covenants described above under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," or in respect of its obligations to make a Change of Control Offer as described under "—Change of Control";

  (4)
  failure by an Issuer or a Guarantor to comply with any other agreement or covenant in the Indenture or the Collateral Documents and continuance of this failure for 60 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

  (5)
  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is incurred after the Issue Date, which default:

  (a)
  is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

  (b)
  results in the acceleration of such Indebtedness prior to its express final maturity, or

  (c)
  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $15.0 million or more;

  (6)
  one or more final judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded), except as covered by an effective indemnity, for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case or proceeding,

  (b)
  applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding,

  (c)
  applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

  (d)
  makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case or proceeding,

  (b)
  appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

  (c)
  orders the liquidation of the Company or any Significant Subsidiary,

    and the order or decree remains unstayed and in effect for 60 days;

  (9)
  any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

  (10)
  any written repudiation or disaffirmation by an Issuer or any Guarantor of any of its obligations under the Collateral Documents; or

  (11)
  with respect to any Collateral (x) subject to a fixed charge (other than Rolling Stock) or (y) having a fair market value in excess of $20.0 million, individually or in the aggregate:

  (a)
  the security interest under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Collateral Documents and the Intercreditor Agreement,

  (b)
  any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or

  (c)
  any Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid and unenforceable.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Company occurs, all outstanding Notes shall become due and payable without any further action or notice.

        The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of Default" section).

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default, a statement specifying such Default and what action the Company is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

  (1)
  rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

  (2)
  Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture (including its obligation to make Change of Control Offers and Asset Sales Offers) except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

  (a)
  the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings),

  (5)
  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than the Indenture or other agreements governing any of the Indebtedness being defeased, discharged or replaced and other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

  (6)
  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (7)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuers' obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The Indenture and Collateral Documents and related Liens will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

  (1)
  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

  (2)
  (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional Redemption," and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

  (b)
  the Company has paid all sums payable by it under the Indenture, and

  (c)
  the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture, the Notes, the Notes Guarantees, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce, or change the maturity of, the principal of any Note;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Company to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

  (4)
  make any Note payable in money or currency other than that stated in the Notes;

  (5)
  modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

  (6)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7)
  waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

  (8)
  impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

  (9)
  release Parent or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

  (10)
  make any change in these amendment and waiver provisions.

        Additionally, any amendment, consent or waiver that would constitute a release of all or substantially all of the Collateral from the Collateral Documents or all or substantially all of the Note Guarantees will require the consent of Holders of not less than 75% of the Notes under the Indenture.

        Notwithstanding the foregoing, the Company and the Trustee may amend the Indenture, the Note Guarantees, the Notes, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture and the Collateral Documents), to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of the Senior Secured Notes to the extent that such provision in this Description of the Senior Secured Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officers' Certificate to that effect, to enter into additional or supplemental Collateral Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, to release Collateral from the First Priority Liens when permitted by the Indenture, to add assets to Collateral to secure First Lien Obligations or to amend the Collateral Documents to secure additional First Lien Obligations to the extent such obligations are permitted under the Indenture.

Foreign Currency Equivalents

        For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Indebtedness was incurred or other transaction was entered into; provided that if any Permitted Refinancing Indebtedness is incurred to refinance Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S. dollar-denominated Refinancing Indebtedness shall be deemed not to exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Consent to Jurisdiction and Service of Process

        The Issuers and the Guarantors domiciled outside the United States appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes, the Notes Guarantees, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement brought in any Federal or state court located in New York City and each of such parties will submit to the jurisdiction thereof.

Enforceability of Judgments

        Since most of the Issuers' assets and most of the Guarantors are located outside the United States, any judgment obtained in the United States against the Issuers or such Guarantors, including judgments with respect to the payment of any principal, premium, interest, including Additional Interest and Additional Amounts, may not be collectible within the United States. The laws of the Province of Alberta and the laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on a final and conclusive judgment in personam of a court in the State of New York for a sum certain that is subsisting and unsatisfied and is not impeachable as void or voidable under the law of the State of New York provided that:

  (1)
  the court rendering such judgment had jurisdiction, as determined under the laws of the Province of Alberta, over the judgment debtor;

  (2)
  such judgment was not obtained by fraud or in a manner contrary to the principles of natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein, or contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada);

  (3)
  the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or other public laws;

  (4)
  the court in the Province of Alberta would apply the laws applicable in the Province of Alberta in respect of all matters relating to the procedure for the enforcement of such judgment which may include, among other laws, Alberta limitation legislation; such court should apply applicable New York limitation legislation as the law governing the judgment, but, in addition, such court may also apply the shorter of the limitation periods under Alberta law (as the law of the forum) and the limitation period under New York law (as the law governing the judgment);

  (5)
  the court in the Province of Alberta might refuse to enforce the judgment if the defendant was not served with the action in New York in conformity with the laws of the Province of Alberta; provided, however, that a judgment of a Court of the State of New York would not be contrary to natural justice by reason only that service of process in the proceedings before the court of the State of New York was effected on the agent for service of process appointed by the Company pursuant to the Indenture; and

  (6)
  no new admissible evidence, right or defense relevant to the action is discovered prior to the rendering of judgment by an Alberta court.

        Under the Currency Act (Canada), a court of competent jurisdiction in the Province of Alberta may only give judgment in Canadian dollars.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor will have any liability for any obligations of the Issuers under the Notes, the Indenture, the Collateral Documents, the Intercreditor Agreement or the Registration Rights Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

        The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions and subject to the provisions described under the heading "—Security For the Notes—Exercise of remedies under security documents." The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of their rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

        The Indenture, the Notes, the Note Guarantees of U.S. Persons and the Registration Rights Agreement will be governed by, and construed in accordance with, the laws of the State of New York. The Note Guarantees of Canadian Persons, the Intercreditor Agreement and the Collateral Documents will be governed by, and construed in accordance with, the laws of the Province of Alberta, Canada.

Exchange Offer; Registration Rights

        The Issuers and the Guarantors have entered into a registration rights agreement (the "Registration Rights Agreement") with the initial purchasers, for the benefit of the Holders, pursuant to which the Issuers and the Guarantors will, at their cost:

  •
  file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered exchange offer (the "Registered Exchange Offer") to exchange the senior secured notes for new senior secured notes of the Issuers guaranteed by the Guarantors (the applicable "Exchange Senior Secured Notes") having terms identical in all material respects to the senior secured notes (except that the Exchange Senior Secured Notes will not contain terms with respect to transfer restrictions or Additional Interest (as defined)) within 270 days after the Issue Date;

  •
  use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 360 days after the Issue Date; and

  •
  use their reasonable best efforts to consummate the Exchange Offer within 390 days after the Issue Date.

        Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer the Exchange Senior Secured Notes in exchange for surrender of the senior secured notes. The Issuers will keep the Registered Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders. For each senior secured note surrendered to the Issuers pursuant to the Registered Exchange Offer, the Holder of such senior secured note will receive an Exchange Senior Secured Note having a principal amount equal to that of the surrendered senior secured note. Under existing SEC interpretations, the Exchange Senior Secured Notes and the related guarantees generally will be freely transferable by Holders other than affiliates of the Issuers after the Registered Exchange Offer without further registration under the Securities Act.

        Each Holder that wishes to exchange its senior secured notes for Exchange Senior Secured Notes will be required to represent that, among other things:

  •
  any Exchange Senior Secured Notes to be received by it will be acquired in the ordinary course of its business,

  •
  it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Senior Secured Notes in violation of the provisions of the Securities Act,

  •
  it is not an "affiliate" of the Issuers or any Guarantor, as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  •
  if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Senior Secured Notes, and

  •
  if such holder is a broker-dealer (a "Participating Broker-Dealer") that will Exchange Senior Secured Notes for its own account in exchange for senior secured notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Senior Secured Notes.

        Under similar SEC interpretations, Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Senior Secured Notes (other than a resale of an unsold allotment from the original sale of the senior secured notes) with the prospectus contained in the Exchange Offer Registration Statement.

        Under the Registration Rights Agreement, if requested by a Participating Broker-Dealer, the Issuers and the Guarantors are required to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of not longer than 180 days after the date on which such statement is declared effective to satisfy their prospectus delivery requirements.

        In the event that:

  •
  applicable law or interpretations of the staff of the SEC do not permit the Issuers and the Guarantors to effect such a Registered Exchange Offer,

  •
  for any other reason the Registered Exchange Offer is not consummated within 300 days of the Issue Date,

  •
  any Holder who notifies the Company prior to the 20th day following consummation of the Exchange Offer that is prohibited by law or SEC policy from participating in the Registered Exchange Offer or does not receive Exchange Senior Secured Notes that may be sold without restriction (other than due solely to the status of such Holder as an affiliate of the Issuers or any Guarantor), or

  •
  the initial purchasers so request with respect to senior secured notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution, then the Issuers and the Guarantors will, at their cost, (a) file a registration statement (the "Shelf Registration Statement") covering resales of the senior secured notes or the Exchange Senior Secured Notes, as the case may be, from time to time, (b) use their commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within the time periods specified in the Registration Rights Agreement and (c) keep the Shelf Registration Statement effective one year from the Issue Date or such shorter period ending when all senior secured notes and/or Exchange Senior Secured Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement. The Issuers will, in the event a Shelf

    Registration Statement is filed, among other things, provide to each Holder for which such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the senior secured notes or the Exchange Senior Secured Notes, as the case may be. A Holder selling senior secured notes or Exchange Senior Secured Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations).

        In addition, each Holder of the senior secured notes or Exchange Senior Secured Notes to be registered under the Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement within the time period set forth in the Registration Rights Agreement in order to have such Holder's Notes or Exchange Senior Secured Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Additional Interest set forth in the following paragraph.

        If:

  •
  on or prior to the 390th day after the Issue Date, the Registered Exchange Offer is not consummated, or

  •
  the Shelf Registration Statement is required to be filed but is not declared effective within the time period required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), (each such event referred to in either of the clauses above, a "Registration Default"), additional cash interest ("Additional Interest") will accrue on the affected notes and the affected Exchange Senior Secured Notes, as applicable. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding the date on which all Registration Defaults have been cured.

        Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of senior secured notes or Exchange Senior Secured Notes that is not entitled to the benefits of the Shelf Registration Statement (e.g., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. Such interest is payable in addition to any other interest payable from time to time with respect to the senior secured notes and the Exchange Senior Secured Notes in cash on each interest payment date to the holders of record for such interest payment date.

        Notwithstanding anything to the contrary in the Registration Rights Agreement, the Issuers and the Guarantors may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement in the event that, and for a period of time (a "Blackout Period") not to exceed an aggregate of 60 days in any twelve-month period, (1) our board of directors determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on our business, operations or prospects or (2) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and our board of directors determines, in good faith, that any such disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof. No Additional Interest shall accrue during a Blackout Period.

        In addition, if we have completed the Registered Exchange Offer, our obligation to file a Shelf Registration Statement covering resales of the senior secured notes shall terminate when the senior secured notes become freely tradable (by Persons other than affiliates of the Company) pursuant to Rule 144 under the Securities Act.

        This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company at its address set forth elsewhere in this prospectus.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness (including Indebtedness secured by a Lien encumbering any asset acquired by such Person) expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Acquisition" has the meaning assigned to such term herein under the caption "Summary."

        "Additional Interest" has the meaning given to such term or similar terms (including "Liquidated Damages") in the Registration Rights Agreement.

        "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under "—Certain Covenants—Limitations on Transactions with Affiliates," Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition and the definition of "Controlled Investment Affiliate," "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. No Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Subsidiary makes an Investment in connection with a Qualified Securitization Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Acquisition" means

  (1)
  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

  (2)
  the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment (other than a collateral assignment) or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.";

  (3)
  Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain Covenants—Limitations on Restricted Payments";

  (4)
  the creation of or realization on any Lien permitted under the Indenture;

  (5)
  transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

  (6)
  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary in the ordinary course of business to the extent not materially interfering with the business of Company and the Restricted Subsidiaries;

  (7)
  a transfer of assets between or among the Company and its Restricted Subsidiaries;

  (8)
  an issuance of Equity Interests of the Company to Parent, by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (9)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (10)
  disposition of an account receivable in connection with the collection or compromise thereof;

  (11)
  sales of inventory in the ordinary course of business;

  (12)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million; and

  (13)
  any transfer or series of related transfer of assets constituting Liquidity Facility Collateral.

        "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of a "Capitalized Lease Obligation."

        "Authorized Representative" means any agent, trustee or other duly authorized representative of the holders of First Lien Obligations.

        "Bankruptcy Law" means any of Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation or other similar law of any jurisdiction or any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such Person, (iv) in the case of any general partnership with a managing partner, the Board of Directors of the managing partner of such Person, or if there is no managing partner, the Board of Directors of each general partner of such Person and (v) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

        "Borrowing Base" means an amount equal to the amount of (a) 85% of inventory, plus (b) 85% of accounts receivable, plus (c) cash and Cash Equivalents, minus (d) accounts payable, in each case for the Company and any guarantor of any Liquidity Facility as set forth on the balance sheet of the Company delivered to the Holders pursuant to "—Certain Covenants—Reports".

        "Bridge Loans" means the indebtedness of the Company outstanding under that certain $230.0 million first lien senior secured interim credit agreement and $315.0 million second lien senior secured interim credit agreement outstanding prior to the Issue Date and refinanced with the proceeds of the offering of the Notes on the Issue Date.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law or executive order to close.

        "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) or rated at least A-1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody's or at least R-1 or the equivalent thereof by Dominion Bond Rating Service Limited;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P or, with respect to Canadian commercial paper, having one of the two highest ratings obtainable from Dominion Bond Rating Service Limited, and, in each case, maturing within one year after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  prior to a Public Equity Offering after the Issue Date, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, in each case, directly or indirectly, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Parent or the Company;

  (2)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders' Agreement be deemed a "group" solely by virtue of being parties to the Stockholders' Agreement), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire (other than any right conditioned on anything outside such person's or group's control other than for the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of Parent or the Company;

  (3)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company, as the case may be, (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Parent or the Company, as the case may be, was approved by a vote of the majority of the directors of Parent or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent or the Company;

  (4)
  (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or (b) Parent or the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into Parent or the Company, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Parent or the Company, as the case may be, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of Parent or the Company, as the case may be, or the applicable surviving or transferee Person; or

  (5)
  the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Closing Date Liquidity Amount" means $35.0 million contributed to the equity capital of the Company by affiliates of the Sponsor on the date of the closing of the Acquisition.

        "Collateral Account" means the collateral account established pursuant to the Indenture and the Collateral Documents.

        "Collateral Documents" means collectively, all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent for its benefit and the benefit of the holders of First Lien Obligations in the Collateral.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any Person and any period means, without duplication, the Consolidated Net Income of such Person for such period plus the following:

  (1)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, Consolidated Income Tax Expense, Consolidated Amortization Expense, Consolidated Depreciation and Accretion Expense, and Consolidated Interest Expense, in each case to the extent reducing Consolidated Net Income, in each case determined on a consolidated basis in accordance with GAAP; plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, the aggregate amount of all other non-cash charges, expenses or losses that reduce such Consolidated Net Income (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up), in each case determined on a consolidated basis in accordance with GAAP; plus

  (3)
  any reasonable expenses or charges incurred in connection with any equity offering (but if such equity offering is a sale of Equity Interests in any part of the Company, only to the extent that proceeds of such equity offering are received by or contributed to the equity of the Company), Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (in each case whether or not consummated) or pursuant to the Transactions (including, without limitation, the fees payable pursuant to the Management Agreement in connection with the Transactions), in each case determined on a consolidated basis in accordance with GAAP; plus

  (4)
  the amount of management, monitoring, consulting and advisory fees, termination payments and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, in each case determined on a consolidated basis in accordance with GAAP; plus

  (5)
  operating expense reductions and other operating improvements, synergies or costs savings that have been realized or are reasonably anticipated to be realizable within twelve (12) months of any Investment, acquisition, disposition, merger, consolidation, discontinued operation or action being given pro forma effect (including, to the extent applicable, from the Transactions), calculated on a basis consistent with Regulation S-X under the Exchange Act; plus

  (6)
  all adjustments of the nature used in connection with the calculation of "Pro Forma Adjusted EBITDA" as set forth in note 2 to the "Summary—Summary Financial Data" contained elsewhere in this prospectus to the extent such adjustments continue to be applicable and, with respect to the stand-alone costs, to the extent actually incurred, during the period in which Consolidated Cash Flow is being calculated; plus

  (7)
  any net after-tax gains or losses on disposal of discontinued operations determined on a consolidated basis in accordance with GAAP; minus

  (8)
  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

        "Consolidated Depreciation and Accretion Expense" for any period means the depreciation and accretion expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated in good faith by an Officer of the Company giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

  (2)
  any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

        In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

  (3)
  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

  (2)
  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations related to interest rates,

  (4)
  the interest portion of any deferred payment obligations,

  (5)
  all other non-cash interest expense,

  (6)
  capitalized interest,

  (7)
  the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Company or a Wholly Owned

    Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,

  (8)
  all interest payable with respect to discontinued operations, and

  (9)
  all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

        For the avoidance of doubt, Consolidated Interest Expense shall not include amortization or accretion (calculated in accordance with GAAP) of debt issuance costs and other financing fees and expenses.

        "Consolidated Net Income" for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Company or, subject to clause (3) below, any Restricted Subsidiary during such period;

  (2)
  the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except (a) to the extent such prohibition has been waived and (b) that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

  (3)
  for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

  (4)
  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary;

  (5)
  unrealized gains and losses due solely to fluctuations in currency values on long-term debt and any current portion thereof;

  (6)
  non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations or the Hunting Preferred Stock;

  (7)
  any impairment charge or asset write-off or write-down;

  (8)
  any after-tax effect of income or loss from the early extinguishment of Indebtedness;

  (9)
  any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

  (10)
  the cumulative effect of any change in accounting principles during such period;

  (11)
  other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain or loss (including the foreign exchange gain resulting from the Refinancing),

    together with any related provision for taxes on any such extraordinary or nonrecurring gain or loss, realized by the Company or any Restricted Subsidiary during such period; and

  (12)
  the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes.

        In addition:

  (a)
  Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent made pursuant to clause (4) of the last paragraph of the covenant described under "—Certain Covenants—Limitations on Transactions with Affiliates";

  (b)
  any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under "—Certain Covenants—Limitations on Restricted Payments" or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of "Permitted Investment" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket; and

  (c)
  to the extent not already included in the net income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        For purposes of this definition of "Consolidated Net Income," "nonrecurring" means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

        "Contested Collateral Lien Conditions" means, with respect to any Permitted Lien of the type described in clauses (2), (3) and (5) of the definition of "Permitted Liens", that the Company shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien.

        "Controlled Investment Affiliate" means, as to any Person, any other Person that directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in portfolio companies.

        "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness."

        "Custodian" means any receiver, receiver manager, trustee, assignee, liquidator, monitor or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designation" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Designation Amount" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case at the option of the holder), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change of control or an asset sale occurring prior to the 91st calendar day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," respectively, and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests in connection with an asset sale or change of control pursuant to such provisions prior to the Company's purchase of the Notes as required in connection with such Asset Sale pursuant to the provisions described under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," respectively.

        "Dollar Equivalent" of any amount means, at the time of determination thereof,

  (1)
  if such amount is expressed in U.S. dollars, such amount,

  (2)
  If such amount is expressed in any other currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by UBS, AG in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such currency.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests, unlimited liability corporation interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

  (i)
  any loss, destruction or damage of such property or asset;

  (ii)
  any actual condemnation, expropriations, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

  (iii)
  any settlement in lieu of clause (ii) above.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Excluded Subsidiary" means (a) each Immaterial Subsidiary, for so long as such subsidiary remains an Immaterial Subsidiary, (b) each Restricted Subsidiary that is not a wholly owned Subsidiary on any date such Restricted Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of the Indenture (for so long as such Restricted Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) each Unrestricted Subsidiary, (d) each Restricted Subsidiary to the extent that (i) such Restricted Subsidiary is prohibited by any applicable contractual obligation or requirement of law from guaranteeing the Obligations, (ii) any contractual obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a contractual obligation the right to terminate its obligation thereunder; provided that clauses (ii) and (iii) shall not be applicable if (A) such other party is a Restricted Subsidiary or a wholly owned Subsidiary or (B) consent has been obtained to provide such guarantee and for so long as such contractual obligation or replacement or renewal thereof is in effect or (e) any Securitization Subsidiary.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

        "First Lien Obligations" means, collectively:

  (1)
  Indebtedness of the Issuers represented by the Notes issued on the Issue Date, Indebtedness of the Guarantors under the Notes Guarantees with respect to the Notes issued on the Issue Date and all other payment obligations of the Issuers and the Guarantors under the Indenture with respect thereto; and

  (2)
  any Indebtedness and other obligations of the Issuers and/or the Guarantors secured by a Lien on the Collateral (including any additional Notes) designated by the Company as "First Lien Obligations" for purposes of the Collateral Documents and the Intercreditor Agreement; provided that such Indebtedness is permitted to be incurred by the Indenture and either (i) such Indebtedness constitutes Refinancing Indebtedness secured by Liens referred to in clause (20) under "Permitted Liens" in respect of First Lien Obligations or (ii) (A) after giving effect to the issuance of such Indebtedness and the application of the proceeds therefrom, the outstanding aggregate principal amount of all First Lien Obligations does not exceed 110% of the aggregate principal amount of Notes issued on the Issue Date and (B) the Authorized Representative of the holders of such Indebtedness (other than any additional Notes) executes a joinder to the First Lien Collateral Documents.

        "First Supplemental Indenture" means the First Supplemental Indenture, dated as of January 11, 2010, among the Issuers, the Guarantors, The Bank of New York Mellon, as trustee and BNY Trust Company of Canada, as collateral agent.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the Canadian Institute of Chartered Accountants, as in effect from time to time or any accounting principles that may be adopted, recommended or required to be adopted, by the Canadian Accounting Standards Board.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means Parent and each Restricted Subsidiary of the Company on the Issue Date, and each other Person that is required to, or at the election of the Company does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means a Person in whose name a Note is registered in the register maintained by the Registrar pursuant to the Indenture.

        "Hunting Preferred Stock" means the preferred stock of Parent issued to 1441682 Alberta Ltd. on December 12, 2008 pursuant to the Sale and Purchase Agreement.

        "Immaterial Subsidiary" means, on any date for which a consolidated balance sheet of the Company is prepared, any Subsidiary of the Company that has less than 1.0% of the Company's Consolidated Net Tangible Assets or annual consolidated revenues; provided that at no time shall all Immaterial Subsidiaries have in the aggregate Consolidated Net Tangible Assets or annual consolidated revenues as of such date in excess of 3.0% of Consolidated Net Tangible Assets or annual consolidated revenues, respectively, of the Company.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication and if and to the extent that such items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability on the balance sheet of the specified Person prepared in accordance with GAAP (other than the Hunting Preferred Stock (so long as the Hunting Preferred Stock is not considered a Disqualified Equity Interest of the Company)):

  (1)
  all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

  (5)
  the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

  (6)
  all Capitalized Lease Obligations of such Person;

  (7)
  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (8)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

  (9)
  all Attributable Indebtedness; and

  (10)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

provided that obligations under letters of credit and Hedging Obligations that are fully cash collateralized shall not constitute Indebtedness for the purposes of the Indenture and the cash used for cash collateralization purposes shall constitute restricted cash.

        The amount of any Indebtedness that is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

        "Independent Director" means a director of the Company who is independent with respect to the transaction at issue.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

        "Intercreditor Agreement" means the Intercreditor Agreement dated as of the Issue Date, by and among the Collateral Agent, in its capacity as Note Agent (as defined therein) on behalf of the Note Secured Parties (as defined therein) and as depository for Business Interruption Proceeds (as defined therein) as provided in Section 3.11 thereof, Royal Bank of Canada in its capacity as collateral agent for itself and the "Loan Lenders" from time to time party to the "Loan Agreement" (as those terms are defined therein) and Gibson Energy ULC (including its permitted successors and assigns).

        "interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

  (3)
  all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

  (4)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries." If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Company or Parent shall be deemed not to be Investments.

        "Issue Date" means the date on which the Notes were originally issued, which was May 27, 2009.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, hypothec, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge (including a floating charge), security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, registered or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

        "Liquidity Facilities" means one or more debt facilities providing for revolving credit loans, term loans, or letters of credit (including any Qualified Securitization Transaction), working capital-based debt financing arrangements, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under any such agreement or transaction or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

        "Liquidity Facility Collateral" means that portion of the Excluded Property, representing (i) inventory, receivables and intangibles (other than intellectual property and certain other intangibles that would otherwise constitute Collateral) together with any and all related proceeds; (ii) cash, cash equivalents, collections, currency, instruments, chattel paper, documents of title, checks, letters of credit, bills, notes, acceptances, drafts, certificates of deposit, treasury bills, investment certificates, commercial paper, other cash equivalents, any other security or securities and moneys including, without limitation, all of the Company's and the Subsidiary Guarantors' deposit and other bank accounts, credits, and balances with the Liquidity Facility Agent and/or any of the lenders under any Liquidity Facility at any time existing, and all claims of the Company or any Subsidiary Guarantor against any Liquidity Facility lender; (iii) the Liquidity Facility lenders' proportionate share of proceeds from business interruption insurance and (iv) all proceeds on or in respect of the foregoing now existing or hereafter arising provided, however, that Liquidity Facility Collateral shall not include the Collateral Account, certain specified contract rights relating to the Battle River Terminal and the Hardisty Terminal, any equity interests in any of the Company or any Subsidiary Guarantor or any other property which the Liquidity Facility Agent has agreed will be excluded from Liquidity Facility Collateral.

        "Liquidity Facility Obligations" means the Indebtedness of the Issuer represented by loans under any Liquidity Facility.

        "Management Agreement" means the Management Agreement dated as of December 12, 2008 among Riverstone Equity Partners L.P. and the Company and as such management agreement may be amended or replaced; provided, however, that the terms of any such amendment or replacement agreement are not as a whole, less favorable to the holders of the Notes in any material respect than the original agreement.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of the selling costs associated with such Asset Sale, including:

  (1)
  brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

  (2)
  provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (3)
  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary and other than under a Liquidity Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

  (4)
  payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

  (5)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

        "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such

Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by any Permitted Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

  (1)
  as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than a Liquidity Facility or Notes) of the Company or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any Restricted Subsidiary.

        "Obligation" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Manager of Treasury, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary.

        "Officers' Certificate" means a certificate signed by any Officer.

        "Opinion of Counsel" means a written opinion from legal counsel (who may be an employee of or counsel to the Issuers) who is reasonably acceptable to the Trustee.

        "Parent" means Gibson Energy Holding ULC, an Alberta unlimited liability corporation, and its successors and assigns.

        "Pari Passu Indebtedness" means any Indebtedness of an Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

        "Permitted Business" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related, ancillary or complementary thereto or reasonable extensions thereof.

        "Permitted Holder" means Sponsor and its Controlled Investment Affiliates.

        "Permitted Investment" means:

  (1)
  Investments by the Company or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

  (2)
  Investments in the Company by any Restricted Subsidiary;

  (3)
  loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $3.0 million at any one time outstanding;

  (4)
  Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

  (5)
  cash and Cash Equivalents;

  (6)
  receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (7)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (8)
  Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitations on Asset Sales";

  (9)
  lease, utility and other similar deposits in the ordinary course of business;

  (10)
  Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of Parent or the Company;

  (11)
  guarantees (including Note Guarantees) of Indebtedness permitted under the covenant contained under "—Certain Covenants—Limitations on Additional Indebtedness" and performance guarantees in the ordinary course of business;

  (12)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of property, including intellectual property, in each case in the ordinary course of business;

  (13)
  Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such merger, acquisition, amalgamation or consolidation;

  (14)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

  (15)
  the acquisition by a Securitization Subsidiary in connection with a Qualified Securitization Transaction of Equity Interests of a trust or other Person established by such Securitization Subsidiary to effect such Qualified Securitization Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Transaction; provided, that such other Investment is in the form of a note or other instrument that the Securitization Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Securitization Transaction; and

  (16)
  other Investments in an aggregate amount not to exceed the greater of (a) $20.0 million or (b) 2.0% of Consolidated Net Tangible Assets, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no Investment made in reliance on this clause (16) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Company.

        The amount of Investments outstanding at any time pursuant to clause (16) above shall be deemed to be reduced:

  (a)
  upon the disposition or repayment of or return on any Investment made pursuant to clause (16) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

  (b)
  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (16) above.

        "Permitted Joint Venture Payments" means payments by the Company or any Restricted Subsidiary, including any amounts made as shareholder loans or capital contributions, relating to any joint venture of the Company or any Restricted Subsidiary that is engaged in a Permitted Business; provided, that the Company shall use commercially reasonable efforts to cause its or any Restricted Subsidiary's equity interests in any such joint venture to be pledged on a first lien basis in support of the Notes; provided, further, that the aggregate amount of Permitted Joint Venture Payments made by the Company or any Restricted Subsidiary shall not exceed $10.0 million per annum.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; provided that in the case of any such charge or claim that has or may become a Lien against any of the Collateral, where applicable laws allow it to do so, the Company shall have caused any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

  (2)
  Liens not securing any Indebtedness imposed or otherwise created:

  (a)
  by statute including Liens of landlords, carriers, pipeline operators, processors, warehousemen, mechanics, suppliers, materialmen, repairmen or construction Liens or other similar Liens and other Liens imposed by applicable law; and

  (b)
  by contract in favor of processors, carriers, pipelines, warehousemen, mechanics, suppliers, materialmen, repairmen, storage operators or other operators;

    in each case in the ordinary course of business, including letters of credit, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; provided that in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

  (3)
  Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (5)
  judgment Liens not giving rise to a Default so long as such Liens are adequately bonded or if reserves thereof have otherwise been accounted for and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired; provided that in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

  (6)
  zoning regulations, easements, rights-of-way, servitudes, statutory exceptions to title, restrictions and other similar charges, restrictions or minor encumbrances as to the use of real property or immaterial imperfections of title which in each case do not, individually or in the aggregate, materially adversely affect the value of the property affected thereby or impair in any material respect the use of such property in the ordinary conduct of the business of the Company or any Restricted Subsidiary;

  (7)
  Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

  (8)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

  (9)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (10)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary and do not secure Indebtedness;

  (11)
  Liens arising from filing Uniform Commercial Code or PPSA financing statements regarding leases;

  (12)
  Liens securing First Lien Obligations;

  (13)
  Liens on property and assets not included in the Collateral securing Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

  (14)
  Liens on Liquidity Facility Collateral securing Liquidity Facility Obligations and Shared Collateral;

  (15)
  Liens in favor of an Issuer or a Guarantor;

  (16)
  Liens on property and assets not included in the Collateral securing Indebtedness and other obligations, including Hedging Obligations, and cash management or banking product obligations under or permitted by Liquidity Facilities incurred pursuant to clause (1) of "—Certain Covenants—Limitations on Additional Indebtedness";

  (17)
  Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

  (18)
  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

  (19)
  Liens on assets of a Person existing at the time such Person is acquired or merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens may not extend to assets other than those of the Person merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary;

  (20)
  Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

  (21)
  Liens to secure Attributable Indebtedness and/or that are incurred pursuant to the covenant described under "—Certain Covenants—Limitations on Sale and Leaseback Transactions"; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

  (22)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness";

  (23)
  Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

  (24)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (25)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (26)
  Liens on assets incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10.0 million at any one time outstanding;

  (27)
  Liens incurred in the ordinary course of business and not securing any Indebtedness in favor of any public utility when required by such public utility in connection with the operations of any property or assets of the Company or any Restricted Subsidiary;

  (28)
  [Reserved];

  (29)
  Liens on assets of the Company or a Securitization Subsidiary incurred in connection with a Qualified Securitization Transaction;

  (30)
  Liens incurred in the ordinary course of business and not securing any Indebtedness in respect of the rights of any shipper (including the rights of such shipper to any petroleum substances owned by such shipper but that are located on or within any property or assets of the Company or any Restricted Subsidiary;

  (31)
  Operating leases having a term of over one year; and

  (32)
  Any right, title or interest of (i) the landlord under any lease pursuant to which the Company or any Restricted Subsidiary holds the leasehold interest in any property or asset or (ii) the grantee under any right-of-way permitted by clause (6) of this definition with respect to which the Company or any Restricted Subsidiary constitutes the grantor thereunder, and in each of the cases described in clauses (i) and (ii) of this clause (32), any Liens placed by such landlord or grantee solely on its interest in the property or assets subject to such lease or right-of-way.

        "Permitted Payments to Parent" means payments (directly or in the form of dividends, loans or otherwise) to a direct or indirect parent entity of the Company in amounts required for such Person to pay:

  (1)
  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, provided that if, in any taxable period, the direct or indirect parent is engaged in any material business activity or owns any material asset other than its direct or indirect interest in the Company, any such payments for such taxable period shall be limited to the portion of the franchise taxes, fees and expenses allocable to the direct or indirect interest in the Company (as determined in good faith by the direct or indirect parent entity involved);

  (2)
  for so long as the Company is a member of a group filing a consolidated or combined tax return such direct or indirect parent entity, an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries;

  (3)
  payments to the Sponsor and any of its Affiliates pursuant to the Management Agreement not to exceed $1.0 million in any calendar year; and

  (4)
  payments (directly or in the form of dividends, loans or otherwise) to a direct or indirect parent entity of the Company in amounts required for such Person to pay general corporate overhead expenses for such direct or indirect parent entity of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries not to exceed $400,000 in any calendar year.

        "Person" means any individual, corporation, partnership, limited liability company, unlimited liability corporation, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "PPSA" means the Personal Property Security Act (Alberta) and other personal property security legislation of the Canadian province or provinces and the Canadian territory or territories relevant to the Issuers and the Restricted Subsidiaries or the Collateral (including the Civil Code of the Province of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of Parent generating gross proceeds of at least $50.0 million in the aggregate since the Issue Date, pursuant to an effective registration statement filed under the Securities Act.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

        "Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of Parent or the Company to Persons.

        "Qualified Securitization Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Subsidiary), or grants a security interest in, any Liquidity Facility Collateral (whether now existing or arising in the future) of the Company or any of its Subsidiaries.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional Redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "refinance" means to refinance, repay, prepay, replace, renew or refund.

        "Refinancing" means the repayment by the Company on the Issue Date of the Bridge Loans.

        "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

  (1)
  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses and fees incurred in connection with the incurrence of the Refinancing Indebtedness;

  (2)
  the obligor of Refinancing Indebtedness does not include any Person (other than an Issuer or any Guarantor) that would not have otherwise been required to be an obligor of the Refinanced Indebtedness;

  (3)
  if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

  (4)
  the Refinancing Indebtedness has a final Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

  (5)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

  (6)
  the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

  (2)
  the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any principal payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or any Restricted Subsidiary).

        "Restricted Payments Basket" has the meaning given to such term in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Restricted Payments."

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

        "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

        "Sale and Purchase Agreement" means the Sale and Purchase Agreement by and among Hunting plc, Hunting Energy Holdings Limited and Gibson Acquisition ULC dated August 5, 2008, as in effect on December 12, 2008.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secretary's Certificate" means a certificate signed by the Secretary of the Issuer.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Securitization Subsidiary" means a Subsidiary of the Company that engages in no activities other than in connection with financings secured by Liquidity Facility Collateral and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which directly subjects any Collateral to the satisfaction thereof, (b) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement or arrangement other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing the Liquidity Facility Collateral securing such financing and (c) with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Shared Collateral" means all books, records, ledger cards, data processing records and cards, proprietary and non-public business information, all proprietary rights in computer software and programs and all documentation and other materials related to computer software and programs and all other rights under any of the foregoing, business records data, databases, customer lists, papers and writings, computer software and related systems.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of Default" has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (9) of the provisions described under "—Amendment, Supplement and Waiver"), would constitute a Significant Subsidiary under clause (1) of this definition.

        "Sponsor" means Riverstone Holdings LLC.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders' Agreement" means the stockholders' agreement dated as of December 12, 2008 among Parent and its stockholders.

        "Subordinated Indebtedness" means Indebtedness of an Issuer or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of an Issuer or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, unlimited liability corporation, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

        "Subsidiary Guarantor" means any Guarantor other than Parent.

        "Tax" means tax, duty, levy, impost, assessment or other governmental charge (including penalties, additions to tax, interest and any other liabilities related thereto).

        "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

        "Transactions" has the meaning assigned to such term herein under the caption "Summary—The Transactions".

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries," (2) 1370307 Alberta Ltd. and (3) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "U.S. Subsidiary Guarantor" means any Subsidiary Guarantor incorporated in any political subdivision of the United States government.

        "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.

 DESCRIPTION OF THE SENIOR NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." As used below in this "Description of the Senior Notes" section:

  •
  the "Company" refers only to Gibson Energy ULC, an Alberta unlimited liability corporation, and not to any of its subsidiaries or parent companies.

  •
  the "Issuers" refers only to the Company and GEP Midstream Finance Corp., an Alberta corporation (the "Co-Issuer").

        The Issuers issued the initial senior notes and will issue the exchange senior notes (collectively the "Notes" or the "senior notes") under an indenture (the "Indenture"), dated January 19, 2010, among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee under the Indenture (the "Trustee"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Company at its address set forth elsewhere in this prospectus.

        The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Registration Rights Agreement.

Principal, Maturity and Interest

        The Notes will mature on January 15, 2018. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on January 15 and July 15 of each year, commencing on July 15, 2010, to Holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        An aggregate principal amount of initial senior notes equal to $200.0 million was initially issued under the Indenture. The Issuers may issue additional Notes under the Indenture having identical terms and conditions to the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness." Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this "Description of the Senior Notes," except for the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness," references to the Notes include Additional Notes, if any.

Additional Amounts

        All payments made by the Issuers under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which an Issuer is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless an Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If an Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, such Issuer will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes

(including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

  (1)
  but for the Holder or beneficial owner of Notes not dealing at arm's length with the Issuers (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

  (2)
  but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

  (3)
  but for the failure by the Holder or beneficial owner to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm's-length relationship with the Issuers of the Holder or their beneficial owner or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if (a) such compliance is required by law, regulation, administrative practice or an applicable treaty of the Relevant Taxing Jurisdiction as a precondition to exemption from, or a reduction in the rate of deduction of withholding of, such Taxes and (b) the Issuers have provided the Trustee with 30 days' prior written notice of such requirement; or

  (4)
  if the presentation of Notes (where presentation is required) for payment has occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

        In addition, Additional Amounts will not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes is not the sole beneficial owner of such payments, or is a fiduciary or partnership (including any entity or arrangement treated as a partnership by the Relevant Taxing Jurisdiction), to the extent that any beneficial owner, beneficiary or settler with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settler, partner or member received directly its beneficial or distributive shares of such payments. In addition, Additional Amounts will not be payable with respect to (i) any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes, (ii) any withholding or deduction that relates to any estate, inheritance, gift or similar tax, duty, assessment or governmental charge, (iii) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to European Union Directive on the taxation of savings income which was adopted by the ECOFIN Council (the Council of EU Finance and Economic Ministers), or any law implementing or complying with, or introduced to conform to, such directive, or pursuant to related measures entered into on a reciprocal basis between member states of the European Union and certain non-European Union countries and dependent or associated territories, and (iv) any Tax imposed or levied by, on or behalf of, the United States of America or any State or other political subdivision thereof.

        Whenever in the Indenture or in this "Description of the Senior Notes" there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        Upon request, the Issuers will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

        The Issuers will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in a Relevant Taxing Jurisdiction from the execution, delivery or registration of the Notes and any such taxes, charges or similar levies imposed by any jurisdiction resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the applicable Issuer at least ten Business Days prior to the applicable payment date, the applicable Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the applicable paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes will be senior unsecured obligations of the Issuers. The Notes will rank senior in right of payment to all future obligations of the Issuers that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future obligations of the Issuers that are not so subordinated. Each Note Guarantee (as defined below) relating to the Notes will be a senior unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

        The Notes and each Note Guarantee relating thereto will be effectively subordinated to secured Indebtedness of the Issuers and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness, including the senior secured notes, any Liquidity Facility and Permitted Liens.

        The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuers and the holders of the Issuers' Indebtedness, including the Notes. The Unrestricted Subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes. In the event of a bankruptcy, liquidation, winding up, reorganization or similar proceeding relating to an Unrestricted Subsidiary, the Issuers' right to receive assets of that Unrestricted Subsidiary and the right of the Issuers' creditors to participate in the distribution of those assets will rank behind that Unrestricted Subsidiary's creditors.

Note Guarantees

        The Issuers' obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by Parent and each Restricted Subsidiary (other than any Excluded Subsidiary).

        Not all of our Subsidiaries will be required to guarantee the Notes. Each of our Excluded Subsidiaries will not be required to be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

        As of the date of this prospectus, all of our Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries," the Company will be permitted to designate any of its Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" or a Subsidiary otherwise becoming an Excluded Subsidiary will be that:

  •
  an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

  •
  a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary or otherwise becomes an Excluded Subsidiary will be released from its Note Guarantees and many of its obligations under the Indenture and the Registration Rights Agreement; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Company for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

        The obligations of each U.S. Subsidiary Guarantor under its Note Guarantees will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantees or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantees not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each U.S. Subsidiary Guarantor that makes a payment for distribution under its Note Guarantees is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

        A Subsidiary Guarantor shall be released from its obligations under its Note Guarantees and its obligations under the Indenture and the Registration Rights Agreement:

  (1)
  in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by the Company and the Restricted Subsidiaries;

  (2)
  if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary, otherwise becomes an Excluded Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary, respectively in each case in accordance with the Indenture; or

  (3)
  upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Additional Interest, if any, on the Notes and payment in full of all other Obligations with respect to such Notes that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid.

Optional Redemption

        At any time or from time to time on or after July 15, 2014, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the period subsequent to July 15, 2014 and each of the subsequent dates indicated:

Date	Optional redemption price
July 15, 2014	105.000%
January 15, 2015	102.500%
January 15, 2016	101.125%
January 15, 2017 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings

        At any time or from time to time prior to January 15, 2013, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

Redemption For Changes in Withholding Taxes

        In addition, the Issuers may, at their option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, if the Issuers have become, or the Issuers reasonably determine that they would become, obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder or treaties of any Relevant Taxing Jurisdiction) or in the interpretation or administration of law, regulation, ruling or treaty (including a holding by a court of competent jurisdiction), if such change is announced and becomes effective on or after the Issue Date and the Issuers reasonably determine that such obligation cannot be avoided by the use of reasonable measures available to them (not including a substitution of the Issuer); provided that any such redemption pursuant to this paragraph may be made only with the cash proceeds of a Qualified Equity Offering or the incurrence of Refinancing Indebtedness. Notice of any such redemption must be given within 60 days of the announcement or the effectiveness of any such change.

Other Acquisitions of Notes

        The Issuers may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

        In the event that less than all of the Notes under the Indenture are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the

Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under "—Optional Redemption—Redemption with Proceeds from Equity Offerings," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited. Any notice of redemption may be conditional.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

        Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuers purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        Within 30 days following any Change of Control, the Issuers will mail, or caused to be mailed, to the Holders a notice:

  (1)
  describing the transaction or transactions that constitute the Change of Control;

  (2)
  offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

  (3)
  describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

        The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

        If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuers will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness that may prohibit the offer.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers' obligation to make a Change of Control Offer will be satisfied if (1) a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption of all of the outstanding Notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control.

        With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under the definition of "Change of Control" and "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuers, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuers to purchase Notes.

        The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue of this compliance.

Certain Covenants

        The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that an Issuer or any Subsidiary Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the "Coverage Ratio Exception").

        Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

  (1)
  Indebtedness and other Obligations, including Hedging Obligations, of a Securitization Subsidiary, the Company and/or any Subsidiary Guarantor under any Liquidity Facility in an aggregate amount outstanding at the time of such incurrence not in excess of the Borrowing Base;

  (2)
  the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

  (3)
  Indebtedness of the Company and the Restricted Subsidiaries (including the First Lien Notes) to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2) or (5));

  (4)
  Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation (including those that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices); provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

  (5)
  Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

  (6)
  Indebtedness in respect of bid, performance or surety bonds or obligations of a similar nature issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

  (7)
  Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of (a) $30.0 million and (b) 4.0% of Consolidated Net Tangible Assets at that time;

  (8)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within fifteen Business Days of incurrence;

  (9)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (10)
  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2), (3), (7), (11) or (14) of this paragraph or this clause (10);

  (11)
  Indebtedness arising from indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

  (12)
  Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to future, current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under the caption "—Limitations on Restricted Payments";

  (13)
  any guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu to the same extent as the Indebtedness guaranteed;

  (14)
  Indebtedness, Disqualified Equity Interests or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the applicable Indenture; provided that such Indebtedness, Disqualified Equity Interests or Preferred Stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger,

  (a)
  the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio; and

  (b)
  the Consolidated Interest Coverage Ratio of the Company and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

  (15)
  Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business; and

  (16)
  Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (a) $45.0 million and (b) 5% of Consolidated Net Tangible Assets at any time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Liquidity Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Equity Interests in the form of additional shares of the same class of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Equity Interests for purposes of this covenant; provided, in each such case, that the amount of any such accrual or accretion is included in Consolidated Interest Expense of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Limitations on Layering Indebtedness

        The Company will not incur, and will not permit the Co-Issuer or any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the Note Guarantee of any Subsidiary Guarantor, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuers or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitations on Restricted Payments

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing or shall occur as a consequence thereof;

  (2)
  the Company cannot, after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

  (3)
  the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5) or (6) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

  (a)
  50% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2010 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

  (b)
  100% of (i) the aggregate net cash proceeds, (ii) the Fair Market Value of marketable securities and (iii) the Fair Market Value of property or assets received by the Company either (x) as contributions to the common equity of the Company after the Refinancing Date or (y) from the issuance and sale of Qualified Equity Interests after the Refinancing Date (or with respect to the Closing Date Liquidity Amount, on the date of the closing of the Acquisition), other than (A) any such proceeds which are used to redeem Notes in accordance with the second paragraph under "—Optional Redemption—Redemption with Proceeds from Equity Offerings," or (B) any such proceeds or assets received from a Subsidiary of the Company; provided that, with respect to this subclause (iii) of this clause (b), with respect to any property or assets (1) involving aggregate value in excess of $15.0 million, the Company shall provide an Officer's Certificate certifying as to the Fair Market Value of such property or assets and (2) involving aggregate value in excess of $25.0 million, the Company shall provide the Officer's Certificate described in the preceding clause (1) and a written opinion as to the Fair Market Value of such property or assets, plus

  (c)
  the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Company or any Restricted Subsidiary subsequent to the Refinancing Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

    (d)
    in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Refinancing Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

    (e)
    upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

        The foregoing provisions will not prohibit:

  (1)
  the payment by the Company or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving of the redemption notice, as the case may be, if on the date of declaration or notice the dividend or redemption payment would have complied with the provisions of the Indenture;

  (2)
  the redemption of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

  (3)
  the redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "—Limitations on Additional Indebtedness" covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have complied with the covenants described under "—Change of Control" and "—Limitations on Asset Sales" and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

  (4)
  payments to Parent to permit Parent, and which are used by Parent, to redeem Equity Interests of Parent held by officers, directors, consultants or employees or former officers, directors, consultants or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $2.5 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Company from the issuance and sale after the Issue Date of Qualified Equity Interests of Parent or the Company to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any "key-man" life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

  (5)
  Permitted Joint Venture Payments;

  (6)
  Permitted Payments to Parent;

  (7)
  repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible or exchangeable securities or other similar instruments if the Equity Interests represents a portion of the exercise price thereof; and

  (8)
  other Restricted Payments in an aggregate amount not to exceed $40.0 million per annum;

provided that (a) in the case of any Restricted Payment pursuant to clause (3) or (4) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests are used to make a payment pursuant to clauses (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its assets to the Company or any other Restricted Subsidiary;

except for:

  (1)
  encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order;

  (2)
  encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

  (3)
  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

  (4)
  encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, any Liquidity Facility and the First Lien Note Documents) as in effect on that date;

  (5)
  restrictions relating to any Indebtedness or Lien permitted under the Indenture imposed by the holder of such Indebtedness or Lien;

  (6)
  restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

  (7)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (8)
  any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

  (9)
  customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

  (10)
  Purchase Money Indebtedness incurred in compliance with the covenant described under "—Limitations on Additional Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

  (12)
  indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Subsidiary; and

  (13)
  any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions With Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, other than transactions with entities on an arms-length basis existing on the Issue Date and disclosed in this prospectus, unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

  (2)
  the Company delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

  (b)
  with respect to any Affiliate Transaction involving aggregate value of $50.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

        The foregoing restrictions shall not apply to:

  (1)
  transactions between or among (a) the Company and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

  (2)
  reasonable director, officer, consultant and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Independent Directors;

  (3)
  payments to the Sponsor and any of its Affiliates (a) for the management fee pursuant to the Management Agreement or (b) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments, in the case of this clause (b), are approved by a majority of the Independent Directors of the Company in good faith not to exceed, with respect to this clause (3), $5.0 million in the aggregate in any calendar year; provided that no Default shall have occurred and be continuing or occur as a consequence thereof;

  (4)
  Permitted Payments to Parent;

  (5)
  loans and advances permitted by clause (3) of the definition of "Permitted Investment";

  (6)
  Restricted Payments or Permitted Investments which are made in accordance with the covenant described under "—Limitations on Restricted Payments";

  (7)
  (x) any agreement in effect on the Issue Date and disclosed in this prospectus, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

  (8)
  any transaction with a joint venture or similar entity, including any entity in which the Company owns a minority interest, that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

  (9)
  transactions between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment; and

  (10)
  (a) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

Limitations on Liens

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Limitations on Asset Sales

        Other than a transaction subject to and in compliance with "—Limitations on Mergers, Consolidations, Etc.," the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

  (2)
  at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents.

        For purposes of clause (2), the following shall be deemed to be cash:

  (a)
  the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

  (b)
  the amount of any obligations received from such transferee that are within 30 calendar days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and

  (c)
  the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Subsidiary Guarantor or in a Person engaged in a Permitted Business that shall become a Subsidiary Guarantor immediately upon the acquisition of such Person by the Company or (iii) a combination of (i) and (ii).

        If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

        If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

  (1)
  to repay borrowings or other amounts outstanding under a Liquidity Facility;

  (2)
  to repay any Indebtedness secured by the assets subject to such Asset Sale;

  (3)
  (A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B);

  (4)
  to make a capital expenditure that is used or useful in a Permitted Business; and/or

  (5)
  make a Net Proceeds Offer in accordance with the procedures described below and in the Indenture.

        The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds"; provided that a binding commitment to invest in assets made within 360 days of the relevant Asset Sale shall be treated as a permitted application of the Net Available Proceeds from such Asset Sale, and provided further, that any Net Available Proceeds subject to any such commitment not applied in accordance with the foregoing within 90 days after the expiration of 360 days from the relevant Asset Sale shall constitute Excess Proceeds.

        When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Company will be required to make an offer to purchase from all Holders of the Notes and, if applicable, redeem (or make an offer to do so) any unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary the provisions of which require the Company to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such unsubordinated

Indebtedness of an Issuer or a Restricted Subsidiary equal to the amount of such Excess Proceeds as follows:

  (1)
  the Company will (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders of the Notes in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary, pro rata in proportion to the respective principal amounts of the Notes and such other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary required to be redeemed, the maximum principal amount of Notes and unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

  (2)
  the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture and the redemption price for such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary;

  (3)
  if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, such Notes to be purchased will be selected on a pro rata basis; and

  (4)
  upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

        To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary paid to the holders of such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

        In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under "—Limitations on Mergers, Consolidations, Etc." and not subject to the "Change of Control" provisions of the Indenture, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and the successor shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose). The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

        The Company may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

  (2)
  the Company would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of "—Limitations on Restricted Payments" above, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

  (3)
  is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary.

        If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on Additional Indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on Liens," the Company shall be in default of the applicable covenant.

        The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

  (1)
  the Company or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitations on Additional Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under "—Limitations on Liens";

  (2)
  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under "—Limitations on Asset Sales."

Limitations on Mergers, Consolidations, Etc.

        The Company will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, amalgamate or merge with or into another Person, or sell, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

  (a)
  the Company will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company, unlimited liability corporation or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia or of Canada or any Province thereof, and the Successor expressly assumes, by supplemental indenture or other agreements, all of the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement;

  (2)
  immediately prior to and immediately after giving effect to such transaction and the assumption of or the continuation of liability for the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

  (3)
  immediately after and giving effect to such transaction and the assumption of or the continuation of liability for the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        This "Limitations on Mergers, Consolidations, Etc." covenant will not apply to any sale, transfer, conveyance, or other disposition of assets between or among the Company and its Restricted Subsidiaries or of Liquidity Facility Collateral pursuant to any Liquidity Facility. Clauses (2) and (3) of this covenant will not apply to (1) any merger, amalgamation or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

        Parent will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, amalgamate or merge with or into another Person, or sell, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

  (a)
  Parent will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Parent Successor") continues to be liable for or expressly assumes, by supplemental indenture or other agreements, all of the obligations of Parent under its Notes Guarantee, the Indenture and the Registration Rights Agreement; and

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

        Except as provided in the fifth paragraph under the caption "—Note Guarantees," no Guarantor (other than Parent) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1)
  either:

  (a)
  such Guarantor will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving any such consolidation or merger (the "Successor Guarantor") is another Guarantor or assumes or continues to be liable for, by supplemental indenture or other agreements, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

  (3)
  the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to a supplemental indenture or other documents or instruments.

        For purposes of the foregoing, the transfer (by assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or the Person to which the conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable, in accordance with the provisions of the Indenture.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, amalgamate or merge with or into or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Restricted Subsidiary.

Additional Note Guarantees

        If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that is an Excluded Subsidiary), or (b) any Unrestricted Subsidiary is Redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to promptly:

  (1)
  execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture; and

  (2)
  deliver to the Trustee an opinion of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and Restricted Subsidiaries, taken as a whole.

Limitation on Activities of the Co-Issuer

        The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company or any Wholly Owned Restricted Subsidiary of the Company, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Liquidity Facilities, the First Lien Notes and any other Indebtedness that is permitted to be incurred by the Company under the covenant described under "—Limitations on Additional Indebtedness"; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system):

  (1)
  within 120 days after the end of each fiscal year, all annual financial information and certifications that would be required to be contained in a filing with the SEC on Form 20-F or 40-F, as applicable, if the Company were required to file such Form, including a

    "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the annual financial statements by the Company's independent accounting firm;

  (2)
  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, all interim quarterly financial information that would be required to be contained in quarterly reports under the laws of Canada or the Province of Alberta if the Company were a "reporting issuer" or the equivalent under such laws or that would be required to be provided to security holders of a company with securities listed on the Toronto Stock Exchange, in each case including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

  (3)
  within the time periods specified in the SEC's rules and regulations, all current reports that would be required to be filed with the SEC on Form 6-K if the Company were required to file these reports.

        In addition, following the consummation of this exchange offer, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuers and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuers will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding anything to the contrary, the Issuers will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the registration statement of which this prospectus is part and prior to the effectiveness thereof if the registration statement of which this prospectus is part includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms. The reports referred to in clauses (1), (2) and (3) above shall not in any event be required to include, unless required by the rules and regulations of the SEC in reports actually filed with or furnished to the SEC, (1) any additional financial information that would be required by Items 3-10 or 3-16 of Regulation S-X, including separate financial statements of any Guarantor; (2) any assessment by management of the Company's disclosure controls and procedures or internal control over financial reporting, or any audit or review of, or attestation relating to, such an assessment; (3) any certification required by any such form or the Sarbanes-Oxley Act of 2002; or (4) any exhibit.

Payments For Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, the Note Guarantees or the Registration Rights Agreement unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement

Covenant Suspension

        Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that:

  (a)
  the notes have Investment Grade Ratings from both Rating Agencies; and

  (b)
  no Default or Event of Default has occurred and is continuing under the Indenture,

        The Company and its Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

  •
  "—Limitations on Additional Indebtedness,"

  •
  "—Limitations on Layering Indebtedness,"

  •
  "—Limitations on Restricted Payments,"

  •
  "—Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries,"

  •
  "—Limitations on Asset Sales,"

  •
  "—Limitations on Transactions with Affiliates," and

  •
  Clause (3) of "—Limitations on Mergers, Consolidations, Etc."

(collectively, the "Suspended Covenants"). Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline below Investment Grade Ratings, the foregoing covenants will be reinstituted as of and from the date of such rating decline and any actions taken, or omitted to be taken, before such rating decline that would have been prohibited had the foregoing covenants been in effect shall not form the basis for a Default or an Event of Default. Calculations under the reinstated "—Limitations on Restricted Payments" covenant will be made as if the "—Limitations on Restricted Payments" covenant had been in effect since the date of the indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. All Indebtedness incurred by the Company and its Restricted Subsidiaries while the "—Limitations on Additional Indebtedness" covenant was suspended that would not have been permitted to be incurred under the covenant had such covenant been applicable shall be deemed to have been incurred under clause (3) of the "—Limitations on Additional Indebtedness" covenant.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Events of Default

        Each of the following is an "Event of Default":

  (1)
  failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (3)
  failure by the Company to comply with any of its agreements or covenants described above under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," or in respect of its obligations to make a Change of Control Offer as described under "—Change of Control";

  (4)
  failure by an Issuer or a Guarantor to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

  (5)
  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is incurred after the Issue Date, which default:

    (a)
    is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

    (b)
    results in the acceleration of such Indebtedness prior to its express final maturity, or

    (c)
    results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $15.0 million or more;

  (6)
  one or more final judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded), except as covered by an effective indemnity, for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case or proceeding,

  (b)
  applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding,

  (c)
  applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

  (d)
  makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case or proceeding,

  (b)
  appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

  (c)
  orders the liquidation of the Company or any Significant Subsidiary,

    and the order or decree remains unstayed and in effect for 60 days; or

  (9)
  any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Company occurs, all outstanding Notes shall become due and payable without any further action or notice.

        The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of Default" section).

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default, a statement specifying such Default and what action the Company is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

  (1)
  rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

  (2)
  Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture (including its obligation to make Change of Control Offers and Asset Sales Offers) except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

  (a)
  the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings),

  (5)
  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than the Indenture or other agreements governing any of the Indebtedness being defeased, discharged or replaced and other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

  (6)
  the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (7)
  the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuers' obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

  (1)
  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

  (2)
  (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional Redemption," and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

  (b)
  the Company has paid all sums payable by it under the Indenture, and

  (c)
  the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the Indenture, the Notes, the Notes Guarantees and the Registration Rights Agreement may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce, or change the maturity of, the principal of any Note;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Company to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

  (4)
  make any Note payable in money or currency other than that stated in the Notes;

  (5)
  modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

  (6)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7)
  waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

  (8)
  impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

  (9)
  release Parent or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

  (10)
  make any change in these amendment and waiver provisions.

        Notwithstanding the foregoing, the Company and the Trustee may amend the Indenture, the Note Guarantees, the Notes and the Registration Rights Agreement without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of the Senior Notes to the extent that such provision in this Description of the Senior Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officer's Certificate to that effect, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture or to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Foreign Currency Equivalents

        For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Indebtedness was incurred or other transaction was entered into; provided that if any Permitted Refinancing Indebtedness is incurred to refinance Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S. dollar-denominated Refinancing Indebtedness shall be deemed not to exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Consent to Jurisdiction and Service of Process

        The Issuers and the Guarantors domiciled outside the United States irrevocably appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes, the Notes Guarantees and the Registration Rights Agreement brought in any Federal or state court located in New York City and each of such parties will submit to the jurisdiction thereof.

Enforceability of Judgments

        Since most of the Issuers' assets and most of the Guarantors are located outside the United States, any judgment obtained in the United States against the Issuers or such Guarantors, including judgments with respect to the payment of any principal, premium, interest, including Additional Interest and Additional Amounts, may not be collectible within the United States. The laws of the Province of Alberta and the laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on a final and conclusive judgment in personam of a court in the State of New York for a sum certain that is subsisting and unsatisfied and is not impeachable as void or voidable under the law of the State of New York provided that:

  (1)
  the court rendering such judgment had jurisdiction, as determined under the laws of the Province of Alberta, over the judgment debtor;

  (2)
  such judgment was not obtained by fraud or in a manner contrary to the principles of natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein, or contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada);

  (3)
  the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or other public laws;

  (4)
  the court in the Province of Alberta would apply the laws applicable in the Province of Alberta in respect of all matters relating to the procedure for the enforcement of such judgment which may include, among other laws, Alberta limitation legislation; such court should apply applicable New York limitation legislation as the law governing the judgment, but, in addition, such court may also apply the shorter of the limitation periods under Alberta law (as the law of the forum) and the limitation period under New York law (as the law governing the judgment);

  (5)
  the court in the Province of Alberta might refuse to enforce the judgment if the defendant was not served with the action in New York in conformity with the laws of the Province of Alberta; provided, however, that a judgment of a Court of the State of New York would not be contrary to natural justice by reason only that service of process in the proceedings before the court of the State of New York was effected on the agent for service of process appointed by the Company pursuant to the Indenture; and

  (6)
  no new admissible evidence, right or defense relevant to the action is discovered prior to the rendering of judgment by an Alberta court.

        Under the Currency Act (Canada), a court of competent jurisdiction in the Province of Alberta may only give judgment in Canadian dollars.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor will have any liability for any obligations of the Issuers under the Notes, the Indenture or the Registration Rights Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

        The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of their rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

        The Indenture, the Notes, the Note Guarantees of U.S. Persons and the Registration Rights Agreement will be governed by, and construed in accordance with, the laws of the State of New York. The Note Guarantees of Canadian Persons will be governed by, and construed in accordance with, the laws of the Province of Alberta, Canada.

Exchange Offer; Registration Rights

        The Issuers and the Guarantors have entered into a registration rights agreements (the "Registration Rights Agreement") with the initial purchasers, for the benefit of the Holders, pursuant to which the Issuers and the Guarantors will, at their cost:

  •
  file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered exchange offer (the "Registered Exchange Offer") to exchange the senior notes for new senior notes of the Issuers guaranteed by the Guarantors (the applicable "Exchange Senior Notes") having terms identical in all material respects to the senior notes (except that the Exchange Senior Notes will not contain terms with respect to transfer restrictions or Additional Interest (as defined)) within 270 days after the Issue Date;

  •
  use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 360 days after the Issue Date; and

  •
  use their reasonable best efforts to consummate the Exchange Offer within 390 days after the Issue Date.

        Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer the Exchange Senior Notes in exchange for surrender of the senior notes. The Issuers will keep the Registered Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders. For each senior secured note surrendered to the Issuers pursuant to the Registered Exchange Offer, the Holder of such senior secured note will receive an Exchange Senior Notes having a principal amount equal to that of the surrendered senior secured note. Under existing SEC interpretations, the Exchange Senior Notes and the related guarantees generally will be freely transferable by Holders other than affiliates of the Issuers after the Registered Exchange Offer without further registration under the Securities Act.

        Each Holder that wishes to exchange its senior notes for Exchange Senior Notes will be required to represent that, among other things:

  •
  any Exchange Senior Notes to be received by it will be acquired in the ordinary course of its business,

  •
  it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Senior Notes in violation of the provisions of the Securities Act,

  •
  it is not an "affiliate" of the Issuers or any Guarantor, as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  •
  if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Senior Notes, and

  •
  if such holder is a broker-dealer (a "Participating Broker-Dealer") that will Exchange Senior Notes for its own account in exchange for senior notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Senior Notes.

        Under similar SEC interpretations, Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Senior Notes (other than a resale of an unsold allotment from the original sale of the senior notes) with the prospectus contained in the Exchange Offer Registration Statement.

        Under the Registration Rights Agreement, if requested by a Participating Broker-Dealer, the Issuers and the Guarantors are required to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of not longer than 180 days after the date on which such statement is declared effective to satisfy their prospectus delivery requirements.

        In the event that:

  •
  applicable law or interpretations of the staff of the SEC do not permit the Issuers and the Guarantors to effect such a Registered Exchange Offer,

  •
  for any other reason the Registered Exchange Offer is not consummated within 300 days of the Issue Date,

  •
  any Holder who notifies the Company prior to the 20th day following consummation of the Exchange Offer that is prohibited by law or SEC policy from participating in the Registered Exchange Offer or does not receive Exchange Senior Notes that may be sold without restriction (other than due solely to the status of such Holder as an affiliate of the Issuers or any Guarantor), or

  •
  the initial purchasers so request with respect to senior notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution, then the Issuers and the Guarantors will, at their cost, (a) file a registration statement (the "Shelf Registration Statement") covering resales of the senior notes or the Exchange Senior Notes, as the case may be, from time to time, (b) use their commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within the time periods specified in the Registration Rights Agreement and (c) keep the Shelf Registration Statement effective one year from the Issue Date or such shorter period ending when all senior notes and/or Exchange Senior Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement. The Issuers will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for which such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the senior notes or the Exchange Senior Notes, as the case may be. A Holder selling senior notes or Exchange Senior Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations).

        In addition, each Holder of the senior notes or Exchange Senior Notes to be registered under the Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement within the time period set forth in the Registration Rights Agreement in order to have such Holder's Notes or Exchange Senior Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Additional Interest set forth in the following paragraph.

        If:

  •
  on or prior to the 390th day after the Issue Date, the Registered Exchange Offer is not consummated, or

  •
  the Shelf Registration Statement is required to be filed but is not declared effective within the time period required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), (each such event referred to in either of the clauses above, a "Registration Default"), additional cash interest ("Additional Interest") will accrue on the affected notes and the affected Exchange Senior Notes, as applicable. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding the date on which all Registration Defaults have been cured.

        Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of senior notes or Exchange Senior Notes that is not entitled to the benefits of the Shelf Registration Statement (e.g., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. Such interest is payable in addition to any other interest payable from time to time with respect to the senior notes and the Exchange Senior Notes in cash on each interest payment date to the holders of record for such interest payment date.

        Notwithstanding anything to the contrary in the Registration Rights Agreement, the Issuers and the Guarantors may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement in the event that, and for a period of time (a "Blackout Period") not to exceed an aggregate of 60 days in any twelve-month period, (1) our board of directors determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on our business, operations or prospects or (2) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and our board of directors determines, in good faith, that any such disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof. No Additional Interest shall accrue during a Blackout Period.

        In addition, if we have completed the Registered Exchange Offer, our obligation to file a Shelf Registration Statement covering resales of the senior notes shall terminate when the senior notes become freely tradable (by Persons other than affiliates of the Company) pursuant to Rule 144 under the Securities Act.

        This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the

Registration Rights Agreement, a copy of which is available upon request to the Company at its address set forth elsewhere in this prospectus.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness (including Indebtedness secured by a Lien encumbering any asset acquired by such Person) expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional Interest" has the meaning given to such term or similar terms (including "Liquidated Damages") in the Registration Rights Agreement.

        "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under "—Certain Covenants—Limitations on Transactions with Affiliates," Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition and the definition of "Controlled Investment Affiliate," "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. No Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Subsidiary makes an Investment in connection with a Qualified Securitization Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Acquisition" means

  (1)
  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

  (2)
  the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment (other than a collateral assignment) or other disposition by the Company or any Restricted Subsidiary to any Person

other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.";

  (3)
  Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain Covenants—Limitations on Restricted Payments";

  (4)
  the creation of or realization on any Lien permitted under the Indenture;

  (5)
  transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

  (6)
  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary in the ordinary course of business to the extent not materially interfering with the business of Company and the Restricted Subsidiaries;

  (7)
  a transfer of assets between or among the Company and its Restricted Subsidiaries;

  (8)
  an issuance of Equity Interests of the Company to Parent, by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (9)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (10)
  disposition of an account receivable in connection with the collection or compromise thereof;

  (11)
  sales of inventory in the ordinary course of business;

  (12)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $8.0 million; and

  (13)
  any transfer or series of related transfer of assets constituting Liquidity Facility Collateral.

        "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of a "Capitalized Lease Obligation."

        "Bankruptcy Law" means any of Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation or other similar law of any jurisdiction or any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such Person, (iv) in the case of any general partnership with a managing partner, the Board of Directors of the managing partner of such Person, or if there is no managing partner, the Board of Directors of each general partner of such Person and (v) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

        "Borrowing Base" means an amount equal to the amount of (a) 85% of inventory, plus (b) 85% of accounts receivable, plus (c) cash and Cash Equivalents, in each case for the Company and any guarantor of any Liquidity Facility as set forth on the balance sheet of the Company delivered to the Holders pursuant to "—Certain Covenants—Reports."

        "Bridge Loans" means the indebtedness of the Company outstanding under that certain $230.0 million first lien senior secured interim credit agreement and $315.0 million second lien senior secured interim credit agreement outstanding prior to the Refinancing Date and refinanced with the proceeds of the offering of the First Lien Notes on the Refinancing Date.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law or executive order to close.

        "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) or rated at least A-1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody's or at least R-1 or the equivalent thereof by Dominion Bond Rating Service Limited;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P or, with respect to Canadian commercial paper, having one of the two highest ratings obtainable from Dominion Bond Rating Service Limited, and, in each case, maturing within one year after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  prior to a Public Equity Offering after the Issue Date, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, in each case, directly or indirectly, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Parent or the Company;

  (2)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders' Agreement be deemed a "group" solely by virtue of being parties to the Stockholders' Agreement), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire (other than any right conditioned on anything outside such person's or group's control other than for the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of Parent or the Company;

  (3)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company, as the case may be, (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Parent or the Company, as the case may be, was approved by a vote of the majority of the directors of Parent or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent or the Company;

  (4)
  (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or (b) Parent or the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into Parent or the Company, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Parent or the Company, as the case may be, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of Parent or the Company, as the case may be, or the applicable surviving or transferee Person; or

  (5)
  the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any Person and any period means, without duplication, the Consolidated Net Income of such Person for such period plus the following:

  (1)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, Consolidated Income Tax Expense, Consolidated Amortization Expense, Consolidated Depreciation and Accretion Expense, and Consolidated Interest Expense, in each case to the extent reducing Consolidated Net Income, in each case determined on a consolidated basis in accordance with GAAP; plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, the aggregate amount of all other non-cash charges, expenses or losses that reduce such Consolidated Net Income (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up), in each case determined on a consolidated basis in accordance with GAAP; plus

  (3)
  any reasonable expenses or charges incurred in connection with any equity offering (but if such equity offering is a sale of Equity Interests in any part of the Company, only to the extent that proceeds of such equity offering are received by or contributed to the equity of the Company), Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (in each case whether or not consummated) or pursuant to the Transactions (including, without limitation, the fees payable pursuant to the Management Agreement in connection with the Transactions), in each case determined on a consolidated basis in accordance with GAAP; plus

  (4)
  the amount of management, monitoring, consulting and advisory fees, termination payments and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, in each case determined on a consolidated basis in accordance with GAAP; plus

  (5)
  operating expense reductions and other operating improvements, synergies or costs savings that have been realized or are reasonably anticipated to be realizable within twelve (12) months of any Investment, acquisition, disposition, merger, consolidation, discontinued operation or action being given pro forma effect (including, to the extent applicable, from the Transactions); plus

  (6)
  all adjustments of the nature used in connection with the calculation of "Pro Forma Adjusted EBITDA" as set forth in note 2 to the "Summary—Summary Historical Consolidated and Unaudited Pro Forma Condensed Consolidated Financial Data" contained elsewhere in the First Lien Notes Offering Memorandum to the extent such adjustments continue to be applicable and, with respect to the stand-alone costs, to the extent actually incurred, during the period in which Consolidated Cash Flow is being calculated; plus

  (7)
  any net after-tax gains or losses on disposal of discontinued operations determined on a consolidated basis in accordance with GAAP; minus

  (8)
  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

        "Consolidated Depreciation and Accretion Expense" for any period means the depreciation and accretion expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated in good faith by an Officer of the Company giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

  (2)
  any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

        In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

  (3)
  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

  (2)
  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations related to interest rates,

  (4)
  the interest portion of any deferred payment obligations,

  (5)
  all other non-cash interest expense,

  (6)
  capitalized interest,

  (7)
  the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Company or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,

  (8)
  all interest payable with respect to discontinued operations, and

  (9)
  all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

        For the avoidance of doubt, Consolidated Interest Expense shall not include amortization or accretion (calculated in accordance with GAAP) of debt issuance costs and other financing fees and expenses.

        "Consolidated Net Income" for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Company or, subject to clause (3) below, any Restricted Subsidiary during such period;

  (2)
  the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except (a) to the extent such prohibition has been waived and (b) that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

  (3)
  for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

  (4)
  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary;

  (5)
  unrealized gains and losses due solely to fluctuations in currency values on long-term debt and any current portion thereof;

  (6)
  non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations or the Hunting Preferred Stock;

  (7)
  any impairment charge or asset write-off or write-down;

  (8)
  any after-tax effect of income or loss from the early extinguishment of Indebtedness;

  (9)
  any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

  (10)
  the cumulative effect of any change in accounting principles during such period;

  (11)
  other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain or loss (including the foreign exchange gain resulting from the Refinancing), together with any related provision for taxes on any such extraordinary or nonrecurring gain or loss, realized by the Company or any Restricted Subsidiary during such period; and

  (12)
  the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes.

        In addition:

  (a)
  Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent made pursuant to clause (4) of the last paragraph of the covenant described under "—Certain Covenants—Limitations on Transactions with Affiliates";

  (b)
  any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under "—Certain Covenants—Limitations on Restricted Payments" or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of "Permitted Investment" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket; and

  (c)
  to the extent not already included in the net income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        For purposes of this definition of "Consolidated Net Income," "nonrecurring" means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date;

provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

        "Consolidated Total Secured Indebtedness" means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens on assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary).

        "Consolidated Total Secured Indebtedness Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Secured Indebtedness of the Company and the Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the Lien incurrence giving rise to the need to calculate the Consolidated Total Secured Indebtedness Ratio, in each case with such pro forma adjustments to Consolidated Total Secured Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.

        "Controlled Investment Affiliate" means, as to any Person, any other Person that directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in portfolio companies.

        "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness."

        "Custodian" means any receiver, receiver manager, trustee, assignee, liquidator, monitor or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designation" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Designation Amount" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case at the option of the holder), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or

Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change of control or an asset sale occurring prior to the 91st calendar day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," respectively, and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests in connection with an asset sale or change of control pursuant to such provisions prior to the Company's purchase of the Notes as required in connection with such Asset Sale pursuant to the provisions described under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," respectively.

        "Dollar Equivalent" of any amount means, at the time of determination thereof,

  (1)
  if such amount is expressed in U.S. dollars, such amount,

  (2)
  If such amount is expressed in any other currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by UBS, AG in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such currency.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests, unlimited liability corporation interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Excluded Subsidiary" means (a) each Immaterial Subsidiary, for so long as such subsidiary remains an Immaterial Subsidiary, (b) each Restricted Subsidiary that is not a wholly owned Subsidiary on any date such Restricted Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of the Indenture (for so long as such Restricted Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) each Unrestricted Subsidiary, (d) each Restricted Subsidiary to the extent that (i) such Restricted Subsidiary is prohibited by any applicable contractual obligation or requirement of law from guaranteeing the Obligations, (ii) any contractual obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a contractual obligation the right to terminate its obligation thereunder; provided that clauses (ii) and (iii) shall not be applicable if (A) such other party is a Restricted Subsidiary or a wholly owned Subsidiary or (B) consent has been obtained to provide such guarantee and for so long as such contractual obligation or replacement or renewal thereof is in effect or (e) any Securitization Subsidiary.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

        "First Lien Notes" means the notes issued under the First Lien Notes Indenture.

        "First Lien Notes Documents" means the First Lien Notes, the First Lien Notes Indenture, the Collateral Documents, (as defined in the First Lien Notes Indenture) and the Intercreditor Agreement (as defined in the First Lien Notes Indenture).

        "First Lien Notes Indenture" means the Indenture dated as of May 27, 2009 by and among the Issuers, the Guarantors and The Bank of New York Mellon, as Trustee.

        "First Lien Notes Offering Memorandum" means the Offering Memorandum dated as of May 21, 2009 with respect to the issuance of the First Lien Notes by the Issuers.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the Canadian Institute of Chartered Accountants, as in effect from time to time or any accounting principles that may be adopted, recommended or required to be adopted, by the Canadian Accounting Standards Board.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means Parent and each Restricted Subsidiary of the Company on the Issue Date, and each other Person that is required to, or at the election of the Company does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means a Person in whose name a Note is registered in the register maintained by the Registrar pursuant to the Indenture.

        "Hunting Preferred Stock" means the preferred stock of Parent issued to 1441682 Alberta Ltd. on December 12, 2008 pursuant to the Sale and Purchase Agreement.

        "Immaterial Subsidiary" means, on any date for which a consolidated balance sheet of the Company is prepared, any Subsidiary of the Company that has less than 1.0% of the Company's Consolidated Net Tangible Assets or annual consolidated revenues; provided that at no time shall all Immaterial Subsidiaries have in the aggregate Consolidated Net Tangible Assets or annual consolidated revenues as of such date in excess of 3.0% of Consolidated Net Tangible Assets or annual consolidated revenues, respectively, of the Company.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication and if and to the extent that such items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability on the balance sheet of the specified Person prepared in accordance with GAAP (other than the Hunting Preferred Stock (so long as the Hunting Preferred Stock is not considered a Disqualified Equity Interest of the Company)):

  (1)
  all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

  (5)
  the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

  (6)
  all Capitalized Lease Obligations of such Person;

  (7)
  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (8)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

  (9)
  all Attributable Indebtedness; and

  (10)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided that obligations under letters of credit and Hedging Obligations that are fully cash collateralized shall not constitute Indebtedness for the purposes of the Indenture and the cash used for cash collateralization purposes shall constitute restricted cash.

        The amount of any Indebtedness that is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

        "Independent Director" means a director of the Company who is independent with respect to the transaction at issue.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

        "interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

  (3)
  all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

  (4)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries." If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Company or Parent shall be deemed not to be Investments.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

        "Issue Date" means the date on which the Notes were originally issued, which was January 19, 2010.

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of a Company in which a Company or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, hypothec, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge (including a floating charge), security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, registered or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

        "Liquidity Facilities" means one or more debt facilities providing for revolving credit loans, term loans, or letters of credit (including any Qualified Securitization Transaction), working capital-based debt financing arrangements, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under any such agreement or transaction or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

        "Liquidity Facility Collateral" means (i) inventory, receivables and intangibles together with any and all related proceeds; (ii) cash, cash equivalents, collections, currency, instruments, chattel paper, documents of title, checks, letters of credit, bills, notes, acceptances, drafts, certificates of deposit, treasury bills, investment certificates, commercial paper, other cash equivalents, any other security or securities and moneys including, without limitation, all of the Company's and the Subsidiary Guarantors' deposit and other bank accounts, credits, and balances with the Liquidity Facility agent and/or any of the lenders under any Liquidity Facility at any time existing, and all claims of the Company or any Subsidiary Guarantor against any Liquidity Facility lender; (iii) the Liquidity Facility lenders' proportionate share of proceeds from business interruption insurance and (iv) all proceeds on or in respect of the foregoing now existing or hereafter arising.

        "Management Agreement" means the Management Agreement dated as of December 12, 2008 among Riverstone Equity Partners L.P. and the Company and as such management agreement may be amended or replaced; provided, however, that the terms of any such amendment or replacement agreement are not as a whole, less favorable to the holders of the Notes in any material respect than the original agreement.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of the selling costs associated with such Asset Sale, including:

  (1)
  brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

  (2)
  provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (3)
  amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary and other than under a Liquidity Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

  (4)
  payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

  (5)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

  (1)
  as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than a Liquidity Facility or Notes) of the Company or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any Restricted Subsidiary.

        "Obligation" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Manager of Treasury, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary.

        "Officer's Certificate" means a certificate signed by any Officer.

        "Opinion of Counsel" means a written opinion from legal counsel (who may be an employee of or counsel to the Issuers) who is reasonably acceptable to the Trustee.

        "Parent" means Gibson Energy Holding ULC, an Alberta unlimited liability corporation, and its successors and assigns.

        "Pari Passu Indebtedness" means any Indebtedness of an Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

        "Permitted Business" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related, ancillary or complementary thereto or reasonable extensions thereof.

        "Permitted Business Investments" means Investments by a Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of a Company or in any Joint Venture, provided that:

  (1)
  at the time of such Investment and immediately thereafter, a Company could incur $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness" above; and

  (2)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside that scope of the Permitted Business.

        "Permitted Holder" means Sponsor and its Controlled Investment Affiliates.

        "Permitted Investment" means:

  (1)
  Investments by the Company or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

  (2)
  Investments in the Company by any Restricted Subsidiary;

  (3)
  loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $3.0 million at any one time outstanding;

  (4)
  Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

  (5)
  cash and Cash Equivalents;

  (6)
  receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (7)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (8)
  Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitations on Asset Sales";

  (9)
  lease, utility and other similar deposits in the ordinary course of business;

  (10)
  Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of Parent or the Company;

  (11)
  guarantees (including Note Guarantees) of Indebtedness permitted under the covenant contained under "—Certain Covenants—Limitations on Additional Indebtedness" and performance guarantees in the ordinary course of business;

  (12)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of property, including intellectual property, in each case in the ordinary course of business;

  (13)
  Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such merger, acquisition, amalgamation or consolidation;

  (14)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

  (15)
  the acquisition by a Securitization Subsidiary in connection with a Qualified Securitization Transaction of Equity Interests of a trust or other Person established by such Securitization Subsidiary to effect such Qualified Securitization Transaction; and any other Investment by the

    Company or a Subsidiary of the Company in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Transaction; provided, that such other Investment is in the form of a note or other instrument that the Securitization Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Securitization Transaction;

  (16)
  repurchases of the Notes;

  (17)
  Permitted Business Investments not to exceed 5.0% of Total Assets at any one time outstanding (with each Permitted Business Investment being valued as of the date made and without regard to subsequent changes in value); and

  (18)
  other Investments in an aggregate amount not to exceed the greater of (a) $20.0 million or (b) 2.0% of Consolidated Net Tangible Assets, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no Investment made in reliance on this clause (18) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Company.

        The amount of Investments outstanding at any time pursuant to clause (18) above shall be deemed to be reduced:

  (a)
  upon the disposition or repayment of or return on any Investment made pursuant to clause (18) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

  (b)
  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (18) above.

        "Permitted Joint Venture Payments" means payments by the Company or any Restricted Subsidiary, including any amounts made as shareholder loans or capital contributions, relating to any joint venture of the Company or any Restricted Subsidiary that is engaged in a Permitted Business; provided, that the Company shall use commercially reasonable efforts to cause its or any Restricted Subsidiary's equity interests in any such joint venture to be pledged on a first lien basis in support of the Notes; provided, further, that the aggregate amount of Permitted Joint Venture Payments made by the Company or any Restricted Subsidiary shall not exceed $10.0 million per annum.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  Liens not securing any Indebtedness imposed or otherwise created:

  (a)
  by statute including Liens of landlords, carriers, pipeline operators, processors, warehousemen, mechanics, suppliers, materialmen, repairmen or construction Liens or other similar Liens and other Liens imposed by applicable law; and

    (b)
    by contract in favor of processors, carriers, pipelines, warehousemen, mechanics, suppliers, materialmen, repairmen, storage operators or other operators;

    in each case in the ordinary course of business, including letters of credit, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (5)
  judgment Liens not giving rise to a Default so long as such Liens are adequately bonded or if reserves thereof have otherwise been accounted for and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

  (6)
  zoning regulations, easements, rights-of-way, servitudes, statutory exceptions to title, restrictions and other similar charges, restrictions or minor encumbrances as to the use of real property or immaterial imperfections of title which in each case do not, individually or in the aggregate, materially adversely affect the value of the property affected thereby or impair in any material respect the use of such property in the ordinary conduct of the business of the Company or any Restricted Subsidiary;

  (7)
  Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

  (8)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

  (9)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (10)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary and do not secure Indebtedness;

  (11)
  Liens arising from filing Uniform Commercial Code or PPSA financing statements regarding leases;

  (12)
  Liens securing Obligations under the First Lien Notes with respect to First Lien Notes outstanding on the Issue Date and any Refinancing Indebtedness with respect thereto;

  (13)
  Liens on property and assets securing Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

  (14)
  Liens on Liquidity Facility Collateral securing Obligations under a Liquidity Facility and any Refinancing Indebtedness with respect thereto;

  (15)
  Liens in favor of an Issuer or a Guarantor;

  (16)
  Liens securing Indebtedness and other obligations, including Hedging Obligations, and cash management or banking product obligations under or permitted by Liquidity Facilities incurred pursuant to clause (1) of "Certain Covenants—Limitations on Additional Indebtedness";

  (17)
  Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

  (18)
  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

  (19)
  Liens on assets of a Person existing at the time such Person is acquired or merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens may not extend to assets other than those of the Person merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary;

  (20)
  Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

  (21)
  Liens to secure Attributable Indebtedness and/or that are incurred pursuant to the covenant described under "—Certain Covenants—Limitations on Sale and Leaseback Transactions"; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

  (22)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness";

  (23)
  Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

  (24)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (25)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (26)
  Liens on assets incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10.0 million at any one time outstanding;

  (27)
  Liens incurred in the ordinary course of business and not securing any Indebtedness in favor of any public utility when required by such public utility in connection with the operations of any property or assets of the Company or any Restricted Subsidiary;

  (28)
  Liens serving the Notes or any trustees;

  (29)
  Liens on assets of the Company or a Securitization Subsidiary incurred in connection with a Qualified Securitization Transaction;

  (30)
  Liens incurred in the ordinary course of business and not securing any Indebtedness in respect of the rights of any shipper (including the rights of such shipper to any petroleum substances owned by such shipper but that are located on or within any property or assets of the Company or any Restricted Subsidiary);

  (31)
  Operating leases having a term of over one year;

  (32)
  Any right, title or interest of (i) the landlord under any lease pursuant to which the Company or any Restricted Subsidiary holds the leasehold interest in any property or asset or (ii) the grantee under any right-of-way permitted by clause (6) of this definition with respect to which the Company or any Restricted Subsidiary constitutes the grantor thereunder, and in each of the cases described in clauses (i) and (ii) of this clause (32), any Liens placed by such landlord or grantee solely on its interest in the property or assets subject to such lease or right-of-way; and

  (33)
  Liens securing Indebtedness with a principal amount not to exceed the greater of (i) $55.0 million and (y) the amount that would cause, immediately after giving effect to the incurrence of any such Lien on a pro forma basis, the Consolidated Total Secured Indebtedness Ratio to exceed 3.0 to 1.0.

        "Permitted Payments to Parent" means payments (directly or in the form of dividends, loans or otherwise) to a direct or indirect parent entity of the Company in amounts required for such Person to pay:

  (1)
  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, provided that if, in any taxable period, the direct or indirect parent is engaged in any material business activity or owns any material asset other than its direct or indirect interest in the Company, any such payments for such taxable period shall be limited to the portion of the franchise taxes, fees and expenses allocable to the direct or indirect interest in the Company (as determined in good faith by the direct or indirect parent entity involved);

  (2)
  for so long as the Company is a member of a group filing a consolidated or combined tax return such direct or indirect parent entity, an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries;

  (3)
  payments to the Sponsor and any of its Affiliates pursuant to the Management Agreement not to exceed $1.0 million in any calendar year; and

  (4)
  payments (directly or in the form of dividends, loans or otherwise) to a direct or indirect parent entity of the Company in amounts required for such Person to pay general corporate overhead expenses for such direct or indirect parent entity of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries not to exceed $400,000 in any calendar year.

        "Person" means any individual, corporation, partnership, limited liability company, unlimited liability corporation, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "PPSA" means the Personal Property Security Act (Alberta) and other personal property security legislation of the Canadian province or provinces and the Canadian territory or territories relevant to the Issuers and the Restricted Subsidiaries (including the Civil Code of the Province of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of Parent generating gross proceeds of at least $50.0 million in the aggregate since the Issue Date, pursuant to an effective registration statement filed under the Securities Act.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

        "Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of Parent or the Company to Persons.

        "Qualified Securitization Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a

Securitization Subsidiary), or grants a security interest in, any Liquidity Facility Collateral (whether now existing or arising in the future) of the Company or any of its Subsidiaries.

        "Rating Agencies" means Moody's and S&P.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional Redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "refinance" means to refinance, repay, prepay, replace, renew or refund.

        "Refinancing" means the repayment by the Company on the Refinancing Date of the Bridge Loans.

        "Refinancing Date" means May 27, 2009, the date of the repayment by the Company of the Bridge Loans.

        "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

  (1)
  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses and fees incurred in connection with the incurrence of the Refinancing Indebtedness;

  (2)
  the obligor of Refinancing Indebtedness does not include any Person (other than an Issuer or any Guarantor) that would not have otherwise been required to be an obligor of the Refinanced Indebtedness;

  (3)
  if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

  (4)
  the Refinancing Indebtedness has a final Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

  (5)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

  (6)
  the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

  (2)
  the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any principal payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or any Restricted Subsidiary).

        "Restricted Payments Basket" has the meaning given to such term in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Restricted Payments."

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

        "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secretary's Certificate" means a certificate signed by the Secretary of the Issuer.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Securitization Subsidiary" means a Subsidiary of the Company that engages in no activities other than in connection with financings secured by Liquidity Facility Collateral and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary (a) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement or arrangement other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing the Liquidity Facility Collateral securing such financing and (b) with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of Default" has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (9) of the provisions described under "—Amendment, Supplement and Waiver"), would constitute a Significant Subsidiary under clause (1) of this definition.

        "Sponsor" means Riverstone Holdings LLC.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders' Agreement" means the stockholders' agreement dated as of December 12, 2008 among Parent and its stockholders.

        "Subordinated Indebtedness" means Indebtedness of an Issuer or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of an Issuer or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, unlimited liability corporation, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

        "Subsidiary Guarantor" means any Guarantor other than Parent.

        "Tax" means tax, duty, levy, impost, assessment or other governmental charge (including penalties, additions to tax, interest and any other liabilities related thereto).

        "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

        "Total Assets" means the total assets of the Company and its Restricted Subsidiaries, as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP

        "Transactions" has the meaning assigned to such term herein under the caption "Summary—The Transactions."

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries," and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "U.S. Subsidiary Guarantor" means any Subsidiary Guarantor incorporated in any political subdivision of the United States government.

        "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

        The exchange notes issued in exchange for initial notes will be represented by one or more global notes (the "Global Notes") in definitive form. Upon issuance, the Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). DTC will maintain the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof through its book-entry facilities.

        DTC has advised the Issuers as follows:

        DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

        So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole Holder of initial notes represented by such Global Notes under the Indenture. Except as provided below, owners of notes will not be entitled to have notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Company, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

        Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, any Guarantor and the Trustee may treat the persons in whose names any notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, any Guarantor nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

        Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for notes in definitive form. Upon any such issuance, the Trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus under the caption "Notice to Investors." In addition, if (1) the Depositary notifies the Company in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related notes.

        Neither the Issuers, any Guarantor nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and the Issuers, any Guarantor and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

 CERTAIN CANADIAN AND UNITED STATES TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

        The following summary describes the principal Canadian federal income tax considerations generally applicable, as of the date hereof, to a purchaser who acquired, as beneficial owner, initial notes pursuant to the Refinancing circular or the 2010 Offering circular and who, for purposes of the Income Tax Act (Canada) (the "Tax Act") at all relevant times, is not and is not deemed to be resident in Canada, does not use or hold and is not deemed to use or hold the initial notes or the exchange notes (in this section collectively referred to as the "notes") in carrying on a business in Canada, holds the notes as capital property, deals at arm's length and is not affiliated with the Issuers, and deals at arm's length and is not affiliated with any transferee resident or deemed to be resident in Canada to whom the purchaser assigns, transfers or otherwise disposes of a note (a "Holder"). Generally, the notes will be capital property to a Holder provided the Holder does not acquire or hold the notes in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

        This summary is not applicable to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere within the meaning of the Tax Act. Any such holder should consult its own Canadian tax advisors with respect to the acquisition, holding or disposition of the notes.

        This summary is based upon the provisions of the Tax Act and the regulations thereunder as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder (the "Tax Proposals") which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policy and assessing practice, whether by way of judicial, regulatory, legislative or governmental decision or action, nor does it take into account other federal or provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all.

        This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of notes. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, holders should consult their own Canadian tax advisors with respect to the Canadian income tax considerations associated with acquiring, holding or disposing of the notes.

        No Canadian withholding tax will apply to interest, principal or premium paid or credited, or deemed to be paid or credited, by the Issuers on the notes to a Holder or to the proceeds received by a Holder upon the disposition of a note. No other taxes on income (including taxable capital gains) will be payable pursuant to the Tax Act by a Holder on interest or on the proceeds received by a Holder upon the disposition of a note, including upon a redemption, payment at maturity or repurchase of the notes by the Issuers.

Certain United States Federal Income Tax Considerations

        The following discussion is a summary of certain material U.S. federal income tax considerations relevant to the exchange of old senior secured notes for new senior secured notes (collectively the "senior secured notes") and the exchange of old senior notes for new senior notes (collectively the "senior notes," and together with the senior secured notes, the "notes") pursuant to the exchange offer and the ownership and disposition of the new notes by a U.S. holder (as defined below), but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of

1986, as amended (the "Code"), Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect that could adversely affect a holder of the notes.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, persons liable for alternative minimum tax and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. This discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code; (ii) a corporation or any entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in place to treat the trust as a U.S. person.

        No rulings from the IRS have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of old notes for new notes or of the ownership or disposition of the new notes or that any such position would not be sustained. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

        Holders of the notes should consult their tax advisors concerning the tax consequences of holding notes in light of their particular circumstances, including the application of the U.S. federal income and estate tax laws, as well as any state, local, foreign, or other tax laws.

Exchange Pursuant to the Exchange Offer

        The exchange of the old senior secured notes for the new senior secured notes in the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes, because the new senior secured notes will not be considered to differ materially in kind or extent from the old senior secured notes. Accordingly, the exchange of old senior secured notes for new senior secured notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the new senior secured notes will have the same tax attributes as the old senior secured notes exchanged therefor and the same tax consequences to holders as the old senior secured notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

        Similarly, the exchange of the old senior notes for the new senior notes in the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes, because the new senior notes will not be considered to differ materially in kind or extent from the old senior notes. As a result, the U.S. federal tax consequences of the exchange of the old senior notes for the new senior notes to the holders of such notes will be the same as those described above with respect to the senior secured notes.

Payments of Interest and Original Issue Discount

        Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with such U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        The notes were issued with original issue discount ("OID") for U.S. federal income tax purposes. As such, U.S. holders of the notes are generally required to include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method, regardless of their regular method of tax accounting. As a result, U.S. holders must include OID in income in advance of the receipt of cash attributable to such income.

        The notes were issued with OID because the "stated redemption price at maturity" of the notes exceeded the "issue price" of the notes by more than a "de minimis" amount (generally 1/4 of 1 percent of a note's stated redemption at maturity multiplied by the number of complete years to maturity). The stated redemption price at maturity of the notes includes all payments on the notes other than payments of "qualified stated interest" (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate). Stated interest on the notes will be treated as qualified stated interest. The issue price of the notes is the first price at which a substantial amount of the notes was sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

        The amount of OID includible in income by a U.S. holder of a note is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion thereof in which such U.S. holder holds such note ("accrued OID"). A daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued in such period. The "accrual period" of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is generally the excess of (i) the product of the note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of qualified stated interest allocable to such accrual period. The "adjusted issue price" of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any prior payments made on such note (other than payments of qualified stated interest). We or our paying agent will furnish annually to the IRS and to the U.S. holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to OID accruing on the notes. A U.S. holder is not required to recognize any additional income upon the receipt of any payment on the notes that represents accrued OID.

        In certain circumstances (see "Description of the Senior Secured Notes—Additional Amounts," "Description of the Senior Secured Notes—Optional Redemption," "Description of the Senior Secured Notes—Change of Control," "Description of the Senior Notes—Additional Amounts," "Description of the Senior Notes—Optional Redemption," "Description of the Senior Notes—Change of Control"), the Company may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the possibility of such payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will not have to be paid. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. The Company's position is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. holder might be required to accrue income on its notes in excess of stated interest and OID, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. U.S. holders are urged to consult their own tax advisors regarding the potential application to the notes of the Contingent Payment Regulations and the consequences thereof.

        It is currently expected that interest income and OID on the notes generally will be foreign source "passive category income" for purposes of computing the foreign tax credit allowable to U.S. holders under U.S. federal income tax laws.

        Should any non-U.S. tax be withheld, the amount withheld and the gross amount of any additional amounts paid to a U.S. holder will be included in such holder's income at the time such amount is received or accrued in accordance with such holder's method of tax accounting. Non-U.S. withholding tax paid at the rate applicable to a U.S. holder would, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder's U.S. federal income tax liability or, at such holder's election, eligible for deductions in computing taxable income. U.S. holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes. Any additional amounts would generally constitute foreign source income.

Market Discount

        If a U.S. holder acquires a note at a cost that is less than its revised issue price, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition). In general, the "revised issue price" of a note will be such note's adjusted issue price, as defined above under "—Payments of Interest and Original Issue Discount."

        Under the market discount rules of the Code, a U.S. holder is required to treat any partial payment of principal on a note, and any gain on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such note is disposed of by the U.S. holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the U.S. holder as if the holder had sold the note at its then fair market value.

        In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

        With respect to notes with market discount, a U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A U.S. holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

Premium and Acquisition Premium

        If a U.S. holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any OID in income. Generally, a U.S. holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above, over the remaining term of the note. The notes are subject to call provisions at the Issuer's option at various times, as described under "Description of the Senior Secured Notes—Optional Redemption" and "Description of the Senior Notes—Optional Redemption." A U.S. holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. A U.S. holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

        If a U.S. holder purchases a note issued with OID at an "acquisition premium," the amount of OID that the U.S. holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note's adjusted issue price.

        If a note is purchased at an acquisition premium, the U.S. holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the U.S. holder over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

Election to Treat All Interest as OID

        U.S. holders may elect to include in gross income all interest that accrues on a note, including any stated interest, OID, market discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium and acquisition premium, by using the constant yield method described above under the heading "—Payments of Interest and Original Issue Discount." This election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all taxable debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Similarly, this election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS. A U.S. holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Sale, Exchange, Retirement, or Other Taxable Disposition of Notes

        Upon the sale, exchange, retirement, or other taxable disposition of a note, a U.S. holder will generally recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid stated interest, which will be taxable as interest income as discussed above to the extent not previously included in income tax by the U.S. holder) and the adjusted tax basis of the note. A U.S. holder's adjusted tax basis in a note will, in general, be its cost for that note, increased by the OID or market discount previously taken into account with respect to the note and any principal payments previously received with respect to the note and decreased by any amortizable bond premium used to offset qualified stated interest income. Other than as described above under "—Market Discount," this gain or loss generally will be U.S. source capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other disposition the note has been held by such U.S. holder for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, payments of interest, including accrued OID, or principal made in the United States or through certain U.S. related financial intermediaries and the proceeds from the sale or other disposition of the notes held by a U.S. holder will be required to be reported to the IRS unless such U.S. holder is a corporation or other exempt recipient and, when required, demonstrates this fact.

        In addition, a U.S. holder that is not an exempt recipient may be subject to backup withholding unless such U.S. holder provides a taxpayer identification number and otherwise complies with the requirements for certifying that it is not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

ERISA CONSIDERATIONS

        The initial notes or the exchange notes may be purchased and held by an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code (the "Code"). A fiduciary of an employee benefit plan subject to ERISA must, however, determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that the purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law ("Plan Investor") will be deemed to have represented to us, by its acquisition and holding of the note, that its acquisition and holding of the note does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

 PLAN OF DISTRIBUTION

        If you are a broker-dealer who holds unregistered notes for your own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for your unregistered notes pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by you in connection with resales of exchange notes received in exchange for your unregistered notes where your unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to you for use in connection with any such resale if you request the document in the letter of transmittal or otherwise.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. If you are a broker-dealer, exchange notes you receive for your own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. You may make resales directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. If you are a broker-dealer that resells exchange notes that were received by you for your own account pursuant to this exchange offer and you participate in a distribution of the exchange notes, you may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by you may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that you will be delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incidental to this exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes and the related guarantees and certain matters of the laws of the State of Delaware relating to the guarantees by Gibson Energy (U.S.) Inc. and Gibson (U.S.) Acquisitionco Corp. will be passed upon by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon by Bennett Jones LLP, Calgary, Canada as to matters of Canadian federal law and the laws of the Provinces of Alberta and Ontario relating to the exchange notes offered hereby and the guarantees by Moose Jaw Refinery ULC, Moose Jaw Refinery Partnership, Canwest Propane ULC, Canwest Propane Partnership, MP Energy ULC, MP Energy Partnership, GEP ULC, Gibson Energy Partnership, Chief Hauling Contractors ULC, Gibson GCC Inc. Battle River Terminal LP, Battle River Terminal GP Inc. and Aarcam Propane & Construction Heat Ltd. Patterson Adams will pass on certain matters of the laws of the Province of British Columbia relating to the guarantees by Link Petroleum Services Ltd. MacPherson Leslie & Tyerman LLP will pass on certain matters of the laws of the Province of Saskatchewan relating to the guarantees by Bridge Creek Trucking Ltd. and Johnstone Tank Trucking Ltd. Garvey Schubert Barer will pass on certain matters of the laws of the State of Washington relating to the guarantees by Link Petroleum, Inc.

EXPERTS

        The financial statements as of December 31, 2009 and 2008 and for the year ended December 31, 2009, the periods from January 1, 2008 to December 12, 2008 and from December 13, 2008 to December 31, 2008 and for the year ended December 31, 2007, included in this prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

GLOSSARY OF TERMS

        We use the following oil and gas measurements and industry terms in this offering memorandum:

        API:    American Petroleum Institute.

        API Gravity:    Measure of the relative density of liquid petroleum products. A higher API Gravity value is associated with a lighter petroleum liquid.

        Aromatics:    Aromatic compounds contain a set of covalently-bound atoms, commonly arranged in alternating single and double bonds and arranged in one or more rings. Common examples are benzene, toluene and xylene.

        Asphalt:    Dark bituminous substance generated as residue from petroleum distillation. Used as an input for road paving and roofing applications.

        Barrel (bbl):    One barrel of petroleum equals 42 United States gallons.

        Boe:    Barrels of oil equivalent; a commonly used measure for equating the quantity of natural gas equivalent to a volume of crude oil; for example 6 MMcf of gas per barrel of oil, or 6 MMcf per barrel.

        BTU:    British thermal units; a commonly used measure of the amount of energy required to raise the temperature of one pound of water one degree Fahrenheit.

        Butane:    A common LPG that is colorless and flammable, C4H10. Butane has numerous commercial uses and is used industrially as a feedstock for gasoline and in petrochemical production.

        Condensate:    A petroleum mixture composed primarily of pentane and heavier hydrocarbons, usually produced with or extracted from natural gas, which is liquid at normal pressure and temperature. The component of the NGLs that remain after the propane and butane have generally been removed, results in a pentane and higher hydrocarbon composition.

        Diesel:    Combustible petroleum distillate used as fuel for diesel engines.

        Diluent:    A petroleum stock which is used to reduce the viscosity and increase the API Gravity of a heavier petroleum stock by dilution; typically condensate and sometimes butane or condensate in Canada.

        Distillate:    A liquid condensed from vapor in refinery distillation, including diesel and jet fuel.

        EIA:    Energy Information Administration.

        Feedstock:    A raw material required for an industrial process such as in petrochemical processing or manufacturing.

        Frac fluids:    A fluid, either water or hydrocarbon, used to transport propant in a hydraulic fracture well completion.

        Gasoline:    Volatile, flammable liquid mixture of hydrocarbons obtained from petroleum.

        GJ:    Gigajoule; commonly used heating and volume measure for natural gas. One gigajoule is equivalent to 26.8m3 of natural gas at defined temperature.

        Heavy/light differential:    Price differential between various heavy/light, with heavy oil blends and a light oil reference, typically the WTI price.

A-1

        Liquid asphalt cement:    Liquid asphalt cement is a dark brown to black cementitious material that is primarily produced by petroleum distillation. When crude oil is separated in distillation towers at a refinery, the heaviest hydrocarbons with the highest boiling points settle at the bottom. These tar-like fractions, called residuum, require relatively little additional processing to become products such as asphalt cement or residual fuel oil. Liquid asphalt cement is primarily used in the road construction and maintenance industry and for roofing purposes. Residual fuel oil is primarily used as a burner fuel in numerous industrial and commercial business applications. As used herein, the term refers to both liquid asphalt cement and residual fuel oils.

        LPG:    Liquefied petroleum gas. Typically comprised primarily of ethane, propane and butane.

        Midstream:    The industry term for the components of the energy industry in between the production of oil and gas (upstream) and the refining and distribution of refined and finished products (downstream).

        MMcf:    1,000,000 cubic feet, a unit of measure for natural gas.

        MSO:    Also known as mixed sour oil, is a commonly traded blend of medium crude oils (having a sulfur content of more than 0.5% by weight) used as a benchmark in oil pricing.

        NEB:    National Energy Board.

        NGL:    Natural gas liquids, comprised of ethane, propane, butane and natural gasoline.

        Pentane:    Highly flammable hydrocarbon, C5H12. Commonly used as fuel diluent and as a solvent. Also a major component of condensate.

        Propane:    A common LPG, C3H8, that is colorless and flammable as a gas. Used industrially in the petrochemical industry and commercially as a heating or engine fuel.

        Roofing flux:    Processed asphaltic product used in manufacture of shingles and other roofing products.

        Sour/sweet:    Describes the degree of a given crude's sulfur content. Sour refers to high-sulfur, greater than 0.5% by weight, and sweet to low-sulfur.

        Terminalling:    The receipt of crude oil and liquid asphalt cement for storage into storage tanks and other appurtenant equipment, including pipelines, where the crude oil will be commingled with other products of similar quality; the storage of the crude oil; and the delivery of the crude oil as directed by a distributor into a truck, vessel or pipeline.

        Throughput:    The volume of product transported or passing through a pipeline, plant, terminal or other facility over a stated period of time.

        Tops:    A bottomless light sour crude oil, a residual from the asphalt refining process, which is a premium feedstock for refiners. Also used for blending.

        Value at Risk (VAR):    A model that measures the most that a portfolio can be expected to lose under normal market conditions over a given period of time. It is a statistical model that combines a portfolio's exposure to various sources of market risk with the probability of an adverse market movement.

        Wellsite fluids:    Includes oil and frac-oil based drilling and frac fluids used in the drilling and completion of oil and natural gas wells.

        WTI:    Also known as West Texas Intermediate, is a type of crude oil used as a benchmark in oil pricing.

A-2

 GIBSON ENERGY HOLDING ULC

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Gibson Energy Holding ULC
Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-4

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) and Retained Earnings (Deficit) for the year ended December 31, 2009, for the periods from January 1, 2008 to December 12, 2008 and from December 13, 2008 to December 31, 2008, and for the year ended December 31, 2007

F-6

Consolidated Statements of Cash Flows for the year ended December 31, 2009, for the periods from January 1, 2008 to December 12, 2008 and from December 13, 2008 to December 31, 2008, and for the year ended December 31, 2007

F-7
Notes to Consolidated Financial Statements	F-8

April 15, 2009

Report of Independent Registered Public Accounting Firm

To the Shareholder of
Gibson Energy Holding ULC

        We have audited the consolidated statements of income (loss) and comprehensive income (loss) and retained earnings (deficit) and cash flows of Gibson Energy Holding ULC for the period from January 1, 2008 to December 12, 2008 and the year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the results of the Company's operations and its cash flows for the period from January 1, 2008 to December 12, 2008, and the year ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.

PricewaterhouseCoopers LLP
 Chartered Accountants
Calgary, Alberta

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

March 12, 2010
(Except for note 27, which is as at April 16, 2010)

Report of Independent Registered Public Accounting Firm

To the Shareholder of
Gibson Energy Holding ULC

        We have audited the consolidated balance sheets of Gibson Energy Holding ULC as at December 31, 2009 and December 31, 2008 and the consolidated statements of income (loss) and comprehensive income (loss) and retained earnings (deficit) and cash flows for the year ended December 31, 2009 and for the period from December 13, 2008 to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As discussed in Note 2 to the consolidated financial statements, effective December 12, 2008, Gibson Energy Holdings Inc. was acquired by Riverstone Holdings LLC in a business combination accounted for under the purchase method. As a result of the acquisition, the consolidated financial statements for the Successor Company are presented on a different cost basis than that of the Predecessor Company which has a material effect on the comparability of the Company's consolidated financial statements. As discussed in Note 1 to the consolidated financial statements, during 2009 the Company adopted CICA Handbook Section 3064 "Goodwill and Intangible Assets", and changed the manner in which it accounts for pre-operating expenditures.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2009 and for the period from December 13, 2008 to December 31, 2008 in accordance with Canadian generally accepted accounting principles.

PricewaterhouseCoopers LLP
 Chartered Accountants
Calgary, Alberta

Gibson Energy Holding ULC

Consolidated Balance Sheets

(tabular amounts in thousands of Canadian dollars)

	Successor
	December 31, 2009	December 31, 2008
Assets
Current assets
Cash and cash equivalents (note 12)	$26,263	$112,952
Accounts receivable (note 3)	315,865	300,376
Income taxes receivable	11,050	9,232
Inventories (note 4)	113,688	72,072
Current portion of future income taxes (note 16)	1,509	10,500
Prepaid expenses	5,187	8,971

Total current assets	473,562	514,103
Future income taxes (note 16)	5,225	12,176
Long-term prepaid expenses and other assets (note 5)	35,432	22,932
Property, plant and equipment (note 6)	598,826	603,980
Intangible assets (note 7)	126,955	178,377
Goodwill (note 9)	433,894	518,132

Total assets	$1,673,894	$1,849,700

See accompanying notes

Gibson Energy Holding ULC

Consolidated Balance Sheets (Continued)

(tabular amounts in thousands of Canadian dollars)

	Successor
	December 31, 2009	December 31, 2008
Liabilities
Current liabilities
Liquidity facility (note 12)	$25,000	$—
Accounts payable and accrued charges (note 10)	268,274	313,314
Income taxes payable	8,443	—
Current portion of future income taxes (note 16)	839	754

Total current liabilities	302,556	314,068
Asset retirement obligation (note 11)	8,287	5,875
Long-term debt (note 13)	553,942	640,082
Other long-term liabilities (note 14)	16,092	14,763
Future income taxes (note 16)	204,373	232,276
Commitments and contingencies (note 21)
Shareholder's Equity
Share capital (note 22)
Authorized
Unlimited Class A and Class B common voting shares without nominal or par value
Issued
537,656 Class A common voting shares without nominal or par value	537,656	537,656
100,000 preferred non-voting shares without nominal or par value	113,034	100,625

Total share capital	650,690	638,281
Contributed surplus (note 18)	8,957	—
Retained earnings (deficit)	(71,003)	4,355

Total shareholder's equity	588,644	642,636

Total liabilities and shareholder's equity	$1,673,894	$1,849,700

See accompanying notes

Gibson Energy Holding ULC

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) and
Retained Earnings (Deficit)

(tabular amounts in thousands of Canadian dollars)

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008 (as revised— note 1)	Year Ended December 31, 2007 (as revised— note 1)
Revenue
Products	$3,162,806	$117,501	$4,307,931	$3,020,851
Services	291,331	17,970	340,734	311,635

Total revenues	3,454,137	135,471	4,648,665	3,332,486
Cost of sales, excluding depreciation and amortization
Cost of products	3,086,759	113,295	4,270,209	2,964,303
Cost of services	205,662	11,677	220,930	215,717

Total cost of sales, excluding depreciation and amortization	3,292,421	124,972	4,491,139	3,180,020

	161,716	10,499	157,526	152,466

Operating expenses
Depreciation of property, plant and equipment	56,564	3,558	28,397	27,004
General and administrative	24,731	615	31,365	22,374
Amortization of intangible assets	25,747	1,323	3,109	841
Stock based compensation (note 18)	8,957	—	—	—
Loss (gain) on sale of assets	(90)	18	(108)	(288)
Impairment of goodwill and intangible assets (note 7 and 9)	114,115	—	—	—
Other non-operating expenses (income)
Accretion expense	785	22	404	391
Foreign exchange gain	(92,681)	(4,487)	(483)	(1,754)
Debt extinguishment costs (note 13)	18,517	—	—	—
Loss (income) from investment in associates	54	21	336	(55)
Interest expense (income)
Long-term debt	80,169	3,430	—	—
Due to affiliates	—	—	8,280	8,140
Income	(253)	(12)	(346)	(475)
Other	699	1	55	126

	237,314	4,489	71,009	56,304

Income (loss) before income taxes	(75,598)	6,010	86,517	96,162

Income tax provision (recovery) (note 16)
Current	(226)	280	33,981	13,719
Future	(12,423)	750	(8,782)	6,479

	(12,649)	1,030	25,199	20,198

Net income (loss) and comprehensive income (loss) for the period	(62,949)	4,980	61,318	75,964
Retained earnings—beginning of period (as revised—note 1)	4,355	—	257,765	209,088
Dividends on preferred shares (note 22)	(12,409)	(625)	—
Dividends on common shares (note 15)	—	—	—	(27,287)

Retained earnings (deficit)—end of period	$(71,003)	$4,355	$319,083	$257,765

See accompanying notes

Gibson Energy Holding ULC

Consolidated Statement of Cash Flows

(tabular amounts in thousands of Canadian dollars, except where noted)

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008 (as revised— note 1)	Year Ended December 31, 2007 (as revised— note 1)
Cash provided by (used in)
Operating activities
Net income (loss)	$(62,949)	$4,980	$61,318	$75,964
Items not affecting cash
Depreciation and amortization	82,311	4,881	31,506	27,845
Stock based compensation	8,957	—	—	—
Future income taxes	(12,423)	750	(8,782)	6,479
Accretion expense	785	22	404	391
Accretion related to long-term debt	11,890	395	—	—
Loss (gain) on disposal of assets	(90)	18	(108)	(288)
Other long-term liabilities	(699)	(63)	279	(284)
Unrealized loss (gain) on financial instruments	9,692	1,457	(8,347)	5,381
Inventory write-down	—	—	1,206	2,000
Foreign exchange gain on long-term debt	(97,991)	(5,069)	—	—
Debt extinguishment costs	18,517	—	—	—
Impairment of goodwill and intangible assets	114,115	—	—	—
Net change in non-cash working capital (note 20)	(70,045)	29,466	(3,428)	(39,403)

Net cash provided by operating activities	2,070	36,837	74,048	78,085

Investing activities
Purchase of property, plant and equipment	(36,967)	(2,982)	(43,672)	(60,521)
Equity investment in associates	(6,643)	—	(3,750)	—
Proceeds on disposal of assets	998	695	9,141	1,080
Increase in long-term prepaid and other assets	(5,857)	(1,697)	(13,116)	(185)
Acquisitions, net of cash acquired (note 2 and note 8)	(15,165)	(982,365)	(14,430)	(46,458)
Net change in non-cash working capital	(31,569)	34,759	(8,709)	6,925

Net cash used in investing activities	(95,203)	(951,590)	(74,536)	(99,159)

Financing activities
Proceeds from long-term debt, net of debt discount (note 13)	605,723	672,476	—	—
Payment of debt issue costs	(15,904)	(27,720)	—	—
Repayments of bridge loans	(606,040)	—	—	—
Proceeds from liquidity facility	25,000	—	—	—
Proceeds from issuance of common shares (note 2)	—	380,656	—	—
Loans from affiliate	—	—	125,000	241,000
Advance received from Riverstone	—	—	157,000	—
Repayment of loans from affiliate	—	—	(289,500)	(183,000)
Repayment of capital lease obligations	—	—	(48)	(654)
Dividends to shareholder	—	—	—	(27,287)
Net change in non-cash working capital	(2,335)	2,293	—	—

Net cash provided by (used in) financing activities	6,444	1,027,705	(7,548)	30,059

Net increase (decrease) in cash and cash equivalents	(86,689)	112,952	(8,036)	8,985
Cash and cash equivalents—beginning of period	112,952	—	25,061	16,076

Cash and cash equivalents—end of period	$26,263	$112,952	$17,025	$25,061

See accompanying notes

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies

Basis of preparation

        Gibson Energy Holding ULC ("Gibson", or the "Successor") was incorporated on July 11, 2008 by investment funds affiliated with Riverstone Holdings LLC ("Riverstone"), in order to acquire the outstanding common stock of Gibson Energy Holdings Inc. (the "Predecessor") from Hunting PLC ("Hunting"). Effective on the close of business on December 12, 2008, Gibson acquired the Predecessor for $1,256,390,000 (the "Acquisition"), as more fully described in Note 2.

        The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). As a result of the Acquisition, the consolidated financial statements subsequent to December 12, 2008 have been prepared using a new basis of measurement for the difference between the fair value and book value of the Predecessor assets acquired and liabilities assumed in the acquisition by the Successor as more fully described in Note 2. Because of the Acquisition, a different basis of accounting has been used to prepare the Successor and Predecessor (collectively the "Company") consolidated financial statements. The consolidated balance sheet as at December 31, 2008 presents the financial position of Gibson after the allocation of the purchase price. As a result, the consolidated statement of income and comprehensive income and retained earnings for the 19 day period subsequent to the acquisition reflects depreciation and amortization expense based on the new carrying values of the related assets and interest expense that resulted from the debt to finance the acquisition. The consolidated balance sheet as at December 31, 2007 and the statement of income and comprehensive income and retained earnings for the year then ended and period from January 1, 2008 to December 12, 2008 do not include the effects of the Acquisition. Therefore, the consolidated financial statements of Predecessor are not comparable with the consolidated financial statements of Successor. To indicate the application of a different basis of accounting for the period subsequent to the acquisition, the consolidated financial statements and certain notes to the consolidated financial statements present separately the periods prior to the acquisition, namely the period from January 1, 2008 to December 12, 2008, and the year ended December 31, 2007 ("2007") and the periods after the acquisition namely, the year ended December 31, 2009 ("2009") and the period from December 13, 2008 to December 31, 2008.

        Amounts are stated in Canadian dollars unless otherwise noted. References to "$" and "dollars" are to Canadian dollars and references to "U.S.$" and "U.S. Dollars" are to United States dollars.

        The Company is engaged in the transportation, storage, blending, processing, marketing and distribution of crude oil, condensate, NGLs such as propane and butane, refined products and natural gas.

Comparative figures

        As a result of the adoption of Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3064 "Goodwill and Intangible Assets", certain comparative amounts have been revised as a result of a change in accounting policy. In the comparative periods, the Company included certain pre-operating expenditures directly related to placing a new business and assets into operation in the cost of capital assets, which is no longer applicable as a result of the adoption of Section 3064. The provisions of Section 3064 are to be applied retroactively with restatement. As a result, net income increased by $414,000 in the period January 1, 2008 to December 12, 2008, and decreased by $546,000

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

in 2007. There was no impact to 2009 or the period from December 13, 2008 to December 31, 2008. There was no cumulative adjustment to retained earnings on January 1, 2009, as a result of the application of purchase accounting in connection with the Acquisition. A cumulative adjustment of $255,000 was made to opening retained earnings on January 1, 2007.

Predecessor Company

        On January 1, 2008, the Company acquired 100% of the shares of Gibson Energy (U.S.) Ltd. Both the Predecessor and the acquired company were 100% owned by Hunting and therefore the assets and liabilities of Gibson Energy (U.S.) Ltd. acquired in the transfer have been measured by the Company under the continuity of interests method of accounting at Gibson Energy (U.S.) Ltd's historical carrying amount as there has been no change in the ultimate ownership interests in Gibson Energy (U.S.) Ltd. Because the continuity of interest method of accounting has been used, the historical consolidated financial statements of the Predecessor Company were revised to retroactively combine the results of operations and cash flows of Gibson Energy (U.S.) Ltd. with the Company. Certain of the Predecessor Company comparative figures have been reclassified to conform to the presentation adopted in the current year and all inter-entity balances and transactions have been eliminated.

Summary of significant differences between Canadian GAAP and U.S. GAAP

        Accounting principles generally accepted under Canadian GAAP differ in certain respects from the accounting principles generally accepted in the United States of America ("U.S. GAAP"). A description of the significant measurement and disclosure differences and their effects on net income and shareholder's equity is set forth in Note 25.

Use of estimates

        Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of periodic financial statements necessarily involves the use of estimates and approximations. Estimates are used in the assessment of the recoverability of accounts receivable, the carrying value of goodwill and intangible assets, future income taxes, asset retirement obligations, valuation of stock options, valuation of pension assets, liabilities and related expenses, the determination of certain future obligations and the purchase price allocation described in Note 2. In addition, estimates of the useful life of property, plant and equipment and intangible assets are required in order to calculate depreciation and amortization. The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below. Actual results may differ from estimated amounts as future confirming events occur, and such differences may be material to the consolidated financial statements.

Revenue recognition

        Product revenues associated with the sale of crude oil, diluent, natural gas liquids, asphalt, natural gas, wellsite fluids and distillate owned by the Company are recognized when persuasive evidence of an arrangement exists, title passes from the Company to its customers, which is when the risk of ownership passes to the customer and physical delivery occurs, the price is fixed and collection is reasonably

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

assured. Sales terms are generally FOB shipping point, in which case the sales are recorded at the time of shipment, because this is when title and risk of loss are transferred. Freight costs billed to customers are recorded as a component of revenue. Revenues from buy/sell transactions whereby the Company acts as an agent are recorded on a net basis.

        Revenue associated with the provision of transportation and terminalling services are recognized when the services are provided, the price is fixed and collection is reasonably assured. Revenue from pipeline tariffs and fees are based on volumes and rates as the pipeline is being used. Revenue from non-refundable propane tank fees are recorded on a straight line basis over the rental period, typically one year.

        Unrealized gains and losses from the Company's risk management activities are recorded as revenue or cost of product based on the underlying financial instrument and the related mark to market calculation at the end of the year.

        Excise taxes are reported gross within revenue.

Principles of consolidation

        The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries.

Inventories

        Crude oil, asphalt, diluent, natural gas liquids, natural gas, wellsite fluids, distillate and spare parts are carried at the lower of average cost and net realizable value, with cost determined using a weighted average cost method.

Derivative financial instruments

        Derivative financial instruments are used by the Company to manage its exposure to market risks relating to commodity prices, foreign currency exchange rates and certain operating costs.

        The Company periodically enters into crude oil futures, swaps and option contracts to manage the price risk associated with sales, purchases and inventories of crude oil and petroleum products. The Company also periodically purchases foreign exchange forward contracts and options to manage foreign exchange exposures on sales to customers in the United States and the related accounts receivable.

        Derivative instruments, used periodically by the Company to manage exposure to market risks relating to commodity prices and foreign currency exchange rates, are not designated as hedges. They are recorded using the mark-to-market method of accounting whereby derivative instruments are recorded at fair value on the balance sheet as either an asset or liability with changes in fair value recorded to net earnings. The estimated fair value of all derivative instruments is based on quoted market prices, or, in their absence, third party market indications and forecasts. Realized gains or losses from financial derivatives related to commodity prices are recognized in revenues or cost of sales as the related sales occurred or the commodity has been delivered. Foreign exchange translation gains and losses on these instruments are recognized as an adjustment of revenues when the sale is recorded.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

Equity method of accounting

        The Company does not consolidate any part of the assets or liabilities of its equity investments. The Company's pro-rata share of post-acquisition net income or loss is reflected as one line item on the statement of income and will increase or decrease, as applicable, with the carrying value of the investments on the balance sheet.

Property, plant and equipment

        The Company carries property, plant and equipment at cost, net of government assistance, and provides depreciation and amortization on a straight-line basis at rates varying from 3% to 33% which are designed to amortize the cost of the assets over their estimated useful lives. Depreciation rates are as follows:

Buildings	10 - 20 years
Equipment	3 - 20 years
Trailers	10 - 23 years
Pipelines	8 - 20 years
Tanks	20 - 33 years
Plants	3 - 25 years

        The Company evaluates the carrying value of its property, plant and equipment whenever events or conditions occur that indicate that the carrying value on the balance sheet may not be recoverable from future cash flows. If carrying value exceeds the sum of undiscounted future cash flows, the property's carrying value is impaired. The property is then assigned a new cost basis, based on fair value equal to its estimated total future cash flows, discounted for the time value of money, and the Company expenses the excess carrying value to depreciation, amortization or impairment. The future cash flow estimates require assumptions about future revenues, operating costs and other factors. Actual results can differ from these estimates.

Intangible assets

        The Company carries intangible assets at cost and provides amortization on a straight-line basis, which is designed to amortize the cost of the assets over their estimated useful lives. Amortization rates are as follows:

Technology patent pending	3 - 5 years
Customer relationships	4 - 12 years
Brands	10 years
Non-compete agreements	2 - 10 years
Long-term customer contract	6 - 10 years

        Intangible assets are reviewed for impairment whenever events or conditions indicate that their net carrying amount may not be recoverable from estimated undiscounted future cash flows. If it is determined that the estimated net recoverable amount is less than the net carrying amount, a write-down to the asset's fair value is recognized during the period, with a charge to earnings.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

Research and development

        Research and development expenditures are expensed as incurred unless recovery of costs associated with the development expenditures can be reasonably assured given existing and anticipated future industry conditions and other development deferral criteria in which case the costs are deferred and amortized. To date, all costs incurred have been expensed.

Goodwill

        Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is evaluated for impairment on an annual basis, or more frequently if events and circumstances indicate that the carrying amount may not be recoverable. Goodwill and all other assets and liabilities have been allocated to business levels referred to as reporting units. The fair value of each reporting unit is determined using a discounted cash flow model and compared to the book value of the reporting unit. If the fair value of the reporting unit is less than the book value, then a second test is performed to determine the amount of the impairment. The amount of the impairment is determined by deducting the fair value of the reporting unit's individual assets and liabilities from the fair value of the reporting unit to determine the implied fair value of goodwill and comparing that amount to the book value of the reporting unit's goodwill. Any excess of the book value of goodwill over the implied fair value of goodwill is recorded as impairment loss in the statement of income.

Asset retirement obligation

        The fair value of obligations associated with site restoration on the retirement of assets with determinable useful lives, such as terminal sites, asphalt refinery and fractionation plant, are recognized when they are incurred, which is typically at the time the assets are installed. The obligations are initially measured at fair value based on discounted future costs. A corresponding amount equal to that of the initial obligation is added to the capitalized costs of the related asset. Over time the discounted asset retirement obligation amount will be accreted for the change in its present value, and the initial capitalized costs will be depreciated over the useful lives of the facilities. Actual expenditures incurred are charged against the accumulated obligation.

Environmental liabilities

        The Company records environmental liabilities when environmental assessments and or remedial efforts are probable and costs can be reasonably estimated. Generally, the recording of these accruals coincides with the completion of a feasibility study or a commitment to a formal plan of action. The Company recognizes expenses that relate to an existing condition caused by past operations that do not contribute to current or future profitability.

Debt issuance costs

        Debt issuance costs that are directly attributable to the issuance of the debt, such as debt discount and fees paid to lending institutions and other third parties are included in the carrying amount of the related financial liability and amortized under the effective interest method over the terms of the underlying debt instrument.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

Income taxes

        The Company follows the liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities. These differences are then measured using substantively enacted income tax rates and laws that will be in effect when these differences are expected to reverse. The effect of a change in income tax rates on future income tax assets and liabilities is recognized in income in the period that the change occurs.

        The Company is entitled to investment tax credits ("ITCs") based on certain research and experimental development costs incurred. Investment tax credits and other cost recoveries related to property and equipment are credited against the book value of property and equipment and the credit is released to income on a straight-line basis as a reduction of amortization expense over the above mentioned estimated useful lives of the relevant assets.

Employee future benefits

a) Defined benefit pension plans and post retirement benefits

        The estimated future cost of providing defined benefit pension and other post-retirement benefits ("OPRB") is actuarially determined using management's best estimates of demographic and financial assumptions, and such cost is accrued proportionately from the date of hire of the employee to the date the employee becomes fully eligible to receive the benefits. The discount rate used to determine accrued benefit obligations is based on a year-end market rate of interest for high-quality debt instruments with cash flows that match the timing and amount of expected benefit payments.

b) Defined contribution pension plans

        The Company's defined contribution plans are funded as specified in the plans and the pension expense is recorded as the benefits are earned.

Stock based compensation

        The Company estimates the grant-date fair value of stock options using a Black-Scholes valuation model. The options have a graded vesting schedule and each vesting portion is amortized separately on a straight-line basis over the vesting period with a corresponding credit to contributed surplus. Upon exercise, the associated amount is reclassified from contributed surplus to share capital. Consideration received from employees upon exercise of options is credited to share capital.

Cash and cash equivalents

        Cash and cash equivalents include cash and short-term, highly liquid investments with original maturities of 90 days or less.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

Foreign exchange translation

        Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates in effect at the consolidated balance sheet dates. Revenues and expenses are translated at the rates prevailing at the respective transaction dates. Exchange gains or losses are included in net income.

Changes in accounting policies

a) Goodwill and intangible assets

        CICA Handbook Section 3064, "Goodwill and Intangible Assets," provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets. The Company adopted this standard on January 1, 2009 and its impact is retroactive. As a result of the adoption, net income increased by $414,000 in the period January 1, 2008 to December 12, 2008, and decreased by $546,000 in 2007. There was no impact to net income in 2009 or in the period from December 13, 2008 to December 31, 2008. There was no cumulative impact to retained earnings on January 1, 2009, as a result of the application of purchase accounting in connection with the Acquisition. A cumulative adjustment of $255,000 was made to opening retained earnings on January 1, 2007.

b) Credit risk and the fair value of financial assets and liabilities

        The CICA issued EIC 173 relating to credit risk and the fair value of financial assets and liabilities. This EIC concluded that an entity's own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments. The Committee reached a consensus that the accounting treatment in this Abstract should be applied retrospectively without restatement of prior periods to all financial assets and liabilities measured at fair value in interim and annual financial statements for periods ending on or after the date of issuance of this Abstract. Retrospective application with restatement of prior periods is permitted but not required. The Company implemented the provisions of this Abstract on January 1, 2009. The application of this issue did not have a material impact on the Company's consolidated financial statements.

c) Financial instrument disclosures

        The CICA amended CICA Handbook Section 3862 that requires additional disclosures about the fair value measurements of financial instruments and enhances liquidity risk disclosures. The application of this amendment is for all periods ending after September 30, 2009.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

1 Accounting policies (Continued)

Recent accounting pronouncements

        The Company has assessed new and revised accounting pronouncements that have been issued but are not yet adopted and determined that the following may have an impact on the Company:

a) Business combinations

        The CICA issued Handbook Section 1582 Business Combinations, which replaces Section 1581. This new standard is effective for business combinations entered into on or after January 1, 2011 and affects the accounting and related expenses incurred at the date a business combination closes. The adoption of the revised standard is expected to impact the Company's financial statements only to the extent that business combinations are entered into after the effective date.

b) Consolidated financial statements

        The CICA issued Handbook Section 1601 Consolidated Financial Statements that discusses consolidation accounting following a business combination that involves a purchase of an equity interest by one company in another. This new standard is effective for fiscal years beginning on or after January 1, 2011. The Company is in the process of evaluating the new standard and has not determined its impact on the Company's financial statements.

2 Acquisition

        On August 5, 2008, Hunting and Gibson Acquisition ULC, a wholly owned subsidiary of Gibson Energy Holding ULC, entered into a sale and purchase agreement pursuant to which Gibson Acquisition ULC acquired all of the issued and outstanding Class A and Class B Common Shares of Gibson Energy Holdings Inc. Following the Acquisition, a number of Gibson entities, including Gibson Energy Holdings Inc., converted to unlimited liability companies. Gibson Energy Holdings ULC then amalgamated with Gibson Energy Ltd. (following its conversion to an unlimited liability company), a subsidiary of Gibson Energy Holding ULC, and the surviving entity of that amalgamation has subsequently been amalgamated with Gibson Acquisition ULC to form Gibson Energy ULC, a wholly owned subsidiary.

        The total consideration for the Acquisition was $1,256,390,000, which includes cash payments at closing of $999,390,000, $157,000,000 of cash advanced to the Company prior to the Acquisition and $100,000,000 of deferred consideration. As part of the consideration, the Company's former parent, Hunting agreed to a two-year deferral of $100,000,000 of the consideration, and took back as collateral, a warrant that entitled them to 100,000 preferred shares in the Company's parent. The preferred shares carry an annual dividend that is cumulative and compounding at a rate of 12%. If the $100,000,000 of deferred consideration is not settled within two years, the warrant automatically converts to preferred shares of the Company's parent company that are automatically exchanged into a separate class of common shares of the parent. As consideration for the warrant, the Company issued 100,000 common shares to its parent.

        The Acquisition was financed by borrowings under credit agreements (note 13) and from equity contributions by Riverstone. Riverstone capitalized the Company with cash of $537,656,000 in exchange for 537,656 Class A common shares. As part of the capitalization, Riverstone contributed to the

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

2 Acquisition (Continued)

Company certain foreign exchange contracts with a negative value of $169,049,000. Subsequent to contributing the contracts, Riverstone settled the contracts on the same day and paid the amount due to the counterparties on behalf of the Company.

        Under the purchase method of accounting, the purchase price is allocated to the net tangible and intangible assets based on their estimated fair values as of the date of the completion of the transaction. Such valuations require management to make significant estimates and assumptions.

        Gibson allocated the purchase price on the basis of the fair value of the underlying assets acquired and liabilities assumed as follows:

Assets
Cash and cash equivalents	$17,025
Accounts receivable	452,260
Income taxes receivable	4,360
Inventories	79,000
Prepaid expenses	6,511
Long-term prepaid expenses and other assets	20,576
Property, plant and equipment	605,269
Intangible assets	179,700
Goodwill	518,132

Total assets acquired	1,882,833
Liabilities
Accounts payable and accrued charges	396,806
Asset retirement obligation	5,853
Other long-term liabilities	14,180
Future income taxes, net	209,604

Total liabilities assumed	626,443

Net assets acquired	$1,256,390

        Customer relationships included in intangible assets were valued in groupings given the unique attributes of certain operating segments. The value was determined using an income approach and takes into account the expected revenue growth and attrition rates of customers. Using this approach, customer relationships were assigned a value of $117,000,000.

        Brands included in intangible assets were valued by segment using a royalty savings method, whereby the value of the brands is estimated based upon the benefit received by the Company for owning the brands rather than paying a third party for their use. Using this approach, brands having finite lives were valued at $52,100,000.

        Other intangibles include long-term customer contracts, non-compete agreements and technology patent pending, and were valued at $4,600,000, $4,400,000 and $1,600,000, respectively. These values were determined using an income approach and by estimating the benefit to the Company.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

2 Acquisition (Continued)

        Cash, accounts receivable, accounts payable, and other current assets and liabilities were recorded at their historical carrying values, which were considered their fair values given their short-term nature.

3 Accounts receivable

	Successor
	December 31, 2009	December 31, 2008
Trade receivables—third party	$283,445	$232,751
Allowance for doubtful accounts—third party	(386)	(352)

Subtotal	283,059	232,399
Financial assets (note 19)	752	56,620
Deposits held as collateral	20,849	—
Broker accounts receivable	2,649	2,724
GST receivable	8,125	5,323
Other	431	3,310

Total receivables	$315,865	$300,376

        A significant portion of the Company's trade receivables are due from entities in the oil and gas industry. As of December 31, 2009, one customer accounted for approximately 11% of trade receivables. As of December 31, 2008, the Company had no significant concentration of credit risk.

Allowance for doubtful accounts

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008
Allowance for doubtful accounts beginning balance	$352	$352	$405
Additional allowances	206	—	2,605
Accounts receivable write off	(172)	—	(2,658)

Allowance for doubtful accounts ending balance	$386	$352	$352

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

4 Inventories

	Successor
	December 31, 2009	December 31, 2008
Crude oil	$56,629	$26,707
Diluent	6,257	9,202
Asphalt	23,381	12,805
Natural gas liquids	17,728	15,650
Natural gas	684	1,102
Wellsite fluids and distillate	7,244	4,873
Spare parts and other	1,765	1,733

	$113,688	$72,072

        The amount of inventory included in cost of product sold, excluding depreciation and amortization, is $2,929,938,000 for 2009, $108,422,000 and $4,097,797,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $2,787,734,000 for 2007. The amount of inventory written off to cost of product sold, excluding depreciation and amortization, is $0 for 2009, $0 and $1,206,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $2,000,000 for 2007.

5 Long-term prepaid expenses and other assets

	Successor
	December 31, 2009	December 31, 2008
Long-term prepaid expenses	$3,993	$2,152
Other assets	5,463	5,233
Loan to equity investee	14,218	10,496
RCA pension (note 17)	787	935
Equity investments	10,971	4,116

	$35,432	$22,932

        During the year ended December 31, 2009, the Company acquired a 38.86% ownership interest in Deepwell Energy Services Trust ("Deepwell") for a total cost of $6,643,000. It is accounted for under the equity method of accounting.

        On March 10, 2008, the Company acquired a 25% ownership interest in Battle River Terminal ULC ("BRT") for $3,750,000, which is accounted for under the equity method of accounting. At December 31, 2009, the Company has loaned BRT $14,218,000 (2008—$10,496,000), for their capital construction program with no fixed repayment terms.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

6 Property, plant and equipment

	Successor
	December 31, 2009
	Cost	Accumulated depreciation	Net
Land	$41,933	$910	$41,023
Buildings	28,554	3,391	25,163
Equipment	123,958	15,223	108,735
Trailers	116,010	16,210	99,800
Pipelines	128,093	10,998	117,095
Tanks	178,612	8,640	169,972
Plants	41,002	3,964	37,038

	$658,162	$59,336	$598,826

	Successor
	December 31, 2008
	Cost	Accumulated depreciation	Net
Land	$41,175	$40	$41,135
Buildings	24,946	211	24,735
Equipment	112,824	673	112,151
Trailers	101,436	802	100,634
Pipelines	128,015	889	127,126
Tanks	163,913	399	163,514
Plants	34,869	184	34,685

	$607,178	$3,198	$603,980

7 Intangible assets

	Successor
	December 31, 2009
	Cost	Accumulated amortization	Net
Technology patent pending	$1,600	$453	$1,147
Brands	41,425	5,482	35,943
Customer relationships	100,603	19,066	81,537
Non-compete agreements	5,796	1,259	4,537
Long-term customer contracts	4,600	809	3,791

	$154,024	$27,069	$126,955

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

7 Intangible assets (Continued)

	Successor
	December 31, 2008
	Cost	Accumulated amortization	Net
Technology patent pending	$1,600	$22	$1,578
Brands	52,100	266	51,834
Customer relationships	117,000	942	116,058
Non-compete agreements	4,400	54	4,346
Long-term customer contracts	4,600	39	4,561

	$179,700	$1,323	$178,377

        The intangible assets are being amortized over a weighted-average period of approximately 8.3 years, ending 2024.

        Amortization expense for the next five years is expected to be as follows:

2010	$22,299
2011	22,023
2012	19,678
2013	14,923
2014	14,094

        The amortization expense recorded for intangible assets was $25,747,000 for 2009, $1,323,000 and $3,109,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $841,000 for 2007.

        Intangible assets are reviewed for impairment whenever events or conditions indicate that their net carrying amount may not be recoverable from estimated undiscounted future cash flows. If it is determined that the estimated net recoverable amount is less than the net carrying amount, a write-down to the asset's fair value is recognized during the period, with a charge to earnings. As a result of a general market downturn and increased competition in the truck transportation segment, during the fourth quarter of 2009, these conditions indicated that the net carrying value of intangible assets within this segment may not be recoverable. Therefore, intangible assets within the truck transportation segment were tested for impairment. The tests indicated that customer relationships and brands were impaired. The Company recorded a $28,645,000 impairment relating to customer relationships and brands within the truck transportation segment.

        The Company used an income approach to determine the fair value of its customer relationships. The approach takes into account the expected revenue growth and attrition rates of customers. The Company used a royalty savings approach to determine the fair value of its brands. The value of the brands were estimated based upon the benefit received by the Company for owning the brands rather than paying a third party.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

8 Business acquisitions

        The following acquisitions relate to acquisitions of companies that operate within the same business segments of the Company and will provide the Company an expanded client base within these industries.

        On November 18, 2009, the Company purchased three propane terminal facilities and associated business located in Montana and South Dakota, from Superior Propane LLC for cash of $6,657,000. This acquisition was accounted for using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$5,302
Inventory	35
Goodwill(1)	525
Intangible assets(2)	795

Net assets acquired	$6,657

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

(2)
Consists of customer relationships and a non-compete agreement.

        On July 1, 2009, the Company purchased the wholesale propane business and assets of the Washington and Oregon operations of Turner Gas for cash of $1,608,000. This acquisition was accounted for using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$1,383
Intangible assets(1)	225

Net assets acquired	$1,608

(1)
Consists of a non-compete agreement.

        On May 1, 2009, the Company purchased 100 percent of the common shares of Bridge Creek Trucking Ltd. for cash, net of cash acquired, of $6,900,000. This acquisition was accounted for using the purchase method with the results from operations included in these financial statements from the date of acquisition.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

8 Business acquisitions (Continued)

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$4,861
Accounts receivable	1,775
Inventory	161
Prepaid expenses	133
Other assets	25
Goodwill(1)	707
Intangible assets(2)	1,950
Accounts payable and accrued charges	(1,778)
Future income taxes	(934)

Net assets acquired	$6,900

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

(2)
Consists of customer relationships and a non-compete agreement.

        On June 1, 2008, the Company purchased 100 percent of the common shares of Chief Hauling Contractors Inc. for cash of $14,430,000. This acquisition was accounted for using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$6,556
Accounts receivable and other assets	2,330
Goodwill(1)	4,733
Intangible assets	3,350
Future income taxes	(2,539)

Net assets acquired	$14,430

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

        On February 1, 2007, the Company purchased 100 percent of the common shares of Del's Propane Ltd., a retail propane business, for cash of $5,970,000. This acquisition was recorded using the purchase method with the results from operations included in these financial statements from the date of acquisition.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

8 Business acquisitions (Continued)

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$5,533
Accounts receivable and other assets	1,466
Goodwill(1)	841
Accounts payable and other accrued charges	(668)
Future income taxes	(1,202)

Net assets acquired	$5,970

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

        On May 31, 2007, the Company purchased 100 percent of the common shares of 708022 Alberta Ltd. operating as Western Propane & Gas Services, a retail propane business, for cash of $2,738,000. This acquisition was recorded using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$1,175
Accounts receivable and other assets	38
Goodwill(1)	1,409
Intangible assets(2)	380
Future income taxes	(264)

Net assets acquired	$2,738

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

(2)
Consists of customer relationships.

        On June 1, 2007, the Company purchased 100 percent of the common shares of Boychuk Energy Inc., a transportation company, for cash of $13,350,000. This acquisition was recorded using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$10,116
Goodwill(1)	3,951
Intangible assets(2)	2,400
Future income taxes	(3,117)

Net assets acquired	$13,350

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

(2)
Consists of customer relationships and a non-compete agreement.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

8 Business acquisitions (Continued)

        On September 1, 2007, the Company purchased the fluid solution assets and business of REV Fluid Solutions Inc. and 100% of the shares of Terra Firm Canada Inc., a fracturing fluid reprocessing service business for cash of $5,500,000. This acquisition was recorded using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$400
Accounts receivable and other current assets	781
Goodwill(1)	1,797
Intangible assets(2)	3,275
Accounts payable and other accrued charges	(351)
Future income taxes	(402)

Net assets acquired	$5,500

(1)
The amount of purchased goodwill that is expected to be deductible for tax purposes is $795,000.

(2)
Consists of technology patent pending, customer relationships and a non-compete agreement.

        On October 1, 2007, the Company purchased 100 percent of the units of MP Energy Partnership and 100 percent of the common shares of Integrated Propane Services Ltd., entities within the propane business, for cash of $18,900,000. This acquisition was recorded using the purchase method with the results from operations included in these financial statements from the date of acquisition.

        The net assets acquired have been recorded as follows:

Property, plant and equipment	$1,000
Accounts receivable	19,302
Inventory	12,231
Prepaid expenses	6,410
Goodwill(1)	7,997
Intangible assets(2)	14,400
Accounts payable and other accrued charges	(38,049)
Future income taxes	(4,391)

Net assets acquired	$18,900

(1)
The amount of purchased goodwill is not expected to be deductible for tax purposes.

(2)
Consists of customer relationships, a non-compete agreement and a long-term customer contract.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

9 Goodwill

        The changes in the carrying amount of goodwill are as follows:

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008
Goodwill, beginning of period (note 2)	$518,132	$518,132	$58,555
Impairment	(85,470)	—	—
Additions (note 8)	1,232	—	4,733

Goodwill, end of period	$433,894	$518,132	$63,288

        Goodwill at December 31, 2009 represents the excess of the purchase price paid by Gibson over the fair value assigned to the net tangible and identifiable intangible assets of the Company on the date of the Acquisition plus the goodwill arising on acquisitions since that date. Goodwill prior to December 12, 2008 represented the excess of purchase price paid over the fair value assigned to the net tangible and identifiable intangible assets of businesses previously acquired by the Predecessor Company.

        During the fourth quarter of 2009, the Company carried out its annual 2009 impairment test. The Company determined that the goodwill in the truck transportation segment was impaired by $85,470,000. The impairment loss, which was recognized in the fourth quarter of 2009, was determined by calculating the fair value of the truck transportation reporting unit based on values of comparable businesses and comparing it to the reporting unit's book value. The impairment within this segment was largely as a result of general market downturn and increased competition in the truck transportation segment.

10 Accounts payable and accrued charges

        Accounts payable and accrued charges include the following items:

	Successor
	December 31, 2009	December 31, 2008
Accounts payable—trade	$215,047	$176,270
Accrued compensation charges	8,400	14,676
GST payable	862	792
Accrued pension liability (note 17)	—	9,295
Purchase price and fees related to the Acquisition	—	34,759
Debt issue costs	—	2,293
Financial liabilities (note 19)	3,565	49,741
Interest payable	6,000	3,691
Deferred revenue	13,405	8,422
Accounts payable—other	20,995	13,375

Accounts payable and accrued charges	$268,274	$313,314

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

11 Asset retirement obligation

        The following table presents the reconciliation of the beginning and ending aggregate carrying amount of the obligation associated with the retirement of terminal sites, asphalt refinery and fractionation plant:

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008
Asset retirement obligation, beginning of period	$5,875	$5,853	$5,607
Liabilities paid on existing obligations	—	—	(230)
Liabilities incurred	—	—	72
Change in estimated future cash flows	1,794	—	—
Accretion expense	618	22	404

Asset retirement obligation, end of period	$8,287	$5,875	$5,853

        The Company currently estimates the total undiscounted amount of estimated cash flows to settle the future liability for asset retirement obligation to be approximately $74,139,000 and $40,376,000 at December 31, 2009 and December 31, 2008, respectively. These obligations are discounted using a weighted average credit adjusted risk-free rate of 8.5%, an annual inflation rate of 2% and are expected to be settled between 5 to 42 years into the future. In particular, the terminals, refinery and fractionation plant are expected to be settled within 40 years.

12 Credit facilities

        On December 12, 2008, concurrent with the Acquisition (note 2), the Company has established with its lenders a revolving credit facility of up to U.S.$65,000,000 (the "Liquidity facility"), the proceeds of which are available to provide financing for working capital and other general corporate purposes of the Company and its subsidiaries. On October 2, 2009, the Company increased its maximum amount to U.S. $95,000,000.

        On January 19, 2010 the Company entered into an amendment to the liquidity facility to increase total borrowing capacity for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$150,000,000.

        The Liquidity facility has a term of four years expiring on December 12, 2012. Borrowings under the Liquidity facility bear interest at a rate equal to, at the Company's option, either at LIBOR, the lenders prime rate, the Bankers Acceptance rate or the Above Bank Rate, plus an applicable margin based on a pricing grid. The Company has drawn $25,000,000 and $0 against the Liquidity facility, as at December 31, 2009 and 2008, respectively. In addition, the Company has issued Letters of Credit totalling $9,800,000 and $2,000,000 as at December 31, 2009 and 2008, respectively.

        Any borrowings under the Liquidity facility are secured by the Company's current assets, including, but not limited to, inventory and accounts receivable.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

12 Credit facilities (Continued)

        At December 31, 2009 and 2008, the Company had restricted cash of $9,754,000 and $4,627,000, respectively. The cash is restricted because it has been posted as collateral in order to provide security for our trading activities.

13 Long-Term Debt

        Long-term debt consists of the following:

	Successor
	December 31, 2009	December 31, 2008
Senior Secured Notes	$586,096	$—
First Lien Senior Secured Interim Loans	—	280,867
Second Lien Senior Secured Interim Loans	—	386,540
Debt issue costs and other	(32,154)	(27,325)

	$553,942	$640,082

        On December 12, 2008, the Company entered into credit agreements pursuant to which the lenders named therein agreed to extend certain credit facilities to the Company in an aggregate principal amount of U.S.$545,000,000 comprising (i) first lien senior secured interim loans of U.S.$230,000,000 and (ii) second lien senior secured interim loans of U.S.$315,000,000 (collectively the "Bridge Loans"), the proceeds of which were to be used to provide financing for the Acquisition.

        On May 27, 2009, the Company issued Senior Secured Notes (the "Notes") in an aggregate principal amount of U.S.$560,000,000, the proceeds of which were used to repay the Bridge Loans in full. The Notes have a term of five years expiring on May 27, 2014, and accrue interest at 11.75% per annum. Throughout the term of the Notes and under certain conditions, the Company has the option to prepay the principal on the Notes, at a premium.

        All borrowings under the Notes are collateralized by substantially all of the property and equipment and all equity interests.

        The effective interest rate on the long-term debt for the year ended December 31, 2009 was 10.78%, excluding the accretion of debt issuance costs and 10.62% for the period from December 13, 2008 to December 31, 2008.

        As a result of the repayment of the Bridge Loans, the Company recognized a loss on settlement of $18,517,000 as debt extinguishment costs. Additionally, the Company offset $35,236,000 of debt issue and discount costs related to the new Notes.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

13 Long-Term Debt (Continued)

        At December 31, 2009, future scheduled principal payments on long-term debt are as follows (in U.S. dollars):

2010	$—
2011	—
2012	—
2013	—
2014	560,000
2015 and after	—

Total	$560,000

14 Other long-term liabilities

	Successor
	December 31, 2009	December 31, 2008
Remediation liability	$13,015	$11,587
Post-retirement benefits (note 17)	2,642	2,530
Accrued pension liability (note 17)	435	646

	$16,092	$14,763

        The Company is not aware of any potential unasserted environmental remediation claims that may be brought against it. Accruals are recorded when environmental remediation is probable and the costs can be reasonably estimated. A number of factors affect the cost of environmental remediation, including the determination of the extent of contamination, the length of time remediation may require, the complexity of environmental regulations and the advancement of remediation technology. Considering these factors, the Company has estimated the costs of remediation, which will be incurred in future years. The Company believes the provisions made for environmental matters are adequate, however it is reasonably possible that actual costs may exceed the estimated accrual, if the selected methods of remediation do not adequately reduce the contaminates at the refinery and further remedial action is required.

15 Related party transactions

Successor

        As part of the capitalization of the Company, Riverstone contributed to the Company certain foreign exchange contracts with a negative value of $169,049,000. Subsequent to contributing the contracts, Riverstone settled the contracts and paid the amount due to the counterparties on behalf of the Company. These transactions were recorded as non-cash equity distribution and contribution, respectively, to and from Riverstone and had zero net effect on the company's equity in the period from December 13, 2008 to December 31, 2008.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

15 Related party transactions (Continued)

        On December 12, 2008, the Company entered into a Management Agreement with Riverstone. Under the Management Agreement, the Company engaged Riverstone to provide management advisory services in connection with the general business operations of the Company. Total management fees and expenses recognized for the year ended December 31, 2009 were $1,037,000 and for the period December 13, 2008 to December 31, 2008 were $52,000. These amounts are included in the General and administrative expenses on the statement of income.

        In connection with the Acquisition, the Company paid to Riverstone approximately $15,375,000 relating to transactional fees and expenses, which have been included in the direct costs of the Acquisition.

        In October 2009, the Company's Chief Financial Officer and a Director of the Company, both began serving as trustees of Deepwell and two members of Senior Management both began serving as members of the board of directors of Deepwell. For the period from October to December 31, 2009, the Company purchased crude oil and condensate from Deepwell of $1,700,000, and also provided trucking services to Deepwell of $30,000.

        The related party transactions noted above have been measured at exchange amounts.

Predecessor

        Prior to the Acquisition, the Company borrowed an amount of $157,000,000 from Riverstone, which was used to repay a loan outstanding to an affiliate of Hunting just prior to the Acquisition.

        As at December 12, 2008 and December 31, 2007, an amount of $157,000,000 and $164,500,000 was due to an affiliate of Hunting, Hunting Knightsbridge Holdings Ltd. Prior to the Acquisition, this amount was repaid in full. Interest on the loans was $8,280,000, $8,140,000 and $7,276,000 for the period January 1, 2008 to December 12, 2008, 2007 and 2006, respectively. This amount is included in the interest due to affiliates on the statement of income.

        H.G. Management Services Ltd., an affiliate of Hunting, charged management fees amounting to $1,692,000 for the period January 1, 2008 to December 12, 2008 and $1,773,000 and $1,748,000, for 2007 and 2006, respectively. The amount is included in the General and administrative expenses on the statement of income.

        Dividends of $27,287,000 were paid to the Company's parent Hunting Energy Holdings Ltd. in 2007. No dividends were paid in the year ended December 31, 2008.

        The related party transactions noted above have been measured at exchange amounts.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

16 Income taxes

        The income tax provision differs from the amounts, which would be obtained by applying the combined Canadian base federal and provincial income tax rate to income before income taxes. These differences result from the following items:

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008	Year Ended December 31, 2007
Income (loss) before income taxes	$(75,598)	$6,010	$86,517	$96,162
Statutory income tax rate	29.00%	29.50%	29.50%	32.12%

Computed income tax provision (recovery)	(21,923)	1,773	25,522	30,887
Increase (decrease) in income tax resulting from:
Goodwill impairment, net of tax	24,786
Unrealized foreign exchange gain	(5,310)	(738)	—	—
Realized foreign exchange gain	(8,898)	—
Non-deductible expenses	237	—	734	1,382
Stock based compensation	2,598	—	—	—
Investment tax credits used	—	—	294	—
Other, including revisions in previous tax estimates	(3,231)	73	1,288	(22)
Rate reductions applied to future income tax liabilities	—	—	(1,460)	(9,263)
Rate reduction due to partnership deferral	(908)	(78)	(1,179)	(2,786)

	$(12,649)	$1,030	$25,199	$20,198

Income tax provision (recovery)
Current	$(226)	$280	$33,981	$13,719
Future	(12,423)	750	(8,782)	6,479

	$(12,649)	$1,030	$25,199	$20,198

Effective income tax rate	16.73%	17.14%	29.13%	21.00%

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

16 Income taxes (Continued)

        The tax effects of the significant components of temporary differences that give rise to future income tax assets and liabilities as at December 31 are as follows:

	Successor
	December 31, 2009	December 31, 2008
Future income tax assets:
Non-capital losses carried forward	$1,509	$15,107
Other items	410	2,531
Asset retirement obligations, net	4,340	1,825
Post-retirement benefits and pension plan accruals	475	3,213

	6,734	22,676
Less current portion	1,509	10,500

	5,225	12,176

Future income tax liabilities:
Timing of partnership income recognition and related items	$46,145	$72,261
Property, plant and equipment	112,201	101,556
Differences between accounting and tax bases of assets and liabilities	42,005	55,889
Other items	4,861	3,324

	205,212	233,030
Less current portion	839	754

	204,373	232,276

Net future income tax liability	$198,478	$210,354

Income tax losses carry forward

        At December 31, 2009 and December 31, 2008, the Company had losses available to offset future income for tax purposes of $5,624,000 and $51,793,000, respectively. The losses expire as follows:

December 31, 2028	$4,758
December 31, 2029	866

$5,624

17 Pension plans

Defined benefit pension plans

        In the valuation of pension and other post retirement benefits ("OPRB"), management utilizes various assumptions. The Company determines its discount rate based on an investment grade bond

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

17 Pension plans (Continued)

yield curve with a duration that approximates the benefit payment timing of each plan. This rate can fluctuate based on changes in investment grade bond yields.

        The long-term rate of return on plan assets is estimated based on an evaluation of historical returns for each asset category held by the plans, coupled with the current and short-term mix of the investment portfolio. The historical returns are adjusted for expected future market and economic changes. This return will fluctuate based on actual market returns and other economic factors.

        The rate of future health care cost increases is based on historical claims and enrolment information projected over the next fiscal year and adjusted for administrative charges. This rate is expected to decrease until 2013. Future compensation rates, withdrawal rates and participant retirement age are determined based on historical information. These assumptions are not expected to significantly change. Mortality rates are determined based on a review of published mortality tables.

        The Company's defined benefit plans are funded based upon the advice of independent actuaries. The pension expense recorded was $297,000 for the year ended December 31, 2009 and $41,000 and $1,456,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $1,296,000 for 2007. Funding of the defined benefit plans was $750,000 for the year ended December 31, 2009 and $10,000 and $1,485,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $1,777,000 for 2007. As part of the purchase accounting in connection with the Acquisition (note 2), the Company recorded an additional liability of $4,300,000 relating to the projected benefit obligations for one of the defined benefit plans.

        The Company is required to file an actuarial valuation of its pension plans with the provincial regulator every three years. The most recent actuarial valuation filing is dated December 31, 2009. Based on the most recent actuarial valuation as at December 31, 2009, the status of the plans was as follows:

Accrued benefit obligation

	Successor				Predecessor
	Year Ended December 31, 2009		Period from December 13, 2008 to December 31, 2008		Period from January 1, 2008 to December 12, 2008
	Defined benefit	OPRB	Defined benefit	OPRB	Defined benefit	OPRB
Accrued benefit obligation, beginning of period	$24,771	$2,530	$24,720	$2,470	$19,852	$2,803
Current service cost	233	248	22	16	934	233
Interest cost	586	182	48	16	958	153
Benefits paid	(15,588)	(324)	(18)	(12)	(316)	(145)
Actuarial loss (gain)	2,118	1,261	(1)	—	(1,008)	(574)
Other	(395)	(805)	—	40	—	—

Accrued benefit obligation, end of period	$11,725	$3,092	$24,771	$2,530	$20,420	$2,470

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

17 Pension plans (Continued)

Plan assets

	Successor				Predecessor
	Year Ended December 31, 2009		Period from December 13, 2008 to December 31, 2008		Period from January 1, 2008 to December 12, 2008
	Defined benefit	OPRB	Defined benefit	OPRB	Defined benefit	OPRB
Fair value of pension plan assets, beginning of period	$15,765	$—	$15,544	$—	$16,865	$—
Actual return on plan assets and expected interest	521	—	41	—	128	—
Actual and expected contributions	555	203	4	6	1,413	72
Actual and expected benefits paid	(6,330)	(203)	(17)	(6)	(221)	(72)
Actuarial loss (gain)	3	—	193	—	(2,641)	—

Fair value of pension plan assets, end of period	$10,514	$—	$15,765	$—	$15,544	$—

Accrued benefit asset (liability)

	Successor
	December 31, 2009		December 31, 2008
	Defined benefit	OPRB	Defined benefit	OPRB
Funded status	$(1,211)	$(3,092)	$(9,006)	$(2,530)
Amounts not recognized:
Unamortized net actuarial loss	1,563	1,255	—	—
Unamortized past service cost	—	(805)	—	—

Accrued benefit asset (liability)	$352	$(2,642)	$(9,006)	$(2,530)

	Successor
	December 31, 2009		December 31, 2008
	Defined benefit	OPRB	Defined benefit	OPRB
Funded status
Amounts recognized in the balance sheet consist of:
Long-term prepaid benefit	$787	$—	$935	$—
Accrued pension and other post retirement benefits	(435)	(2,642)	(9,941)	(2,530)

Net amount recognized	$352	$(2,642)	$(9,006)	$(2,530)

        Prepaid pension and other post retirement benefits are included in long-term prepaid expenses and other assets. Accrued benefit obligations are included in other long-term liabilities.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

17 Pension plans (Continued)

        The significant weighted average actuarial assumptions adopted in measuring the Company's accrued benefit obligation are as follows:

	2009	2008	2007
Discount rate	5.25%	7.0%	5.5%
Expected long-term rate of return on plan assets	6.25 - 7.0%	3.5 - 7.0%	3.5 - 7.0%
Rate of compensation increase	4.0%	4.0 - 4.5%	4.0 - 4.5%

        The expected long-term return on assets represents the average rate of earnings expected on the pension fund, net of expenses, to provide for the benefits included in the accrued benefit obligation. It is used to calculate the expected return on pension fund assets, which is a component of the pension expense. For purposes of the December 31, 2009 valuation, the expected rate of return on pension fund assets after taking account of investment and routine administrative expenses, is assumed to be between 6.25% and 7.00% for the plans.

        The difference in present values of pension fund assets and accrued pension benefits is amortized to income over the expected average remaining service life of the employees covered by the plans.

        The periodic expense for the benefits is as follows:

	Successor				Predecessor
	Year Ended December 31, 2009		Period from December 13, 2008 to December 31, 2008		Period from January 1, 2008 to December 12, 2008		Year Ended December 31, 2007
	Defined benefit	OPRB	Defined benefit	OPRB	Defined benefit	OPRB	Defined benefit	OPRB
Current service cost	$233	$248	$22	$16	$934	$233	$1,079	$243
Interest cost	586	182	48	16	958	153	972	151
Actual return on plan assets	(1,077)	—	(234)	—	1,971	—	(236)	—
Actuarial loss (gain) on accrued benefit obligation	2,118	1,261	(1)	—	(1,008)	(574)	(959)	(574)
Plan amendments	—	(805)	—	—	—	—	721	—
Difference between actual and:
Expected return on plan assets	555	—	193	—	(2,723)	—	(558)	—
Recognized actuarial gain (loss)	(2,118)	(1,255)	11	—	1,017	—	1,093	669
Difference between amortization of past service costs and actual plan amendments	—	805	2	—	464	—	(538)	(125)
Amortization of transitional obligation	—	—	—	—	(157)	—	(278)	(138)

Defined benefit plan expense	$297	$436	$41	$32	$1,456	$(188)	$1,296	$226

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

17 Pension plans (Continued)

        The average remaining service period of the active employees covered by the Pension Plans is 4.8 years.

        Assumed health care cost trends rates are as follows:

	December 31, 2009	December 31, 2008
Health care cost trend rate for next year	8.0%	7.0%
Rate that the trend rate gradually trends to	5.0%	6.0%
Year that the trend rate reaches the rate which it is expected to remain at	2013	2010

        Assumed health care cost trend rates have an effect on the amounts reported for the pension plans. A one-percentage point change in assumed health care cost trend rates would have the following impact:

	One % point increase	One % point decrease
Effect on total of service cost and interest cost	$68	$(53)
Effect on post retirement benefit obligation	367	(297)

        The Company's pension plan asset allocation is as follows:

Asset category

	% of Plan Assets as at: Successor
	December 31, 2009	December 31, 2008
	Defined benefit	Defined benefit
Equity	59.8	37.8
Bonds	33.4	27.1
Real estate and other	2.9	25.2
Cash and equivalents	3.9	9.9

Total	100.0	100.0

        The Company's overall investment strategy is to achieve an asset mix to meet both near-term and long term benefit payments with a diversification of asset types. The fair value of the Company's plan assets are all determined by using Level 1 inputs, defined as observable inputs such as quoted prices in active markets.

        The Company's contributions to the pension plans are subject to the results of actuarial valuation. Contributions by participants to the pension and other benefits plan were $28,920 (2008—$37,600).

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

17 Pension plans (Continued)

        Estimated future payments under the plans are as follows:

	Defined benefit	OPRB
2010	$537	$265
2011	549	311
2012	673	270
2013	716	272
2014	784	234
2015 - 2020	4,292	1,134

Total	$7,551	$2,486

Defined contribution pension plan

        The total expense recorded for the defined contribution pension plans was $3,004,000 for 2009, $132,000, and $2,525,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $2,495,000 for 2007.

Accumulated benefit obligation

	Successor
	December 31, 2009		December 31, 2008
	Defined benefit	OPRB	Defined benefit	OPRB
Accumulated benefit obligation	$11,189	$3,218	$23,084	$2,535

18 Stock based compensation plan

Successor

        During the year ended December 31, 2009, the Board of Directors adopted the Equity Incentive Plan (the "Plan"). The Company reserved a total of 59,739 shares for grants under the Plan. The Plan provides for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors, consultants, and other associates. As of December 31, 2009, the Company has only issued stock options to employees participating in the Plan. The options generally vest in equal tranches annually over a period of five years from the date of grant and have a maximum term of ten years. The Company has granted both traditional time-vesting stock options and performance vesting stock options under the Plan. The performance vesting stock options vest and expire under the same terms and service conditions as the time-vesting stock options, with vesting subject to the Company attaining prescribed performance relative to predetermined key financial measures.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

18 Stock based compensation plan (Continued)

        The compensation expense charged to operations was $8,957,000 for the year ended December 31, 2009. The Company records stock based compensation on a separate expense line item in its statement of income as all of the awards are considered to be corporate expenses and classified as general and administrative expenses. The weighted-average fair value of the stock options granted for the year ended December 31, 2009 was approximately $19,611,000.

        A summary of activity under the Plan is set forth below.

	Options Outstanding
	Options Available for Grant	Numbers of Shares	Weighted-Average Exercise Price (in dollars)
Balance at inception	59,739	—	$—
Granted	(54,550)	54,550	1,000

Balance at December 31, 2009	5,189	54,550	$1,000

        At December 31, 2009, total outstanding options vested under the Plan were 9,546 at a weighted-average exercise price of $1,000.

        Additional information under the Plan regarding options outstanding as of December 31, 2009 is as follows:

	Outstanding				Exercisable
Range of Exercise Prices (in dollars)	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price (in dollars)	Aggregate Intrinsic Value (in dollars)	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price (in dollars)	Aggregate Intrinsic Value (in dollars)
$1,000	54,550	9.7	$1,000	$—	9,546	9.7	$1,000	$—

        A summary of the Company's outstanding nonvested options under the Plan are as follows:

	Number of Shares	Weighted-Average Grant date fair value (in dollars)
Granted	54,550	$360
Vested	(9,546)	360

Nonvested at December 31, 2009	45,004	$360

        As of December 31, 2009, there was $10,654,000 of total unrecognized compensation cost related to nonvested awards. The total fair value of options vested during the year ended December 31, 2009 was $3,432,000.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

18 Stock based compensation plan (Continued)

        The options were valued using the weighted-average assumptions noted below:

Expected dividend rate	0.0%
Expected volatility	29.4%
Risk-free interest rate	2.8%
Expected life of option (years)	6.5

        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable and it requires the input of highly subjective assumptions. Expected volatility of the stock is based on comparable companies in the industry because the Company does not have historical volatility data for its own stock. The expected term of options represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the Government of Canada's Canadian Bond Yields with a remaining term equal to the expected life of the options used in the Black-Scholes valuation model. In the future, as the Company gains historical data for volatility in its own stock and the actual term over which employees hold its options, expected volatility and expected term may change, which could substantially change the grant-date fair value of future awards of stock options and, ultimately, the expense the Company records.

Predecessor

        Prior to the Acquisition, the Predecessor Company's parent, Hunting, operated a Hunting Unapproved Share Option Plan, which granted common share options, exercisable into common shares of Hunting, to eligible employees. The vesting of options granted were subject to the achievement of performance targets over a three-year period. Thereafter, the employee, subject to continued employment had seven years in which to exercise the options. The Predecessor Company made a cash payment to Hunting in an amount that was equivalent to the amount of stock based compensation expense allocated to it during the period. In connection with the Acquisition, all options that were unvested were cancelled and no new options were granted to employees under this plan after the Acquisition date. All outstanding and exercisable options outstanding on the Acquisition date were exercisable within one year, with any unexercised options being cancelled after that date.

        The expense recognized relating to the Hunting Unapproved Share Option Plan was $1,801,000 for the period from January 1, 2008 to December 12, 2008 and $1,395,000 for 2007. No expense was required for 2009 and the period from December 13, 2008 to December 31, 2008 as the amounts were fully vested as at December 12, 2008.

        In addition, Hunting operated a Long Term Incentive Plan ("LTIP") that provided for rewards that could be settled either in Hunting stock or cash. Executives were invited to participate in the Company's LTIP, with the rewards subject to performance conditions.

        The LTIP was a performance-linked plan with an incentive pool calculated using the sum of the Group's after tax operating income after deducting a charge for the after tax cost of capital at a rate of 7% on average shareholders' funds. The incentive had two components, the first being 2% of the absolute value added, and the second being 5% of the incremental value added. Awards were

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

18 Stock based compensation plan (Continued)

determined for each participant at the beginning of a three-year performance cycle and were settled at the end of each cycle.

        Rewards were based on performance related criteria and once granted, were paid at the end of a three-year period. The Company made a cash payment to the Company's parent equivalent to the amount of LTIP awards expensed during the year.

        The expense recognized attributable to LTIP was $5,290,000 for the period from January 1, 2008 to December 12, 2008 and $2,250,000 for 2007. Benefits under the LTIP were accelerated on the Acquisition, and therefore no expense was recorded for the Hunting LTIP in 2009 and the period from December 13, 2008 to December 31, 2008.

19 Financial instruments

        The Company has financial instruments other than financial contracts consisting of cash and cash equivalents, accounts receivable, loan to equity investee, accounts payable, and long-term debt. With the exception of long-term debt and the loan to equity investee, the carrying value of these instruments approximates fair market value due to the relatively short period to maturity or the interest rates attached to the instruments. Long-term debt is carried at amortized cost using the effective interest method of amortization. The estimated fair market value of long-term debt at December 31, 2009, based on market information, was U.S. $604,800,000. The loan to equity investee is an amount due to a related party with no fixed terms of repayment, the fair value of which is not readily determinable.

        The fair value of financial assets and liabilities were as follows:

	Successor
	December 31, 2009	December 31, 2008
Financial Assets
Held for Trading Risk Management Assets	$752	$56,620
Financial Liabilities
Held for Trading Risk Management Liabilities	$3,565	$49,741

Fair value measures

        The Company's derivatives instruments consist of financially settled commodity futures, options, swap contracts and foreign currency forward contracts. The value of the Company's risk management contracts are determined using inputs that are either readily available in public markets or are quoted by counterparties to these contracts. In situations where the Company obtains inputs via quotes from its counterparties, these quotes are verified for reasonableness via similar quotes from another source for each date for which financial statements are presented. The Company has consistently applied these valuation techniques in all periods presented and the Company believes it has obtained the most accurate information available for the types of derivative contracts held. The Company has categorized the inputs for these contracts as Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

19 Financial instruments (Continued)

or indirectly observable; or Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

        The fair value of derivative contracts at December 31, 2009 was:

	Total	Level 1	Level 2	Level 3
Assets from commodity derivative contracts
Commodity futures	$8	$8	$—	$—
Commodity swaps	157	—	157	—
Foreign currency forward contracts	587		587	—

Total assets	$752	$8	$744	$—

Liabilities from commodity derivative contracts
Commodity futures	$1,453	$1,453	$—	$—
Commodity swaps	2,112	—	2,112	—

Total liabilities	$3,565	$1,453	$2,112	$—

        The following is a summary of the Company's risk management contracts outstanding, along with their carrying value and fair value at December 31, 2009:

Crude Oil & Crude Oil Related Risk Management

        The Company has entered into crude oil futures and swap contracts to manage the price risk associated with sales, purchases, and inventories of crude oil and petroleum products. One contract corresponds to 1,000 barrels ("bbls").

WTI Futures

Term	Contract	Volume (Contracts) bbls	Weighted Average U.S.$/unit	Fair Value
January 2010 - March 2010	Bought Futures	143	$72.05
January 2010 - May 2010	Sold Futures	523	75.04
				$(1,445)

Natural Gas Liquids (Propane)

        The Company has entered into Propane swap contracts to manage the risk associated with sales, purchases and inventories of propane.

Mt. Belvieu Propane Swaps

Term	Contract	Volume (bbls)	U.S.$/bbl	Fair Value
January 1, 2010 - March 31, 2010	Bought Fixed Price	2,000/mth	$29.19
				$157

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

19 Financial instruments (Continued)

Foreign Currency Exchange Rate Risk Management

        The Company has entered into forward contracts to sell U.S. dollars in exchange for Canadian dollars to fix the exchange rate on its estimated future net cash flows denominated in U.S. dollars.

USD Forwards

Term	Contract	Volume U.S.$	Weighted average exchange rate (CAD$/U.S.$)	Fair value
January 25, 2010	Forward sell	22,450	$1.0543
January 27, 2010	Forward sell	5,810	1.0542
				$587

Electricity Risk Management

        The Company is a party to a financial swap contract to fix the level of anticipated electricity costs that are price sensitive to the Alberta Electric System Operator (AESO) Pool Price. If the actual AESO Pool Price is greater than $80.49 /megawatt hour, the Company receives the difference between that price and $80.49. If the actual AESO Pool Price is less than $80.49, the Company pays the difference between that price and $80.49. The contract is for 3 megawatts, 24 hours per day, seven days per week, with a term of January 1, 2010 to December 31, 2012.

AESO electricity swap

Term	Contract	Volume Megawatt hour /day	$/Megawatt hour	Fair Value
January 1, 2010 - December 31, 2012	Bought Fixed Price	72	$80.49	$(2,112)

Interest and commodity price risk

        The Company's net income and cash flows are subject to volatility stemming from changes in interest rates on the variable rate debt obligations and fluctuations in commodity prices of crude oil and petroleum products. The Company's interest rate risk exposure does not exist within any of the segments, but exists at the corporate level where the variable rate debt obligations are issued. The Company uses derivative financial instruments (i.e., futures, forwards, swaps, options and other financial instruments with similar characteristics) to manage the risks associated with market fluctuations in commodity prices and interest rates, as well as reduce volatility of cash flows. Based on the Company's risk management policies, all of the derivative financial instruments are employed in connection with an underlying asset, liability and/or forecasted transaction and are not entered into with the objective of speculating on interest rates or commodity prices.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

19 Financial instruments (Continued)

Balance sheet presentation of derivative financial instruments

        The fair values of derivative financial instruments in the Company's balance sheet were as follows:

	Successor
	December 31, 2009	December 31, 2008
Current
Accounts receivable	$752	$56,620
Accounts payable and accrued charges	(3,565)	(49,741)

	$(2,813)	$6,879

Financial Risk Factors

        The Company's activities expose it to certain financial risks, including currency risk, fair value interest rate risk, cash flow interest risk and commodity price risk, credit risk and liquidity risk. The Company's risk management strategy seeks to minimize potential adverse effects on its financial performance. As part of its strategy, both primary and derivative financial instruments are used to hedge its risk exposures.

        There are clearly defined objectives and principles for managing financial risk, with policies, parameters and procedures covering the specific areas of funding, banking relationships, interest rate exposures and cash management. The Company's treasury function is responsible for implementing the policies and providing a centralised service to the Company for identifying, evaluating, and monitoring financial risks.

a) Foreign Exchange Risk

        Foreign exchange risks arise from future transactions and cash flows and from recognized monetary assets and liabilities that are not denominated in the functional currency of the Company's operations.

        The exposure to exchange rate movements in significant future transactions and cash flows is managed using forward foreign exchange contracts, currency options and currency swaps. These derivatives have not been designated in a hedge relationship. No speculative positions are entered into by the Company.

(b) Interest Rate Risk

        Interest rate risk is the risk that the value of a financial instrument will be affected by changes in market interest rates. Prior to the issuance of the Notes on May 27, 2009, the long-term debt was a floating rate loan. However, the Notes issued accrue interest at a fixed rate of 11.75% per annum. Under the Liquidity facility, the Company is subject to interest rate risk as borrowings bear interest at a rate equal to, at the Company's option, either LIBOR, the prime rate, the Bankers Acceptance rate or the Above Bank Rate, plus an applicable margin based on a pricing grid.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

19 Financial instruments (Continued)

(c) Commodity price risk

        The Company is exposed to changes in the price of oil, oil related products, gas and electricity commodities and these are monitored regularly. Oil and gas price futures, options and swaps are used to manage the exposure to oil and gas price movements. These derivatives are not designated as a hedge. An electricity price swap is used to manage the exposure to electricity prices in Canada and is marked to market each period.

(d) Credit risk

        The Company's credit risk arises from its outstanding accounts receivables. A significant portion of the Company's trade receivables are due from entities in the oil and gas industry. Concentration of credit risk is mitigated by having a broad customer base and by dealing with credit-worthy counterparties in accordance with established credit approval practices. The Company actively monitors the financial strength of its customers, and in select cases has tightened credit terms to minimize the risk of default on accounts receivable. Allowance for doubtful accounts was $386,000 and $352,000 at December 31, 2009 and December 31, 2008, respectively (note 3). At December 31, 2009, approximately 2.4% of trade receivables are past due but considered to be not impaired. The maximum exposure to credit risk related to accounts receivable is their carrying value, as disclosed in the financial statements.

        The Company establishes guidelines for customer credit limits and terms. The Company provides adequate provisions for expected losses from the credit risks associated with trade accounts receivables. The provision is based on an individual account-by-account analysis and prior credit history.

        The Company is exposed to credit risk associated with possible non-performance by derivative instrument counterparties. The Company does not generally require collateral from its counterparties, but believes the risk of non-performance is minimal. The counterparties are major financial institutions, with investment grade credit ratings as determined by recognized credit rating agencies, or commodity brokers with respect to crude oil options and swaps.

        The Company's cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

(e) Liquidity risk

        Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. This risk relates to the Company's ability to generate or obtain sufficient cash or cash equivalents to satisfy these financial obligations as they become due. The Company's process for managing liquidity risk include preparing and monitoring capital and operating budgets, coordinating and authorizing project expenditures, and authorization of contractual agreements. The Company seeks additional financing based on the results of these processes. The budgets are updated with forecasts when required as conditions change. Sufficient funds and the Liquidity facility are available to satisfy both the Company's long and short-term requirements. The Liquidity facility totals U.S.$95,000,000 (increased to U.S.$150,000,000 on January 19, 2010) and at December 31, 2009 there was $25,000,000 drawn against the facility. In addition, on January 19, 2010 the Company issued 10.00% Senior Notes due 2018 in an aggregate principal amount of U.S.$200,000,000.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

19 Financial instruments (Continued)

        Set out below is maturity analyses of certain of the Company's financial liabilities as at December 31, 2009. The maturity dates are the contractual maturities of the financial liabilities and the amounts are the contractual, undiscounted cash flows.

Financial Liabilities	On demand or within one year	Between two and five years	After five years	Total
Liquidity facility	$25,000	$—	$—	$25,000
Accounts payable and accrued charges	262,335	—	—	262,335
Long-term debt	—	586,096	—	586,096
Accrued interest on long-term debt	5,939	—	—	5,939

Total financial liabilities	$293,274	$586,096	$—	$879,370

(f) Sensitivity analysis

        The following sensitivity analysis is intended to illustrate the sensitivity to changes in market variables on the Company's financial instruments and show the impact on profit or loss and shareholders' equity. Financial instruments affected by market risk include borrowings, deposits and derivative financial instruments. The sensitivity analysis relates to the position as at December 31, 2009. The analysis excludes the impact of movements in market variables on the carrying value of pension and other post retirement obligations.

        In calculating the sensitivity analysis, it has been assumed that the carrying values of financial assets and liabilities carried at amortized cost do not change as interest rates change.

Commodity price sensitivity

        The following table summarizes the change in fair value of the Company's risk management positions to fluctuations in commodity prices, leaving all other variables constant. The Company believes a 15% volatility in crude oil related prices and a 10% volatility in electricity prices, are reasonable assumptions. Changes in commodity prices could have resulted in the following unrealized gains (losses) impacting net income as of December 31, 2009.

	Favorable 15% Change	Unfavorable 15% Change
Crude oil related prices	$3,335	$(3,335)

	Favorable 10% Change	Unfavorable 10% Change
Electricity prices	$292	$(292)

        The movements in the statement of income arise from changes in the fair value of light crude oil futures and swaps, natural gasoline swaps, butane swaps and propane swaps as a result of changes in the crude oil price. These instruments have not been designated in a hedge relationship, but will offset future transactions.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

19 Financial instruments (Continued)

Foreign currency exchange rate sensitivity

        At December 31, 2009, if the Canadian dollar strengthened or weakened by 5%, relative to the U.S. dollar, the impact on net income would be as follows:

	Favorable 5% Change	Unfavorable 5% Change
USD Forwards	$1,003	$(1,003)
Long-term Debt	25,056	(25,056)

Capital management

        The Company's objectives when managing its capital structure are to maintain financial flexibility so as to preserve the Company's ability to meet its financial obligations and to finance internally generated growth as well as potential acquisitions.

        The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. The Company considers its capital structure to include shareholders' equity, long-term debt, the Liquidity facility and working capital. To maintain or adjust the capital structure, the Company may raise debt and/or adjust its capital spending to manage its current and projected debt levels.

        The terms of the Liquidity facility require the Company to comply with financial covenants when the available amount under the facility is less than 10% of the facility, including maintaining a fixed charge coverage ratio. If the Company fails to comply with this covenant, the lenders may declare an event of default under the facility. At December 31, 2009, this covenant is not applicable.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

20 Net change in non-cash working capital

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008	Year Ended December 31, 2007
(Increase) decrease in current assets
Accounts receivable	$(23,381)	$200,168	$(125,683)	$(26,672)
Inventories	(41,570)	6,928	31,279	(12,856)
Income taxes recoverable	(1,818)	(4,872)	(1,715)	(2,476)
Prepaid expenses	3,917	(2,473)	1,484	2,452

	(62,852)	199,751	(94,635)	(39,552)

(Decrease) increase in current liabilities
Accounts payable and accrued charges	(15,636)	170,285	91,207	12,561
Income taxes payable	8,443	—	—	(12,412)

	(7,193)	170,285	91,207	149

Net change in non-cash working capital related to operating activities	$(70,045)	$29,466	$(3,428)	$(39,403)

Other disclosures:
Interest paid	$65,275	$—	$8,733	$8,317
Income taxes paid	1,877	(246)	38,094	28,606
Non-cash contribution of foreign exchange contracts	—	(169,049)	—	—
Settlement of the foreign exchange contracts by the Company's parent	—	169,049	—	—
Shares issued in connection with the Acquisition	—	100,000	—	—
Non-cash settlement of purchase price	—	157,000	—	—

21 Commitments and contingencies

Commitments

        The Company is subject to certain commitments regarding future operating leases. The minimum payments required under these commitments are as follows:

Total
2010	$15,917
2011	17,460
2012	15,144
2013	12,398
2014	10,652

$71,571

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

21 Commitments and contingencies (Continued)

        Expenses related to operating leases were $15,753,000 for 2009, $683,000 and $12,455,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, and $11,352,000 for 2007.

Contingencies

        Two subsidiaries of the Company are currently undergoing various income tax related audits. While the final outcome of such audits cannot be predicted with certainty, it is the opinion of management that the resolution of these audits will not have a material impact on the Company's consolidated financial position or results of operations. As part of the Acquisition described in Note 2, Hunting has indemnified the Company for the pre-closing period impact of these audits.

        The Company is subject to various regulatory and statutory requirements relating to the protection of the environment. These requirements, in addition to the contractual agreements and management decisions, result in the recognition of estimated asset retirement obligations. Estimates of asset retirement obligation costs can change significantly based on such factors as operating experience and changes in legislation and regulations.

22 Share Capital

	Common Shares		Preferred Shares
	Shares	Amount	Shares	Amount
Predecessor
Balance as at January 1, 2007	405,000	$405	—	$—

Balance as at December 31, 2007	405,000	405	—	—

Balance as at December 12, 2008	405,000	$405	—	$—

Successor
Issuance of common shares in connection with the Acquisition	537,656	$537,656	—	$—
Issuance of preferred shares in connection with the Acquisition	—	—	100,000	100,000
Accretion of preferred shares	—	—	—	625

Balance as at December 31, 2008	537,656	$537,656	100,000	$100,625
Accretion of preferred shares	—	—	—	12,409

Balance as at December 31, 2009	537,656	$537,656	100,000	$113,034

Common shares

        The authorized common shares of the Company consist of an unlimited number of Class A and Class B Common shares.

        The Class A common shares shall entitle the holder to one vote per share; entitle the holder to such dividends as the Board may from time to time declare; in the event of a liquidation event or sale

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

22 Share Capital (Continued)

transaction and subject to the conditions of the Class B common shares and Preferred Shares, entitle the holder to the surplus assets of the Company.

        The Class B common shares shall entitle the holder to one vote per share; entitle the holder to such dividends as the Board may from time to time declare; in the event of a liquidation event or sale transaction and before any payment or distribution is made to any other classes, entitle the holder to an amount equal to the greater of (i) the aggregate accreted value of the preferred shares that were converted into Class B common shares or (ii) the product of the number of Class B shares outstanding at that time and the Class A common share amount; in the event of a public offering of common shares resulting in net proceeds of U.S.$100,000,000, entitle the holder of each share to automatically convert into Class A common shares equal to the greater of (i) one or (ii) the accreted value of the preferred shares converted into Class B common shares on the conversion date divided by the offering price for the common shares.

Preferred shares

        The authorized preferred shares of the Company consist of 100,000 preferred shares. The key terms of the preferred shares are as follows:

        Rank.    The preferred shares shall, for all purposes, rank senior to the existing common shares and to common shares created in the future.

        Voting rights.    The holders of the preferred shares have no voting rights.

        Dividends.    The holders of the preferred shares are entitled to receive a mandatory cumulative dividend at an annual rate of 12% of the accreted value for each preferred share. Unless otherwise determined by the Board of Directors, the accrued dividends shall not be paid in cash but instead shall compound and be added to the accreted value of the preferred shares on a semi-annual basis. The Company is not permitted to declare or pay any dividends to the holder of common shares as long as the preferred shares are outstanding.

        Redemption.    At any time up to December 13, 2010, the Company can elect to redeem the preferred shares for a cash payment equal to the issue price per share, plus all unpaid dividends that have accrued.

        Conversion.    The preferred shares are automatically convertible into Class B common shares if the preferred shares are outstanding at December 12, 2010. Each preferred share shall be convertible into such number of Class B common shares as is determined by dividing the accreted value of the preferred shares plus all accrued dividends at December 12, 2010 by $1,000.

        Liquidation preference.    In the event of a liquidation event or sale transaction, each preferred share holder shall be entitled to receive for each of its preferred shares, out of any lawfully available assets of the Company, in preference to the holders of common shares and any other preferred shares, an amount equal to the face amount plus any accrued and unpaid dividends due on such preferred shares.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

23 Guarantees

        Prior to the Acquisition, the Company had guaranteed obligations related to borrowings totalling U.S.$70,000,000 by Hunting. This guarantee was extinguished on September 26, 2008.

24 Segmental information

        The Company has defined its operations into the following operating segments: (i) Terminals and Pipelines, (ii) Truck Transportation, (iii) Propane Marketing and Distribution, (iv) Processing and Wellsite Fluids, and (v) Marketing.

        Terminals and pipelines includes the tariff-based pipeline services and fee-based storage and terminalling services for crude oil, condensate and refined products. The Company owns and operates pipelines, custom blending terminals and a fractionation plant, which are strategically located throughout Alberta and Saskatchewan, as well as major storage terminals located at Edmonton and Hardisty, which are the principal hubs for moving oil products out of the Western Canadian Sedimentary Basin.

        Truck transportation includes the hauling services for crude, condensate, propane, butane, asphalt, methanol, sulfur, petroleum coke, gypsum and drilling fluids to oil and gas producers primarily in Western Canada.

        Propane marketing and distribution includes retail and wholesale propane distribution operations in Canada and the United States. The retail operations sell propane to residential and industrial customers, while the wholesale operations sell to larger customers who are not usually end users of the product.

        Processing and wellsite fluids includes the refining and marketing of a variety of products, including several grades of road asphalt, wellsite fluids, tops, and roofing flux.

        Marketing includes the purchasing, selling, storing, and blending of crude oil, condensate, natural gas and NGLs, taking advantage of specific location, quality, or time based arbitrage opportunities and enhancing the overall profitability of its operations.

        These operating segments of the Company have been derived because they are the segments (a) that engage in business activities from which revenues are earned and expenses are incurred; (b) whose operating results are regularly reviewed by the Company's chief operating decision makers to make decisions about resources to be allocated to each segment and assess its performance; and (c) for which discrete financial information is available. No operating segments were aggregated to arrive at the reportable segments.

        Inter-segmental transactions are eliminated upon consolidation. No margins are recognized on inter-segmental transactions.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

24 Segmental information (Continued)

        Accounting policies used for segment reporting are consistent with the accounting policies used for the preparation of the Company's financial statements.

Successor
Year Ended December 31, 2009	Marketing	Truck Transportation	Terminals & Pipelines	Propane Marketing & Distribution	Processing & Wellsite Fluids	Corporate & other reconciling balances	Total
Statement of income (loss)
Revenue—external and inter-segmental	$3,133,019	$229,258	$597,500	$334,897	$335,394	$—	$4,630,068
Revenue—inter-segmental	(472,851)	(43,788)	(547,721)	(66)	(111,505)	—	(1,175,931)

Revenue—external	2,660,168	185,470	49,779	334,831	223,889	—	3,454,137
Cost of product & service—external & inter-segmental	3,097,981	151,555	525,387	269,389	291,712	—	4,336,024
Operating and other costs	12,649	44,980	24,316	34,563	15,820	—	132,328
Cost of product & service—inter-segmental	(472,851)	(43,788)	(547,721)	(66)	(111,505)	—	(1,175,931)

Cost of sales—external	2,637,779	152,747	1,982	303,886	196,027	—	3,292,421
	22,389	32,723	47,797	30,945	27,862	—	161,716
Foreign exchange loss (gain)	848	4	(1)	1,423	(1,134)	—	1,140
Gain on sale of assets	—	(78)	—	(12)	—	—	(90)
Loss (income) from associates	—	—	111	(57)	—	—	54

Segmental operating profit	21,541	32,797	47,687	29,591	28,996	—	160,612

Depreciation of property, plant and equipment	2,015	17,318	24,168	4,789	5,638	2,636	56,564
Amortization of intangible assets	671	9,772	2,258	3,652	9,394	—	25,747
General and administrative	—	—	—	—	—	24,731	24,731
Stock based compensation	—	—	—	—	—	8,957	8,957
Impairment of goodwill and intangible assets	—	114,115	—	—	—	—	114,115
Accretion expense	—	—	—	—	—	785	785
Foreign exchange gain	—	—	—	—	—	(93,821)	(93,821)
Debt extinguishment costs	—	—	—	—	—	18,517	18,517
Interest expense	—	—	—	—	—	80,868	80,868
Interest income	—	—	—	—	—	(253)	(253)
Income tax recovery	—	—	—	—	—	(12,649)	(12,649)

Net income (loss)	$18,855	$(108,408)	$21,261	$21,150	$13,964	$(29,771)	$(62,949)

Non-current assets
Property, plant and equipment	$35,192	$110,275	$283,538	$67,995	$87,028	$14,798	$598,826
Goodwill	68,155	5,020	198,343	44,712	117,664	—	433,894
Intangible assets	4,295	39,950	18,925	24,766	39,019	—	126,955
Other segmental items
Capital expenditures:
Property, plant and equipment	612	10,276	7,249	8,780	7,995	2,055	36,967
Intangible assets	—	1,950	—	1,020	—	—	2,970
Goodwill	—	707	—	525	—	—	1,232
Total assets	342,648	190,345	520,098	225,832	304,665	90,306	1,673,894

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

24 Segmental information (Continued)

Successor
Period from December 13, 2008 to December 31, 2008	Marketing	Truck Transportation	Terminals & Pipelines	Propane Marketing & Distribution	Processing & Wellsite Fluids	Corporate & other reconciling balances	Total
Statement of income
Revenue—external and inter-segmental	$91,964	$14,582	$18,488	$27,192	$16,464	$—	$168,690
Revenue—inter-segmental	(11,626)	(1,992)	(14,104)	(720)	(4,777)	—	(33,219)

Revenue—external	80,338	12,590	4,384	26,472	11,687	—	135,471
Cost of product & service—external & inter-segmental	93,098	9,672	16,478	20,946	12,818	—	153,012
Operating and other costs	595	2,525	(17)	1,451	625	—	5,179
Cost of product & service—inter-segmental	(11,626)	(1,992)	(14,104)	(720)	(4,777)	—	(33,219)

Cost of sales—external	82,067	10,205	2,357	21,677	8,666	—	124,972
	(1,729)	2,385	2,027	4,795	3,021	—	10,499
Foreign exchange (gain) loss	(595)	—	—	242	262	—	(91)
Loss on sale of assets	—	—	—	18	—	—	18
Loss from investment in associates	—	—	10	11	—	—	21

Segmental operating profit (loss)	(1,134)	2,385	2,017	4,524	2,759	—	10,551

Depreciation of property, plant and equipment	184	939	1,725	252	303	155	3,558
Amortization of intangible assets	34	483	117	178	511	—	1,323
General and administrative	—	—	—	—	—	615	615
Accretion expense	—	—	—	—	—	22	22
Foreign exchange gain	—	—	—	—	—	(4,396)	(4,396)
Interest expense	—	—	—	—	—	3,431	3,431
Interest income	—	—	—	—	—	(12)	(12)
Income tax expense	—	—	—	—	—	1,030	1,030

Net (loss) income	$(1,352)	$963	$175	$4,094	$1,945	$(845)	$4,980

Non-current assets
Property, plant and equipment	$35,883	$114,464	$298,768	$57,303	$82,375	$15,187	$603,980
Goodwill	68,155	89,783	198,343	44,187	117,664	—	518,132
Intangible assets	4,966	76,440	21,183	27,399	48,389	—	178,377
Other segmental items
Capital expenditures:
Property, plant and equipment	114	220	813	514	1,235	87	2,983
Total assets	298,496	342,446	537,241	200,386	292,743	178,388	1,849,700

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

24 Segmental information (Continued)

Predecessor
Period from January 1, 2008 to December 12, 2008	Marketing	Truck Transportation	Terminals & Pipelines	Propane Marketing & Distribution	Processing & Wellsite Fluids	Corporate & other reconciling balances	Total
Statement of income
Revenue—external and inter-segmental	$4,008,379	$286,797	$871,505	$425,615	$523,943	$—	$6,116,239
Revenue—inter-segmental	(518,295)	(34,248)	(739,366)	(669)	(174,996)	—	(1,467,574)

Revenue—external	3,490,084	252,549	132,139	424,946	348,947	—	4,648,665
Cost of product & service—external & inter-segmental	3,981,074	181,254	804,359	370,204	478,251	—	5,815,142
Operating and other costs	15,240	59,306	19,738	33,291	15,996	—	143,571
Cost of product & service—inter-segmental	(518,295)	(34,248)	(739,366)	(669)	(174,996)	—	(1,467,574)

Cost of sales—external	3,478,019	206,312	84,731	402,826	319,251	—	4,491,139
	12,065	46,237	47,408	22,120	29,696	—	157,526
Foreign exchange (gain) loss	(3,411)	2	(2)	(524)	3,402	—	(533)
Loss (gain) on sale of assets	77	(82)	(42)	(63)	2	—	(108)
Loss from investment in associates	—	—	134	202	—	—	336

Segmental operating profit	15,399	46,317	47,318	22,505	26,292	—	157,831

Depreciation of property, plant and equipment	1,209	8,302	8,125	4,284	3,666	2,811	28,397
Amortization of intangible assets	—	652	—	1,718	739	—	3,109
General and administrative	—	—	—	—	—	31,365	31,365
Accretion expense	—	—	—	—	—	404	404
Foreign exchange loss	—	—	—	—	—	50	50
Interest expense	—	—	—	—	—	8,335	8,335
Interest income	—	—	—	—	—	(346)	(346)
Income tax expense	—	—	—	—	—	25,199	25,199

Net income (loss)	$14,190	$37,363	$39,193	$16,503	$21,887	$(67,818)	$61,318

Other segmental items
Capital expenditures:
Property, plant and equipment	$5,776	$12,018	$9,442	$5,969	$10,929	$2,214	$46,348
Intangible assets	—	3,350	—	—	—	—	3,350
Goodwill	—	4,733	—	—	—	—	4,733
Investment in associates	—	—	3,750	—	—	—	3,750

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

24 Segmental information (Continued)

Predecessor
Year Ended December 31, 2007	Marketing	Truck Transportation	Terminals & Pipelines	Propane Marketing & Distribution	Processing & Wellsite Fluids	Corporate & other reconciling balances	Total
Statement of income
Revenue—external and inter-segmental	$3,013,751	$261,262	$634,794	$219,097	$321,295	$—	$4,450,199
Revenue—inter-segmental	(403,500)	(23,505)	(571,145)	(116)	(119,447)	—	(1,117,713)

Revenue—external	2,610,251	237,757	63,649	218,981	201,848	—	3,332,486
Cost of product & service—external & inter-segmental	2,987,553	177,976	572,542	173,235	274,075	—	4,185,381
Operating and other costs	9,878	43,290	17,669	28,610	12,905	—	112,352
Cost of product & service—inter-segmental	(403,500)	(23,505)	(571,145)	(116)	(119,447)	—	(1,117,713)

Cost of sales—external	2,593,931	197,761	19,066	201,729	167,533	—	3,180,020
	16,320	39,996	44,583	17,252	34,315	—	152,466
Foreign exchange loss (gain)	395	1	1	(593)	(1,583)	—	(1,779)
Gain on sale of assets	—	(225)	—	(63)	—	—	(288)
Income from investment in associates	—	—	—	(55)	—	—	(55)

Segmental operating profit	15,925	40,220	44,582	17,963	35,898	—	154,588

Depreciation of property, plant and equipment	1,243	7,367	8,145	4,079	3,448	2,722	27,004
Amortization of intangible assets	—	140	—	442	259	—	841
General and administrative	—	—	—	—	—	22,374	22,374
Accretion expense	—	—	—	—	—	391	391
Foreign exchange loss	—	—	—	—	—	25	25
Interest expense	—	—	—	—	—	8,266	8,266
Interest income	—	—	—	—	—	(475)	(475)
Income tax expense	—	—	—	—	—	20,198	20,198

Net income	$14,682	$32,713	$36,437	$13,442	$32,191	$(53,501)	$75,964

Non-current assets
Property, plant and equipment	$25,185	$69,109	$87,549	$49,789	$49,457	$16,290	$297,379
Goodwill	—	4,564	—	15,387	7,440	31,164	58,555
Intangible assets	—	2,260	—	14,603	3,016	—	19,879
Other segmental items
Capital expenditures:
Property, plant and equipment	2,445	28,485	15,418	14,534	16,254	2,378	79,514
Intangible assets	—	2,400	—	14,780	3,275	—	20,455
Goodwill	—	3,951	—	10,247	1,797	—	15,995
Investment in associates	—	—	—	685	—	—	685
Total assets	237,594	128,868	103,960	172,913	116,172	91,257	850,764

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

24 Segmental information (Continued)

Geographic Data

        Based on the location of the end user, approximately 11% of revenue was to customers in the United States. For the period from December 13, 2008 to December 31, 2008, the period from January 1, 2008 to December 12, 2008 and 2007, the Company did not have any material revenues outside of Canada.

        The Company's long lived assets are primarily concentrated in Canada and the Company does not have any material long lived assets outside of Canada at December 31, 2009 and 2008.

25 United States accounting principles and reporting

        The Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The application of U.S. GAAP would have the following effects on net income (loss), comprehensive income (loss) and shareholder's equity as reported (in thousands, except share data):

	Successor		Predecessor
	Year Ended December 31, 2009	From December 13, 2008 to December 31, 2008	From January 1, 2008 to December 12, 2008	Year Ended December 31, 2007
Net income (loss)—Canadian GAAP	$(62,949)	$4,980	$61,318	$75,964
Capitalized interest(a)	282	—	245	322
Stock based compensation(b)	—	—	(126)	(525)
Business combinations(c)	(155)	—	—	—
Tax impact of the above adjustments	(37)	—	(79)	(107)

Net income (loss)—U.S. GAAP	(62,859)	4,980	61,358	75,654

Other comprehensive income
Pensions and post-retirement benefits, net of tax(e)	(1,429)	—	(1,055)	379

Comprehensive income (loss)—U.S. GAAP	(64,288)	4,980	60,303	76,033

Shareholder's equity
Balance, beginning of the period—U.S. GAAP	542,011	—	258,195	207,418
Share capital issued in connection with the Acquisition	—	537,656	—	—
Net income (loss)—U.S. GAAP	(62,859)	4,980	61,358	75,654
Pensions and post retirement benefits(e)	(1,429)	—	(1,055)	379
Stock based compensation(b)	8,957	—	126	525
Uncertain tax positions(d)	—	—	—	1,506
Accretion of preferred shares(f)	(12,409)	(625)	—	—
Distributions	—	—	—	(27,287)

Balance, end of period—U.S. GAAP	474,271	542,011	318,624	258,195

Accumulated other comprehensive income (loss)
Balance, beginning of the period—U.S. GAAP	—	—	(2,210)	(2,589)
Pension and post-retirement benefits(e)	(1,429)	—	(1,055)	379

Balance, end of period—U.S. GAAP	$(1,429)	$—	$(3,265)	$(2,210)

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

25 United States accounting principles and reporting (Continued)

	Successor
	December 31, 2009	December 31, 2008
Shareholder's Equity
Shareholder's equity—Canadian GAAP(1)	$588,644	$642,636
Increase (decrease) in shareholders equity under U.S. GAAP
Capitalized interest(a)	282	—
Business combinations(c)	(155)	—
Pension and post-retirement benefits(e)	(2,013)	—
Tax impact of the above changes	547	—
Reclassification of preferred shares as temporary equity (mezzanine)(f)	(113,024)	(100,625)

Shareholder's equity—U.S. GAAP	$474,271	$542,011

(1)
Riverstone capitalized the Company with cash of $537,656,000 in exchange for 537,656 common shares. As part of the capitalization, Riverstone contributed to the Company certain foreign exchange contracts with a negative value of $169,049,000. Subsequent to contributing the contracts, Riverstone settled the contracts and paid the amount due to the counterparties on behalf of the Company.

[a] Capitalized interest

        Under Canadian GAAP, capitalization of interest during the construction of qualifying assets is an acceptable, but not mandatory, accounting policy, if the related indebtedness is attributable to the acquisition, construction or development of the qualifying assets. Under U.S. GAAP, capitalization of interest is required for certain qualifying assets that require a period of time to get them ready for their intended use. No interest was capitalized for qualifying assets by the Company in the consolidated financial statements prepared in accordance with Canadian GAAP during any of the periods presented. Under U.S. GAAP, interest capitalized was $282,000 for 2009, net of amortization of 63,000, $0, and $245,000 for the period from December 13, 2008 to December 31, 2008 and the period from January 1, 2008 to December 12, 2008, respectively, net of amortization of $0, and $40,000, respectively, and $322,000 for 2007, net of amortization of $26,000. Total accumulated interest costs capitalized as at December 31, 2009 and 2008 was $282,000 and $0, respectively, net of accumulated amortization of $63,000 and $0, respectively. As a result of the purchase method of accounting and the allocation of the purchase price to the net tangible and intangible assets acquired based on their estimated fair values in connection with the Acquisition, there was no difference in the total accumulated interest costs under Canadian GAAP and U.S. GAAP as at December 31, 2008.

[b] Stock-based compensation

        In accordance with the Hunting Unapproved Share Option Plan, vesting in certain of the awards was contingent on the attainment of performance and service conditions and also on earnings targets indexed to inflation rates. Under Canadian GAAP, these dual-indexed awards are classified as equity awards. Under U.S. GAAP, an award which is indexed to a factor that is not a market, performance or service condition is required to be classified as a liability until the feature that is not a performance or service condition is resolved, at which point the award will be classified as equity awards. Liability

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

25 United States accounting principles and reporting (Continued)

treatment of these awards requires the Company to measure the fair value of the unvested portion of the award at the end of each reporting period and recognize the related compensation expense. As a result, additional compensation expense of $126,000 and $525,000 for the period from January 1, 2008 to December 12, 2008, and the year ended December 31, 2007, respectively, is recorded under U.S. GAAP. The additional compensation expense has been credited to equity as a contribution from Hunting since the Company is not required to reimburse Hunting for the incremental U.S. GAAP compensation expense. Following the Acquisition, these dual indexed awards no longer existed and no additional expense is recorded for 2009 and the period from December 13, 2008 to December 31, 2008 under U.S. GAAP.

[c] Business combinations

        Under Canadian GAAP, the purchase price of an acquisition includes direct costs incurred by the acquirer, such as finder's fees, advisory, legal, accounting, valuation, other professional or consulting fees, and general and administrative costs. Under U.S. GAAP, the Company adopted guidance such that effective January 1, 2009 direct costs are expensed in the periods which they are incurred.

        During the year ended December 31, 2009, the Company incurred $155,000 of direct costs of a business combination that were capitalized under Canadian GAAP that would not be capitalized under U.S. GAAP. As of December 31, 2009, the total accumulated adjustment to U.S. GAAP retained earnings was $155,000.

[d] Accounting for Uncertainty for Income Taxes and Future income taxes

        In evaluating and estimating its tax positions and tax benefits, the Company considers many factors that may require periodic adjustments and which may not accurately anticipate actual outcomes. Tax positions are recognized only when it is more likely than not, (likelihood of greater than 50%), based on technical merits, that the positions will be sustained upon examination. Tax positions that meet the more-likely-than-not threshold are measured using a probability weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Whether the more-likely-than-not recognition threshold is met for a tax position is a matter of judgment based on the individual facts and circumstances of that position evaluated in light of all available evidence. On January 1, 2007, under U.S. GAAP, the Company adopted guidance relating to uncertainty in income taxes. On adoption, a cumulative adjustment of $1,506,000 was recorded resulting in a decrease to deferred income tax liability and an increase to retained earnings. The amount was reversed post acquisition as Hunting indemnified the Company from these items. As at December 31, 2009, there were no material differences between Canadian GAAP and U.S. GAAP.

        The Company's income tax filings are subject to audit by taxation authorities and as at December 31, 2009, the following tax years remained subject to examination (i) Canada—2005 to 2009 (ii) United States—2006 to 2009. In respect of intercompany foreign transactions between the Company's Canadian operations and its foreign subsidiaries the limitation period for reassessment by the Canadian taxing authority is seven years.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

25 United States accounting principles and reporting (Continued)

[e] Pension and other post-retirement liability

        Under Canadian GAAP, the funding status of pension and other post retirement benefit plans are not required to be recognized on the balance sheet. Under U.S. GAAP, the over-funded or under-funded status of the defined benefit post retirement plans are recognized on the balance sheet as an asset or liability, and changes in the funded status are recognized through comprehensive income.

        As a result, pension and other post-retirement liabilities decreased by $2,013,000, net of tax of $584,000 for 2009, increased by $1,055,000, net of tax of $453,000 for the period January 1, 2008 to December 12, 2008 and decreased by $379,000, net of taxes of $179,000 for 2007. During the period from December 12, 2008 to December 31, 2008, there was no difference in the Company's comprehensive income between Canadian GAAP and U.S. GAAP. As at December 31, 2009, the total cumulative adjustments to liabilities and accumulated other comprehensive income was $1,429,000. As a result of the purchase method of accounting and the allocation of the purchase price to the net tangible and intangible assets acquired based on their estimated fair values in connection with the Acquisition, there was no difference in liabilities and the amount in accumulated other comprehensive income as at December 31, 2008.

[f] Temporary equity (mezzanine)

        Under U.S. GAAP such preferred shares are classified as temporary equity (mezzanine) outside of shareholders equity, which generates an accounting difference between Canadian and U.S. GAAP. Additionally, under Canadian GAAP, accrued dividends are recognized for each period as a reduction of the Company's retained earnings and increase in carrying value of the preferred shares. For U.S. GAAP purposes, accretion of the mezzanine financing amount resulted in an additional U.S. GAAP difference equal to the amount of dividends accreted during the period.

[g] Consolidated Statement of Cash flow

        There are no material differences between the Consolidated Statement of Cash Flows under U.S. GAAP and Canadian GAAP.

[h] U.S. GAAP Disclosures

        In addition to the disclosure contained in the consolidated financial statements, the following additional disclosures are required under U.S. GAAP:

Unaudited pro forma financial information

        U.S. GAAP requires supplemental unaudited pro forma statement of income information for the period in which a material business combination occurs. Material business combinations must be presented as if the acquisition had taken place at the beginning of the fiscal period.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

25 United States accounting principles and reporting (Continued)

        The following unaudited pro forma financial information for the year ended December 31, 2008 represents the combined U.S. GAAP historical audited results of Predecessor Company for the period from January 1, 2008 to December 12, 2008 and the historical audited results of Successor Company for the period from December 13, 2008 to December 31, 2008, adjusted on a pro forma basis to give effect to the issuance of debt and the Acquisition of Predecessor Company, as if the acquisition had occurred at the beginning of each period presented.

	Predecessor
	Year Ended December 31, 2008 (unaudited)	Year Ended December 31, 2007 (unaudited)
Revenue	$4,784,136	$3,332,486
Loss before income taxes	(28,361)	(37,131)
Net loss	$(18,972)	$(18,175)

        The pro forma information includes the impact of depreciation and amortization on the new carrying value of property plant and equipment and intangibles, interest expense on the long-term debt and expense related to the management agreements.

        The pro forma information is not necessarily indicative of the results of operations that would have occurred had the Acquisition taken place on the date indicated, nor are they necessarily indicative of future results of operations.

        The business combinations that occurred in the year ended December 31, 2009 as disclosed in Note 8 were not considered material for purposes of preparing the above unaudited pro forma financial information.

Debt issuance costs

        Under Canadian GAAP, the Company made an accounting policy selection to record long-term debt net of debt issuance costs. Under U.S. GAAP, debt issuance costs are recorded in other assets. As a result, the impact under U.S. GAAP is to reclassify debt issuance costs of $32,154,000 from long-term debt to other long term assets on the balance sheet.

Realized and unrealized gains (losses) on derivatives

        Under Canadian GAAP, realized and unrealized gains (losses) on derivatives that are not accounted for as hedges are classified within revenues and cost of sales, the detailed components of

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

25 United States accounting principles and reporting (Continued)

which are presented in the table below. Under U.S. GAAP such realized and unrealized gains (losses) would be classified as "other income (expense)" in the statement of income.

	Successor		Predecessor
	Year Ended December 31, 2009	Period from December 13, 2008 to December 31, 2008	Period from January 1, 2008 to December 12, 2008	Year Ended December 31, 2007
Revenues
Realized gains	$48,349	$8,126	$50,080	$512
Unrealized gains	779	112	46,261	382
Realized losses	(3,148)	—	(26,170)	(1,529)
Unrealized losses	(46,080)	(346)	(253)	(1,241)

	$(100)	$7,892	$69,918	$(1,876)

Cost of sales
Realized gains	29,922	7,698	54,434	19,907
Unrealized gains	50,059	813	12,740	1,023
Realized losses	(77,947)	(10,724)	(78,588)	(30,765)
Unrealized losses	(14,450)	(2,036)	(50,401)	(4,631)

	(12,416)	(4,249)	(61,815)	(14,466)

Total net effect	$(12,516)	$3,643	$8,103	$(16,342)

[i] New Accounting Pronouncements—U.S. GAAP

        In December 2007, the FASB issued guidance that establishes principles and requirements for how an acquirer: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company adopted the guidance on January 1, 2009.

        In December 2007, the FASB issued guidance that requires all entities to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. The guidance eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring that they be treated as equity transactions. The provisions of the guidance are effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The Company adopted the guidance on January 1, 2009 and the adoption did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

25 United States accounting principles and reporting (Continued)

        In March 2008, the FASB issued guidance that is intended to provide users of financial statements with an enhanced understanding of: 1) How and why an entity uses derivative instruments; 2) How derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations and 3) How derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. The Company adopted the guidance on January 1, 2009, and as the guidance requires only additional disclosures concerning derivatives and hedging activities, the adoption did not impact the Company's consolidated financial position, results of operations, or cash flow.

        In December 2008, the FASB issued guidance on an employer's disclosures about plan assets of a defined benefit pension or other post retirement plan. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2009. The Company adopted this guidance for the year ended December 31, 2009 and it did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

        In June 2009, the FASB issued guidance to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. The guidance is effective for financial statements issued for interim and annual periods beginning on or after November 15, 2009. Earlier application is prohibited. The Company has not yet completed its evaluation of the guidance or determined its impact on the consolidated financial position, results of operation or cash flows.

        In June 2009, the FASB issued guidance to improve financial reporting by enterprises involved with variable interest entities. This guidance amends previous guidance and requires an enterprise to perform an analysis to determine whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity. The guidance is effective for financial statements issued for interim and annual periods beginning on or after November 15, 2009. Earlier application is prohibited. The Company has not yet completed its evaluation of the guidance or determined its impact on the consolidated financial position, results of operation or cash flows.

26 Guarantor schedules

        Gibson Energy Holding ULC is the parent of Gibson Energy ULC. Gibson Energy ULC, together with its direct subsidiary GEP Midstream Finance Corp., issued the outstanding Notes. The Notes are guaranteed by Gibson Energy Holding ULC. These guarantees are full, unconditional, joint and several. The following condensed consolidated financial statements are presented for the information of the holders of the Notes in accordance with Rule 3-10 of Regulation S-X and present the results of operations, financial position and cash flows of (i) Gibson Energy Holding ULC, which is the guarantor of the Notes; (ii) the Issuers, namely Gibson Energy ULC and GEP Midstream Finance Corp.; (iii) other guarantors, who are all the direct and indirect subsidiaries of Gibson Energy ULC and (iv) the eliminations necessary to arrive at the information of the Company on a consolidated basis. Investments in subsidiaries are presented under the equity method of accounting. The results of operations and cashflows for the period from January 1, 2008 to December 12, 2008 and the year

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

26 Guarantor schedules (Continued)

ended December 31, 2007, are not presented as the Company and the Issuers were not part of the consolidated group until the date of the Acquisition. The condensed consolidated financial statements have been prepared in accordance with Canadian GAAP as the differences to U.S. GAAP are not considered material. See Note 24 for the impact of the application of U.S. GAAP on the consolidated results.

Condensed Consolidated Balance Sheet

	Successor
	December 31, 2009
	Gibson	The Issuers	Other Guarantors	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$11,893	$14,370	$—	$26,263
Accounts receivable	—	99,899	432,913	(216,947)	315,865
Income taxes receivable	—	10,405	645	—	11,050
Inventories	—	—	113,688	—	113,688
Current portion of future income taxes	—	1,509	—	—	1,509
Prepaid expenses	—	2,285	2,902	—	5,187

Total current assets	—	125,991	564,518	(216,947)	473,562
Future income taxes	—	5,225	—	—	5,225
Long-term prepaid expenses and other assets	—	11,440	23,992	—	35,432
Property, plant and equipment	—	14,797	584,029	—	598,826
Investment in subsidiaries	588,644	1,175,072	—	(1,763,716)	—
Intangible assets	—	—	126,955	—	126,955
Goodwill	—	35,727	398,167	—	433,894

Total assets	$588,644	$1,368,252	$1,697,661	$(1,980,663)	$1,673,894

Liabilities
Current liabilities
Liquidity facility	$—	$25,000	$—	$—	$25,000
Accounts payable and accrued charges	—	163,689	321,532	(216,947)	268,274
Income tax payable	—	8,443	—	—	8,443
Current portion of future income taxes	—	839	—	—	839

Total current liabilities	—	197,971	321,532	(216,947)	302,556
Asset retirement obligation	—	—	8,287	—	8,287
Long-term debt	—	553,942	—	—	553,942
Other long-term liabilities	—	1,506	14,586	—	16,092
Future income taxes	—	201,723	2,650	—	204,373
Shareholder's equity	588,644	413,110	1,350,606	(1,763,716)	588,644

Total liabilities and shareholder's equity	$588,644	$1,368,252	$1,697,661	$(1,980,663)	$1,673,894

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

26 Guarantor schedules (Continued)

Condensed Consolidated Statement of Income (Loss)

	Successor
	Year Ended December 31, 2009
	Gibson	The Issuers	Other Guarantors	Eliminations	Consolidated
Revenue	$—	$4,086	$3,450,951	$(900)	$3,454,137
Cost of sales, excluding depreciation and amortization	—	136,893	3,155,528	—	3,292,421

	—	(132,807)	295,423	(900)	161,716

Operating expenses
Depreciation of property, plant and equipment	—	2,899	53,665	—	56,564
General and administrative	—	24,683	948	(900)	24,731
Amortization of intangible assets	—	—	25,747	—	25,747
Stock based compensation	—	8,957	—	—	8,957
Gain on sale of assets	—	—	(90)	—	(90)
Impairment of goodwill and intangibles	—	—	114,115	—	114,115
Other non-operating expenses (income)
Accretion expense	—	—	785	—	785
Foreign exchange loss (gain)	—	(91,835)	(846)	—	(92,681)
Debt extinguishment costs	—	18,517	—	—	18,517
Loss from investment in associates	—	—	54	—	54
Loss (income) from investment in subsidiaries	62,949	(103,350)	—	40,401	—
Interest expense, net	—	80,698	(83)	—	80,615

	62,949	(59,431)	194,295	39,501	237,314

Income (loss) before income taxes	(62,949)	(73,376)	101,128	(40,401)	(75,598)
Income tax recovery	—	(10,427)	(2,222)	—	(12,649)

Net income (loss) and comprehensive income (loss) for the period	(62,949)	(62,949)	103,350	(40,401)	(62,949)
Dividends on preferred shares	(12,409)	—	—	—	(12,409)

Movement in retained earnings (deficit) for the period	$(75,358)	$(62,949)	$103,350	$(40,401)	$(75,358)

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

26 Guarantor schedules (Continued)

Condensed Consolidated Statement of Cashflow

	Successor
	Year Ended December 31, 2009
	Gibson	The Issuers	Other Guarantors	Eliminations	Consolidated
Cash provided by (used in)
Operating activities
Net income	$(62,949)	$(62,949)	$103,350	$(40,401)	$(62,949)
Items not affecting cash
Depreciation and amortization	—	2,899	79,412	—	82,311
Stock based compensation	—	8,957	—	—	8,957
Future income taxes	—	(10,159)	(2,264)	—	(12,423)
Accretion expense	—	—	785	—	785
Accretion related to long-term debt	—	11,890	—	—	11,890
Gain on disposal of assets	—	—	(90)	—	(90)
Other long-term liabilities	—	(178)	(521)	—	(699)
Unrealized loss on financial instruments	—	—	9,692	—	9,692
Impairment of goodwill and intangibles	—	—	114,115	—	114,115
Foreign exchange gain on long-term debt	—	(97,991)	—	—	(97,991)
Debt extinguishment costs	—	18,517	—	—	18,517
Income from investment in subsidiaries	62,949	(103,350)	—	40,401	—
Net change in non-cash working capital	—	67,968	(138,013)	—	(70,045)

Net cash (used in) provided by operating activities	—	(164,396)	166,466	—	2,070

Investing activities
Purchase of property, plant and equipment	—	(1,935)	(35,032)	—	(36,967)
Proceeds on disposal of assets	—	—	998	—	998
Increase in long term prepaid and other assets	—	(1,835)	(4,022)	—	(5,857)
Equity investment in associate	—	(6,643)	—	—	(6,643)
Acquisitions, net of cash acquired	—	(6,900)	(8,265)	—	(15,165)
Net change in non-cash working capital	—	(31,103)	(466)	—	(31,569)

Net cash used in investing activities	—	(48,416)	(46,787)	—	(95,203)

Financing activities
Proceeds from long-term debt	—	622,720	—	—	622,720
Payment of debt issue costs including debt discount	—	(32,901)	—	—	(32,901)
Repayments of bridge loans	—	(606,040)	—	—	(606,040)
Proceeds from liquidity facility	—	25,000	—	—	25,000
Receipt (payment) of partnership income	—	207,296	(207,296)	—	—
Net change in non-cash working capital	—	(2,335)	—	—	(2,335)

Net cash provided by (used in) financing activities	—	213,740	(207,296)	—	6,444

Net increase (decrease) in cash and cash equivalents during the period	—	928	(87,617)	—	(86,689)
Cash and cash equivalents—beginning of period	—	10,965	101,987	—	112,952

Cash and cash equivalents—end of period	$—	$11,893	$14,370	$—	$26,263

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

26 Guarantor schedules (Continued)

Condensed Consolidated Balance Sheet

	Successor
	December 31, 2008
	Gibson	The Issuers	Other Guarantors	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$10,965	$101,987	$—	$112,952
Accounts receivable	—	71,846	288,765	(60,235)	300,376
Income taxes receivable (payable)	—	10,370	(1,138)	—	9,232
Inventories	—	—	72,072	—	72,072
Current portion of future income taxes	—	10,500	—	—	10,500
Prepaid expenses	—	5,735	3,236	—	8,971

Total current assets	—	109,416	464,922	(60,235)	514,103
Future income taxes	—	12,176	—	—	12,176
Long-term prepaid expenses and other assets	—	2,962	19,970	—	22,932
Property, plant and equipment	—	15,761	588,219	—	603,980
Investment in subsidiaries	642,636	1,271,277	—	(1,913,913)	—
Intangible assets	—	—	178,377	—	178,377
Goodwill	—	35,727	482,405	—	518,132

Total assets	$642,636	$1,447,319	$1,733,893	$(1,974,148)	$1,849,700

Liabilities
Current liabilities
Accounts payable and accrued charges	$—	$109,401	$264,148	$(60,235)	$313,314
Current portion of future income taxes	—	754	—	—	754

Total current liabilities	—	110,155	264,148	(60,235)	314,068
Asset retirement obligation	—	—	5,875	—	5,875
Long-term debt	—	640,082	—	—	640,082
Other long-term liabilities	—	1,684	13,079	—	14,763
Future income taxes	—	228,296	3,980	—	232,276
Shareholder's equity	642,636	467,102	1,446,811	(1,913,913)	642,636

Total liabilities and shareholder's equity	$642,636	$1,447,319	$1,733,893	$(1,974,148)	$1,849,700

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

26 Guarantor schedules (Continued)

Condensed Consolidated Statement of Income

	Successor
	Period from December 13, 2008 to December 31, 2008
	Gibson	The Issuers	Other Guarantors	Eliminations	Consolidated
Revenue	$—	$8,073	$127,398	$—	$135,471
Cost of sales, excluding depreciation and amortization	—	18,010	106,962	—	124,972

	—	(9,937)	20,436	—	10,499

Operating expenses
Depreciation of property, plant and equipment	—	130	3,428	—	3,558
General and administrative	—	615	—	—	615
Amortization of intangible assets	—	—	1,323	—	1,323
Loss on sale of assets	—	—	18	—	18
Other non-operating expenses (income)
Accretion expense	—	—	22	—	22
Foreign exchange loss (gain)	—	(5,069)	582	—	(4,487)
Loss from investment in associates	—	—	21	—	21
Income from investment in subsidiaries	(4,980)	(14,887)	—	19,867	—
Interest expense, net	—	3,430	(11)	—	3,419

	(4,980)	(15,781)	5,383	19,867	4,489

Income before income taxes	4,980	5,844	15,053	(19,867)	6,010
Income tax provision	—	864	166	—	1,030

Net income and comprehensive income for the period	4,980	4,980	14,887	(19,867)	4,980
Dividends on preferred shares	(625)	—	—	—	(625)

Movement in retained earnings for the period	$4,355	$4,980	$14,887	$(19,867)	$4,355

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

26 Guarantor schedules (Continued)

Condensed Consolidated Statement of Cashflow

	Successor
	Period from December 13, 2008 to December 31, 2008
	Gibson	The Issuers	Other Guarantors	Eliminations	Consolidated
Cash provided by (used in)
Operating activities
Net income	$4,980	$4,980	$14,887	$(19,867)	$4,980
Items not affecting cash
Depreciation and amortization	—	130	4,751	—	4,881
Future income taxes	—	750	—	—	750
Accretion expense	—	—	22	—	22
Accretion related to long-term debt	—	395	—	—	395
Loss on disposal of assets	—	—	18	—	18
Other long-term liabilities	—	—	(63)	—	(63)
Unrealized loss (gain) on financial instruments	—	3,211	(1,754)	—	1,457
Foreign exchange gain on long-term debt	—	(5,069)	—	—	(5,069)
Income from investment in subsidiaries	(4,980)	(14,887)	—	19,867	—
Net change in non-cash working capital	—	(56,513)	85,979	—	29,466

Net cash provided by (used in) operating activities	—	(67,003)	103,840	—	36,837

Investing activities
Purchase of property, plant and equipment	—	(84)	(2,898)	—	(2,982)
Proceeds on disposal of assets	—	—	695	—	695
Increase in long term prepaid and other assets	—	—	(1,697)	—	(1,697)
Acquisitions, net of cash acquired	—	(982,365)	—	—	(982,365)
Net change in non-cash working capital	—	32,712	2,047	—	34,759

Net cash used in investing activities	—	(949,737)	(1,853)	—	(951,590)

Financing activities
Proceeds from issuance of first and second lien credit loans	—	672,476	—	—	672,476
Payment of debt issue costs including debt discount	—	(27,720)	—	—	(27,720)
Proceeds from issuance of common shares	—	380,656	—	—	380,656
Net change in non-cash working capital	—	2,293	—	—	2,293

Net cash provided by financing activities	—	1,027,705	—	—	1,027,705

Net increase in cash and cash equivalents during the period	—	10,965	101,987	—	112,952
Cash and cash equivalents—beginning of period	—	—	—	—	—

Cash and cash equivalents—end of period	$—	$10,965	$101,987	$—	$112,952

Gibson Energy Holding ULC

Notes to Consolidated Financial Statements (Continued)

(tabular amounts in thousands of Canadian dollars, except where noted)

27 Subsequent Events

        On January 19, 2010 the Company issued 10.00% unsecured Senior Notes due 2018 in an aggregate principal amount of U.S.$200,000,000.

        On January 19, 2010 the Company entered into an amendment to the Liquidity facility to increase total borrowing capacity for revolving loans and letters of credit in an aggregate principal amount of up to U.S.$150,000,000.

        On January 31, 2010, the Company purchased the shares of Johnstone Tank Trucking Ltd., a hauling and trucking services company, for cash of approximately $20,000,000. On February 1, the Company purchased the shares of Aarcam Propane & Construction Heat Ltd., a propane retailer, for cash of approximately $3,200,000.

        On April 16th, 2010, the Company entered into a definitive agreement to acquire all of the equity of Taylor Companies LLC and substantially all the assets of Taylor Propane Gas, Inc. (collectively, "Taylor"), for approximately U.S.$147.0 million. Taylor is an independent for-hire crude oil transportation, logistics and crude oil and NGL marketing business with operation in most major crude oil producing states in the United States. The acquisition is subject to the satisfaction of certain conditions in the purchase agreement and to certain regulatory approvals.

PROSPECTUS

Gibson Energy ULC
GEP Midstream Finance Corp.

OFFER TO EXCHANGE

        Up to U.S.$560,000,000 aggregate principal amount of 11.75% First Lien Senior Secured Notes due 2014 issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding 11.75% First Lien Senior Secured Notes due 2014 (CUSIP Nos. 374826AA3 and C39288AA0) issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer.

        Up to U.S.$200,000,000 aggregate principal amount of 10.00% Senior Notes due 2018 issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer, which have been registered under the Securities Act of 1933, for any and all outstanding 10.00% Senior Notes due 2018 (CUSIP Nos. 374826AB1 and C39288AB8) issued by Gibson Energy ULC and GEP Midstream Finance Corp., as co-issuer.

        Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                    , 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Alberta Corporations

        Gibson Energy ULC is an Alberta unlimited liability corporation;

        Gibson Energy Holding ULC is an Alberta unlimited liability corporation;

        Moose Jaw Refinery ULC is an Alberta unlimited liability corporation;

        Canwest Propane ULC is an Alberta unlimited liability corporation;

        MP Energy ULC is an Alberta unlimited liability corporation;

        GEP ULC is an Alberta unlimited liability corporation;

        Chief Hauling Contractors ULC is an Alberta unlimited liability corporation;

        Gibson GCC Inc. is a British Virgin Islands company continued under the laws of Alberta;

        Battle River Terminal GP Inc. is an Alberta corporation;

        GEP Midstream Finance Corp. is an Alberta corporation; and

        Aarcam Propane & Construction Heat Ltd. is an Alberta corporation.

        Collectively, the above-noted entities are the "Alberta Corporations," and are subject to the Business Corporations Act (Alberta) (the "ABCA").

The Business Corporations Act (Alberta)

        The ABCA provides indemnification for directors and officers of corporations under Section 124 as follows:

        (1)   Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

  (a)
  the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

        (2)   A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

        (3)   Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

  (a)
  was substantially successful on the merits in the person's defence of the action or proceeding,

  (b)
  fulfils the conditions set out in subsection (1)(a) and (b), and

  (c)
  is fairly and reasonably entitled to indemnity.

        (3.1)  A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

The Bylaws

        The bylaws of Gibson Energy ULC, GEP Midstream Finance Corp., Gibson Energy Holding ULC, Canwest Propane ULC, GEP ULC, MP Energy ULC, Moose Jaw Refinery ULC and Battle River Terminal GP Inc. parallel subsections 124(1), (2) and (3) of the ABCA as set out above. Furthermore, Gibson Energy ULC, GEP Midstream Finance Corp., Gibson Energy Holding ULC, Canwest Propane ULC, GEP ULC, MP Energy ULC, Moose Jaw Refinery ULC and Battle River Terminal GP Inc. and the other Alberta Corporations shall also indemnify such person described in subsection 124(1) in such other circumstances as the ABCA permits or requires.

        Subject to the ABCA, all of the Alberta Corporations may purchase and maintain insurance for the benefit of any of the persons noted in the bylaws against such liabilities and in such amounts as the board may from time to time determine and as are permitted by the ABCA; provided, however that the liabilities incurred do not relate to a failure by such persons to act honestly and in good faith with a view to the best interests of the corporation or where such persons have acted for another body corporate at the corporation's request and such persons failed to act honestly and in good faith with a view to the best interests of that body corporate.

        Gibson Energy ULC and in some cases, other Alberta Corporations, has or have entered into employment agreements with certain executives, all of whom are current or, in certain cases, former, directors and/or officers of Gibson Energy ULC or another Alberta Corporation. The employment agreements contain indemnity provisions in favour of such executives agreeing to indemnify the executive for all good faith acts undertaken by such executive in the performance of his or her duties pursuant to the employment agreement and to pay the executive's reasonable out-of-pocket legal fees for the defence of any claim brought against the executive associated with the good faith performance of his or her duties.

        The bylaws of Chief Hauling Contractors ULC ("Chief"), in addition to providing for indemnification parallel to that enumerated in the ABCA under Section 124(1) and (2), also provide for indemnification in the situation where any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, (other than an action by or in the right of Chief) by reason of the fact that he is or was an employee or agent of Chief, or is or was serving at the request of Chief as a director or officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines in any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if the board determines that:

  •
  he acted honestly and in good faith with a view to the best interests of Chief; and

  •
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

        Furthermore, the right of indemnity contained in Chief bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and such right enures to the benefit of the heirs and legal representatives of such person.

        The bylaws of Gibson GCC Inc. ("GCC") provide that every director or office of the corporation is entitled to indemnification out of the assets of GCC against all losses or liabilities which he may sustain or incur in or about the execution of his duties of his office or otherwise in relation thereto, and no director or officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by GCC in the execution of his the duties of his office, or in relation thereto.

        The bylaws of Aarcam Propane & Construction Heat Ltd. ("Aarcam") provide that Aarcam must indemnify a director or officer, a former director or officer, or a person who acts or acted at Aarcam's request as a director or officer of a body corporate of which Aarcam is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and all other costs charges and expenses that he sustains or incurs in respect of the affairs of the corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of Aarcam.

        Aarcam must also indemnify such persons in such other circumstances as the ABCA permits or requires. Aarcam's bylaws do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the bylaws. Furthermore, the corporation may purchase insurance for the benefit of those persons eligible for indemnification against any liability incurred by that person in his capacity as a director or officer of the corporation or of any body corporate where he acts or has acted in that capacity at the corporations' request.

Alberta Partnerships

        Gibson Energy Partnership is an Alberta partnership;

        MP Energy Partnership is an Alberta partnership;

        Canwest Propane Partnership is an Alberta partnership;

        Moose Jaw Refinery Partnership is an Alberta partnership; and

        Battle River Terminal LP is an Alberta limited partnership.

General Partnerships

        Gibson Energy Partnership, MP Energy Partnership, Canwest Propane Partnership and Moose Jaw Refinery Partnership are Alberta general partnerships governed by the provisions of the Partnership Act (Alberta) (the "Partnership Act"). Section 28 of the Partnership Act provides that subject to an agreement, express or implied, between the partners, the firm shall indemnify each partner in respect of payments made and personal liabilities incurred by the partner in the ordinary course and proper conduct of the business of the firm, or in or about anything necessarily done for the preservation of the business or property of the firm.

Limited Partnerships

        Battle River Terminal LP, an Alberta limited partnership, is also governed by the Partnership Act. While there is no statutory indemnity respecting limited partnerships, the Battle River Terminal LP limited partnership agreement provides that the general partner, Battle River Terminal GP Inc., shall indemnify and hold harmless each limited partner from and against all costs, damages, liabilities and losses incurred by such limited partner that result from not having limited liability, other than a loss of limited liability caused by any act or omission of such limited partner. Such indemnification shall only cover, in respect of each limited partner, the amount in excess of such limited partner's capital contribution actually made or agreed to be made. The general partner will indemnify the partnership for any damages incurred by the partnership as a result of an act of gross or willful misconduct by the general partner or any act or omission not believed in good faith to be within the scope of authority conferred under the limited partnership agreement.

Saskatchewan Corporations

        Bridge Creek Trucking Ltd. is a Saskatchewan corporation; and

        Johnstone Tank Trucking Ltd. is a Saskatchewan corporation.

The Business Corporations Act (Saskatchewan)

        Bridge Creek Trucking Ltd. and Johnstone Tank Trucking Ltd. are Saskatchewan corporations governed by The Business Corporations Act (Saskatchewan) (the "SBCA").

        While the bylaws of Bridge Creek Trucking Ltd. do not refer to it, indemnification for directors and officers is provided for pursuant to Section 119 of the SBCA which states:

        (1)   A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer of or in a similar capacity for another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that the individual reasonably incurs with respect to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if:

  (a)
  the individual acted honestly and in good faith with a view to the best interests of, as the case may be:

  (i)
  the corporation; or

  (ii)
  the other entity for which, at the corporation's request, the individual acted as a director or officer or in a similar capacity; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        (2)   A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding mentioned in subsection (1), but the individual must repay the moneys to the corporation if the individual does not fulfil the conditions set out in clauses (1)(a) and (b).

        (3)   With respect to an action by or on behalf of a corporation or other entity to procure a judgment in its favour, the corporation or other entity, with the approval of the court, may indemnify an individual mentioned in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with that action, or advance moneys to that individual pursuant to subsection (2) for the costs, charges and expenses reasonably incurred by the individual in connection with that action, if the individual:

  (a)
  is made a party to the action because of the individual's association with the corporation or other entity as described in subsection (1); and

  (b)
  fulfils the conditions set out in clauses (1)(a) and (b).

        (4)   Notwithstanding subsection (1), an individual mentioned in that subsection is entitled to indemnity from the corporation against all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

  (a)
  was not judged by the court or other competent authority to have committed any fault or to have omitted to do anything that the individual ought to have done; and

  (b)
  fulfils the conditions set out in clauses (1)(a) and (b).

        (5)   A corporation may purchase and maintain insurance for the benefit of an individual mentioned in subsection (1) against any liability incurred by the individual in the individual's capacity:

  (a)
  as a director or officer of the corporation; or

  (b)
  as a director or officer of another entity, or in a similar capacity, if the individual acts or acted in that capacity at the corporation's request.

The Bylaws

        The bylaws of Johnstone Tank Trucking Ltd. ("Johnstone") provide that Johnstone must indemnify a director or officer, a former director or officer, or a person who acts or acted Johnstone's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of Johnstone, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        Johnstone must also indemnify such person in such other circumstances as the SBCA permits or requires. Furthermore, Johnstone may purchase and maintain insurance for the benefit of any person described as being eligible for indemnification against such liabilities and in such amounts as the board may determine and are permitted by the SBCA.

British Columbia Corporation

        Link Petroleum Services Ltd. is a British Columbia corporation.

The Business Corporations Act (British Columbia)

        Link Petroleum Services Ltd. is a British Columbia corporation subject to the Business Corporations Act (British Columbia) (the "BCBCA"). Section 160 of the BCBCA provides that subject to Section 163, a company may do one or both of the following:

  (a)
  indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

  (b)
  after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

        An eligible party is defined to mean an individual who

  (a)
  is or was a director or officer of the company,

  (b)
  is or was a director or officer of another corporation

  (i)
  at a time when the corporation is or was an affiliate of the company, or

    (ii)
    at the request of the company,

  (c)
  or at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other incorporated entity,

and includes the heirs and personal or other legal representatives of that individual, (subject to certain exceptions where indemnification is prohibited). An eligible penalty means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

        An eligible proceeding means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation

  (a)
  is or may be joined as a party, or

  (b)
  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

        Pursuant to Section 161, after the final disposition of an eligible proceeding, but subject to Section 163 of the BCBCA, a company must pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

  (a)
  has not been reimbursed for those expenses, and

  (b)
  is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

        Under Section 162 of the BCBCA:

        (1)   A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

        (2)   A company must not make such payments unless the company first received from the eligible party a written undertaking that, if it is ultimately determined that the payment of the expenses is prohibited pursuant to Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

        Section 163 of the BCBCA prohibits indemnification of directors and officers in the following circumstances:

        (1)   A company must not indemnify an eligible party under section 160 (a) or pay the expenses of an eligible party under section 160 (b), 161 or 162 if any of the following circumstances apply:

  (a)
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  (b)
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  (c)
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

  (d)
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

        (2)   If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

  (a)
  indemnify the eligible party under section 160 (a) in respect of the proceeding;

  (b)
  pay the expenses of the eligible party under section 160 (b), 161 or 162 in respect of the proceeding.

        Furthermore, pursuant to Section 165 of the BCBCA, a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

        The articles of Link Petroleum Services Ltd. provide that directors may, with the approval of the Court, cause the company to indemnify a director or former director of the company or a director or former director of a corporation of which the company is or was a member, and the heirs and personal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the company or a director of such corporation, including any action or proceeding brought by the company or any such corporation. Each director of the company on being elected or appointed is deemed to have contracted with the company on the terms of this indemnity.

        In addition, the directors may cause the company to indemnify any officer, employee or agent of the company or of a corporation of which the company is or was a member (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him and resulting from his acting as an officer, employee or agent of the company or such corporation. The company will also indemnify the Secretary or an Assistant Secretary of the company (if he shall not be a full time employee of the company and notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him and arising out of the functions assigned to the Secretary by the legislation or the articles. Each such Secretary and Assistant Secretary on being appointed shall be deemed to have contracted with the company on the terms of this indemnity.

Delaware Corporation

        Gibson Energy (U.S.) Inc. is a Delaware corporation; and

        Gibson (U.S.) Acquisitionco Corp. is a Delaware corporation.

General Corporation Law of the State of Delaware

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

The Bylaws

        The bylaws of Gibson Energy (U.S.) Inc. ("Gibson (U.S.)") provide for indemnification of its directors, officers, employees and other agents of Gibson (U.S.) for such liabilities in such manner under such circumstances and to the extent permitted by the DGCL. The bylaws of Gibson (U.S.) also provide that it shall be within the discretion of the board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

        The bylaws of Gibson (U.S.) Acquisitionco Corp. ("Acquisitionco") provide for indemnification of its directors and officers by reason of the fact that such person was serving as such, as well as of directors, officers or employees who serve as a director, officer, employee, agent or trustee of another corporation or other legal entity, in each case to the extent permitted by the DGCL.

Washington Corporation

        Link Petroleum, Inc. is a Washington corporation;

Washington Business Corporation Act

        The Washington Business Corporation Act ("WBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, against liability incurred in the proceeding if (a) the individual acted in good faith and (b) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any proceeding charging improper personal benefit to the director, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        The WBCA further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding. On satisfaction of certain conditions, a corporation may also pay for the reasonable expenses incurred by a director or an officer who is a party to a proceeding in advance of final disposition of the proceeding. Also, a director or an officer of a corporation may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. Any indemnification or advance so made to a director is to be reported in the form of a notice to the shareholders delivered with or before the notice of the next shareholders' meeting.

        Under the WBCA, Link Petroleum, Inc. may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status.

Articles of Incorporation

        The articles of incorporation of Link Petroleum, Inc. provide that they shall provide any indemnification required under the WBCA and shall indemnify their officers and directors and advance or reimburse expenses to the fullest extent required or permitted by the WBCA; provided no such indemnity shall indemnify any director from or on account of any (a) acts or omissions of the director that involve intentional misconduct or a knowing violation of law; (b) conduct of the director in violation of section 23B.08.450 of the WBCA, or (c) any transaction with respect to which such director personally received a benefit in money, property, or services to which the director was not legally entitled.

        The articles of incorporation permit Link Petroleum, Inc. to indemnify directors and officers and their personal representatives to the fullest extent permitted by the WBCA, whether the directors and officers and their personal representatives are serving the corporation or, at its request, any other entity.

        Each director and officer and his/her personal representative is presumed to be entitled to full indemnity; Link Petroleum, Inc. has the burden of proof to overcome this presumption. This presumption shall not be overcome by any determination or lack of determination in accordance with RCW 23A.08.025 (6) or by adjudication of liability under RCW 23A.08.025 (4) or, of itself, by termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent.
        Link Petroleum, Inc. shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the corporation.

Exhibits

Exhibit No.	Description
2.1#	Sale and Purchase Agreement among Hunting PLC, as Vendor's Guarantor, Hunting Energy Holdings Ltd, as Vendor, and 1413281 Alberta ULC, dated as of August 5, 2008, as amended by Amendment No. 1, dated as of August 5, 2008
3.1#	Certificate and Articles of Amalgamation of the Issuer, dated as of January 1, 2010
3.2#	By-Laws of the Issuer, dated as of December 17, 2008
3.3#	Certificate and Articles of Incorporation of the Co-issuer (formerly 1425705 Alberta Ltd.), dated as of September 16, 2008, as amended by the Certificate of Amendment, dated as of October 15, 2008
3.4#	By-Laws of the Co-issuer (formerly 1425705 Alberta Ltd.), dated as of September 16, 2008
3.5#
Certificate and Articles of Incorporation of the Parent (formerly 1427258 Alberta ULC), dated as of September 23, 2008, as amended by the Certificate of Amendment and Registration of Restated Articles, dated as of December 12, 2008, as amended by the Certificate of Amendment, dated as of May 6, 2009
3.6#	By-Laws of the Parent (formerly 1427258 Alberta ULC), dated as of September 23, 2008
3.7#	Certificate of Incorporation of Gibson Energy (U.S.), Inc., dated as of June 5, 2006
3.8#	By-Laws of Gibson Energy (U.S.), Inc.
3.9#
Certificate and Articles of Incorporation of Link Petroleum, Inc. (formerly Desticon Gas Liquids, Inc.), dated as of September 25, 1989, as amended by the Certificate of Administrative Dissolution, dated as of December 24, 1990, as amended by the Certificate of Reinstatement, dated as of June 25, 1991, as amended by the Certificate of Amendment, dated as of November 30, 1994
3.10*	Amended and Restated By-Laws of Link Petroleum, Inc. (formerly Desticon Gas Liquids, Inc.), dated as of April 12, 2010
3.11#
Amended and Restated Partnership Agreement of Moose Jaw Refinery Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.12#	Contribution Agreement between Gibson Energy Ltd. and Moose Jaw Refinery Partnership, dated as of October 1, 2008
3.13#	Certificate and Articles of Incorporation of Moose Jaw Refinery ULC, dated as of September 12, 2008
3.14#	By-Laws of Moose Jaw Refinery ULC, dated as of September 12, 2008
3.15#
Amended and Restated Partnership Agreement of Canwest Propane Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.16#	Contribution Agreement between Gibson Energy Ltd. and Canwest Propane Partnership, dated as of October 1, 2008

Exhibit No.	Description
3.17#	Certificate and Articles of Incorporation of Canwest Propane ULC, dated as of September 12, 2008
3.18#	By-Laws of Canwest Propane ULC, dated as of September 12, 2008
3.19#
Amended and Restated Partnership Agreement of MP Energy Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.20#	Contribution Agreement between Gibson Energy Ltd. and MP Energy Partnership, dated as of October 1, 2008
3.21#	Certificate and Articles of Incorporation of MP Energy ULC, dated as of September 12, 2008
3.22#	By-Laws of MP Energy ULC, dated as of September 12, 2008
3.23#
Amended and Restated Partnership Agreement of Gibson Energy Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.24#	Contribution Agreement between Gibson Energy Ltd. and Gibson Energy Partnership, dated as of October 1, 2008
3.25#	Certificate and Articles of Incorporation of GEP ULC, dated as of September 12, 2008
3.26#	By-Laws of GEP ULC, dated as of September 12, 2008
3.27#
Certificate and Articles of Incorporation of Link Petroleum Services Ltd. (formerly Desticon Gas Liquids Enterprises Ltd.), dated as of July 18, 1989, as amended by the Certificate of Change of Name, dated as of June 2, 1994
3.28#
Certificate and Articles of Incorporation of Chief Hauling Contractors ULC (formerly 1110066 Alberta Ltd.), dated as of May 27, 2004, as amended by the Certificate of Amendment, dated as of August 19, 2004, as amended by the Certificate of Amendment and Registration of Restated Articles, dated as of December 15, 2008
3.29#	By-Laws of Chief Hauling Contractors ULC (formerly 1110066 Alberta Ltd.), dated as of May 27, 2004
3.30#
Memorandum and Articles of Association of Gibson GCC Inc. (formerly Gibson Capital Corporation), dated as of December 7, 2001, as amended by the Notice of Amendment of Memorandum and Articles of Incorporation, dated as of December 7, 2001, as amended by the Certificate of Continuance and Articles of Continuance, dated as of December 16, 2005
3.31#	Limited Partnership Agreement of Battle River Terminal LP, dated as of January 9, 2009, as amended by Amendment No. 1, dated as of January 9, 2009
3.32#	Certificate and Articles of Incorporation of Battle River Terminal GP Inc., dated as of December 5, 2008
3.33#	By-Laws of Battle River Terminal GP Inc., dated as of December 5, 2008
3.34#	Certificate of Amalgamation of Bridge Creek Trucking Ltd., dated as of April 30, 2009
3.35#	By-Laws of Bridge Creek Trucking Ltd., dated as of April 30, 2009

Exhibit No.	Description
3.36#	Certificate and Articles of Incorporation of Aarcam Propane & Construction Heat Ltd., dated as of June 15, 2005
3.37#	By-Laws of Aarcam Propane & Construction Heat Ltd., dated as of June 15, 2005
3.38#	Certificate and Articles of Amalgamation of Johnstone Tank Trucking Ltd., dated as of January 27, 2010
3.39#	By-Laws of Johnstone Tank Trucking Ltd., dated as of August 15, 1980
3.40*	Certificate of Incorporation of Gibson (U.S.) Acquisitionco Corp., dated as of April 8, 2010
3.41*	By-Laws of Gibson (U.S.) Acquisitionco Corp., dated as of April 16, 2010
4.1#
Indenture among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes Due 2014, dated as of May 27, 2009
4.2#
Registration Rights Agreement among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and UBS Securities LLC, RBS Securities Inc. and RBC Capital Markets Corporation, as initial purchasers, relating to the 11.75% First Lien Senior Secured Notes Due 2014, dated as of May 27, 2009
4.3#	Intercreditor Agreement among BNY Trust Company of Canada, as note agent and depositary, Royal Bank of Canada, as collateral agent, and Issuer, as borrower, dated as of May 27, 2009
4.4#	Notation of Guarantee provided by Gibson Energy (U.S.) Inc. and Link Petroleum, Inc., dated as of May 27, 2009
4.5#	Issuers and Parent Security Agreement among the Issuer, Co-issuer, and Parent, as obligors and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.6#	Subsidiary Guarantors Security Agreement among the subsidiary guarantors party thereto, as obligors and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.7#
Issuers Guarantee among the Issuer and Co-issuer as guarantors, the Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as collateral agent, and the noteholders, as other secured creditors, dated as of May 27, 2009
4.8#
Parent Guarantee among the Parent, as guarantor, the Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as collateral agent, and the noteholders, as other secured creditors, dated as of May 27, 2009
4.9#
Subsidiary Guarantors Guarantee among the subsidiary guarantors party thereto as Guarantors, the Bank of New York Mellon as trustee, BNY Trust Company of Canada, as collateral agent, and the noteholders as other secured creditors, dated as of May 27, 2009
4.10#	Issuer Demand Debenture among the Issuer as obligor and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.11#
Co-issuer, Parent, and subsidiary guarantors Demand Debenture among the Co-issuer, Parent, and subsidiary guarantors party thereto, as obligors and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009

Exhibit No.	Description
4.12#	Borrower Security Agreement among Gibson Acquisition ULC, as the grantor and Royal Bank of Canada, as the collateral agent and administrative agent, dated as of December 12, 2008
4.13#
Guarantors Security Agreement among the Parent, Co-issuer, and subsidiary guarantors party thereto, as grantors and Royal Bank of Canada, as the collateral agent and administrative agent, dated as of December 12, 2008
4.14#
Indenture among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee, relating to the 10.00% Senior Notes Due 2018, dated as of January 19, 2010
4.15#
Registration Rights Agreement among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and UBS Securities LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as initial purchasers, relating to the 10.00% Senior Notes Due 2018, dated as of January 19, 2010
4.16#	Notation of Guarantee provided by Gibson Energy (U.S.) Inc. and Link Petroleum, Inc., dated as of January 19, 2010
4.17#	Issuers Guarantee among the Issuer and Co-issuer, as guarantors, The Bank of New York Mellon, as trustee, and the noteholders, as other creditors, dated as of January 19, 2010
4.18#	Parent Guarantee among the Parent, as guarantor, The Bank of New York Mellon, as trustee, and the noteholders, as other creditors, dated as of January 19, 2010
4.19#
Subsidiary Guarantors Guarantee among the subsidiary guarantors party thereto, as guarantors, The Bank of New York Mellon, as trustee, and the noteholders, as other creditors, dated as of January 19, 2010
4.20#
First Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes Due 2014, dated as of January 11, 2010
4.21#	Form of Note relating to the 11.75% First Lien Senior Secured Notes Due 2014 (incorporated by reference to Exhibit A of Exhibit 4.1 above)
4.22#	Form of Note relating to the 10.00% Senior Notes Due 2018 (incorporated by reference to Exhibit A of Exhibit 4.14 above)
4.23#
Intercreditor Agreement among Gibson Acquisition ULC and the Issuer, as borrower, and Royal Bank of Canada, as first lien bridge agent and depository, second lien bridge agent, and collateral agent, dated as of December 12, 2008
4.24#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Demand Debenture relating to the 11.75% First Lien Senior Secured Notes due 2014 among the Co-issuer, Parent, and subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.25#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Security Agreement relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009

Exhibit No.	Description
4.26#	Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of May 27, 2009
4.27#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Security Agreement relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.28#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of May 27, 2009
4.29#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 10.00% Senior Notes due 2018 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of January 19, 2010
4.30#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 10.00% Senior Notes due 2018 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of January 19, 2010
4.31#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Demand Debenture relating to the 11.75% First Lien Senior Secured Notes due 2014 among the Co-issuer, Parent, and subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.32*
Second Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes due 2014, dated as of February 12, 2010
4.33*
First Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee, relating to the 10.00% Senior Notes due 2018, dated as of April 26, 2010
4.34*
Third Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes due 2014, dated as of April 26, 2010
4.35*
Joinder Agreement of Gibson (U.S.) Acquisitionco Corp., dated as of April 26, 2010, to the Security Agreement relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.36*
Joinder Agreement of Gibson (U.S.) Acquisitionco Corp., dated as of April 26, 2010, to the Demand Debenture relating to the 11.75% First Lien Senior Secured Notes due 2014 among the Co-issuer, Parent, and subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
5.1*	Opinion and Consent of Latham & Watkins LLP

Exhibit No.	Description
5.2*	Opinion and Consent of Bennett Jones LLP
5.3*	Opinion and Consent of Patterson Adams
5.4*	Opinion and Consent of MacPherson Leslie & Tyerman LLP
5.5*	Opinion and Consent of Garvey Schubert Barer
10.1#
Credit Agreement among Gibson Acquisition ULC as borrower, Parent, Co-issuer, and subsidiary guarantors party thereto, as guarantors, the financial institutions named therein, as lenders, Royal Bank of Canada, as administrative agent and collateral agent, Royal Bank of Canada, as syndication agent, UBS Securities LLC, as documentation agent, and RBC Capital Markets and UBS Securities LLC, as lead arrangers, dated as of December 12, 2008
10.2#
First Amendment to Credit Agreement among the Issuer, as borrower, the Co-issuer and subsidiary guarantors party thereto, as guarantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada and UBS Loan Finance LLC, as lenders, dated as of May 26, 2009
10.3#
Second Amendment to Credit Agreement among the Issuer, as borrower, the Co-issuer and subsidiary guarantors party thereto, as guarantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, UBS Loan Finance LLC, Bank of Montreal, and the other financial institutions named therein, as lenders, dated as of October 2, 2009
10.4#
Third Amendment to Credit Agreement among the Issuer, as borrower, the Co-issuer and subsidiary guarantors party thereto, as guarantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, UBS Loan Finance LLC, Bank of Montreal, and Morgan Stanley Bank, N.A., as lenders, dated as of January 13, 2010
10.5#	Appendix A to Stock Option Agreement(†)
10.6#	Supplemental Non-registered Savings Plan, dated as of April 1, 2009(†)
10.7#	Equity Incentive Plan(†)
12.1*	Computation of Ratio of Earnings to Fixed Charges
21.1#	List of Subsidiaries
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included as part of its opinion filed as Exhibit 5.1 hereof)
23.3*	Consent of Bennett Jones LLP (included as part of its opinion filed as Exhibit 5.2 hereof)
23.4*	Consent of Patterson Adams (included as part of its opinion filed as Exhibit 5.3 hereof)
23.5*	Consent of MacPherson Leslie & Tyerman LLP (included as part of its opinion filed as Exhibit 5.4 hereof)
23.6*	Consent of Garvey Schubert Barer (included as part of its opinion filed as Exhibit 5.5 hereof)
24.1#	Powers of Attorney for the Issuer (included in signature pages of the initial filing of this Registration Statement)
24.2#	Powers of Attorney for the Co-issuer (included in signature pages of the initial filing of this Registration Statement)

Exhibit No.	Description
24.3#	Powers of Attorney for the Parent (included in signature pages of the initial filing of this Registration Statement)
24.4#	Powers of Attorney for Battle River Terminal GP Inc. (included in signature pages of the initial filing of this Registration Statement)
24.5#	Powers of Attorney for Battle River Terminal LP (included in signature pages of the initial filing of this Registration Statement)
24.6#	Powers of Attorney for GEP ULC (included in signature pages of the initial filing of this Registration Statement)
24.7#	Powers of Attorney for Canwest Propane ULC (included in signature pages of the initial filing of this Registration Statement)
24.8#	Powers of Attorney for MP Energy ULC (included in signature pages of the initial filing of this Registration Statement)
24.9#	Powers of Attorney for Moose Jaw Refinery ULC (included in signature pages of the initial filing of this Registration Statement)
24.10#	Powers of Attorney for Gibson Energy (U.S.) Inc. (included in signature pages of the initial filing of this Registration Statement)
24.11#	Powers of Attorney for Link Petroleum, Inc. (included in signature pages of the initial filing of this Registration Statement)
24.12#	Powers of Attorney for Gibson GCC Inc. (included in signature pages of the initial filing of this Registration Statement)
24.13#	Powers of Attorney for Link Petroleum Services Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.14#	Powers of Attorney for Chief Hauling Contractors ULC (included in signature pages of the initial filing of this Registration Statement)
24.15#	Powers of Attorney for Bridge Creek Trucking Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.16#	Powers of Attorney for Johnstone Tank Trucking Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.17#	Powers of Attorney for Aarcam Propane & Construction Heat Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.18#	Powers of Attorney for Gibson Energy Partnership (included in signature pages of the initial filing of this Registration Statement)
24.19#	Powers of Attorney for Moose Jaw Refinery Partnership (included in signature pages of the initial filing of this Registration Statement)
24.20#	Powers of Attorney for Canwest Propane Partnership (included in signature pages of the initial filing of this Registration Statement)
24.21#	Powers of Attorney for MP Energy Partnership (included in signature pages of the initial filing of this Registration Statement)
24.22*	Powers of Attorney for Gibson (U.S.) Acquisitionco Corp. (included in signature pages of this filing)

Exhibit No.	Description
25.1#	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture for the 11.75% First Line Senior Secured Notes due 2014
99.1#	Form of Letter of Transmittal relating to the 11.75% First Lien Senior Secured Notes due 2014
99.2#	Form of Notice of Guaranteed Delivery relating to the 11.75% First Lien Senior Secured Notes due 2014
99.3#	Form of Letter to DTC Participants relating to the 11.75% First Lien Senior Secured Notes due 2014
99.4#	Form of Letter to Beneficial Holders relating to the 11.75% First Lien Senior Secured Notes due 2014
99.5#	Form of Letter of Transmittal relating to the 10.00% Senior Notes due 2018
99.6#	Form of Notice of Guaranteed Delivery relating to the 10.00% Senior Notes due 2018
99.7#	Form of Letter to DTC Participants relating to the 10.00% Senior Notes due 2018
99.8#	Form of Letter to Beneficial Holders relating to the 10.00% Senior Notes due 2018

*
Filed herewith

#
Filed previously

(†)
Management contracts and compensation plans and arrangements

Undertakings

        Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A.4 of Form 20-F at the start of any delayed offering or throughout a continuous offering;

          (5)   to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Gibson Energy ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GIBSON ENERGY ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Gibson Energy ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010

Signature	Title	Date

/s/ ANDREW W. WARD* Andrew W. Ward	Director	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Gibson Energy ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, GEP Midstream Finance Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GEP MIDSTREAM FINANCE CORP.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For GEP Midstream Finance Corp.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010

Signature	Title	Date

/s/ ANDREW W. WARD* Andrew W. Ward	Director	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of GEP Midstream Finance Corp. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Gibson Energy Holding ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GIBSON ENERGY HOLDING ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Gibson Energy Holding ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010
/s/ ANDREW W. WARD* Andrew W. Ward	Director	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Gibson Energy Holding ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Battle River Terminal GP Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

BATTLE RIVER TERMINAL GP INC.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Battle River Terminal GP Inc.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Battle River Terminal GP Inc. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Battle River Terminal LP has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

BATTLE RIVER TERMINAL LP
BY:	BATTLE RIVER TERMINAL GP INC. ITS GENERAL PARTNER
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Battle River Terminal LP by its general partner, Battle River Terminal GP Inc.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Battle River Terminal LP in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, GEP ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GEP ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For GEP ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of GEP ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Canwest Propane ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

CANWEST PROPANE ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Canwest Propane ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Canwest Propane ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, MP Energy ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

MP ENERGY ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For MP Energy ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of MP Energy ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Moose Jaw Refinery ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

MOOSE JAW REFINERY ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Moose Jaw Refinery ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Moose Jaw Refinery ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Gibson Energy (U.S.) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GIBSON ENERGY (U.S.) INC.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Gibson Energy (U.S.) Inc.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Link Petroleum, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

LINK PETROLEUM, INC.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Link Petroleum, Inc.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Treasurer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Gibson GCC Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GIBSON GCC INC.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Gibson GCC Inc.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Gibson GCC Inc. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Link Petroleum Services Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

LINK PETROLEUM SERVICES LTD.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Link Petroleum Services Ltd.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ LESLIE B. JAMIESON* Leslie B. Jamieson	Director	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Link Petroleum Services Ltd. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Chief Hauling Contractors ULC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

CHIEF HAULING CONTRACTORS ULC
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Chief Hauling Contractors ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Chief Hauling Contractors ULC in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Bridge Creek Trucking Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

BRIDGE CREEK TRUCKING LTD.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Bridge Creek Trucking Ltd.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Bridge Creek Trucking Ltd. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Johnstone Tank Trucking Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

JOHNSTONE TANK TRUCKING LTD.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Johnstone Tank Trucking Ltd.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Johnstone Tank Trucking Ltd. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Aarcam Propane & Construction Heat Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

AARCAM PROPANE & CONSTRUCTION HEAT LTD.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Aarcam Propane & Construction Heat Ltd.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aarcam Propane & Construction Heat Ltd. in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Gibson Energy Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GIBSON ENERGY PARTNERSHIP
BY:	GIBSON ENERGY ULC ITS MANAGING PARTNER
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Gibson Energy Partnership by its managing partner, Gibson Energy ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010

Signature	Title	Date

/s/ ANDREW W. WARD* Andrew W. Ward	Director	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Gibson Energy Partnership in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Moose Jaw Refinery Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

MOOSE JAW REFINERY PARTNERSHIP
BY:	GIBSON ENERGY ULC ITS MANAGING PARTNER
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Moose Jaw Refinery Partnership by its managing partner, Gibson Energy ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010

Signature	Title	Date

/s/ ANDREW W. WARD* Andrew W. Ward	Director	April 26, 2010

*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Moose Jaw Refinery Partnership in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Canwest Propane Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

CANWEST PROPANE PARTNERSHIP
BY:	GIBSON ENERGY ULC ITS MANAGING PARTNER
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Canwest Propane Partnership by its managing partner, Gibson Energy ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010

Signature		Title	Date

/s/ ANDREW W. WARD* Andrew W. Ward		Director	April 26, 2010
*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Canwest Propane Partnership in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, MP Energy Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

MP ENERGY PARTNERSHIP
BY:	GIBSON ENERGY ULC ITS MANAGING PARTNER
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For MP Energy Partnership by its managing partner, Gibson Energy ULC:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR* Richard G. Taylor	Executive Vice President, Finance, Chief Financial Officer and Director (Principal Financial Officer)	April 26, 2010
/s/ TERRY W. GOMKE* Terry W. Gomke	Director	April 26, 2010
/s/ ROBERT TICHIO* Robert Tichio	Director	April 26, 2010
/s/ DAVID POPE* David Pope	Director	April 26, 2010
/s/ WILLIAM H. SHEA, JR.* William H. Shea, Jr.	Director	April 26, 2010

Signature		Title	Date

/s/ ANDREW W. WARD* Andrew W. Ward		Director	April 26, 2010
*By:	/s/ A. STEWART HANLON A. Stewart Hanlon	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of MP Energy Partnership in the United States, on the 26th day of April, 2010.

Authorized U.S. Representative
By:	/s/ ANDREW W. WARD
	Name:	Andrew W. Ward
	Title:	Director of Gibson Energy ULC

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Gibson (U.S.) Acquisitionco Corp. certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on the 26th day of April, 2010.

GIBSON (U.S.) ACQUISITIONCO CORP.
By:	/s/ A. STEWART HANLON
	Name:	A. Stewart Hanlon
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints A. Stewart Hanlon and Richard G. Taylor and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2010:

        For Gibson (U.S.) Acquisitionco Corp.:

Signature	Title	Date

/s/ A. STEWART HANLON A. Stewart Hanlon	President and Director (Principal Executive Officer)	April 26, 2010
/s/ RICHARD G. TAYLOR Richard G. Taylor	Secretary, Treasurer and Director (Principal Financial Officer)	April 26, 2010

Index to Exhibits

Exhibit No.	Description
2.1#	Sale and Purchase Agreement among Hunting PLC, as Vendor's Guarantor, Hunting Energy Holdings Ltd, as Vendor, and 1413281 Alberta ULC, dated as of August 5, 2008, as amended by Amendment No. 1, dated as of August 5, 2008
3.1#	Certificate and Articles of Amalgamation of the Issuer, dated as of January 1, 2010
3.2#	By-Laws of the Issuer, dated as of December 17, 2008
3.3#	Certificate and Articles of Incorporation of the Co-issuer (formerly 1425705 Alberta Ltd.), dated as of September 16, 2008, as amended by the Certificate of Amendment, dated as of October 15, 2008
3.4#	By-Laws of the Co-issuer (formerly 1425705 Alberta Ltd.), dated as of September 16, 2008
3.5#
Certificate and Articles of Incorporation of the Parent (formerly 1427258 Alberta ULC), dated as of September 23, 2008, as amended by the Certificate of Amendment and Registration of Restated Articles, dated as of December 12, 2008, as amended by the Certificate of Amendment, dated as of May 6, 2009
3.6#	By-Laws of the Parent (formerly 1427258 Alberta ULC), dated as of September 23, 2008
3.7#	Certificate of Incorporation of Gibson Energy (U.S.), Inc., dated as of June 5, 2006
3.8#	By-Laws of Gibson Energy (U.S.), Inc.
3.9#
Certificate and Articles of Incorporation of Link Petroleum, Inc. (formerly Desticon Gas Liquids, Inc.), dated as of September 25, 1989, as amended by the Certificate of Administrative Dissolution, dated as of December 24, 1990, as amended by the Certificate of Reinstatement, dated as of June 25, 1991, as amended by the Certificate of Amendment, dated as of November 30, 1994
3.10*	Amended and Restated By-Laws of Link Petroleum, Inc. (formerly Desticon Gas Liquids, Inc.), dated as of April 12, 2010
3.11#
Amended and Restated Partnership Agreement of Moose Jaw Refinery Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.12#	Contribution Agreement between Gibson Energy Ltd. and Moose Jaw Refinery Partnership, dated as of October 1, 2008
3.13#	Certificate and Articles of Incorporation of Moose Jaw Refinery ULC, dated as of September 12, 2008
3.14#	By-Laws of Moose Jaw Refinery ULC, dated as of September 12, 2008
3.15#
Amended and Restated Partnership Agreement of Canwest Propane Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.16#	Contribution Agreement between Gibson Energy Ltd. and Canwest Propane Partnership, dated as of October 1, 2008
3.17#	Certificate and Articles of Incorporation of Canwest Propane ULC, dated as of September 12, 2008

Exhibit No.	Description
3.18#	By-Laws of Canwest Propane ULC, dated as of September 12, 2008
3.19#
Amended and Restated Partnership Agreement of MP Energy Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.20#	Contribution Agreement between Gibson Energy Ltd. and MP Energy Partnership, dated as of October 1, 2008
3.21#	Certificate and Articles of Incorporation of MP Energy ULC, dated as of September 12, 2008
3.22#	By-Laws of MP Energy ULC, dated as of September 12, 2008
3.23#
Amended and Restated Partnership Agreement of Gibson Energy Partnership, dated as of October 1, 2008, as amended by the Amendment to Declaration of Partnership, dated as of October 6, 2008, as amended by the Amendment to Declaration of Partnership, dated as of January 9, 2009
3.24#	Contribution Agreement between Gibson Energy Ltd. and Gibson Energy Partnership, dated as of October 1, 2008
3.25#	Certificate and Articles of Incorporation of GEP ULC, dated as of September 12, 2008
3.26#	By-Laws of GEP ULC, dated as of September 12, 2008
3.27#
Certificate and Articles of Incorporation of Link Petroleum Services Ltd. (formerly Desticon Gas Liquids Enterprises Ltd.), dated as of July 18, 1989, as amended by the Certificate of Change of Name, dated as of June 2, 1994
3.28#
Certificate and Articles of Incorporation of Chief Hauling Contractors ULC (formerly 1110066 Alberta Ltd.), dated as of May 27, 2004, as amended by the Certificate of Amendment, dated as of August 19, 2004, as amended by the Certificate of Amendment and Registration of Restated Articles, dated as of December 15, 2008
3.29#	By-Laws of Chief Hauling Contractors ULC (formerly 1110066 Alberta Ltd.), dated as of May 27, 2004
3.30#
Memorandum and Articles of Association of Gibson GCC Inc. (formerly Gibson Capital Corporation), dated as of December 7, 2001, as amended by the Notice of Amendment of Memorandum and Articles of Incorporation, dated as of December 7, 2001, as amended by the Certificate of Continuance and Articles of Continuance, dated as of December 16, 2005
3.31#	Limited Partnership Agreement of Battle River Terminal LP, dated as of January 9, 2009, as amended by Amendment No. 1, dated as of January 9, 2009
3.32#	Certificate and Articles of Incorporation of Battle River Terminal GP Inc., dated as of December 5, 2008
3.33#	By-Laws of Battle River Terminal GP Inc., dated as of December 5, 2008
3.34#	Certificate of Amalgamation of Bridge Creek Trucking Ltd., dated as of April 30, 2009
3.35#	By-Laws of Bridge Creek Trucking Ltd., dated as of April 30, 2009
3.36#	Certificate and Articles of Incorporation of Aarcam Propane & Construction Heat Ltd., dated as of June 15, 2005
3.37#	By-Laws of Aarcam Propane & Construction Heat Ltd., dated as of June 15, 2005

Exhibit No.	Description
3.38#	Certificate and Articles of Amalgamation of Johnstone Tank Trucking Ltd., dated as of January 27, 2010
3.39#	By-Laws of Johnstone Tank Trucking Ltd., dated as of August 15, 1980
3.40*	Certificate of Incorporation of Gibson (U.S.) Acquisitionco Corp., dated as of April 8, 2010
3.41*	By-Laws of Gibson (U.S.) Acquisitionco Corp., dated as of April 16, 2010
4.1#
Indenture among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes Due 2014, dated as of May 27, 2009
4.2#
Registration Rights Agreement among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and UBS Securities LLC, RBS Securities Inc. and RBC Capital Markets Corporation, as initial purchasers, relating to the 11.75% First Lien Senior Secured Notes Due 2014, dated as of May 27, 2009
4.3#	Intercreditor Agreement among BNY Trust Company of Canada, as note agent and depositary, Royal Bank of Canada, as collateral agent, and Issuer, as borrower, dated as of May 27, 2009
4.4#	Notation of Guarantee provided by Gibson Energy (U.S.) Inc. and Link Petroleum, Inc., dated as of May 27, 2009
4.5#	Issuers and Parent Security Agreement among the Issuer, Co-issuer, and Parent, as obligors and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.6#	Subsidiary Guarantors Security Agreement among the subsidiary guarantors party thereto, as obligors and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.7#
Issuers Guarantee among the Issuer and Co-issuer as guarantors, the Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as collateral agent, and the noteholders, as other secured creditors, dated as of May 27, 2009
4.8#
Parent Guarantee among the Parent, as guarantor, the Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as collateral agent, and the noteholders, as other secured creditors, dated as of May 27, 2009
4.9#
Subsidiary Guarantors Guarantee among the subsidiary guarantors party thereto as Guarantors, the Bank of New York Mellon as trustee, BNY Trust Company of Canada, as collateral agent, and the noteholders as other secured creditors, dated as of May 27, 2009
4.10#	Issuer Demand Debenture among the Issuer as obligor and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.11#
Co-issuer, Parent, and subsidiary guarantors Demand Debenture among the Co-issuer, Parent, and subsidiary guarantors party thereto, as obligors and BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.12#	Borrower Security Agreement among Gibson Acquisition ULC, as the grantor and Royal Bank of Canada, as the collateral agent and administrative agent, dated as of December 12, 2008
4.13#
Guarantors Security Agreement among the Parent, Co-issuer, and subsidiary guarantors party thereto, as grantors and Royal Bank of Canada, as the collateral agent and administrative agent, dated as of December 12, 2008

Exhibit No.	Description
4.14#	Indenture among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee, relating to the 10.00% Senior Notes Due 2018, dated as of January 19, 2010
4.15#
Registration Rights Agreement among the Issuer, the Co-issuer, the subsidiary guarantors party thereto, and UBS Securities LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as initial purchasers, relating to the 10.00% Senior Notes Due 2018, dated as of January 19, 2010
4.16#	Notation of Guarantee provided by Gibson Energy (U.S.) Inc. and Link Petroleum, Inc., dated as of January 19, 2010
4.17#	Issuers Guarantee among the Issuer and Co-issuer, as guarantors, The Bank of New York Mellon, as trustee, and the noteholders, as other creditors, dated as of January 19, 2010
4.18#	Parent Guarantee among the Parent, as guarantor, The Bank of New York Mellon, as trustee, and the noteholders, as other creditors, dated as of January 19, 2010
4.19#
Subsidiary Guarantors Guarantee among the subsidiary guarantors party thereto, as guarantors, The Bank of New York Mellon, as trustee, and the noteholders, as other creditors, dated as of January 19, 2010
4.20#
First Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes Due 2014, dated as of January 11, 2010
4.21#	Form of Note relating to the 11.75% First Lien Senior Secured Notes Due 2014 (incorporated by reference to Exhibit A of Exhibit 4.1 above)
4.22#	Form of Note relating to the 10.00% Senior Notes Due 2018 (incorporated by reference to Exhibit A of Exhibit 4.14 above)
4.23#
Intercreditor Agreement among Gibson Acquisition ULC and the Issuer, as borrower, and Royal Bank of Canada, as first lien bridge agent and depository, second lien bridge agent, and collateral agent, dated as of December 12, 2008
4.24#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Demand Debenture relating to the 11.75% First Lien Senior Secured Notes due 2014 among the Co-issuer, Parent, and subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.25#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Security Agreement relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.26#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of May 27, 2009
4.27#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Security Agreement relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009

Exhibit No.	Description
4.28#	Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of May 27, 2009
4.29#
Joinder Agreement of Johnstone Tank Trucking Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 10.00% Senior Notes due 2018 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of January 19, 2010
4.30#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Guarantee—Subsidiary Guarantors relating to the 10.00% Senior Notes due 2018 among the subsidiary guarantors party thereto, in favor of The Bank of New York Mellon, as trustee, dated as of January 19, 2010
4.31#
Joinder Agreement of Aarcam Propane & Construction Heat Ltd., dated as of February 9, 2010, to the Demand Debenture relating to the 11.75% First Lien Senior Secured Notes due 2014 among the Co-issuer, Parent, and subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.32*
Second Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes due 2014, dated as of February 12, 2010
4.33*
First Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee, relating to the 10.00% Senior Notes due 2018, dated as of April 26, 2010
4.34*
Third Supplemental Indenture among the Issuer, Co-issuer, the subsidiary guarantors party thereto, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as collateral agent, relating to the 11.75% First Lien Senior Secured Notes due 2014, dated as of April 26, 2010
4.35*
Joinder Agreement of Gibson (U.S.) Acquisitionco Corp., dated as of April 26, 2010, to the Security Agreement relating to the 11.75% First Lien Senior Secured Notes due 2014 among the subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
4.36*
Joinder Agreement of Gibson (U.S.) Acquisitionco Corp., dated as of April 26, 2010, to the Demand Debenture relating to the 11.75% First Lien Senior Secured Notes due 2014 among the Co-issuer, Parent, and subsidiary guarantors party thereto, in favor of BNY Trust Company of Canada, as collateral agent, dated as of May 27, 2009
5.1*	Opinion and Consent of Latham & Watkins LLP
5.2*	Opinion and Consent of Bennett Jones LLP
5.3*	Opinion and Consent of Patterson Adams
5.4*	Opinion and Consent of MacPherson Leslie & Tyerman LLP
5.5*	Opinion and Consent of Garvey Schubert Barer

Exhibit No.	Description
10.1#	Credit Agreement among Gibson Acquisition ULC as borrower, Parent, Co-issuer, and subsidiary guarantors party thereto, as guarantors, the financial institutions named therein, as lenders, Royal Bank of Canada, as administrative agent and collateral agent, Royal Bank of Canada, as syndication agent, UBS Securities LLC, as documentation agent, and RBC Capital Markets and UBS Securities LLC, as lead arrangers, dated as of December 12, 2008
10.2#
First Amendment to Credit Agreement among the Issuer, as borrower, the Co-issuer and subsidiary guarantors party thereto, as guarantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada and UBS Loan Finance LLC, as lenders, dated as of May 26, 2009
10.3#
Second Amendment to Credit Agreement among the Issuer, as borrower, the Co-issuer and subsidiary guarantors party thereto, as guarantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, UBS Loan Finance LLC, Bank of Montreal, and the other financial institutions named therein, as lenders, dated as of October 2, 2009
10.4#
Third Amendment to Credit Agreement among the Issuer, as borrower, the Co-issuer and subsidiary guarantors party thereto, as guarantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, UBS Loan Finance LLC, Bank of Montreal, and Morgan Stanley Bank, N.A., as lenders, dated as of January 13, 2010
10.5#	Appendix A to Stock Option Agreement(†)
10.6#	Supplemental Non-registered Savings Plan, dated as of April 1, 2009(†)
10.7#	Equity Incentive Plan(†)
12.1*	Computation of Ratio of Earnings to Fixed Charges
21.1#	List of Subsidiaries
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included as part of its opinion filed as Exhibit 5.1 hereof)
23.3*	Consent of Bennett Jones LLP (included as part of its opinion filed as Exhibit 5.2 hereof)
23.4*	Consent of Patterson Adams (included as part of its opinion filed as Exhibit 5.3 hereof)
23.5*	Consent of MacPherson Leslie & Tyerman LLP (included as part of its opinion filed as Exhibit 5.4 hereof)
23.6*	Consent of Garvey Schubert Barer (included as part of its opinion filed as Exhibit 5.5 hereof)
24.1#	Powers of Attorney for the Issuer (included in signature pages of the initial filing of this Registration Statement)
24.2#	Powers of Attorney for the Co-issuer (included in signature pages of the initial filing of this Registration Statement)
24.3#	Powers of Attorney for the Parent (included in signature pages of the initial filing of this Registration Statement)
24.4#	Powers of Attorney for Battle River Terminal GP Inc. (included in signature pages of the initial filing of this Registration Statement)

Exhibit No.	Description
24.5#	Powers of Attorney for Battle River Terminal LP (included in signature pages of the initial filing of this Registration Statement)
24.6#	Powers of Attorney for GEP ULC (included in signature pages of the initial filing of this Registration Statement)
24.7#	Powers of Attorney for Canwest Propane ULC (included in signature pages of the initial filing of this Registration Statement)
24.8#	Powers of Attorney for MP Energy ULC (included in signature pages of the initial filing of this Registration Statement)
24.9#	Powers of Attorney for Moose Jaw Refinery ULC (included in signature pages of the initial filing of this Registration Statement)
24.10#	Powers of Attorney for Gibson Energy (U.S.) Inc. (included in signature pages of the initial filing of this Registration Statement)
24.11#	Powers of Attorney for Link Petroleum, Inc. (included in signature pages of the initial filing of this Registration Statement)
24.12#	Powers of Attorney for Gibson GCC Inc. (included in signature pages of the initial filing of this Registration Statement)
24.13#	Powers of Attorney for Link Petroleum Services Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.14#	Powers of Attorney for Chief Hauling Contractors ULC (included in signature pages of the initial filing of this Registration Statement)
24.15#	Powers of Attorney for Bridge Creek Trucking Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.16#	Powers of Attorney for Johnstone Tank Trucking Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.17#	Powers of Attorney for Aarcam Propane & Construction Heat Ltd. (included in signature pages of the initial filing of this Registration Statement)
24.18#	Powers of Attorney for Gibson Energy Partnership (included in signature pages of the initial filing of this Registration Statement)
24.19#	Powers of Attorney for Moose Jaw Refinery Partnership (included in signature pages of the initial filing of this Registration Statement)
24.20#	Powers of Attorney for Canwest Propane Partnership (included in signature pages of the initial filing of this Registration Statement)
24.21#	Powers of Attorney for MP Energy Partnership (included in signature pages of the initial filing of this Registration Statement)
24.22*	Powers of Attorney for Gibson (U.S.) Acquisitionco Corp. (included in signature pages of this filing)
25.1#	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture for the 11.75% First Line Senior Secured Notes due 2014
99.1#	Form of Letter of Transmittal relating to the 11.75% First Lien Senior Secured Notes due 2014

Exhibit No.	Description
99.2#	Form of Notice of Guaranteed Delivery relating to the 11.75% First Lien Senior Secured Notes due 2014
99.3#	Form of Letter to DTC Participants relating to the 11.75% First Lien Senior Secured Notes due 2014
99.4#	Form of Letter to Beneficial Holders relating to the 11.75% First Lien Senior Secured Notes due 2014
99.5#	Form of Letter of Transmittal relating to the 10.00% Senior Notes due 2018
99.6#	Form of Notice of Guaranteed Delivery relating to the 10.00% Senior Notes due 2018
99.7#	Form of Letter to DTC Participants relating to the 10.00% Senior Notes due 2018
99.8#	Form of Letter to Beneficial Holders relating to the 10.00% Senior Notes due 2018

*
Filed herewith

#
Filed previously

(†)
Management contracts and compensation plans and arrangements